    As filed with the Securities and Exchange Commission on July 3, 2000
                                                  Registration No. 333__________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ________________________

                              NewMil Bancorp, Inc.
             (Exact name of registrant as specified in its charter)

             Delaware                                6712                        06-1186389
  (State or other jurisdiction            (Primary Standard Industrial         (I.R.S. Employer
  of incorporation or organization)        Classification Code Number)        Identification No.)


                                19 Main Street
                        New Milford, Connecticut 06776
                                (860) 355-7600
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                                B. Ian McMahon
                            Chief Financial Officer
                                19 Main Street
                        New Milford, Connecticut 06776
                                (860) 355-7630
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                            ________________________
                                   Copies to:


   William W.  Bouton, III, Esq.                   Robert M. Taylor, III, Esq.
         Lewis Segal, Esq.                           Day, Berry & Howard LLP
    Tyler Cooper & Alcorn, LLP                               CityPlace
     CityPlace - 35/th/ Floor                      Hartford, Connecticut 06103
 Hartford, Connecticut 06103-3488                         (860) 275-0100
          (860) 725-6200


Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

                            ________________________

                        Calculation of Registration Fee

------------------------------------------------------------------------------------------------------------------------------------
  Title of each class of      Amount to be        Proposed maximum              Proposed maximum
securities to be registered    registered      offering price per unit*     aggregate offering price*    Amount of registration fee*
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value
 $.50 per share                1,350,520                $8.25                      $11,141,790                     $2,941
-----------------------------------------------------------------------------------------------------------------------------------

* Estimated pursuant to Rule 457(f)(1) and Rule 457(c) under the Securities Act of 1933, as amended, based upon the average of the bid and asked prices for shares of common and Series B preferred stock of Nutmeg as reported on the Nasdaq Small Cap Market and calculated as of June 29, 2000 and the exchange ratio prescribed by the agreement and plan of merger. The calculation assumes that the maximum amount of NewMil common stock payable pursuant to the agreement and plan of merger, 60% of total consideration, is issued in the transaction.

                             AVAILABLE INFORMATION


     NewMil is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements, and other information with the Securities and Exchange Commission (the "Commission"). The reports, proxy statements and other information filed by NewMil with the Commission can be inspected and copied at public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at 7 World Trade Center, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison, Suite 1400, Chicago, Illinois 60661. The Commission also maintains a Web site that contains reports, proxy statements and other information. The address of the site is http://www.sec.gov.
                                                             ------------------
Copies of such material also can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, material filed by NewMil can be inspected at the offices of the National Association of Securities Dealers, 1735 K Street, N.W., Washington, D.C. 20006.

     Nutmeg is also subject to the information requirements of the Exchange Act, and in accordance therewith files reports, proxy statements, and other information with the Office of Thrift Supervision (the "OTS"). The reports, proxy statements and other information filed by Nutmeg with the OTS can be inspected and copied at public reference facilities maintained by the OTS at its Public Files in the Registration and Disclosure Section at Room F-643, 1776 F Street, N.W., Washington, D.C. 20006. Copies of such material may be ordered from such Section by telephone request at prescribed rates by calling (202) 898-8920.

     NewMil has filed with the Commission a Registration Statement on Form S-4 (together with any amendments thereof, the "Registration Statement") under the Securities Act of 1933, pursuant to the Merger Agreement. This Joint Proxy Statement/Prospectus does not contain all the information set forth in the Registration Statement and exhibits thereto. Such additional information may be inspected and copied as set forth above. Statements contained in this Joint Proxy Statement/Prospectus or in any document incorporated by reference in this Joint Proxy Statement/Prospectus as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or such document filed as an exhibit to the Registration Statement or such other document, each such statement being qualified in all respects by such reference.

     No dealer, salesperson or other individual has been authorized to give any information or make any representations not contained in this Joint Proxy Statement/Prospectus in connection with the Merger and offering covered by this Joint Proxy Statement/Prospectus. If given or made, such information or representations must not be relied upon as having been authorized by NewMil or Nutmeg. This Joint Proxy Statement/Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the NewMil Common Stock in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation. Neither the delivery of this Joint Proxy Statement/Prospectus nor any issuance of securities made hereunder shall, under any circumstances, create an implication that there has not been any change in the facts set forth in this Joint Proxy Statement/Prospectus or in the affairs of NewMil or Nutmeg since the date hereof.

NEWMIL BANCORP, INC.                               NUTMEG FEDERAL SAVINGS
    19 Main Street                                   & LOAN ASSOCIATION
New Milford, Connecticut 06776                        301 Main Street
    (860) 355-7600                               Danbury, Connecticut 06810
                                                       (203) 792-3332

    ___________                                        __________

PROSPECTUS/PROXY STATEMENT                           PROXY STATEMENT

     The Boards of Directors of NewMil Bancorp, Inc. ("NewMil") and Nutmeg Federal Savings & Loan Association ("Nutmeg") have each approved an agreement and plan of merger. This agreement provides that Nutmeg will merge into New Milford Savings Bank ("NMSB"), NewMil's subsidiary bank, subject to customary conditions such as shareholder and regulatory approvals.

     If the merger takes place, Nutmeg's shareholders will receive the equivalent of $8.25 in cash or common stock of NewMil for each share of Nutmeg's common stock they own and $14.4375 in cash or common stock of NewMil for each share of Nutmeg's Series B preferred stock they own. These figures may be adjusted upward based on the sale by Nutmeg of certain loan servicing rights prior to closing. Shareholders may elect to receive cash or NewMil stock, subject to certain limitations described in this document. The exchange of shares of Nutmeg common and Series B preferred stock into NewMil common stock generally will not be taxable, except for the receipt of cash instead of fractional shares. The exchange of Nutmeg common and Series B preferred stock into cash will be taxable. NewMil's common stock is traded on the Nasdaq Stock Market's National Market Tier under the symbol "NMSB".

     This document contains important information about NewMil, Nutmeg, the merger and the conditions that must be satisfied before the merger can occur. Please give all the information your careful attention.

     Your vote is very important. The merger agreement and the merger must be approved by (i) a majority of the shares of NewMil cast at the meeting, in person or by proxy; and (ii) a majority of the outstanding shares of the common shares and Series B preferred shares of Nutmeg, voting as separate classes, and two-thirds of all outstanding shares of Nutmeg. To vote your shares, you may use the enclosed proxy card or attend the special shareholders meetings we will hold to allow you to consider and vote on the merger. To approve the merger and merger agreement, you MUST vote FOR the proposal by following the instructions on the enclosed proxy card. If a Nutmeg shareholder does not vote at all, that will, in effect, count as a vote against the proposal. We urge you to vote FOR this proposal.



[Signature]                                       [Signature]
Francis J. Wiatr                                  Paul A. Jaber
Chairman, President and Chief Executive Officer   Chairman
NewMil Bancorp, Inc.                              Nutmeg Federal Savings & Loan
                                                  Association


                         ____________________________

  NewMil's common stock has not been approved or disapproved by the Securities and Exchange Commission, any state securities commission, or the Federal Deposit Insurance Corporation, nor have any of these institutions passed upon the accuracy or adequacy of this Proxy Statement/Prospectus. Any representation to the contrary is a criminal offense.


      The date of this Proxy Statement/Prospectus is _____________, 2000 and first mailed to shareholders on ___________, 2000

                             NEWMIL BANCORP, INC.
                                19 Main Street
                        New Milford, Connecticut 06776

                              ___________________

                         NOTICE OF SPECIAL MEETING OF
                          SHAREHOLDERS TO BE HELD ON
                            _________________, 2000
                              ___________________

     A special meeting of shareholders of NewMil Bancorp, Inc. ("NewMil") will be held on _____________, 2000, at _____ a.m. at the __________________________,
Connecticut _______________ for the following purposes:

     1. To consider and vote on a proposal to approve and adopt the agreement and plan of merger, dated as of May 30, 2000, by and among NewMil, New Milford Savings Bank, a wholly-owned bank subsidiary of NewMil, and Nutmeg Federal Savings & Loan Association ("Nutmeg"), the merger of Nutmeg into New Milford Savings Bank, and the other transactions contemplated by the merger agreement, as described in the attached Proxy Statement/Prospectus.

     2. To transact any other business that properly comes before the special meeting, or any adjournments or postponements of the meeting, including, without limitation, a motion to adjourn the special meeting to another time and/or place for the purpose of soliciting additional proxies in order to approve the merger agreement and the merger or otherwise.

     You are entitled to notice and to vote at the special meeting or any adjournments or postponements of the meeting only if you were a holder of record of NewMil's common stock at the close of business on ____________, 2000.

     NewMil's Board of Directors has unanimously determined that the merger is advisable and is fair to and in the best interest of NewMil's shareholders, has approved the merger agreement and the merger, and recommends that you vote to approve the merger agreement and the merger.

     The affirmative vote of a majority of the shares of NewMil's common stock cast at the special meeting, in person or by proxy, is required to approve the merger agreement and the merger.

     It is very important that your shares be represented at the special meeting. Whether or not you plan to attend the special meeting, please complete, date and sign the enclosed proxy card and return it as soon as possible in the enclosed postage-paid envelope. A shareholder who executes a proxy may revoke it at any time before it is exercised by giving written notice to the Secretary of NewMil's Board of Directors, by subsequently filing another proxy or by attending the special meeting and voting in person.

                              By order of the Board of Directors


                              Francis J. Wiatr
                              Chairman, President and Chief Executive Officer


New Milford, Connecticut
_____________, 2000


Your vote is important. Please complete, sign, date and return your proxy card.

                   NUTMEG FEDERAL SAVINGS & LOAN ASSOCIATION
                                301 Main Street
                           Danbury, Connecticut 06810

                              ___________________

                          NOTICE OF SPECIAL MEETING OF
                           SHAREHOLDERS TO BE HELD ON
                             ________________, 2000
                              ___________________

     A special meeting of shareholders of Nutmeg Federal Savings & Loan Association ("Nutmeg") will be held on _____________, 2000, at _____ a.m. at the ___________________________, Connecticut _______________ for the following purposes:

     1. To consider and vote on a proposal to approve and adopt the agreement and plan of merger, dated as of May 30, 2000, by and among Nutmeg, NewMil Bancorp, Inc. ("NewMil") and New Milford Savings Bank, a wholly-owned bank subsidiary of NewMil, the merger of Nutmeg into New Milford Savings Bank, and the other transactions contemplated by the merger agreement, as described in the attached Proxy Statement/Prospectus.

     2. To transact any other business that properly comes before the special meeting, or any adjournments or postponements of the meeting, including, without limitation, a motion to adjourn the special meeting to another time and/or place for the purpose of soliciting additional proxies in order to approve the merger agreement and the merger or otherwise.

     You are entitled to notice and to vote at the special meeting or any adjournments or postponements of the meeting only if you were a holder of record of Nutmeg's common or Series B preferred stock at the close of business on ____________, 2000.

     Nutmeg's Board of Directors has unanimously determined that the merger is advisable and is fair to and in the best interest of Nutmeg's shareholders, has approved the merger agreement and the merger, and recommends that you vote to approve the merger agreement and the merger.

     The affirmative vote of a majority of the shares of Nutmeg's common stock and Series B preferred stock outstanding on ______________, 2000, voting as separate classes, and the affirmative vote of at least two-thirds of all outstanding common and Series B preferred stock combined is required to approve the merger agreement and the merger. The required vote of Nutmeg's shareholders is based on the total number of shares of Nutmeg's common stock and Series B preferred stock outstanding and not on the number of shares which are actually voted. Not returning a proxy card, or not voting in person at the special meeting or abstaining from voting will have the same effect as voting AGAINST the merger agreement and the merger.

     It is very important that your shares be represented at the special meeting. Whether or not you plan to attend the special meeting, please complete, date and sign the enclosed proxy card and return it as soon as possible in the enclosed postage-paid envelope. A shareholder who executes a proxy may revoke it at any time before it is exercised by giving written notice to the Secretary of Nutmeg's Board of Directors, by subsequently filing another proxy or by attending the special meeting and voting in person.

                              By order of the Board of Directors


                              Paul A. Jaber
                              Chairman


Danbury, Connecticut
____________, 2000


                           Your vote is important.
            Please complete, sign, date and return your proxy card.

THIS PROXY STATEMENT/PROSPECTUS INCORPORATES IMPORTANT BUSINESS AND FINANCIAL INFORMATION ABOUT NEWMIL AND NUTMEG THAT IS NOT INCLUDED IN OR DELIVERED WITH THE DOCUMENT. THIS INFORMATION IS AVAILABLE WITHOUT CHARGE TO YOU IF YOU CALL OR WRITE TO B. IAN MCMAHON, CHIEF FINANCIAL OFFICER, NEWMIL BANCORP, INC., 19 MAIN STREET, NEW MILFORD, CONNECTICUT 06776, TELEPHONE (860) 355-7630 OR DAVID F. LUCAS, SENIOR VICE PRESIDENT, NUTMEG FEDERAL SAVINGS & LOAN ASSOCIATION, 301 MAIN STREET, DANBURY, CONNECTICUT 06810, TELEPHONE (203) 792-3332. IN ORDER TO OBTAIN TIMELY DELIVERY OF DOCUMENTS, YOU SHOULD REQUEST INFORMATION AS SOON AS POSSIBLE, BUT NO LATER THAN [5 business days prior to special meeting date].

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
QUESTIONS AND ANSWERS ABOUT THE
MERGER..................................................................

SUMMARY.................................................................
SHARE INFORMATION AND MARKET PRICES.....................................
COMPARATIVE PER SHARE DATA..............................................

SELECTED FINANCIAL DATA.................................................

PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS....................................................
   Pro Forma Condensed Consolidated Statements of
    Condition - March 31, 2000..........................................
   Pro Forma Condensed Consolidated Statements of
    Income - Nine Months Ended March 31, 2000...........................
   Pro Forma Condensed Consolidated Statements of
    Income - Year Ended June 30, 1999...................................
   Notes to Pro Forma Condensed Consolidated
    Financial Statements................................................

SHAREHOLDER MEETINGS....................................................
   Matters to be Considered at the Special Meetings.....................
   Record Date and Voting...............................................
   Required Vote; Revocability of Proxies...............................
   Solicitation of Proxies..............................................

THE MERGER..............................................................
   The Parties..........................................................
   NewMil...............................................................
   Nutmeg...............................................................
   Background of the Merger.............................................
   Recommendation of the Nutmeg Board of Directors and
    Reasons for the Merger..............................................
   Purpose and Effects of the Merger....................................
   Structure............................................................
   Exchange Ratio and Shareholder Elections.............................
   Options..............................................................
   Regulatory Approvals.................................................
   Conditions to the Merger.............................................
   Conduct of Business Pending the Merger...............................
   Third Party Proposals................................................
   Expenses; Breakup Fee................................................
   Fairness Opinion of McConnell, Budd & Downes, Inc....................
   Representations and Warranties.......................................
   Termination and Amendment of the Merger
    Agreement...........................................................
   Federal Income Tax Consequences......................................
   Resales of NewMil's Common Stock Received in the
    Merger..............................................................
   Employee Benefits....................................................
   Interests of Nutmeg Directors and Executive
    Officers in the Merger That are Different Than
    Those of Nutmeg Shareholders........................................
   Existing Nutmeg Change of Control Agreements.........................
   Board Membership.....................................................
   Indemnification......................................................
   Option Agreement.....................................................

INFORMATION ABOUT NUTMEG................................................
   Business.............................................................
   Supervision and Regulation...........................................
   Management's Discussion and Analysis of Financial
    Condition and Results of Operations.................................
   Security Ownership of Certain Beneficial Owners......................
   Security Ownership of Management.....................................

INFORMATION ABOUT NEWMIL................................................
   Incorporation by References..........................................
   Filings and Period of Report or Date Filed...........................
   Security Ownership of Certain Beneficial Owners......................
   Security Ownership of Management.....................................

MARKET PRICES AND DIVIDENDS
   NewMil's Common Stock................................................
   Nutmeg's Common Stock................................................

DESCRIPTION OF CAPITAL STOCK AND COMPARISON OF
SHAREHOLDER RIGHTS......................................................
   NewMil's Common Stock................................................
   NewMil's Shareholder Rights Agreement................................
   Nutmeg's Common Stock................................................
   Nutmeg's Series B preferred stock....................................
   Comparison of Charter Provisions.....................................
   Directors............................................................
   Call of Special Meetings.............................................
   Shareholder Action without a Meeting.................................
   Limitation on Liability of Directors and
    Indemnification.....................................................
   Cumulative Voting....................................................
   Preemptive Rights....................................................
   Notice of Meetings...................................................
   Quorum...............................................................
   General Vote.........................................................
   Record Date..........................................................
   Procedures for Certain Business Combinations.........................
   Anti-Greenmail.......................................................
   Amendment to Certificate of Incorporation, Federal
    State Charter and Bylaws............................................
   Applicable Law.......................................................
   Delaware Takeover Statute............................................
   Connecticut Regulatory Restrictions on Acquisitions
    of Stock............................................................
   Federal Law..........................................................

WHERE YOU CAN FIND MORE INFORMATION

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS ...........................

SHAREHOLDER PROPOSALS ..........................................................

OTHER MATTERS ..................................................................

EXPERTS ........................................................................

INDEPENDENT PUBLIC ACCOUNTANTS .................................................

LEGAL MATTERS ..................................................................

Appendix A - Opinion of McConnell, Budd & Downes, Inc. .........................

Appendix B - Audited Financial Statements of Nutmeg Federal Savings and Loan
  Association for December 31, 1999 and 1998 and the years ended December 31,
  1999, 1998 and 1997. ........................................................

Appendix C - Unaudited Financial Statements of Nutmeg Federal Savings and
  Association for the three months ended March 31, 2000 and March 31, 1999.

Appendix D - NewMil Bancorp, Inc.'s  Form 10-K for fiscal year ended June 30,
  1999

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:  Why are NewMil and Nutmeg proposing to merge? How will I benefit?

A: In general, we believe that the business potential for the combination of NewMil and Nutmeg exceeds what NewMil and Nutmeg could accomplish by themselves. We expect that the merger will enhance shareholder value for all shareholders.

    More specifically, we believe that the combined companies will be stronger than either NewMil or Nutmeg on a stand-alone basis. After the merger, NewMil will have gained new bank facilities to serve the City of Danbury, and the towns of Ridgefield and Bethel. Nutmeg customers will enjoy the expanded services and products offered by NewMil.

    The proposed transaction is expected to have a positive impact on NewMil's earnings per share in the first year. It should also result in financial benefits from combining the operations of the two companies. The stability and continuity of NewMil after the merger will be enhanced because three members of Nutmeg's Board of Directors have agreed to serve on the Board of Directors of NewMil and New Milford Savings Bank.

Q:  What will Nutmeg shareholders receive in the merger?

A: If the merger takes place, each share of Nutmeg's common stock will be converted into $8.25 and each share of Series B preferred stock into $14.4375 of cash or common stock of NewMil, as elected by each Nutmeg shareholder subject to certain limitations. These figures may be adjusted upward based upon the sale of loan servicing rights by Nutmeg prior to closing. The number of shares of NewMil common stock you will receive, if your election to receive common stock is honored, will depend upon NewMil's average trading price over a 15 day period ending prior to closing. A special procedure has been set up to allow you to change your election after the exact exchange ratio has been set.

Q:  What happens to my future dividends?

A: Before the merger takes place, Nutmeg expects to continue to pay regular quarterly cash dividends on its common stock, which currently are $0.05 per share, and on its Series B preferred stock at its 8% annual dividend rate; Series B preferred stock dividends will be prorated to the date of closing, subject to Nutmeg's equity accounts being equal to or greater at closing than at March 31, 2000. After the merger, any dividends will be based on what NewMil pays. NewMil presently pays dividends at a quarterly dividend rate of $0.10 per share. An exchange ratio of .825 would mean an equivalent quarterly dividend of $0.0825 per share for Nutmeg's common stock, and an equivalent quarterly dividend for Nutmeg's Series B preferred stock of $0.144375 per share.

Q:  What do I need to do now to vote?

A: Just indicate on the enclosed proxy card how you want to vote, and sign, date and return it as soon as possible in the enclosed envelope. If you sign and send in your proxy card and do not indicate how you want to vote, your proxy card will be voted FOR approval of the merger agreement and the merger. For Nutmeg shareholders, not returning a proxy card, or not voting in person at the special meeting or abstaining from voting, will have the same effect as voting AGAINST the merger agreement and the merger.

    You can choose to attend the special meeting and vote your shares in person instead of completing and returning a proxy card. If you do complete and return a proxy card, you may change your vote at any time up to and including the time of the vote on the day of the special meeting by following the directions on pages ___ and ____.

Q: How does a Nutmeg shareholder make an election between cash and NewMil common stock?

A: Complete the enclosed election form and return it with your proxy card to American Stock Transfer & Trust Company. Nutmeg shareholders can change their election at any time up until the date of the special meeting by delivering to American Transfer a written revocation or change form. In addition, for a 48 hour period beginning on the day following the day the actual exchange ratio is set, you may change your election by [telephoning or e-mailing] American Transfer. This election change period should begin shortly after the special meeting and will be announced on NewMil's website, "www.newmil.com." Nutmeg shareholders who do not properly make an election will be assumed to have elected to receive cash.

Q:  Will Nutmeg shareholders actually receive the cash and/or stock they elect?

A. Not necessarily. NewMil has committed to satisfy elections for stock up to 60% of the total consideration paid to Nutmeg shareholders. NewMil has also committed to satisfy elections for cash up to 50% of the total consideration. If Nutmeg shareholders elect stock or cash in excess of those limits, NewMil will reduce the overages on a basis proportional to the Nutmeg shareholdings of those Nutmeg shareholders whose elections need to be changed.

Q:  Who can vote?

A: You are entitled to vote at the Nutmeg special meeting if you owned shares of Nutmeg's common or Series B preferred stock at the close of business on ______________, 2000. You will have one vote for each share of Nutmeg's common stock or Series B preferred stock that you owned at that time.

    You are entitled to vote at the NewMil special meeting if you owned shares of NewMil common stock at the close of business on ___________, 2000. You will have one vote for each share of NewMil common stock that you owned at that time.

Q: If my shares are held in street name by my broker, will my broker vote my shares for me?

A: Your broker will vote your shares only if you provide instructions to your broker on how you want your shares voted.

Q:  Can I change my vote after I have mailed my signed proxy card?

A: Yes. There are three ways for you to revoke your proxy and change your vote. First, you may send a written notice to the Secretary of Nutmeg's or NewMil's Board of Directors stating that you would like to revoke your proxy. Second, you may complete and submit a new proxy card. Third, you may vote in person at the special meeting. If you have instructed a broker to vote your shares, you must follow directions received from your broker to change your vote.

Q:  Should Nutmeg shareholders send in their stock certificates now?

A: No. After the merger takes place, Nutmeg shareholders will receive instructions on how to exchange Nutmeg certificates for NewMil certificates.

Q:  What needs to be done to complete the merger?

A: Our obligations to complete the merger depend on a number of conditions being met. In addition to our compliance with the merger agreement, these include:

    1. Approval of the merger agreement and merger by NewMil and Nutmeg shareholders.

    2. Approval of the merger by federal and state regulatory authorities.

    3. Receipt of a legal opinion that, for United States tax purposes, Nutmeg shareholders who exchange their shares for shares of NewMil's common stock will not recognize any gain or loss as a result of the merger, except in connection with the payment of cash instead of fractional shares. This opinion will be subject to various limitations and we recommend that you read the fuller description of tax consequences provided in this document beginning on page ___.

    4. Approval by Nasdaq of listing of NewMil's common stock to be issued in the merger.

    5. The absence of any injunction or legal restraint blocking the merger or government proceedings trying to block the merger.

    When the law permits, NewMil or Nutmeg could decide to complete the merger even though one or more of these conditions hasn't been met. We can't be certain when, or if, the conditions to the merger will be satisfied or waived, or that the merger will be completed.

Q: Whom can I call with questions or to obtain copies of this Proxy Statement/Prospectus and other documents?

A: David F. Lucas, Senior Vice President, Nutmeg Federal Savings & Loan Association, 301 Main Street, Danbury, Connecticut 06810, telephone (203) 792-3332.

    B. Ian McMahon, Chief Financial Officer, NewMil Bancorp, Inc., 19 Main Street, New Milford, Connecticut 06776, telephone (860) 355-7630.

    A copy of the merger agreement including each of its exhibits and the other documents described in this Proxy Statement/Prospectus will be provided to you promptly without charge if you call or write to B. Ian McMahon, Chief Financial Officer, NewMil Bancorp, Inc., 19 Main Street, New Milford, Connecticut 06776, telephone (860) 355-7360. Such documents were also filed as exhibits to the registration statement filed with the SEC to register the shares of NewMil's common stock to be issued in the merger. See "Where You Can Find More Information."

                                    SUMMARY

     The following is a brief summary of information located elsewhere in this document. It does not contain all of the information that is important to you. Before you vote, you should give careful consideration to all of the information contained in or incorporated by reference into this document to fully understand the merger. See "Where You Can Find More Information" on page ____. Each item in this summary refers to the page where that subject is discussed in more detail.

Generally Tax Free Transaction for Nutmeg Shareholders Who Receive Stock in the Merger (pages ____)

Nutmeg shareholders will not recognize gain or loss for federal income tax purposes on the shares of NewMil stock they receive in the merger. To the extent they elect to receive cash or are allocated cash in exchange for their Nutmeg stock, or if they receive cash instead of fractional shares, they will recognize gain or loss for federal income tax purposes. Nutmeg and NewMil will not be obligated to complete the merger unless we receive a legal opinion to that effect. Different tax consequences may apply to Nutmeg shareholders because of their individual circumstances or because special tax rules apply to them, for example, if they:

 .    are a tax-exempt organization;
 .    are a dealer in securities;
 .    are a financial institution;
 .    are an insurance company;
 .    are a non-United States person;
 .    are subject to the alternative minimum tax;
 .    are a trader in securities who elects to apply a mark-to-market method of accounting;
 .    acquired shares of Nutmeg's common or Series B preferred stock from the exercise of options or otherwise as compensation or through a qualified retirement plan; or
 .    hold shares of Nutmeg's common or Series B preferred stock as part of a straddle, hedge, or conversion transaction.

Tax matters are very complicated. Nutmeg shareholders should consult their tax advisor for a full explanation of the tax consequences of the merger to you.

Both Boards Of Directors Recommend Approval (pages ___)

Both the Nutmeg and NewMil boards of directors unanimously approved the merger agreement and the merger and recommend that their shareholders vote FOR approval of these matters.

Nutmeg's Financial Advisor Says Consideration Fair, From a Financial Point of View, to Nutmeg Shareholders (page ___)

In deciding to approve the merger, Nutmeg's Board of Directors considered the opinion of McConnell, Budd & Downes, Inc., Nutmeg's financial advisor. The opinion concluded that the proposed consideration to be received by the holders of Nutmeg's common and Series B preferred stock in the merger is fair to the shareholders from a financial point of view. This opinion is attached as Appendix A to this document. We encourage Nutmeg shareholders to read this
----------
opinion carefully in order completely to understand the assumptions made, matters considered and limitation of the review made by McConnell, Budd & Downes, Inc. in providing this opinion.

Differences in the Rights of Shareholders (pages ____)

The rights of Nutmeg shareholders after the merger will be governed by the certificate of incorporation and bylaws of NewMil rather than the federal stock charter and bylaws of Nutmeg. These rights will be governed by the General Corporation Law of the State of Delaware, not the federal law applicable to Nutmeg, since NewMil is incorporated in Delaware. Some of the provisions included in NewMil's certificate of incorporation and bylaws may serve to prevent a change in control of NewMil even if desired by a majority of the shareholders. These provisions are:

 .    removal of a director only for cause by a two-thirds vote of the shareholders at a shareholders' meeting; and

 .    Somewhat higher super majority voting requirements to amend certificate of incorporation.

In addition, NewMil has adopted a shareholder rights agreement designed to protect against an inadequate tender offer or to deter coercive or unfair takeover tactics.

Nutmeg Management's Monetary Interest in the Merger (page ____)

At the close of business on January 31, 2000, excluding all options to purchase Nutmeg common stock, Nutmeg's directors and executive officers and their affiliates owned a total of 574,689 shares of Nutmeg's common stock, which was approximately 39.95% of the total number of shares of Nutmeg's common stock that were outstanding on that date. They also owned a total of

182,161 shares of Nutmeg's Series B preferred stock, which was 37.40% of the total number of shares of Nutmeg's Series B preferred stock that were outstanding on that date. Nutmeg directors and executive officers have agreed to vote their shares in favor of the merger agreement and merger.

Certain of Nutmeg's directors and executive officers have interests in the merger as directors and employees that are different from those of other Nutmeg shareholders. These interests are described at page ____

Regulatory Approvals We Must Obtain For the Merger (page ___)

For the merger to take place, we need to receive the regulatory approvals of the Federal Deposit Insurance Corporation and the Connecticut Commissioner of Banking. We have filed applications with these regulators. We expect to receive a waiver from the Board of Governors of the Federal Reserve System of any application filing requirement under the Bank Holding Company Act. In addition, Nutmeg must make a notice filing with the United States Office of Thrift Supervision.

As of the date of this document, we haven't yet received the required approvals. While we don't know of any reason why we would not be able to obtain the necessary approvals in a timely manner, we can't be certain when or if we will get them.

Termination of the Merger Agreement (page __)

The merger agreement specifies a number of situations when NewMil and Nutmeg may terminate the agreement, which are described on page __. The merger agreement may be terminated at any time prior to the effective time by our mutual consent and by either of us under specified circumstances, including if the merger is not consummated by March 31, 2001, if we do not receive the needed shareholder or regulatory approvals or if the other party breaches its agreements.

Regardless of whether the merger is completed, we will each pay our own fees and expenses, except that NewMil will pay the costs and expenses incurred in printing and mailing this document and the filing and registration fees to the Securities and Exchange Commission. If the agreement is terminated because the shareholder vote fails at one of the parties, the other party will be entitled to be reimbursed for its expenses up to $150,000. In addition, if Nutmeg has been approached about a competing transaction, it will owe a $300,000 break-up fee. If the agreement is terminated because of a material misrepresentation or covenant breach by Nutmeg, or a failure by Nutmeg to timely call the special shareholder meeting or recommend approval of the merger, in addition to expenses up to $150,000, Nutmeg will pay an additional $300,000 break-up fee. If the agreement is terminated because of a material misrepresentation or covenant breach by NewMil, or a failure by NewMil to timely call the special shareholder meeting or recommend approval of the merger, in addition to expenses up to $150,000, NewMil will pay $500,000 ($600,000 if the breach occurs after Nutmeg's loan servicing rights have been contracted for sale).

Option To Discourage Other Parties From Making Other Proposals to Acquire Nutmeg (page ___)

In connection with the merger agreement, Nutmeg granted NewMil an option to purchase shares of Nutmeg common stock not to exceed 19.99% of Nutmeg's outstanding common and Series B preferred stock at an exercise price of $7.00 per share. The option agreement is intended to discourage other parties from making alternative acquisition-related proposals to Nutmeg.

In addition to the option to purchase Nutmeg's common stock, under the circumstances mentioned in the next paragraph, NewMil may require Nutmeg to repurchase the option or shares acquired upon a previous exercise of the option at a predetermined price. Alternatively, upon the occurrence of these circumstances, NewMil may surrender the option and/or any shares received upon a previous exercise of the option and receive a payment price as set forth in the option agreement.

NewMil cannot exercise its option unless a business combination or acquisition transaction concerning Nutmeg or related activities, including the sale of a substantial amount of Nutmeg's assets or stock are proposed or occur. We do not know of any event that has occurred as of the date of this document that would permit NewMil to exercise its option.

Information About the Special Meetings (page ____)

A special meeting of Nutmeg shareholders will be held on _____________, 2000, at _____ a.m. at the _____________________________, Connecticut, _______________
and a special meeting of NewMil shareholders will be held on ___________, 2000 at ____ a.m. at ______________, Connecticut. Each meeting will be for the following purposes:

 .    to vote on the merger agreement, the merger and the other transactions contemplated by the merger agreement; and

 .    to address any other matters that properly come before the special meetings, or any adjournments or postponements of the meetings, including a motion to adjourn the special meetings to another time and/or place to solicit additional proxies in favor of the merger agreement and the merger or otherwise.

The Companies Involved In The Merger (page ____)

NewMil Bancorp, Inc. and New Milford Savings Bank

19 Main Street
New Milford, Connecticut 06776
(860) 355-7600

NewMil is a Delaware corporation and the holding company of New Milford Savings Bank, NewMil's Connecticut savings bank subsidiary. Both NewMil and New Milford Savings Bank are headquartered in New Milford, Connecticut. At March 31, 2000, NewMil had total consolidated assets of $383,719,000, total deposits of $307,021,000, and shareholders' equity of $33,305,000, or 8.68% of total assets.

Nutmeg Federal Savings & Loan Association

301 Main Street,
Danbury, Connecticut 06810
(203) 792-3332

Nutmeg is a federally chartered savings and loan association headquartered in Danbury, Connecticut. At March 31, 2000, Nutmeg had total assets of $121,889,000, total deposits of $105,522,000, and shareholders' equity of $10,595,000, or 8.69% of total assets.

Share Information and Market Prices

     NewMil's common stock is traded on the Nasdaq Stock Market's National Market Tier under the trading symbol "NMSB". Nutmeg's common and Series B preferred stock are traded on the Nasdaq Stock Market's Small Cap Tier. The table below presents the per share closing prices of NewMil's common stock on Nasdaq, and the average bid and asked prices of Nutmeg common and Series B preferred stock on Nasdaq as of the dates specified and the pro forma equivalent market value of the shares of NewMil common stock to be exchanged for each share of Nutmeg's common stock and Series B preferred stock in the merger. May 30, 2000 was the last trading date before public announcement of the merger agreement. The pro forma equivalent market value of Nutmeg's common stock and Series B preferred stock on May 30, 2000 was determined by multiplying the closing price of NewMil's common stock by an exchange ratio of .825 and 1.44375, respectively. For more information about the exchange ratio and how it may change, see "The Merger -- Exchange Ratio and Shareholder Elections" and for more information about the stock prices and dividends of NewMil and Nutmeg, see "Market Prices and Dividends."


                   Closing Price      Average Bid and Asked Price
                   -------------      ---------------------------
                                                                                     Nutmeg's Series B
                                                                                      Preferred Stock
                                                                    Nutmeg's Common      Pro Forma
                     NewMil's         Nutmeg's       Nutmeg's       Stock Pro Forma      Equivalent
                      Common           Common        Series B      Equivalent Market       Market
Date                  Stock            Stock      Preferred Stock        Value             Value
May 30, 2000         $   9.875        $   8.172     $  11.938          $   8.147         $  14.257
August __, 2000      $________        $________     $________          $________         $________

     Nutmeg's shareholders are advised to obtain current market quotations for NewMil's common stock. The market price of NewMil's common stock will fluctuate between the date of this Proxy Statement/Prospectus and the date on which the merger takes place. No assurance can be given as to the market price of NewMil's common stock at the time of the merger; Nutmeg may not terminate the merger agreement because of changes in the price of NewMil's common stock. See "The Merger -- Termination and Amendment of the Merger Agreement."

Comparative Per Share Data

     The following table shows historical information about net income per share, cash dividends per share and book value per share, and similar information reflecting the merger, which we refer to as "pro forma" information. In presenting the comparative pro forma information for the time periods shown, we assumed that we had been merged throughout those periods.

     We also assumed that the merger will be accounted for as a "purchase" for accounting and financial reporting purposes. The information listed as "equivalent pro forma" was obtained by multiplying the pro forma amounts by an assumed exchange ratio of .825. We present this information to reflect the fact that Nutmeg common shareholders will receive less than one share of NewMil common stock for each share of Nutmeg common stock exchanged in the merger. We have assumed an exchange ratio for Nutmeg Series B preferred stock of 1.44375.

     We expect that we will incur merger and integration charges as a result of combining our companies. We also anticipate that the merger will provide the combined company with financial benefits that include reduced operating expenses. These charges and benefits are not reflected in the pro forma data. While helpful in illustrating the financial characteristics of the combined company under one set of assumptions, the pro forma information does not reflect these anticipated financial benefits and, accordingly, does not attempt to predict or suggest future results. It also does not necessarily reflect what the historical results of the combined company would have been had our companies been combined.

     The information in the following table is based on, and you should read it together with, the historical financial information that NewMil has presented in its Form 10-K for the year ended June 30, 1999 included as Appendix D to this document, and in its subsequent filings with the SEC which are incorporated into this document by reference. See "Where You Can Find More Information" on page ___ for a description of where you can find NewMil's prior filings. This information should also be read in conjunction with Nutmeg's historical financial information that Nutmeg has presented in Appendices B and C to this document.

                                               At or for the   At or for the
                                                Nine Months        Year
                                                   Ended           Ended
                                               March 31, 2000  June 30, 1999
                                               --------------  -------------
Net Income per Common Share (Basic)/(1)/:
  NewMil - historical                              $ 0.80         $ 0.80
  Nutmeg - historical                              $ 0.51         $ 0.63
  Pro Forma Combined                               $ 0.64         $ 0.63
  Equivalent Pro Forma                             $ 0.53         $ 0.52
Net Income per Common Share (Diluted)/(1)/:
  NewMil - historical                              $ 0.76         $ 0.76
  Nutmeg - historical                              $ 0.42         $ 0.52
  Pro Forma Combined                               $ 0.62         $ 0.60
  Equivalent Pro Forma                             $ 0.51         $ 0.50
Cash Dividends per Common Share/(1)/:
   NewMil - historical                             $ 0.30         $ 0.35
   Nutmeg - historical                             $ 0.15         $ 0.19
   Pro Forma Combined                              $ 0.26         $ 0.31
   Equivalent Pro Forma                            $ 0.21         $ 0.26
Cash Dividends per Preferred Share:
   NewMil - historical                             $   --             --
   Nutmeg - historical                             $ 0.53         $ 0.70
   Pro Forma Combined                              $ 0.53         $ 0.70
   Equivalent Pro Forma                            $ 0.43         $ 0.58
Book Value per Common Share/(1)/:
   NewMil - historical                             $ 9.23         $ 9.04
   Nutmeg - historical                             $ 4.40         $ 4.25
   Pro Forma Combined                              $ 9.41         $ 9.23
   Equivalent Pro Forma                            $ 7.76         $ 7.61
For Preferred Shareholders

/(1)/ The number of common shares of Nutmeg is determined by adding 1.75 times the number of outstanding Series B preferred shares to the number of outstanding common shares.

                            SELECTED FINANCIAL DATA

     The tables below present summary historical financial and other data for NewMil and Nutmeg as of the dates and for the periods indicated. This summary data is based on and should be read in conjunction with NewMil's historical consolidated financial statements and related notes which it has presented in its Form 10-K for the year ended June 30, 1999 included as Appendix D to this document, and in its subsequent filings with the SEC which are incorporated by reference into this document. This summary should also be read in conjunction with Nutmeg's historical financial statements and related notes that appear in Appendices B and C in this document. For additional information about NewMil and Nutmeg, see "Where You Can Find More Information." You should read all of the selected financial information we provide in the following tables together with the historical financial information. All adjustments necessary for a fair presentation of financial position and results of operations have been included. The historical operating results of both NewMil and Nutmeg for the nine months ended March 31, 2000 and 1999, respectively, are not necessarily indicative of results which may be expected for the entire year. All per share data of NewMil and Nutmeg have been adjusted retroactively to give effect to stock dividends and stock splits.

Selected Consolidated Financial Data - NewMil
(Dollars in Thousands)

                                 At or for the
                               Nine Months Ended
                                   March 31,                At or for the Year Ended June 30,
                                                    -------------------------------------------------
                                  (unaudited)
                             --------------------
                               2000        1999       1999       1998      1997      1996      1995
                             --------    --------   --------   --------  --------  --------  --------
Financial Condition and
Other Data
Total assets                 $383,719    $358,279   $352,117   $367,569  $323,061  $309,363  $308,671
Loans receivable, net         216,055     206,165    210,036    162,849   166,141   150,558   150,442
Securities                    139,919     116,484    118,202    162,267   119,368   125,583   127,194
Deposits                      307,021     305,188    300,123    293,877   275,392   259,267   252,420
Federal Home Loan
Bank advances and other
borrowings                     34,800      15,000     15,000     37,500    13,000    14,776    20,499
Shareholders' equity           33,305      34,542     33,135     33,409    31,719    31,892    32,721
Number of banking
offices                            14          15         14         15        13        13        12

Operating Data
Net interest income          $ 10,405    $  9,446   $ 12,649   $ 12,459  $ 11,935  $ 11,399  $ 10,681
Provision for loan losses        (495)         75        100        250       400       400       400
Noninterest income              1,383       2,956      3,434      2,864     2,086     1,643     1,830
Noninterest expenses            7,843       8,197     10,438      9,920     9,133     8,853     9,761
Income before income
taxes and extraordinary
items                           4,440       4,130      5,545      5,153     4,488     3,789     2,350
Income tax expense
(benefits)                      1,513       1,876      2,264      2,164     1,886     1,547    (3,874)
                             --------    --------   --------   --------  --------  --------  --------
Extraordinary Item, net
of taxes                           --         (87)       (87)        --        --        --        --
Cumulative effect of
change in accounting
principles, net of taxes           --        (162)      (162)        --        --        --        --
                                         --------   --------
Net income                      2,927       2,005      3,032      2,989     2,602     2,242     6,224
                             --------    --------   --------   --------  --------  --------  --------
Income available to
common shareholders          $  2,927    $  2,005   $  3,032   $  2,989  $  2,602  $  2,242  $  6,224
                             ========    ========   ========   ========  ========  ========  ========

Significant Statistical Data - NewMil

                                 At or for the
                               Nine Months Ended
                                   March 31,                At or for the Year Ended June 30,
                                                    -------------------------------------------------
                                  (unaudited)
                             --------------------
                               2000        1999       1999       1998      1997      1996      1995
                             --------    --------   --------   --------  --------  --------  --------
For The Period:
Net income per common
share:
  Basic                      $   0.80    $   0.52   $   0.80   $   0.78  $   0.65  $   0.51  $   1.39
  Diluted                    $   0.76    $   0.50   $   0.76   $   0.74  $   0.63  $   0.50  $   1.37
Cash dividends per
common share                 $   0.30    $   0.26   $   0.35   $   0.30  $   0.23  $   0.17  $   0.06
Return on average
shareholders' equity            11.78%       7.76%      8.84%      9.04%     8.02%     6.71%    23.75%
Interest rate spread             3.65%       3.15%      3.19%      3.31%     3.53%     3.58%     3.41%
Net interest margin              4.09%       3.59%      3.64%      3.78%     3.98%     4.01%     3.70%
Noninterest expenses to
average assets                   2.99%       3.00%      2.89%      2.91%     2.94%     2.97%     3.25%
At End Of Period:
Diluted weighted average
common shares (000's)           3,827       4,019      3,985      4,066     4,143     4,487     4,554
Book value per common
share                        $   9.23    $   9.15   $   9.04   $   8.71  $   8.27  $   7.84  $   7.29
Tangible book value per
common share                 $   9.23    $   9.15   $   9.04   $   8.71  $   8.27  $   7.84  $   7.29
Shareholders' equity to
total assets                     8.68%       9.64%      9.41%      9.09%     9.82%    10.31%    10.60%
Non-performing assets to
total assets                     0.41%       0.50%      0.45%      0.46%     1.11%     2.09%     2.88%
Allowance for loan losses
to Non-performing loans        394.85%     284.92%    403.64%    360.26%   175.25%   114.33%    74.52%

Selected Consolidated Financial Data and Significant Statistical Data - Nutmeg (Dollars in Thousands)

                                At or for the
                             Three Months Ended
                                  March 31,             At or for the Year Ended December 31,
                                                  -----------------------------------------------
                                 (unaudited)
                             -------------------
Financial Condition and        2000        1999     1999       1998      1997     1996     1995
Other Data                   -------     -------  --------    -------   -------  -------  -------
Total assets                 $121,889   $113,773  $116,827   $111,337  $105,729  $93,298  $85,724
Loans, net                     98,241     89,872    94,186     93,362    92,790   84,406   70,763
Deposits                      105,522     94,041    93,901     90,728    86,121   77,561   75,184
Shareholders' equity           10,595      9,834    10,419      9,681     8,891    5,632    5,399
Number of banking
offices                             4          3         3          3         3        3        3
Operating Data
Net interest income          $  1,286   $  1,167  $  4,920   $  4,548  $  4,015  $ 3,538  $ 3,287
Provision for loan losses         (50)         -       (25)       100       154       85       70
Noninterest income                330        382     1,629      1,923     1,677    1,433    1,039
Noninterest expenses            1,185      1,091     4,690      4,370     4,070    4,418    3,347
                             --------   --------  --------   --------  --------  -------  -------
Income before income taxes        481        458     1,884      2,001     1,468      468      909
Income tax expense                159        156       584        878       623      186      385
                             --------   --------  --------   --------  --------  -------  -------
Net income                   $    322   $    302  $  1,300   $  1,123  $    845  $   282  $   524
                             ========   ========  ========   ========  ========  =======  =======

Significant Statistical Data - Nutmeg

                                At or for the
                             Three Months Ended
                                  March 31,             At or for the Year Ended December 31,
                                                  -----------------------------------------------
                                 (unaudited)
                             -------------------
                               2000        1999     1999       1998      1997     1996     1995
                             -------     -------  --------    -------   -------  -------  -------
Net income per common
share
    Basic                     $ 0.17   $ 0.15   $ 0.67     $ 0.58     $ 0.51     $ 0.20    $ 0.40
    Diluted                   $ 0.14   $ 0.12   $ 0.55     $ 0.48     $ 0.42     $ 0.16    $ 0.31
Cash dividends declared
per common share              $0.050   $0.048   $0.193     $0.167     $0.123     $0.063    $ 0.00
Cash dividends declared
per preferred share           $0.175   $0.175   $ 0.70     $ 0.70     $0.394     $0.228    $0.228
Return on average
shareholders' equity           12.18%   11.34%   12.87%     12.10%     11.33%      5.05%    10.22%
Interest rate spread            4.92%    4.51%    4.88%      4.49%      4.26%      4.20%     4.05%
Net interest margin             4.92%    4.68%    4.95%      4.56%      4.33%      4.23%     4.11%
Noninterest expenses to
average assets                  4.32%    4.21%    4.22%      4.05%      4.09%      5.01%     3.96%
At End of Period:
Diluted weighted average
common shares (000's)          2,372    2,364    2,373      2,347      2,032      1,703     1,673
Book value per common
share                         $ 4.40   $ 4.07   $ 4.29     $ 3.85     $ 3.55     $ 4.03    $ 3.94
Tangible book value per
common share                  $ 4.40   $ 4.07   $ 4.29     $ 3.85     $ 3.55     $ 4.03    $ 3.94
Shareholders' equity to
total assets                    8.69%    8.64%    8.92%      8.70%      8.41%      6.04%     6.30%
Nonaccrual assets to total
assets                           .45%     .90%     .59%       .94%       .89%      1.58%     1.21%
Allowance for loan losses      89.38%   51.76%   73.47%     50.91%     49.36%     32.00%    39.52%
to nonaccrual loans

                             NEWMIL BANCORP, INC.
                                      AND
                  NUTMEG FEDERAL SAVINGS AND LOAN ASSOCIATION

             PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

     The following presents the unaudited pro forma condensed balance sheets as of March 31, 2000 and pro forma condensed consolidated statements of income for the year ended June 30, 1999 and for the nine months ended March 31, 2000 after giving effect to the acquisition of Nutmeg by NewMil (accounted for as a purchase). The unaudited pro forma combined financial statements do not give effect to the anticipated cost savings, revenue enhancements or business adjustments which are expected to occur. The purchase price may be adjusted upward based on the sale by Nutmeg of certain loan servicing rights prior to closing. In addition, certain adjustments included in the unaudited pro forma combined financial statements are based on estimates and are subject to change as additional information becomes available.

      The information in the following tables is based on, and should be read together with, the historical financial statements of NewMil and Nutmeg, which are incorporated by reference or included in this document, and the unaudited comparative per share data which appears elsewhere in this document. The pro forma data is presented for comparative purposes only and is not necessarily indicative of the combined financial position or results of operations in the future because it does not give effect to the anticipated cost savings, revenue enhancements or business adjustments which are expected to occur. The proposed transaction is expected to have a positive impact on NewMil's earnings per share in the first year. The pro forma data is also not necessarily indicative of the combined financial position or results of operations which would have been realized had the merger been consummated during the periods or as of the dates for which the pro forma financial statements are presented.

                             NEWMIL BANCORP, INC.
                                      AND
                   NUTMEG FEDERAL SAVINGS & LOAN ASSOCIATION

           PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF CONDITION

                                MARCH 31, 2000
                                  (Unaudited)
                             (Dollars in Thousands)

                                            NewMil    Nutmeg    Pro Forma     Pro Forma
                                            ------    ------    ---------     ---------
                                                               Adjustments
                                                               -----------
ASSETS
Cash and due from banks                    $ 16,520  $  4,395                  $ 20,915
 Securities:
      Available-for-sale at market           98,790     6,261                   105,051
     Held-to-maturity at amortized cost
     (fair value: NewMil $39,308)            41,129        --                    41,129
Loans (net of allowance for loan
losses: NewMil: $4,983 and Nutmeg
$488                                        216,055    98,241                   314,296


  Loans held for sale                            --     1,765                     1,765
  Other real estate owned, net                  307        --                       307
  Loan servicing rights (Note H)                 --     9,099      $ (9,099)         --
  Goodwill (Note D)                              --        --         8,202       8,202
  Bank premises and equipment, net            5,846       499                     6,345
  Accrued interest income                     2,330       892                     3,222
 Deferred tax asset, net                      2,092       324                     2,416
 Other assets (Note D)                          650       413         2,000       3,063
                                           --------  --------      --------    --------
      Total Assets                         $383,719  $121,889      $  1,103    $506,711
                                           ========  ========      ========    ========

LIABILITIES & SHAREHOLDERS'
EQUITY
Deposits (Note H)                          $307,021  $105,522      $(10,500)   $402,043
Federal Home Loan Bank advances (Note G)     34,800     3,000        10,860      48,660
Due to brokers                                5,871                               5,871
Accrued interest and other liabilities        2,722     2,772                     5,494
                                           --------  --------      --------    --------
          Total Liabilities                 350,414   111,294           360     462,068
                                           --------  --------      --------    --------

  Total Shareholders' Equity (Note E)        33,305    10,595           743      44,643
                                           --------  --------      --------    --------
Total Liabilities & Shareholders Equity    $383,719  $121,889      $  1,103    $506,711
                                           ========  ========      ========    ========

                             NEWMIL BANCORP, INC.
                                      AND
                  NUTMEG FEDERAL SAVINGS AND LOAN ASSOCIATION

             PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME

                       Nine Months Ended March 31, 2000
                                  (Unaudited)
                            (Dollars in Thousands)

                                      NewMil   Nutmeg    Pro Forma     Pro Forma
                                      ------   ------    ---------     ---------
                                                        Adjustments
                                                        -----------
Net Interest Income (Notes G & H)    $10,405   $3,811        $ (456)     $13,760
Provision for Loan Losses               (495)     (50)                      (545)
Non-Interest Income (Note H)           1,383    1,193          (469)       2,107
Non-Interest Expense (Notes F & H)     7,843    3,645           108       11,596
                                     -------   ------        ------      -------
Income Before Income Taxes             4,440    1,409        (1,003)       4,816
Provision for income taxes             1,513      420          (173)       1,760
                                     -------   ------        ------      -------
Net Income                           $ 2,927   $  989        $ (859)     $ 3,057
                                     =======   ======        ======      =======
Earnings per common share
  Diluted                            $  0.76   $ 0.42                    $  0.62
  Basic                              $  0.80   $ 0.51                    $  0.64
Dividends per common share           $  0.30   $ 0.15                    $  0.26


                             NEWMIL BANCORP, INC.
                                      AND
                  NUTMEG FEDERAL SAVINGS AND LOAN ASSOCIATION

             PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME

                           Year Ended June 30, 1999
                                  (Unaudited)
                            (Dollars in Thousands)


                                              NewMil   Nutmeg    Pro Forma     Pro Forma
                                              ------   ------    ---------     ---------
                                                                Adjustments
                                                                -----------
Net Interest Income (Notes G & H)            $12,649   $4,718       $  (656)     $16,711
Provision for Loan Losses                        100      (15)                        85
Non-Interest Income (Note H)                   3,434    1,747          (625)       4,556
Non-Interest Expense (Notes F & H)            10,438    4,539           144       15,121
                                             -------   ------       -------      -------
Income Before Income Taxes, Extraordinary
Items and Accounting Change                    5,545    1,941        (1,425)       6,061

Provision for income taxes                     2,264      754          (248)       2,770
                                             -------   ------       -------      -------
Income before cumulative effect of
accounting change and extraordinary item       3,281    1,187        (1,177)       3,291

Effect of change in accounting principle,
 net of taxes                                   (162)                               (162)
Extraordinary item, net of taxes                 (87)                                (87)
                                             -------   ------       -------      -------
Net Income                                   $ 3,032   $1,187       $(1,177)     $ 3,042
                                             =======   ======       =======      =======

Earnings per common share
  Diluted                                    $  0.76   $ 0.52                    $  0.60
  Basic                                      $  0.80   $ 0.63                    $  0.63
Dividends per common share                   $  0.35   $ 0.19                    $  0.31

                             NEWMIL BANCORP, INC.

                                      AND

                   NUTMEG FEDERAL SAVINGS & LOAN ASSOCIATION


        NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


                                   UNAUDITED


NOTE A: BASIS OF PRESENTATION


    The unaudited pro forma combined balance sheet combines the historical consolidated balance sheets of NewMil and Nutmeg as if the merger had become effective on March 31, 2000. The pro forma combined statement of income for the year ended June 30, 1999 combines the historical consolidated statements of income of NewMil and Nutmeg as if the merger had become effective on July 1, 1998.

    The Merger is accounted for as a purchase. Under this method of accounting, assets and liabilities of Nutmeg are adjusted to their estimated fair value and combined with the recorded book values of the assets and liabilities of NewMil.

    For purposes of the pro forma financial statements, estimates of the fair value of Nutmeg's assets and liabilities as of March 31, 2000 have been combined with the recorded values of the assets and liabilities of NewMil. Fair value adjustments are subject to update as additional information becomes available.

NOTE B: PURCHASE PRICE

     The purchase price is based on exchanging the equivalent of $8.25 in cash or common stock of NewMil for each share of Nutmeg's common stock and $14.4375 in cash or common stock of NewMil for each share of Nutmeg preferred stock. These figures may be adjusted upward based on the sale by Nutmeg of certain loan servicing rights prior to closing. The number of shares of NewMil common stock into which a share of Nutmeg common stock will be converted will be determined by dividing $8.25 by the average of the high and low prices of NewMil common stock on each of the 15 trading days ending on the third trading day before the effective time of the merger. For the purpose of the pro forma financial statements, a market price of $10.00 has been assumed for NewMil common stock for determining the number of shares of NewMil common stock that will be issued. Accordingly, the share exchange is based on exchanging 0.825 of a share of NewMil common stock for each share of Nutmeg common stock and 1.44375 of a share of NewMil common stock for each share of Nutmeg preferred stock. Because the price of NewMil common stock may vary before the effective time of the merger, the actual number of shares of NewMil common stock into which a share of Nutmeg common stock will be converted will not be known until the end of such 15 day period. NewMil will not be required to exchange shares of NewMil common stock for more than 60% of the combined total of Nutmeg common and preferred shares (treating each share of Nutmeg preferred stock as the equivalent of 1.75 shares of Nutmeg common stock.)

     For the purposes of the pro forma financial statements, NewMil common stock has been exchanged for 60% of the purchase price and cash for 40% of the purchase price. Furthermore, it has been assumed that all Nutmeg stock options will be converted into cash. Accordingly, the number of the shares of Nutmeg common and preferred stock used in calculating the purchase price to be paid in connection with the Merger reflects an exchange of cash and NewMil common stock for the outstanding shares of Nutmeg common and preferred stock, exclusive of Nutmeg's stock options.

     The total purchase price and the cash and market value of NewMil common stock to be issued in connection with the Merger is calculated as follows:


                                                                        Total
                                                                      Equivalent
                                                Common    Preferred     Common


                                                                   Stock            Stock            Stock
                                                                   -----            -----            -----
          Nutmeg shares outstanding on March 31, 2000            1,433,406          489,722
          Exchange ratio                                                               1.75
          Nutmeg common stock equivalent shares                  1,433,406          857,101         2,290,507
          Purchase price per share                                                                      $8.25
          Total purchase price                                                                    $18,896,683
          Exchange of cash                                                                          7,558,683
          Exchange of NewMil common stock                                                         $11,338,000
          Estimated price per share of NewMil common stock                                             $10.00
          NewMil common stock to be issued                                                          1,133,800

     NOTE C: PURCHASE ACCOUNTING ADJUSTMENTS

          Purchase accounting adjustments as of March 31, 2000, are based on the best available information and are subject to update as additional information becomes available. Purchase accounting adjustments, net of applicable taxes, are as follows:

          Cost of exercising Nutmeg's stock options                                                $  652,000
          Estimated cost of Nutmeg's change of control agreements                                     548,000
          Professional fees, printing and mailing                                                     654,000
          Termination of service bureau contract                                                       46,000
          Total purchase accounting adjustments, net of taxes                                      $1,900,000

     NOTE D: CALCULATION OF GOODWILL ADJUSTMENT AND TOTAL GOODWILL DUE TO
     MERGER

     (IN THOUSANDS)

          Purchase price                                                                             $ 18,897
          Nutmeg total shareholders equity                                                            (10,595)
          Estimated purchase accounting adjustments, net of taxes                                       1,900
          Estimated core deposit intangible                                                            (2,000)
          Goodwill adjustment                                                                        $  8,202

          For purposes of the pro forma combined balance sheet, estimates have been made of the purchase accounting adjustments, net of taxes, as of March 31, 2000. Purchase accounting adjustments are subject to update as additional information becomes available.

NOTE E: STOCKHOLDERS' EQUITY

          The net equity impact of the Merger is $743,000, which represents the purchase price of $18,897,000, reduced by cash consideration of $7,599,000 and Nutmeg's stockholders' equity of $10,595,000. In the Merger, NewMil will exchange cash of $7,599,000 and NewMil common stock with a market value of $11,338,000 in exchange for Nutmeg's 1,433,406 common shares and 489,722 preferred shares (based on the number of shares outstanding as of March 31, 2000). NewMil will issue 1,133,800 new shares of common stock, based on an estimated price of $10.00 per share.

NOTE F: GOODWILL AND CORE DEPOSIT INTANGIBLE AMORTIZATION

The pro forma income statements include an adjustment for the amortization of pro forma goodwill on a straight line basis over 20 years and the amortization of the core deposit intangible on a straight line basis over 7 years. Total amortization expense amounts for goodwill and the core deposit intangible for the nine month period ended March 31, 2000 and the year ended June 30, 1999 are $522,000 and $696,000 respectively.

NOTE G: FEDERAL HOME LOAN BANK ADVANCES

      The cash consideration paid to Nutmeg common and preferred stockholders of $7,559,000, together with cash payments related to purchase accounting adjustments of $1.9 million and a net payment of $1.4 million related to the sale of Nutmeg's loan servicing rights will increase the combined pro forma borrowings by $10.8 million. The pro forma income statements for the nine month period ended March 31, 2000 and the year ended June 30, 1999 include $489,000 and $700,000, respectively, in interest expense associated with the additional borrowings.

NOTE H: SALE OF LOAN SERVICING RIGHTS

      Before the completion of the Merger, Nutmeg will sell its loan servicing rights. For the purpose of these pro forma financial statements, no gain or loss has been anticipated on the sale. The actual adjustment may be materially different depending upon a number of factors that can not be predicted at this time. The sale of Nutmeg's loan servicing rights will result in the elimination of Nutmeg's loan servicing rights of $9,099,000 and related escrow deposit balances of approximately $10,500,000 (based on balances as of March 31, 2000). For the purposes of these pro forma financial statements, the elimination of income earned and direct costs related to Nutmeg's loan servicing operation does not have a significant impact on the pro forma consolidated results of operations for either the nine month period ended March 31, 2000 or the year ended June 30, 1999. The income statement impact of the sale of the loan servicing rights is as follows:


      (IN THOUSANDS)                           Nine Months
                                                  Ended           Year Ended
                                              March 31, 2000     June 30, 1999
      Net interest income                               $ 33              $ 44
      Non interest income                               (469)             (625)
      Non interest expense                              (414)             (552)
      Income before tax                                  (22)              (29)
      Income taxes                                        (7)              (10)
      Net income                                        $(15)             $(19)

                             SHAREHOLDER MEETINGS

Matters to be Considered at the Special Meetings.

     We are first mailing this document to the holders of Nutmeg's common and Series B preferred stock and to holders of NewMil common stock on or about __________, 2000. It is accompanied by a proxy card furnished in connection with the solicitation of proxies by the Nutmeg Board of Directors for use at the special meeting of Nutmeg's shareholders on _________________, 2000, at ______ a.m., at the ________________, Connecticut ______________ and by the NewMil
Board of Directors for use at the special meeting of NewMil's shareholders on ______________________. At the special meetings, the holders of Nutmeg's common and Series B preferred stock and the holders of NewMil's common stock will consider and vote on:

     . the proposal to approve and adopt the merger agreement, the merger and the other transactions contemplated by the merger agreement, and

     . any other business that properly comes before the special meeting, or any adjournments or postponements of the meeting, including, without limitation, a motion to adjourn the special meeting to another time and/or place for the purpose of soliciting additional proxies in order to approve the merger agreement and the merger or otherwise.

Record Date and Voting.

     Nutmeg.

     The Nutmeg Board of Directors has fixed the close of business on ________________, 2000 as the record date for determining the Nutmeg shareholders entitled to receive notice of and to vote at the special meeting. Only holders of record of Nutmeg's common and Series B preferred stock at the close of business on that day will be entitled to vote at the special meeting or at any adjournment or postponement of the meeting. At the close of business on ___________________, 2000, there were _________________ shares of Nutmeg's common and ___ shares of Nutmeg's Series B preferred stock outstanding and entitled to vote at the special meeting, held by approximately ____________ shareholders of record.

     Each holder of Nutmeg's common stock and Series B preferred stock on ________________, 2000 will be entitled to one vote for each share held of record on each matter that is properly submitted at the special meeting or any adjournment or postponement of the meeting. The presence, in person or by proxy, of the holders of a majority of Nutmeg's common stock and of Nutmeg's Series B preferred stock issued and outstanding and entitled to vote at the special meeting is necessary to constitute a quorum. Abstentions and broker non-votes will be included in the calculation of the number of shares represented at the special meeting in order to determine whether a quorum has been achieved. Since approval of the merger agreement requires the affirmative vote of the holders of at least a majority of the shares of Nutmeg's common stock as well as a majority of the shares of Nutmeg's Series B preferred stock and at least two-thirds of all shares of both classes issued and outstanding combined, abstentions and broker non-votes will have the same effect as a vote against the merger agreement.

     If a quorum is not obtained, or if fewer shares of Nutmeg's common or Series B preferred stock are voted in favor of the proposal for approval of the merger agreement than the number required for approval, it is expected that the special meeting will be adjourned to allow additional time for obtaining additional proxies. In that event, proxies will be voted to approve an adjournment, except for proxies as to which instructions have been given to vote against the merger agreement. The holders of a majority of the shares present in person or by proxy at the special meeting would be required to approve any adjournment of the special meeting or any other such business that properly comes before the special meeting.

     If your proxy card is properly executed and received by Nutmeg in time to be voted at the special meeting, the shares represented by the proxy card will be voted in accordance with the instructions marked on the proxy card. Executed proxies with no instructions indicated on the proxy card will be voted FOR the merger agreement and the merger.

     The Nutmeg Board of Directors is not aware of any other matters that may properly come before the special meeting. If any other matters properly come before the special meeting, the persons named in the accompanying proxy will vote the shares represented by all properly executed proxies on those matters as determined by a majority of the Nutmeg Board of Directors.

     To vote on the merger agreement, you need to properly complete the proxy card and return it in the enclosed envelope or attend the special meeting and vote in person.

     You should not forward any stock certificates with your proxy card.  If the
     ------------------------------------------------------------------
merger takes place, Nutmeg stock certificates should be delivered in accordance with instructions that will be sent to Nutmeg shareholders by NewMil's exchange agent promptly after the effective time of the merger.

     NewMil.

     The NewMil Board of Directors has fixed the close of business on ________________, 2000 as the record date for determining the NewMil shareholders entitled to receive notice of and to vote at the special meeting. Only holders of record of NewMil's common stock at the close of business on that day will be entitled to vote at the special meeting or at any adjournment or postponement of the meeting. At the close of business on ___________________, 2000, there were _________________ shares of NewMil's common stock outstanding and entitled to vote at the special meeting, held by approximately ____________ shareholders of record.

     Each holder of NewMil's common stock on ________________, 2000 will be entitled to one vote for each share held of record on each matter that is properly submitted at the special meeting or any adjournment or postponement of the meeting. The presence, in person or by proxy, of the holders of a majority of NewMil's common stock issued and outstanding and entitled to vote at the special meeting is necessary to constitute a quorum. Abstentions and broker non-votes will be included in the calculation of the number of shares represented at the special meeting in order to determine whether a quorum has been achieved. Since approval of the merger agreement requires the affirmative vote of the holders of at least a majority of the shares of NewMil's common stock cast at the special meeting, abstentions will have the same effect as a vote against the merger agreement.

     If a quorum is not obtained, or if fewer shares of NewMil's common stock are voted in favor of the proposal for approval of the merger agreement than the number required for approval, it is expected that the special meeting will be adjourned to allow additional time for obtaining additional proxies. In that event, proxies will be voted to approve an adjournment, except for proxies as to which instructions have been given to vote against the merger agreement. The holders of a majority of the shares present in person or by proxy at the special meeting would be required to approve any adjournment of the special meeting or any other such business that properly comes before the special meeting.

     If your proxy card is properly executed and received by NewMil in time to be voted at the special meeting, the shares represented by the proxy card will be voted in accordance with the instructions marked on the proxy card. Executed proxies with no instructions indicated on the proxy card will be voted FOR the merger agreement and the merger.

     The NewMil Board of Directors is not aware of any other matters that may properly come before the special meeting. If any other matters properly come before the special meeting, the persons named in the accompanying proxy will vote the shares represented by all properly executed proxies on those matters as determined by a majority of the NewMil Board of Directors.

Required Vote; Revocability of Proxies.

     To vote on the merger agreement, you need to properly complete the proxy card and return it in the enclosed envelope or attend the special meeting and vote in person.

     In order to approve and adopt the merger agreement, the merger of Nutmeg and New Milford Savings Bank and the other transactions contemplated by the merger agreement, the holders of at least a majority of the shares of Nutmeg's common stock issued and outstanding on _________________, 2000, and a majority of the shares of Nutmeg's Series B preferred stock issued and outstanding on ___________, 2000, as well as two-thirds of all issued and outstanding stock of both classes combined, must affirmatively vote FOR the merger agreement and the merger.

     In addition to the votes by Nutmeg shareholders, the holders of a majority of the shares of NewMil's common stock cast at the special meeting must be voted FOR the merger agreement and the merger.

     The required vote of Nutmeg's shareholders is based on the total number of outstanding shares of Nutmeg's common stock and Series B preferred stock and not on the number of shares which are actually voted. Not returning a proxy card, not voting in person at the special meeting and abstaining from voting will have the same effect as voting AGAINST the merger agreement and the merger.

     All of the directors and executive officers of Nutmeg beneficially owned as of January 31, 2000, excluding all options to purchase shares of Nutmeg's common and Series B preferred stock, a total of 574,689 shares of Nutmeg's common and 182,161 shares of Series B preferred stock, which was approximately 39.95% of the outstanding shares of Nutmeg's common and 37.40% of the shares of Series B preferred stock on that date. We expect all of these persons to vote their shares in favor of the merger agreement and the merger.

     All of the directors and executive officers of NewMil beneficially owned as of June 20, 2000, excluding all options to purchase shares of NewMil's common stock, a total of 130,008 shares of NewMil's common stock, which was approximately 3.60% of the outstanding shares of NewMil's common stock on that date. We expect all of these persons to vote their shares in favor of the merger agreement and the merger. Additionally, Nutmeg owned ____ shares of NewMil's common stock as of __________, 2000, all of which we expect will be voted in favor of the merger agreement and merger.

     All of the directors and executive officers of Nutmeg beneficially owned as of ______________, 2000, any excluding all options to purchase shares of NewMil's common stock, a total of _____________ shares of NewMil's common stock, which was approximately ____% of the outstanding shares of NewMil's common stock on that date. We expect all of these persons to vote their shares in favor of the merger agreement and the merger.

     None of the directors and executive officers of NewMil beneficially owned as of ______________, 2000, any shares of Nutmeg's common or Series B preferred stock.

     If you submit a proxy card, attending the special meeting will not automatically revoke your proxy. However, you may revoke a proxy at any time before it is voted by:

     . in the case of a Nutmeg shareholder, delivering to Frank Molinaro, Secretary, Nutmeg Federal Savings & Loan Association, 301 Main Street, Danbury, Connecticut 06801, a written notice of revocation before the special meeting,

     . in the case of a NewMil shareholder, delivering to Betty F. Pacocha, Secretary, NewMil Bancorp, Inc., 19 Main Street, New Milford, Connecticut 06776, a written notice of revocation before the special meeting,

     . delivering to Nutmeg or NewMil, as appropriate, a duly executed proxy bearing a later date before the special meeting, or

     .    attending the special meeting and voting in person.

Simply attending the special meeting without voting will not automatically revoke your proxy.

     Nutmeg and NewMil are not obligated to complete the merger unless, among other things, the merger agreement and the merger are approved by the required votes of the shareholders of both companies. For a description of the conditions to the merger, see "The Merger -- Conditions to the Merger."

Solicitation of Proxies.

     In addition to solicitation by mail, directors, officers and employees of Nutmeg and NewMil may solicit proxies for the special meeting from shareholders personally or by telephone or telecopier without receiving additional compensation for these activities. The cost of soliciting proxies will be paid
separately by Nutmeg and NewMil. In addition, Nutmeg has retained [       ], a
proxy solicitation firm, to assist in proxy solicitation for the special meeting. Nutmeg and NewMil also will make arrangements with brokerage firms and other custodians, nominees and fiduciaries to send proxy materials to their principals and will reimburse those parties for their expenses in doing so.

                                  THE MERGER

     The information in this section is qualified in its entirety by reference to the full text of the merger agreement including each of its exhibits and the option agreement, all of which are incorporated by reference into this document and the material features of which are described in this Proxy Statement/Prospectus. A copy of the merger agreement including each of its
                       ----------------------------------------------------
exhibits and the other documents described in this Proxy Statement/Prospectus
-----------------------------------------------------------------------------
will be provided to you promptly without charge if you call or write to B. Ian
------------------------------------------------------------------------------
McMahon, NewMil Bancorp, Inc., 19 Main Street, New Milford, Connecticut 06776.
-----------------------------------------------------------------------------
Such documents were also filed as exhibits to the registration statement filed with the SEC to register the shares of NewMil's common stock to be issued in the merger. See "Where You Can Find More Information."

The Parties.

     NewMil, New Milford Savings Bank and Nutmeg have entered into an agreement and plan of merger. Under this agreement, NewMil will acquire Nutmeg through the merger of Nutmeg into New Milford Savings Bank, NewMil's wholly owned subsidiary.

NewMil.

     NewMil is a Delaware corporation and the holding company of New Milford Savings Bank, NewMil's savings bank subsidiary. Both NewMil and New Milford Savings Bank are headquartered in New Milford, Connecticut. Deposits at New Milford Savings Bank are insured by the FDIC. Through New Milford Savings Bank, NewMil currently serves customers from 14 full service and one special needs banking offices located in Fairfield and Litchfield Counties, Connecticut. NewMil, through New Milford Savings Bank, conducts a community banking business with an emphasis on servicing the needs of individuals and small businesses.

     At March 31, 2000, NewMil had total consolidated assets of $383.7 million, total deposits of $307.0 million, and shareholders' equity of $33.3 million or 8.7% of total assets. At that date, NewMil also had loans receivable net, of $216.1 million, which included $128.4 million in residential mortgage loans, $55.1 million in commercial real estate loans, $15.9 million in commercial and industrial loans and $21.7 million in consumer loans, consisting primarily of home equity loans. At March 31, 2000, non-performing loans and other real estate owned were $1.6 million. At that date, NewMil's allowance for loan losses was $5.0 million, or 394.85% of non-performing loans. For additional information about NewMil, see "Information About NewMil".

     NewMil, as a bank holding company, is regulated by the Federal Reserve Board. New Milford Savings Bank, as a state savings bank, is regulated by the Connecticut Department of Banking and the Federal Deposit Insurance Corporation.

Nutmeg.

     Nutmeg is a federally chartered savings and loan association headquartered in Danbury, Connecticut, with additional offices in the neighboring towns of Bethel and Ridgefield. Deposits at Nutmeg are insured by the FDIC through its SAIF funds. Nutmeg operates as a community-oriented banking institution dedicated to providing mortgage products and small business loan services and products with an emphasis on personalized service.

     At March 31, 2000, Nutmeg had total consolidated assets of $121.9 million, total deposits of $105.5 million, and shareholders' equity of $10.6 million, or 8.69% of total assets. At that date, Nutmeg also had loans receivable, net of $98.2 million, which included $60.7 million in residential mortgage loans, $18.2 million in commercial real estate loans, $16.0 million in commercial and industrial loans and $2.4 million in consumer loans, consisting primarily of home equity loans. At March 31, 2000, nonaccrual loans and other real estate owned were $460,000. At that date, Nutmeg's allowance for loan losses was $488,000, or 106% of nonaccrual loans. Nutmeg had $0 in other real estate owned at March 31, 2000. For additional information about Nutmeg, see "Information About Nutmeg".

     Nutmeg, as a federally chartered savings and loan association, is regulated by the Office of Thrift Supervision.

Background of the Merger.

     Nutmeg.

     Nutmeg was organized in 1977 as a federally chartered mutual savings and loan association headquartered in Danbury, Connecticut. Nutmeg converted from mutual to capital stock form in 1984. Nutmeg is a member of the FHLB and operates four banking offices, two in Danbury and one each in Bethel and Ridgefield, Connecticut.

     The Board of Directors of Nutmeg periodically reviews Nutmeg's strategy in light of general conditions in the banking and thrift industries, competitive and economic conditions in its market, results of its operations and future prospects, legislative and regulatory changes and other developments affecting the banking and thrift industries generally and Nutmeg specifically.

     Over the past several years, Nutmeg's Board of Directors has considered a variety of strategic alternatives, including expanding its business as an independent company as well as evaluating potential business combinations with other financial institutions. In June of 1997, Nutmeg completed its offering of Series B preferred stock, which increased Nutmeg's capital base allowing Nutmeg to expand both its basic banking business and its mortgage servicing portfolio.

     In June of 1998, Nutmeg engaged McConnell, Budd & Downes, Inc. ("MB&D") to review and advise Nutmeg's Board of Directors on further strategic initiatives, including possible combinations with other financial institutions. During 1998 and 1999, Nutmeg, with the advice of MB&D, held preliminary discussions with several organizations, including NewMil, regarding potential business combinations. However, during this time, none of the discussions advanced to a level at which due diligence examinations were conducted. In the first quarter of 2000, discussions with NewMil and another financial institution became more serious, and, during the last week of March, 2000, both NewMil and the other party submitted to Nutmeg written, non-binding indications of interest in acquiring Nutmeg.

     At a meeting held April 3, 2000, Nutmeg's Board of Directors' Planning Committee evaluated both indications from a financial standpoint and reviewed publicly available financial information regarding both parties with the advice of MB&D. Following this review, the Nutmeg Planning Committee elected to continue negotiations with both parties. A due diligence review of Nutmeg's business was conducted by NewMil in late April, and NewMil submitted an updated indication of interest dated May 1, 2000. The other party conducted its due diligence review of Nutmeg in early May.

     At a meeting held May 11, 2000, Nutmeg's Board of Directors, with representatives of MB&D and Day, Berry & Howard LLP, reviewed the updated offer from NewMil and authorized the Directors' Planning Committee to negotiate the terms of a definitive agreement with NewMil. On May 24, 2000, both parties met to complete negotiations of the material terms of the merger agreement.

     On May 26, 2000, a final indication of interest was received by Nutmeg from the other party who had conducted a due diligence review. At a meeting held on May 30, 2000, Nutmeg's Board of Directors, along with representatives of MB&D and Day, Berry & Howard LLP, reviewed both the final indication received from the other party and the final version of the merger agreement that had been negotiated with NewMil. After a comprehensive review of the financial terms, structure and contingencies associated with the other party's offer, Nutmeg's Board of Directors elected to reject the other party's offer and proceed with the NewMil proposal. Nutmeg's Board of Directors then reviewed the proposed agreement with NewMil and elected to approve the agreement with NewMil.

     NewMil.

     NewMil was organized in 1987 to operate principally as a bank holding company for New Milford Savings Bank, which was originally organized in 1858 and converted to public ownership in 1986.

     NewMil has indicated for several years its desire to utilize excess capital to effect combination transactions to enhance shareholder value. NewMil believes that the acquisition of Nutmeg is in furtherance of that objective. Nutmeg's offices are located in towns adjacent to or within NewMil's current market areas including the City of Danbury, the largest municipality in northern Fairfield County. The combination will further NewMil's expansion in Fairfield County which has a population with one of the highest per capita incomes in the United States.

Recommendation of the Nutmeg Board of Directors and Reasons for the Merger.

     The Board of Directors of Nutmeg has approved the merger agreement and has determined that the merger is fair to and in the best interests of Nutmeg and its shareholders. Nutmeg's Board of Directors believes that the merger will enable holders of Nutmeg's common stock to realize increased value due to the premium over Nutmeg's market price prior to the public announcement of the merger and book value per share offered by NewMil. The Board also believes that the merger may enable those Nutmeg shareholders who elect to receive shares of NewMil common stock to participate in opportunities for appreciation of NewMil's common stock. In reaching its decision to approve the merger agreement, the Board consulted with its outside counsel, Day, Berry & Howard LLP, regarding the legal terms of the merger and the Board's fiduciary obligations in its consideration of the proposed merger, its financial advisor, MB&D, regarding the financial aspects and fairness of the proposed merger agreement, as well as with management of Nutmeg. Without assigning any relative or specific weight, Nutmeg's Board considered the following material factors, both from a short-term and long-term perspective:

     . Nutmeg's Board's familiarity with, and review of, the business, financial condition, results of operations and prospects of Nutmeg, including, but not limited to, its potential growth, development, productivity and profitability and the business risks associated with the merger;

     . The current and prospective environment in which Nutmeg operates, including national and local economic conditions, the highly competitive environment for financial institutions generally, the increased regulatory burden on financial institutions, and the trend toward consolidation in the financial services industry;

     . The potential appreciation in market and book value of Nutmeg's common stock on both a short-and long-term basis, as a stand-alone entity;

     . The proposal by the FASB to eliminate pooling of interests accounting treatment by year end 2000 and its potential affect on acquisition values;

     . Information concerning NewMil's business, financial condition, results of operations, asset quality and prospects including the long-term growth potential of NewMil's common stock, the future growth prospects of NewMil combined with Nutmeg following the proposed merger, the potential synergies expected from the merger and the business risks associated with the merger;

     . The fact that the exchange of NewMil's common stock for Nutmeg's common and Series B preferred stock can be effected on a tax-free basis for Nutmeg shareholders (except for cash paid), and the potential for appreciation and growth for the market and book value of NewMil's common stock following the proposed merger;

     . The oral presentation and written opinion of MB&D that the terms of the merger agreement are fair to the holders of Nutmeg's common and Series B preferred stock from a financial point of view;

     . The advantages and disadvantages of Nutmeg remaining an independent institution or affiliating with a larger institution;

     . The fact that three of the directors of Nutmeg will become directors of NewMil and New Milford Savings Bank;

     . The short- and long-term interests of Nutmeg and its shareholders, the interests of the employees, customers, creditors and suppliers of Nutmeg, and the interests of Nutmeg's communities all of which can be served to advantage by an appropriate affiliation with a larger institution with increased economies of scale and with a greater capacity to serve all of the banking needs of the community; and

     . The compatibility of the businesses and management philosophies of Nutmeg and NewMil, and NewMil's strong commitment to the communities it serves.

          On the basis of these considerations, the merger agreement was approved by Nutmeg's Board of Directors.

Purpose and Effects of the Merger.

     The purpose of the merger is to enable NewMil to acquire the assets and business of Nutmeg. After the merger, it is expected that all of Nutmeg's branch banking offices will remain open and will be operated as banking offices of New Milford Savings Bank.

     The merger will result in an expansion of New Milford Savings Bank's primary market area to include Nutmeg's banking offices in Connecticut, including the City of Danbury, the largest municipality in northern Fairfield County. The assets and business of New Milford Savings Bank's banking offices will broaden NewMil's existing operations in Fairfield County, one of the wealthiest in the nation, and where New Milford Savings Bank currently has four banking offices. NewMil expects to achieve reductions in the current operating expenses of Nutmeg upon the consolidation of Nutmeg's operations into New Milford Savings Bank. Upon completion of the merger, except as discussed below, the issued and outstanding shares of Nutmeg's common and Series B preferred stock automatically will be converted into shares of NewMil's common stock or cash. See "-- Exchange Ratio and Shareholder Elections."

Structure.

     Nutmeg will merge into New Milford Savings Bank, with New Milford Savings Bank as the surviving corporation. When the merger takes place, except as discussed below, each issued and outstanding share of Nutmeg's common and Series B preferred stock will be converted into the right to receive, at the election of the holder, NewMil common stock, cash or a combination of NewMil common stock and cash based on the exchange ratio and the results of the elections made by Nutmeg's shareholders, as described below. Cash will be paid instead of fractional shares. The consideration to be received by Nutmeg shareholders may be increased based on the results of the required sale by Nutmeg prior to closing of loan servicing rights. See "-- Exchange Ratio and Shareholder Elections". Shares of Nutmeg's common and Series B preferred stock held as treasury stock or held directly or indirectly by Nutmeg, NewMil or any of their subsidiaries, other than trust account shares and shares related to a previously contracted debt, will be canceled and shall cease to exist.

     We expect that the merger will take place in the fourth quarter of 2000, or as soon as possible after we receive all required regulatory and shareholder approvals and all regulatory waiting periods expire. If the merger does not take place by March 31, 2001, the merger agreement may be terminated by either NewMil or Nutmeg unless both agree to extend it.

     The merger agreement permits NewMil to modify the structure of this transaction so long as:

     . there are no material adverse federal income tax consequences to Nutmeg's shareholders from the modification;

     . the consideration to be paid to Nutmeg's shareholders under the merger agreement is not changed or reduced in amount;

     . the modification will not materially change the rights or benefits of any director, officer or employee of Nutmeg provided in the merger agreement; and

     . the modification will not be reasonably likely to delay materially or jeopardize receipt of any required regulatory approvals. NewMil presently has no intent to modify the structure of the merger.

Exchange Ratio and Shareholder Elections.

     The merger agreement provides that at the effective time of the merger, except as discussed below, all outstanding shares of Nutmeg's common and Series B preferred stock automatically will be converted into the right to receive, at the election of the Nutmeg shareholder, either a number of shares of NewMil's common stock or an amount of cash or a combination of stock and cash.

     If a holder of Nutmeg common stock elects to receive NewMil common stock, the number of shares of NewMil common stock into which a share of Nutmeg common stock will be converted will be determined by dividing $8.25 by the average of the high and low prices of NewMil common stock on each of the 15 trading days ending on the third trading day before the effective time of the merger. Because the price of NewMil common stock may vary during such 15 day period, the actual number of shares of NewMil common stock into which a share of Nutmeg common stock will be converted will not be known until the end of such 15 day period. If NewMil should publicly announce that it is a party to a pending transaction involving the acquisition by a third party of a significant amount of NewMil common stock, the period in which the average price of NewMil common stock is determined will be changed to a different 15 day period that begins 30 trading days before the date of such public announcement. We do not know of any transaction that would require that such 15 day period be changed. The $8.25 amount may be increased if Nutmeg realizes a net gain on the sale of its loan servicing rights which it is required to sell before the effective time of the merger.

     If a holder of Nutmeg common stock elects to receive cash, the amount of cash into which a share of Nutmeg common stock will be converted will be $8.25, increased if Nutmeg realizes a net gain on the sale of loan servicing rights as discussed above.

     A share of Nutmeg Series B preferred stock will be converted into 1.75 times the number of shares of NewMil common stock or 1.75 times the amount of cash into which a share of Nutmeg common stock would be converted.

     We have included an election form with the notice of the special meeting of Nutmeg's shareholders. Nutmeg's shareholders may specify on the election form the number of shares of their Nutmeg common and Series B preferred stock that they desire to have converted into NewMil common stock and the number of shares of Nutmeg common and Series B preferred stock that they desire to be exchanged for cash. Any shareholder who does not submit an election form by the deadline of 5:00 p.m. New York City time on ______, 2000 will be deemed to have elected to receive cash in exchange for his or her shares (subject to adjustment, however, if necessary to satisfy Nutmeg shareholders who elect cash. Any Nutmeg shareholder may change an election as long as a revised election form is submitted in time for it to be received by the exchange agent before the deadline. NewMil will announce a special 48 hour election change period on the day following the day the final exchange ratio is set. This will take place after the special meetings and shortly before the closing date. The announcement will be made on NewMil's internet web site (www.newmil.com). It will enable Nutmeg shareholders to change elections by communicating with the exchange agent by facsimile transmission or e-mail as described in the announcement.

     NewMil will not be required to exchange shares of NewMil common stock for more than 60% of the combined total of Nutmeg common and preferred shares (treating each share of Nutmeg Series B preferred stock as the equivalent of 1.75 shares of Nutmeg common stock.) Therefore, if the holders of Nutmeg common and Series B preferred stock elect to receive NewMil common stock in the merger in exchange for more than 60% of the outstanding shares of Nutmeg common and Series B preferred stock (treating each share of Nutmeg Series B preferred stock as the equivalent of 1.75 shares of Nutmeg common stock), NewMil will have the right to reduce the amount of NewMil common stock and increase the amount of cash into which the shares of Nutmeg common and Series B preferred stock of the holders who have elected to receive NewMil common stock will be converted. This adjustment will be allocated among the holders of Nutmeg common and Series B preferred stock who have elected to receive NewMil common stock proportional to their Nutmeg share holdings.

     NewMil will also not be required to exchange cash for more than 50% of the combined total of Nutmeg common and preferred shares. Therefore, if the holders of Nutmeg common and Series B preferred stock elect to receive cash in the merger for more than 50% of the outstanding shares of Nutmeg common and Series B preferred stock (treating each share of Nutmeg Series B preferred stock as the equivalent of 1.75 shares of Nutmeg common stock), NewMil will have the right to reduce the amount of cash and increase the amount of NewMil common stock into which the shares of Nutmeg common and Series B preferred stock of the holders who have elected to receive cash will be converted. Such adjustment will be allocated among such holders of Nutmeg common and Series B preferred stock as nearly as practicable in proportion to their holdings as to which an election to receive cash may have been made.

     As of the date of this Joint Proxy Statement/Prospectus, Nutmeg has entered into a contract for the sale of its loan servicing rights which will, if closed in accordance with the contract terms, result in a net gain on the sale of $______, or $______ per common stock share of Nutmeg ($____ per Series B preferred stock share) which will result in an identical increase in the value of the stock or cash consideration received by Nutmeg stockholders from NewMil. No assurance can now be given that the sale will be closed on the current terms of the contract. The actual adjustment may be materially different depending upon a number of factors which can not be predicted at this time.

     Shares of Nutmeg's common stock held as treasury stock and shares held directly or indirectly by Nutmeg, NewMil or any of their subsidiaries, other than trust account shares and shares related to a previously contracted debt, will be canceled. Certificates for fractions of shares of NewMil's common stock will not be issued. Instead of a fractional share of NewMil's common stock, a Nutmeg shareholder will be entitled to receive an amount of cash equal to the fraction of a share of NewMil's common stock to which the shareholder would otherwise be entitled multiplied by $8.25, increased if Nutmeg has realized a gain on the sale of its loan servicing rights as discussed above.

     The conversion of Nutmeg's common and Series B preferred stock into shares of NewMil's common stock and/or cash at the exchange ratio described above will occur automatically upon completion of the merger.

     NewMil will deposit with the exchange agent the certificates representing NewMil's common stock to be issued to Nutmeg shareholders and the cash to be paid to Nutmeg shareholders in exchange for Nutmeg's common and Series B preferred stock in accordance with the elections of Nutmeg's shareholders, along with cash to be paid instead of fractional shares. As soon as practicable after the merger takes place, the exchange agent will mail a letter of transmittal and instructions for use in surrendering certificates to each shareholder who held Nutmeg's common or Series B preferred stock immediately before the effective time. Upon surrendering his or her certificate(s) representing shares of Nutmeg's common or Series B preferred stock, together with the signed letter of transmittal, a Nutmeg shareholder who is entitled to receive NewMil common stock shall be entitled to receive promptly certificate(s) representing a number of shares of NewMil's common stock determined in accordance with the exchange ratio and a check representing the amount of cash payable in lieu of fractional shares, if any. A Nutmeg shareholder who is entitled to receive cash in exchange for his or her Nutmeg stock shall, upon surrendering the certificate(s) representing such stock, be entitled to receive promptly a check for the amount of such cash. No dividends or distributions on NewMil's common stock payable to any Nutmeg shareholder will be paid until the shareholder surrenders the certificate(s) representing the shares of Nutmeg's common or Series B preferred stock for exchange. No interest will be paid or accrued to Nutmeg shareholders on any cash payable to such shareholders in the merger.

     If any certificate representing shares of NewMil's common stock is to be issued in a name other than that in which the certificate for shares surrendered in exchange is registered, or cash is to be paid to a person other than the registered holder, it will be a condition of issuance or payment that the certificate so surrendered be properly endorsed or otherwise be in proper form for transfer and that the person requesting the exchange either:

     . pay to the exchange agent in advance any transfer or other taxes required by reason of the issuance of a certificate or payment to a person other than the registered holder of the certificate surrendered, or

     . establish to the satisfaction of the exchange agent that the tax has been paid or is not payable.

     After the close of business on the day before the merger takes place, there will be no transfers on Nutmeg's stock transfer books of shares of Nutmeg's common or Series B preferred stock, and any shares of this kind that are presented to the exchange agent after the merger takes place will be canceled and exchanged for cash in accordance with the exchange ratio.

     Any portion of the NewMil common stock and cash deposited by NewMil with the exchange agent that remains unclaimed by Nutmeg shareholders for six months after the effective time of the merger will be returned to NewMil. Any Nutmeg shareholder who has not exchanged shares of Nutmeg's common or Series B preferred stock in accordance with the merger agreement before that time may look only to NewMil for the shares of NewMil common stock, cash or cash payable in lieu of fractional shares, exchangeable for these shares and for any unpaid dividends or distributions after that time. No interest will be payable to such shareholder. Neither NewMil, Nutmeg, the exchange agent nor any other person will be liable to any Nutmeg shareholder for any amount properly delivered to a public official under applicable abandoned property, escheat or similar laws.

     Stock certificates for shares of Nutmeg's common or Series B preferred stock should NOT be returned to Nutmeg with the enclosed proxy card. After the merger takes place, you will receive instructions on how to exchange your Nutmeg certificates for NewMil certificates or for cash.

Options.

     As of the record date, there were outstanding options to purchase [286,552] shares of Nutmeg's common stock at an average exercise price of [$4.85] per share. Under the merger agreement, each Nutmeg option that is outstanding and unexercised immediately before the effective time shall be converted automatically, at the effective time, into cash or NewMil common stock equal to the difference between the option exercise price and $8.25, as adjusted.
Whether the conversion of the option will be into cash or NewMil common stock will be based on the option holder's election under the same procedures and restrictions that apply to all Nutmeg shareholders.

Regulatory Approvals.

     For the acquisition of Nutmeg and the merger of New Milford Savings Bank and Nutmeg to take place, we must receive approvals of the Federal Deposit Insurance Corporation and the Connecticut Commissioner of Banking, apply for a waiver from the Board of Governors of the Federal Reserve System and provide a notice to the Office of Thrift Supervision. In this section, we refer to these approvals as the "required regulatory approvals". NewMil and Nutmeg have agreed to use their best efforts to obtain the required regulatory approvals.

     New Milford Savings Bank has filed with the FDIC an application for approval of the merger of New Milford Savings Bank and Nutmeg. We refer to that merger in this section as the "bank merger". The bank merger is subject to the approval of the FDIC under the Bank Merger Act provisions of the Federal Deposit Insurance Act. These approvals require consideration by the FDIC of various factors, including assessments of the competitive effect of the contemplated transaction, the managerial and financial resources and future prospects of the resulting institution, and the effect of the contemplated transaction on the convenience and needs of the communities to be served. The Community Reinvestment Act of 1977, commonly referred to as the "CRA", also requires that the FDIC, in deciding whether to approve the bank merger, assess the records of performance of New Milford Savings Bank and Nutmeg in meeting the credit needs of the communities they serve, including low and moderate income neighborhoods. As part of the review process, it is not unusual for the FDIC to receive protests and other adverse comments from community groups and others. New Milford Savings Bank currently has a "satisfactory" CRA rating from the FDIC. Nutmeg currently has an "outstanding" CRA rating from the OTS. The FDIC regulations require publication of notice and an opportunity for public comment concerning the applications filed in connection with the bank merger, and authorize the FDIC to hold informal and formal meetings in connection with the applications if the FDIC, after reviewing the applications or other materials, determines it desirable to do so or receives a request for an informal meeting. Any meeting or comments provided by third parties could prolong the period during which the bank merger is subject to review by the FDIC. As of the date of this Proxy Statement/Prospectus, NewMil is not aware of any protests, adverse comments or requests for a meeting filed with the FDIC concerning the bank merger. The bank merger may not take place for a period of 15 to 30 days following FDIC approval, during which time the Department of Justice has authority to challenge the bank merger on antitrust grounds. The FDIC will determine the precise length of the period in consultation with the Department of Justice. The commencement of an antitrust action would stay the effectiveness of any approval granted by the FDIC unless a court specifically orders otherwise. If the Department of Justice does not start a legal action during the waiting period, it may not challenge the transaction afterward, except in an action under Section 2 of the Sherman Antitrust Act.

     An application has been filed with the Connecticut Commissioner of Banking in connection with the merger of Nutmeg into New Milford Savings Bank. In reviewing the application, the Connecticut Commissioner will review and consider, among other things, whether the investment and lending policies of the two institutions are consistent with safe and sound banking practices and will benefit the economy of the state, whether the services or proposed services of the two institutions are consistent with safe and sound banking practices and will benefit the economy of the state, the competitive effects of the transaction, and the financial and managerial resources of the two institutions. The Connecticut Commissioner also will review the institutions' record under the CRA. The Connecticut Commissioner may, at his discretion, hold a public hearing on the proposed transaction.

     NewMil has requested from the Board of Governors of the Federal Reserve System a waiver of any application filing requirement under the Bank Holding Company Act of 1956 that would otherwise apply to the merger.

     Nutmeg has filed a formal notice with the OTS advising of the proposed merger. The OTS has the power to challenge the merger under several possible theories. No such challenges are presently anticipated.

     NewMil and Nutmeg are not aware of any other material governmental approvals that are required for the merger and the bank merger to take place that are not described above. If any other approval or action is required, we presently expect that we would seek the approval or take the necessary action.

     The transaction cannot take place without the required regulatory approvals, which we have not received yet. There is no assurance that we will receive these approvals, and if we do, when we will receive them. Also, there is no assurance that the Department of Justice will not challenge the merger, or, if a challenge is made, what the result of a challenge would be.

Conditions to the Merger.

     Under the merger agreement, NewMil and Nutmeg are not required to complete the transaction unless the following conditions are satisfied:

     . the merger agreement is not terminated on or before the effective time of the merger;
     . the merger agreement and the merger are approved by the affirmative vote of the holders of at least two-thirds of the issued and outstanding shares of both Nutmeg's common stock and Series B preferred stock entitled to vote at the special meeting as well as at least a majority of the issued and outstanding shares of Nutmeg's common stock and Series B preferred stock as separate classes;
     . the merger agreement and the merger are approved by the affirmative vote of the holders of a majority of the shares of NewMil common stock cast at the NewMil special meeting;
     . NewMil's common stock to be issued in the merger is authorized for quotation on the Nasdaq Stock Market's National Market Tier (or such other exchange on which the stock may become listed);
     . all required regulatory approvals are obtained and remain in full force and effect, all statutory waiting periods related to these approvals expire, and none of the regulatory approvals or statutory waiting periods contains a non-customary provision that NewMil reasonably considers to be burdensome or otherwise alters the benefits of the merger agreement;
     . the registration statement filed with the SEC to cover the shares of NewMil's common stock to be issued in the merger is effective and is not subject to a stop order or any threatened stop order;
     . no order, injunction or decree preventing the merger from taking place is in effect and the completion of the merger continues to be legal; and
     . NewMil and Nutmeg receive a favorable tax opinion from NewMil's counsel that is reasonably satisfactory to NewMil and Nutmeg, including an opinion as to the non-recognition of gain or loss by Nutmeg shareholders who elect to receive NewMil common stock.

NewMil is not required to complete the merger unless the following additional conditions are satisfied or waived:

     . the representations and warranties of Nutmeg contained in the merger agreement are true and correct in all material respects as of the date of the merger agreement and as of the effective time of the merger;
     . Nutmeg performs in all material respects all covenants and agreements contained in the merger agreement to be performed by Nutmeg by the effective time;
     . the amount of Nutmeg's shareholders' equity as shown on its balance sheet immediately after it has sold its loan servicing rights is at least as great as the shareholders' equity shown on Nutmeg's balance sheet as of March 31, 2000;
     . Nutmeg obtains the consents, approvals or waivers of other persons that are required to permit NewMil and New Milford Savings Bank to succeed to any obligations, rights or interests of Nutmeg under any agreement, except where the failure to obtain consents, approvals or waivers would not have a material adverse effect on NewMil or New Milford Savings Bank;
     . no proceeding initiated by any governmental entity seeking an injunction preventing the merger from taking place is pending;
     . NewMil receives the written opinion of Day, Berry & Howard LLP, counsel to Nutmeg, dated as of the closing date, as to such matters as NewMil reasonably requests; and
     . NewMil receives letters, known as "comfort letters", from Seward and Monde, Nutmeg's independent public accountants, as to Nutmeg's financial data included in this Proxy Statement/Prospectus.

Nutmeg is not required to complete the merger unless the following additional conditions are satisfied or waived:

     . the representations and warranties of NewMil contained in the merger agreement are true and correct in all material respects as of the date of the merger agreement and as of the effective time of the merger;
     . NewMil performs in all material respects all covenants and agreements contained in the merger agreement required to be performed by it by the effective time;
     . NewMil and New Milford Savings Bank obtain the consents, approvals or waivers of other persons that are required in connection with the transaction contemplated by the merger;
     . no proceeding initiated by any governmental entity seeking an injunction preventing the merger from taking place is pending; and
     . Nutmeg receives the written opinion of Tyler Cooper & Alcorn, LLP, counsel to NewMil, dated the closing date, as to such matters as Nutmeg reasonably requests.

Conduct of Business Pending the Merger.

     The merger agreement contains various restrictions on the operations of Nutmeg before the effective time of the merger. In general, the merger agreement obligates Nutmeg to continue to carry on its business in the ordinary course consistent with past practices and with prudent banking practices, with specific limitations on the lending activities and other operations of Nutmeg. The merger agreement prohibits Nutmeg from:

     . declaring or paying any dividends or other distributions on its capital stock other than regular quarterly cash dividends on Nutmeg's common and Series B preferred stock and accrued dividends on Nutmeg's Series B preferred stock through the closing date of the merger, provided such payment does not result in Nutmeg's shareholders' equity being less than it was at March 31, 2000. Nutmeg is permitted to pay a regular dividend on its common stock to the holders of Nutmeg common stock who receive NewMil common stock in the merger if such holders would otherwise fail to receive a quarterly cash dividend from either Nutmeg or NewMil;
     .    splitting, combining or reclassifying any of its capital stock;
     . issuing or authorizing or proposing the issuance of any securities, other than the issuance of additional shares of Nutmeg common stock upon the exercise or fulfillment of options issued or existing under Nutmeg's stock option plans in accordance with their present terms;
     .    amending its certificate of incorporation or bylaws;
     . authorizing or permitting any of its officers, directors, employees or agents to solicit, initiate or encourage, directly or indirectly, any inquiries or proposals concerning any tender or exchange offer, merger, consolidation, or business combination involving Nutmeg or the acquisition of any substantial equity interest in Nutmeg;
     .    making capital expenditures aggregating in excess of $25,000;
     .    entering any new line of business;
     . acquiring an equity interest in the assets of other business organizations except in connection with foreclosures, settlements or loan restructures in the ordinary course of business consistent with prudent banking practices;
     . taking any action intended or reasonably expected to result in any of its representations and warranties being or becoming untrue or in any of the merger conditions not being satisfied;
     . changing its methods of accounting in effect at December 31, 1999, except as required by changes in regulatory or generally accepted accounting principles;
     . adopting or amending any employee plans or agreements between Nutmeg and its present or former employees, officers, directors or independent contractors;
     . increasing the compensation of any employee or director except in accordance with past practices in the ordinary course of business;
     . entering into, modifying or renewing any agreement or arrangement providing for the payment to any director, officer or employer of compensation or benefits;
     .    hiring any new employee at an annual compensation in excess of
          $20,000;
     . paying any retention payments to employees except for retention payment bonuses totaling in the aggregate no more than $50,000;
     . paying any severance payments to employees except for severance payments totaling in the aggregate no more than $50,000;
     . paying expenses of any employees or directors for attending conventions or similar meetings except in accordance with past practices in the ordinary course of business;
     .    promoting any employee to the rank of vice president or higher;
     . making contributions to employee benefit plans that are larger than the minimum amount required by law or that are not deductible for tax purposes;
     . incurring any indebtedness for borrowed money or assuming the obligations of a third party;
     .    selling, opening or closing any banking or other office;
     . making any equity investments in real estate, other than in connection with foreclosures or settlements in lieu of foreclosures in the ordinary course of business consistent with past banking practices;
     . making any new loans or modifying any existing loans with any affiliated person of Nutmeg;
     . making any investment, or incurring any deposit liabilities, other than in the ordinary course of business consistent with past practice;
     . purchasing any loans or selling, purchasing or leasing any real property other than consistent with past practices;

     . originating any unsecured consumer loans in excess of $10,000, commercial business loans in excess of $250,000, commercial real estate loans in excess of $250,000 as to any loan or $250,000 in the aggregate as to related loans or to loans to related persons, or land acquisition loans to borrowers who intend to construct a residence thereon in excess of the lesser of 75% of the appraised value of such land or $100,000;
     . engaging in any forward commitment, futures transaction, financial options transactions, hedging or arbitrage transaction or covered trading activities or making any investment in any investment security with a maturity of more than one year;
     .    changing its methods of accounting; or
     . purchasing any mortgage loan servicing rights except in connection with existing agreements.

Third Party Proposals.

     Under the merger agreement, Nutmeg generally may not authorize or permit any of its officers, directors, employees or agents to solicit, initiate or encourage any inquiries relating to any third party proposal relating to a tender offer or exchange offer or acquisition of a substantial equity interest in or acquisition of a substantial portion of the assets of or any merger or consolidation with Nutmeg. There is also a prohibition against holding substantive discussions or negotiations and providing confidential information regarding these kinds of proposals. Nevertheless, the Nutmeg Board of Directors may disregard these restrictions if, based on advice of counsel, it reasonably determines in the exercise of its fiduciary duty that this kind of information must be furnished and discussions and negotiations must be entered into.

Expenses; Breakup Fee.

     The merger agreement generally provides that all costs and expenses incurred in connection with the merger agreement and the transactions contemplated by the merger agreement shall be paid for by the party incurring such expense, except that NewMil will pay all filing and other fees paid to the SEC in connection with the merger. However, if the merger agreement is terminated by NewMil or Nutmeg as a result of a material breach of a representation, warranty, covenant or other agreement contained in the merger agreement by the other party, the merger agreement provides for the non-terminating party to pay all documented reasonable expenses of the terminating party up to $150,000 plus a breakup fee. The breakup fee that would be payable by Nutmeg to NewMil would be $300,000. The breakup fee that would be payable by NewMil to Nutmeg would be either $500,000 or, if Nutmeg has entered into a contract to sell its loan servicing rights, the breakup fee would be $600,000. If the merger agreement is terminated because either party's shareholders have not given the approvals required under the merger agreement, that party will be required to pay the other party's documented reasonable expenses up to $150,000. In the event Nutmeg shareholders do not approve the merger agreement after a third party announces a competing acquisition proposal for at least 10% of Nutmeg's common stock or any director, officer or 5% holder of Nutmeg's common stock announces opposition to the merger agreement, Nutmeg shall also pay all documented reasonable costs of NewMil up to $150,000 plus a breakup fee of $300,000. Some of these events would also permit NewMil to exercise its rights under the option agreement. See "--Option Agreement."

Fairness Opinion of McConnell, Budd & Downes, Inc.

     On May 30, 2000, McConnell, Budd & Downes, Inc., ("MB&D") Nutmeg's financial advisor, delivered its oral opinion to the Board of Directors of Nutmeg that, as of that date, the consideration offered by NewMil was fair, from a financial point of view, to Nutmeg Common and Preferred Shareholders. The basis for this opinion has been updated for the purposes of this Proxy Statement/Prospectus and the opinion remains unchanged.

     We have attached as Exhibit A to this Proxy Statement/Prospectus the full text of the MB&D opinion, which describes the assumptions made, matters considered and limits on the review undertaken. The following is a summary of the opinion and matters which MB&D considered. We urge you to read the MB&D opinion in its entirety.

     Nutmeg retained MB&D on June 26, 1998 to act as financial advisor to Nutmeg and provide assistance in evaluating Nutmeg's strategic alternatives, to include a potential combination with another financial institution. Nutmeg retained MB&D based on its qualifications and experience in the financial analysis of banking and thrift institutions generally, its knowledge of the Connecticut banking market and its experience with merger and acquisition transactions involving banking institutions. As part of its investment banking business, which is focused exclusively on the financial services industry, MB&D is regularly engaged in the valuation of financial institutions and their securities in connection with its equity brokerage business generally and mergers and acquisitions in particular.

     Members of the Corporate Finance Advisory Group of MB&D have extensive experience in advising financial institution clients on mergers and acquisitions. As part of its business as a NASD broker-dealer, MB&D may, at times purchase securities from or sell securities to Nutmeg, NewMil or their affiliates. As a market-maker in securities, MB&D may, at times, as part of its business have a long or short position in, and buy or sell securities of, Nutmeg or NewMil for its own account or the accounts of customers. In addition, as part of its business, the employees of MB&D may have direct or indirect investments in the securities of either or both Nutmeg or NewMil. MB&D acted as financial advisor and placement agent for Nutmeg in its issuance of Series B Convertible Series B preferred stock in 1997 and has acted as a Nasdaq market-maker in Nutmeg Common and preferred stock since 1996.

     With respect to the proposed transaction involving NewMil, MB&D advised Nutmeg during the evaluation and negotiation process leading up to the execution of the merger documents. In rendering its advice, MB&D provided Nutmeg with a number of analyses as to a range of consideration values that might be achieved in a hypothetical transaction. NewMil and Nutmeg arrived at the financial terms of the agreement through negotiations in which MB&D advised Nutmeg and participated directly. The opinion of MB&D addresses only the value of the consideration offered to Nutmeg common and preferred shareholders. It does not constitute a recommendation to any shareholder as to how he or she should vote at the Nutmeg special meeting. The opinion is necessarily based upon conditions as of the date of the opinion and upon information made available to MB&D through the date of this proxy statement / prospectus. Nutmeg's Board of Directors did not impose any limitations on MB&D with respect to the investigations it made, the matters it considered, or the procedures it followed in rendering its opinions.

     Materials reviewed and analyses performed:

     In connection with its rendering and / or updating its opinion, MB&D reviewed the following documents and considered the following subjects:

     .    the Merger Agreement and other related merger documents;
          the proxy statement / prospectus in substantially the form mailed to
     .    Nutmeg shareholders;
          publicly available financial information with regard to both Nutmeg and NewMil;
     . internal financial information and forecasts prepared by the managements of both Nutmeg and NewMil;
          discussions with members of Nutmeg's senior management and Board of
     . Directors concerning past and current results of operations, Nutmeg's current financial condition and management's opinion of Nutmeg's future prospects;
     . discussions with members of Nutmeg's senior management regarding the current earnings contribution of the mortgage servicing business, the risks, capital requirements and growth potential of that business and the range of potential sale values for Nutmeg's mortgage servicing portfolio;
     . discussions with members of NewMil's senior management concerning past and current results of operations, NewMil's current financial condition and management's opinion of NewMil's future prospects;
     . the historical record of reported market prices, trading volume and dividend payments for Nutmeg common and Series B preferred stock and NewMil common stock;
     . the current state of and future prospects for the economy of Connecticut in general and the market areas served by Nutmeg and NewMil in particular;
     . specific merger analysis models developed by MB&D to evaluate potential acquisitions and business combinations of banking and thrift companies;
     . the reported financial terms of selected recent acquisitions and business combinations of financial institutions for purposes of comparison to the proposed transaction; and
     .    such other studies and analyses which MB&D considers appropriate.

     In the course of rendering the opinion, MB&D did not complete any independent valuation or appraisal of the assets or liabilities of either Nutmeg or NewMil and has not been provided with such valuations or appraisals from any other source.

     The preparation of a fairness opinion is a complicated process, involving a determination as to the most appropriate and relevant methods of financial analysis and the application of those methods to particular circumstances. In arriving at its fairness opinion, MB&D did not attribute any particular weight to any one specific analysis or factor considered by it and made qualitative as well as quantitative judgments as to the significance of each analysis and factor. Therefore, MB&D believes that its analyses must be considered as a whole and feels that attributing undue weight to any single analysis or factor considered could create a misleading or incomplete view of the process leading to the formation of its opinion.

     In its analyses, MB&D made certain assumptions with respect to banking industry performance, general business and economic conditions and other factors, many of which are beyond the control of either Nutmeg or NewMil. Estimates referred to in MB&D's analyses are not necessarily indicative of actual values or predictive of future results or values, which may vary significantly from those set forth.

     Consideration Analysis:

     The proposed consideration to be paid to Nutmeg common shareholders in exchange for their shares equals $8.25 per Common share plus any net gain (after expenses and taxes payable) on Nutmeg's sale of certain loan servicing rights. The consideration is payable in either cash or in shares of NewMil common stock, with the amount of NewMil Common Stock to be exchanged for each Nutmeg share to be determined during a 15 day pricing period ending prior to closing of
the transaction.   The proposed consideration to be paid to Nutmeg preferred
shareholders in exchange for their shares equals $14.4375 per preferred share plus any net gain (after expenses and taxes payable) on Nutmeg's sale of the loan servicing rights. The consideration to be paid to the Nutmeg Preferred shareholders is also payable in either cash or shares of NewMil common stock as described above. The consideration to be received by Nutmeg common and preferred shareholders is subject to the limitation that no more than 50% of the total consideration to be paid to all shareholders and option holders in the transaction will be paid in cash. In addition, no more than 60% of the total consideration to be paid to all shareholders and option holders in the transaction will be paid in NewMil common stock.

     The $14.4375 base value offered per Nutmeg preferred share reflects the conversion value of the Series B preferred stock based upon its current conversion ratio of 1.75 Nutmeg common shares per preferred share (as adjusted for common Stock splits and Common Stock Dividends) multiplied by the $8.25 base value offered for shares of Nutmeg common stock. Under the terms of the Series B preferred stock, as issued, in the event of a change of control of Nutmeg, conversion of the Series B preferred stock to Nutmeg common stock becomes mandatory. The proposed merger with NewMil, if completed, would be such a change of control.

     On May 30, 2000, MB&D rendered its oral opinion as to the fairness of the consideration based upon the $8.25 and $14.4375 base values offered, with no assumed increase in consideration value receivable from the sale of the loan servicing rights. In updating its opinion as of the date of this proxy statement / prospectus, MB&D has made no change to this methodology, and all analyses included herein are presented solely on the base amounts offered.

Multiple of historical earnings for Nutmeg common stock: The base value of $8.25 per Nutmeg common share represents a multiple of 15.0 times Nutmeg's reported earnings per common share for both the year ended December 31, 1999 and the twelve months of reported earnings ended March 31, 2000. Nutmeg's reported earnings per common share assume conversion of all shares of Nutmeg Series B preferred stock into common stock.

Multiple of stated and tangible book values of Nutmeg common stock: The base value of $8.25 per Nutmeg common share represents a multiple of 1.76 times Nutmeg's stated and tangible book values per common share as of March 31, 2000. Nutmeg's stated and tangible book values per common share assume conversion of all shares of Nutmeg Series B preferred stock into common stock.

Premium above Nutmeg's tangible book value as a percentage of deposits: The premium above Nutmeg's tangible book value, expressed as a percentage of Nutmeg's deposits, to be paid to Nutmeg common, preferred and option holders is 8.61% using reported data for Nutmeg as of March 31, 2000.

Percentage of market value of Nutmeg common and Series B preferred stock:
Nutmeg Common and Series B preferred stocks are listed on the Nasdaq SmallCap Market. However, a limited trading market exists in both securities. Trades were reported in Nutmeg common stock on seven days during the four calendar weeks prior to the May 31, 2000 announcement of the merger agreement. There were no reported trades in Nutmeg Series B preferred stock during the four calendar weeks prior to May 31, 2000. Due to this limited trading activity, comparison is made here to the quoted bid for each security as reported on the Nasdaq SmallCap Market. The $8.25 base value per Nutmeg common share represents a 7.1% premium to the average closing reported bid quote for Nutmeg common stock during the four calendar weeks prior to May 31, 2000. The $14.4375 base value per Nutmeg preferred share represents a 37.5% premium to the average closing reported bid quote for Nutmeg Series B preferred stock during the four calendar weeks prior to May 31, 2000.

     Discounted Cash Flow Analysis:

     MB&D reviewed a discounted cash flow model that it prepared based upon projections that assume Nutmeg operates as a stand-alone, independent organization with the mortgage servicing business intact. Such projections have been reviewed with Nutmeg's management. The model uses Nutmeg's actual reported earnings of $1.32 million for the twelve months ended March 31, 2000 and its current annual Common Stock dividend rate per share of $.20. Using a time horizon of three calendar years ending March 31, 2003, MB&D used growth rates for both Nutmeg's earnings and common stock dividends of 10%, 12% and 15%, factoring in both the economic risks inherent in Nutmeg's basic banking business as well as the interest rate risk component of the mortgage servicing portfolio. MB&D also assigned a range of possible future market or hypothetical transaction price/earnings ratios of 12 to 15 times earnings in order to project possible future values for Nutmeg Common Stock.

     Given the model's time horizon, and a discount rate of 12%, these assumptions resulted in the range of present discounted values for a share of Nutmeg Common Stock of $6.86 to $9.60. Factoring in the higher cash dividend stream for shares of Nutmeg Series B preferred stock until its call / conversion date in June, 2002, and assuming that a holder of Nutmeg Series B preferred stock would convert into Nutmeg common shares at that time, MB&D's assumptions resulted in a range of present discounted values for a share of Nutmeg Series B preferred stock of $12.62 to $17.39. In each case, the stated base value of the consideration offered in the proposed NewMil transaction fell within the range of hypothetical present values of Nutmeg shares.

     The point of such a discounted cash flow exercise is not to make a precise estimate of Nutmeg's value in the marketplace at a future date. Precise predictions are well beyond the capability of both MB&D and Nutmeg due to the large number of variables involved, many of which are beyond the control of management. Rather, the point of the exercise is to employ reasonable earnings estimates to analyze whether one given course of action may be preferable over another.

     MB&D advised Nutmeg's Board of Directors that although discounted cash flow analysis is a frequently used valuation methodology, it relies on numerous assumptions, including discount rates, terminal values, future earnings performance, the sustainability and market value of Nutmeg's mortgage servicing business and dividend payout rates. The accuracy of these assumptions for time periods over one year is very difficult and contains the possibility of inaccuracy despite MB&D's attempts to be both accurate and conservative in its analysis. Consequently, any or all of these assumptions may vary from actual future performance.

     Analysis of comparable transactions:

     MB&D is reluctant to place emphasis on the analysis of comparable transactions as a valuation methodology due to what it considers to be inherent limitations of the application of the results to specific cases. Such analysis as routinely employed by industry observers and financial advisors fails to adequately take into consideration such factors as:

     . material differences in the underlying capitalization of the comparable institutions being acquired;
     . differences in the historic earnings (or loss) patterns of the compared institutions which can depict a very different trend than do recent financial results;
     .    non-recurring profits or losses which can distort earnings multiples;
     . material differences in the form or forms of consideration used in the transactions;
     .    differences in accounting methods used for compared transactions; and
     . less quantifiable differences and unreported factors, such as the varying degrees of perceived risk in the business of acquired institutions, demographic and geographic characteristics of the compared institutions' markets and perceived ability to achieve cost savings in compared transactions.

     With these reservations in mind, MB&D thus examined statistics associated with twenty-six transactions in which thrift institutions with assets less than $250 million in the Northeast and Mid-Atlantic regions were acquired between March 1, 1998 and June 15, 2000. The results follow:

                                                   Nutmeg / NewMil   Sample Median
                                                   ----------------  --------------
Transaction price to Tangible Book Value           176.0%            151.1%
Transaction price to trailing 12-month Earnings    15.0x             26.9x
Premium to Tangible Book Value as % of Deposits    8.6%              8.4%

     Within this larger sample, only three transactions represented combinations in which the acquired company's reported net income exceeded .90% of assets during its trailing twelve months of reported earnings. (Nutmeg reported a return on assets of 1.17% and 1.04%% for 1999 and 1998, respectively.) The proposed transaction with NewMil compares to this smaller sample of stronger performing companies as follows:

                                                   Nutmeg / NewMil   Sample Median
                                                   ----------------  --------------
Transaction price to Tangible Book Value           176.0%            129.5%
Transaction price to trailing 12-month Earnings    15.0x             15.5x
Premium to Tangible Book Value as % of Deposits    8.6%              9.4%

     Compensation of MB&D:

     Nutmeg has agreed to pay MB&D an aggregate fee equal to 1.00% of the value of the total consideration received by Nutmeg common and preferred shareholders, including the value of in-the-money options, determined at the time of closing of the merger. Of this amount, Nutmeg has paid MB&D $80,000, which includes $50,000 upon delivery of the attached fairness opinion for inclusion in this proxy statement / prospectus. The balance will be paid on the date when the merger is completed. Separately, Nutmeg paid MB&D $10,000 for additional advisory services rendered during 1999, not associated with the NewMil transaction.

     In addition, Nutmeg will reimburse MB&D for its reasonable out-of-pocket expenses incurred in connection with the engagement. Nutmeg has also agreed to indemnify MB&D, its directors, officers and employees against losses, claims, damages and liabilities relating to or arising out of the engagement, including liabilities under the federal securities laws.

Representations and Warranties.

     In the merger agreement, Nutmeg made representations and warranties to NewMil. The material representations and warranties of Nutmeg are the following:

     .    the proper organization and good standing of Nutmeg;
     .    insurance of the Nutmeg's deposit accounts by the FDIC;
     .    capitalization of Nutmeg;
     . the existence of corporate power and authority of Nutmeg to execute, deliver and perform its various obligations under the transaction documents;
     . board approval of the merger agreement, bank merger agreement and option agreement;
     .    listing of all consents and approvals required to complete the merger;
     .    accurate disclosure of loan portfolio and timely filing of reports;
     .    proper presentation of financial statements;
     . no broker's fees other than a financial advisor fee to McConnell, Budd & Downes, Inc.;
     .    the absence of any material adverse change in Nutmeg;
     .    the absence of legal proceedings;
     .    timely filing of tax returns and absence of tax claims;
     . existence of employee benefit plans and material compliance with applicable law;
     .    existence of material contracts and their effectiveness;
     .    absence of regulatory agreements with banking regulators;
     .    material compliance with environmental law;
     .    adequacy of loss reserves;
     . existence of properties and assets, absence of encumbrances, and existence of good title;
     .    existence of insurance policies;
     .    operations in material compliance with applicable laws;
     . existence of loans, their material compliance with applicable laws, proper organization of loan information, and proper perfection of security interests;
     . receipt of shareholder agreements by affiliates of Nutmeg with regard to supporting the merger agreement and limiting transfer of shares of Nutmeg's common stock owned by such affiliates;
     . absence of Nutmeg or its directors' and affiliates' ownership of NewMil common stock, except as listed in the disclosure schedule;
     .    receipt of the fairness opinion of McConnell, Budd & Downes, Inc.; and
     . compliance by Nutmeg with the CRA and other applicable consumer compliance laws.

     In the merger agreement, NewMil made representations and warranties to Nutmeg. The material representations and warranties of NewMil are the following:

     . the proper organization and good standing of NewMil and New Milford Savings Bank;
     . capitalization of NewMil and ownership of shares of New Milford Savings Bank;
     . existence of corporate power and authority to execute, deliver and perform NewMil's and New Milford Savings Bank's obligations under the transaction documents;
     .    listing of regulatory consents and approvals to complete the merger;
     .    proper presentation of financial statements;
     . NewMil's filings with the SEC comply in all material respects with applicable requirements;
     .    absence of material regulatory agreements or legal proceedings;
     .    absence of any material adverse change in NewMil;
     . absence of NewMil or its affiliates' ownership of more than 5% of the common stock of Nutmeg;
     . existence of employee benefit plans and material compliance with applicable law;
     .    compliance with the CRA and other applicable consumer compliance laws;
     .    the absence of legal proceedings;
     .    timely filing of tax returns and absence of tax claims; and
     .    compliance with applicable laws.

Termination and Amendment of the Merger Agreement.

     Before or after NewMil's and Nutmeg's shareholders approve the merger agreement, it may be terminated:

     by mutual written consent of NewMil and Nutmeg;

     by NewMil or Nutmeg if:

     . 30 days pass after any required regulatory approval is denied or regulatory application is withdrawn at a regulator's request unless action is taken during the 30 day period for a rehearing or to file an amended application;
     . the merger has not taken place on or before March 31, 2001, unless the failure to complete the merger by that date is due to the terminating party's failure to perform its obligations in the merger agreement; or
     .    NewMil's or Nutmeg's shareholders do not approve the merger agreement;
     . by NewMil, provided that NewMil is not in breach of any representation, warranty or covenant contained in the merger agreement, if there is a breach of any representation, warranty, covenant or agreement in the merger agreement by Nutmeg, if the breach or breaches would entitle NewMil not to consummate the merger if the breach occurred or continued on the date of the closing of the merger and the breach is not cured within 30 days after receiving written notice of the breach;
     . by NewMil, if Nutmeg fails to call and hold within 50 days of the effectiveness of the Registration Statement filed with the SEC a meeting of Nutmeg shareholders to approve the merger agreement, fails to recommend that Nutmeg shareholders approve the merger and merger agreement, or fails to oppose a competing third party proposal, or if Nutmeg authorizes or permits any of its officers, directors, employees or agents to solicit competing third party proposals;
     . by Nutmeg, provided that Nutmeg is not in breach of any representation, warranty or covenant contained in the merger agreement, if there is a breach of any representation, warranty, covenant or agreement in the merger agreement by NewMil, if the breach or breaches would entitle Nutmeg not to consummate the merger if the breach occurred or continued on the date of the closing of the merger and the breach is not cured within 30 days after receiving written notice of the breach; and
     . by Nutmeg, if NewMil fails to call and hold within 50 days of the effectiveness of the registration statement filed with the SEC a meeting of NewMil shareholders to approve the merger agreement or fails to recommend that NewMil shareholders approve the merger agreement.

The merger agreement also permits, subject to applicable law, the boards of directors of NewMil and Nutmeg to:

     .    amend the merger agreement except as provided below;
     . extend the time for performance of any of the obligations or other acts of the other party;
     . waive any inaccuracies in the representations and warranties contained in the merger agreement or in any document delivered under the merger agreement; or

     . waive compliance with any of the agreements or conditions contained in the merger agreement.

     After approval of the merger agreement by Nutmeg's shareholders, no amendment of the merger agreement may be made without further shareholder approval if the amendment would reduce the amount or change the form of the consideration to be delivered to Nutmeg's shareholders under the merger agreement.

Federal Income Tax Consequences.

     The following summary discusses the material federal income tax consequences of the merger to Nutmeg shareholders. The summary is based on the Internal Revenue Code of 1986, as amended, referred to in this section as the Code, applicable U.S. Treasury regulations under the Code, administrative rulings and judicial authority, all as of the date of this document. All of the foregoing authorities are subject to change, and any change could affect the continuing validity of this summary. The summary assumes that the holders of shares of Nutmeg's common stock hold their shares as a capital asset. The summary does not address the tax consequences that may be applicable to particular Nutmeg shareholders in light of their individual circumstances or to Nutmeg shareholders who are subject to special tax rules, including:

     tax-exempt organizations;
     dealers in securities;
     financial institutions;
     insurance companies;
     non-United States persons;
     shareholders who acquired shares of Nutmeg's common stock through the exercise of options or otherwise as compensation or through a qualified retirement plan;
     shareholders who are subject to the alternative minimum tax; shareholders who hold shares of Nutmeg's common stock as part of a straddle, hedge, or conversion transaction; and traders in securities who elect to apply a mark-to-market method of accounting.

     This summary also does not address any consequences arising under the tax laws of any state, locality, or foreign jurisdiction or under any federal laws other than those pertaining to the federal income tax.

     One of the conditions for the merger to take place is that NewMil and Nutmeg must receive opinions from NewMil's counsel, Tyler Cooper & Alcorn, LLP, dated as of the effective date that the merger and the bank merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and that NewMil and Nutmeg will each be a party to the reorganization in respect of the merger within the meaning of Section 368(b) of the Code, and that, accordingly,

     . no gain or loss will be recognized by NewMil, Nutmeg or New Milford Savings Bank as a result of the merger;
     . no gain or loss will be recognized by the shareholders of Nutmeg who exchange their Nutmeg common and/or Series B preferred stock solely for NewMil common stock in the merger (except with respect to cash received in lieu of a fractional share interest in NewMil common stock);
     . no gain or loss will be recognized with respect to the NewMil common stock received in the merger by the shareholders of Nutmeg who exchange their Nutmeg common and/or Series B preferred stock in part for NewMil common stock (except with respect to cash received in lieu of a fractional share interest in NewMil common stock) and in part for cash but gain or loss will be recognized with respect to the cash received in the merger;
     . the aggregate tax basis of the NewMil common stock received (including a fractional share interest deemed received) by shareholders who exchange all or a portion of their Nutmeg common or Series B preferred stock solely or partially for NewMil common stock in the merger will be the same as the aggregate tax basis of the Nutmeg common stock surrendered in exchange for the NewMil common stock; and
     . the holding period of the NewMil common stock received by a Nutmeg shareholder in the merger (including a fractional share interest deemed received) will include the holding period of the Nutmeg common or Series B preferred stock surrendered in exchange for the NewMil common stock.

     The opinions will be based on the Code, the U.S. Treasury regulations promulgated under the Code and related administrative interpretations and judicial decisions, all as in effect as of the effective time of the merger, on the assumption that the merger takes place as described in the merger agreement, and on the basis of facts, representations or assumptions set forth or referred to in the opinions. Unlike a ruling from the Internal Revenue Service, an opinion of counsel is not binding on the Internal Revenue Service and there can be no assurance that the Internal Revenue Service will not take a position contrary to one or more of the positions reflected in the opinions or that those positions will be upheld by the courts if challenged by the Internal Revenue Service.

     Unless an exemption applies, the exchange agent will be required to withhold, and will withhold, 31% of any cash payments to which a Nutmeg shareholder or other payee is entitled pursuant to the merger, unless the shareholder or other payee provides his or her tax identification number (social security number or employer identification number) and certifies that the number is correct. Each shareholder and, if applicable, each other payee, is required to complete and sign the Form W-9 that will be included as part of the transmittal letter to avoid being subject to backup withholding, unless an applicable exemption exists and is proved in a manner satisfactory to NewMil and the exchange agent.

     The federal income tax consequences set forth above are based upon present law and do not purport to be a complete analysis or listing of all potential tax effects that may apply to a holder of Nutmeg's common or Series B preferred stock. The tax effects that are applicable to a particular holder of Nutmeg common or Series B preferred stock may be different from the tax effects that are applicable to other holders of Nutmeg common or Series B preferred stock, including the application and effect of state, local and other tax laws other than those pertaining to the federal income tax, and thus, holders of Nutmeg common or Series B preferred stock are urged to consult their own tax advisors.

Resales of NewMil's Common Stock Received in the Merger.

     NewMil is registering the sale of the shares of its common stock to be issued in the merger under the Securities Act of 1933 (the "Securities Act"). The shares will be freely transferable under the Securities Act, except for shares received by Nutmeg shareholders who are deemed to be affiliates of Nutmeg before the merger and/or affiliates of NewMil thereafter. These affiliates only may resell their shares pursuant to an effective registration statement under the securities act covering the shares, in compliance with Securities Act Rule 145 or under another exemption from the Securities Act's registration requirements. This Proxy Statement/Prospectus does not cover any resales of NewMil's common stock by NewMil or Nutmeg affiliates. Affiliates will generally include individuals or entities who control, are controlled by or are under common control with Nutmeg or NewMil, and may include officers or directors, as well as principal shareholders of Nutmeg or NewMil.

Employee Benefits.

     To the extent permissible under applicable law, Nutmeg employees who become employees of New Milford Savings Bank at the effective time generally will be given credit for service at Nutmeg for eligibility to participate in and the satisfaction of vesting and service requirements (but not for benefit accrual purposes) under the New Milford Savings Bank 401(k) savings plan (but not under the New Milford Savings Bank defined benefit pension plan).

     Employees of Nutmeg who become employees of New Milford Savings Bank will be eligible immediately to participate in New Milford Savings Bank's health and welfare plans on the same basis as apply generally to other employees at New Milford Savings Bank.

     New Milford Savings Bank expects, subject to its normal hiring process, to offer employment to each Nutmeg employee with direct customer contact except those who duplicate functions served by current New Milford Savings Bank employees. Further, New Milford Savings Bank will provide the same consideration to Nutmeg employees who are not retained for open employment positions at New Milford Savings Bank as it gives New Milford Savings Bank employees as vacancies occur, subject to such employee's qualifications. NewMil has agreed to honor existing written change of control contracts with three senior officers of Nutmeg that were disclosed to NewMil prior to the execution of the merger agreement.

Interests of Nutmeg Directors and Executive Officers in the Merger That are Different Than Those of Nutmeg Shareholders.

     In considering the recommendation of the Nutmeg Board of Directors, the Nutmeg shareholders should be aware that certain members of Nutmeg's senior management and of the Nutmeg Board of Directors have interests in the transaction that are different from, or in addition to, the interests of shareholders generally. The Nutmeg Board of Directors knew about these additional interests and considered them when approving the merger agreement.

     NewMil has agreed to honor existing written, change of control contracts with the three senior officers of Nutmeg to the extent that these contracts do not provide for any payments that are not deductible or that constitute excess parachute payments under the Code.

Existing Nutmeg Change of Control Agreements.

     Nutmeg has entered into agreements with three executives providing for payments following a termination of employment or specified other events, after a change in control occurs. Nutmeg is a party to change of control agreements with the following Nutmeg executive officers:

Name                     Title
----                     -----

Henry A. Bessel, Jr.     President and Chief Executive Officer
William D. Starbuck      Executive Vice President and Chief Lending Officer
David F. Lucas           Senior Vice President, Chief Financial Officer and
                         Treasurer

     Each of these agreements provides for two potential payments if there is a "change in control" of Nutmeg, while the executive is an officer of Nutmeg. The first payment is due within thirty (30) days following the "change in control" event, and is payable in a lump sum equal to twenty-five percent (25%) of two times the officer's annual compensation (either base salary at the time or total compensation in the most recent fiscal year). The second payment is due within 15 days of the officer's termination of employment within two years after the change of control, unless terminated for cause. The second payment will equal 2 years' annual compensation minus any compensation paid to the officer following the change of control. The officer can also trigger this payment by himself terminating for "good reason", including assignment of inferior duties, result in significantly less authority, reduction in base salary or relocation more than 20 miles from Danbury. Finally, the agreements provide for a continuation of employee's participation in employee benefit plans for one year after the change of control, at no extra cost to the officer.

     In no event shall the severance amount exceed one dollar less than an aggregate amount which would cause all or any portion of the severance amount to be deemed a "parachute payment" under Section 280G of the Code.

     The merger will constitute a change in control for purposes of the change of control agreements. NewMil is presently discussing with Messrs. Starbuck and Lucas possible employment with New Milford Savings Bank.

Board Membership.

     Following the merger, NewMil and New Milford Savings Bank will add Paul N. Jaber, John Otto and Anthony M. Rizzo, Sr. from the Nutmeg Board of Directors to serve as additional members of NewMil's and New Milford Savings Bank's Boards of Directors. Each person will be assigned to one of their three classes of
directors, to serve a term commensurate with members of his class.   The non-
employee directors of Nutmeg serving at the effective time of the merger will be invited to serve on the advisory board of New Milford Savings Bank that is now being organized.

     Mr. Jaber is 57 years old and an attorney with the firm of Collins, Hannafin, Garamella, Jaber & Tuozzolo, P.C. Mr. Jaber owns ____ shares of NewMil common stock, representing a ___% interest of the issued and outstanding shares. Mr. Otto is 64 years old and the owner of The Otto Company, a plumbing services company. He owns ____ shares of NewMil common stock, representing a ____% interest of the issued and outstanding shares. Mr. Rizzo is 59 years old and the owner of A.M. Rizzo Electrical Contractors, Inc. He owns ____% shares of NewMil common stock, representing a ____% interest of the issued and outstanding shares. Messrs. Jaber, Otto and Rizzo will be compensated for services on the NewMil and New Milford Savings Bank boards on the same basis as all of the board members. Each non-employee director of NewMil receive an annual stipend of $8,500, $350 for each Board meeting attended and $150 for each committee meeting attended. Officers of the Corporation who are also directors receive no compensation as directors. No additional compensation is paid for service on the New Milford Savings Bank Board.

Indemnification.

     In the merger agreement, NewMil agrees to indemnify, defend and hold harmless each person who is, has been, or before the completion of the merger becomes, a director, officer or employee of Nutmeg to the fullest extent permitted under applicable law and NewMil's certificate of incorporation and bylaws or the charter and by-laws of New Milford Savings Bank, for any claims made against the person because he or she is or was a director, officer or employee of Nutmeg or in connection with the merger agreement. NewMil also agrees to use reasonable efforts to cause such persons to be covered under a directors' and officers' liability insurance policy of substantially the same coverage as Nutmeg's prior to the merger, for a total premium cost of not more than $30,000 and for not less than three years.

Option Agreement.

     As a condition of and inducement to NewMil's entering into the merger agreement, NewMil and Nutmeg have also entered into an option agreement. Under the option agreement, Nutmeg granted NewMil an option, referred to in this section as the "Nutmeg option," which entitles NewMil to purchase, subject to the terms of the option agreement, up to 457,280 shares of Nutmeg's common stock which is equal to approximately 19.99% of the total number of shares of Nutmeg's common and Series B preferred stock then outstanding at a price per share of $7.00. That price is subject to adjustment in specified circumstances. The Nutmeg option is intended to discourage the making of alternative acquisition-related proposals and, under specified circumstances, may significantly increase the cost to a potential third party of acquiring Nutmeg compared to its cost had Nutmeg not entered into the option agreement. Therefore, the Nutmeg option is likely to discourage third parties from proposing a competing offer to acquire Nutmeg even if the offer involves a higher price per share for Nutmeg's common and Series B preferred stock than the per share consideration to be paid under the merger agreement.

     The following brief summary of the option agreement is qualified in its entirety by reference to the option agreement. A copy of the option agreement, as well as the other documents described in this document, will be provided to you without charge if you call or write to B. Ian McMahon, Chief Financial Officer, NewMil Bancorp, Inc., 19 Main Street, New Milford, Connecticut 06776, telephone (860) 355-7630.

     Subject to applicable law, regulatory restrictions and Nutmeg's certificate of incorporation, NewMil may exercise the Nutmeg option, in whole or in part, following the occurrence of both a preliminary purchase event and a purchase event both as defined below. A preliminary purchase event means, in substance:

     . the entry by Nutmeg, without the prior written consent of NewMil, into a letter of intent or definitive agreement to engage in an acquisition transaction, as defined below, with any third party;
     . the acquisition by any other person of beneficial ownership or the right to acquire beneficial ownership of 10% or more of the outstanding shares of Nutmeg's common stock;
     . any third party makes a proposal, which is or becomes public, to Nutmeg or its shareholders to enter into an acquisition transaction;
     . a third party files a regulatory application with regard to an acquisition transaction with Nutmeg;
     . Nutmeg willfully breaches the merger agreement permitting NewMil to terminate thereunder; or
     . for any reason whatsoever, Nutmeg's Board of Directors fails to recommend, withdraws or modifies its recommendation that Nutmeg's shareholders approve the merger agreement or if the Board fails to oppose a competing acquisition transaction.

     A purchase event, as defined in the option agreement includes either:

     . the acquisition by any person of beneficial ownership of 25% or more of the then outstanding common stock of Nutmeg;
     . entering into an agreement to enter into an acquisition transaction, as defined in the next paragraph, except that the percentage referred to in that definition is 25% instead of 10%; or
     . termination of the merger agreement by NewMil due to willful or intentional breach by Nutmeg.

     For purposes of the option agreement, the term "acquisition transaction" means:

     . a merger, acquisition, consolidation or other business combination involving Nutmeg;
     . a purchase, lease or other acquisition of all or substantially all of the assets of Nutmeg; or
     . a purchase or the acquisition, including through merger, consolidation, share exchange or otherwise, of beneficial ownership of securities representing 10% or more of the voting power of Nutmeg.

     The Nutmeg option terminates and, thus, may no longer be exercised by NewMil upon the occurrence of any of the following events:

     .    the completion of the merger;
     . 12 months after the first occurrence of a purchase event, as defined above;

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

     . 18 months after the termination of the merger agreement following the occurrence of a preliminary purchase event, as defined above, unless NewMil terminated the agreement as a result of a willful or intentional material breach of any representation, warranty, covenant or agreement by Nutmeg, or if the Nutmeg Board of Directors fails to take some necessary action or Nutmeg enters into an acquisition transaction with a third party. In such case, the option will terminate 24 months after the termination of the merger agreement;
     . upon termination of the merger agreement, prior to the occurrence of a purchase event or preliminary purchase event, (A) by both parties, if the merger agreement is terminated by mutual written consent; (B) by either NewMil or Nutmeg, if the merger agreement has been terminated as a result of regulatory denial or requested withdrawal of a regulatory application; or if the merger has not occurred by March 31, 2001; or (C) by Nutmeg, if the merger agreement is terminated as a result of a material breach of any representation, warranty, covenant or other agreement NewMil; or,
     . 12 months after the termination of the merger agreement, if the Nutmeg shareholders have failed to approve the merger agreement.

     The Nutmeg option may not be assigned by NewMil or Nutmeg to any other person without the express written consent of the other party, except that NewMil may assign its rights in whole or in part after the occurrence of a preliminary purchase event, as defined above.

     In the event that before the Nutmeg option is terminated, Nutmeg enters into a letter of intent or definitive agreement:

     . to consolidate or merge with any third party, and Nutmeg is not the continuing or surviving corporation in the consolidation or merger;
     . to permit any third party to merge into Nutmeg, and Nutmeg is the continuing or surviving corporation, but, in connection with the merger, the then outstanding shares of Nutmeg's common stock will be changed into or exchanged for stock or other securities of any third party or cash or any other property or the then outstanding shares of Nutmeg's common stock will represent after the merger less than 50% of the outstanding shares and share equivalents of the merged company; or
     . to sell or otherwise transfer all or substantially all of its assets to any third party.

     In that case, then the agreement governing the transaction must make proper provision so that the Nutmeg option will, upon the completion of that transaction, be converted into, or exchanged for, a substitute option, at the election of NewMil, of either the acquiring corporation, or any person that controls the acquiring corporation.

     The substitute option will be exercisable for shares of the issuer's common stock in a number and at an exercise price in accordance with the option agreement and will otherwise have the same terms as the Nutmeg option, except that the number of shares subject to the substitute option may not exceed 19.99% of the issuer's outstanding shares of common stock.

     Upon the occurrence of a purchase event, as defined above, prior to the termination of the option, at the request of NewMil, Nutmeg will be obligated to prepare, file and keep current for a period of one year an offering circular which meets the standards of a shelf registration statement filed with the SEC with respect to the shares to be issued upon exercise of the Nutmeg option under applicable federal and state securities laws, and to repurchase the Nutmeg option, and any shares of Nutmeg's common stock thus far purchased pursuant to the Nutmeg option, at prices determined as set forth in the option agreement, except to the extent prohibited by applicable law, regulation or administrative policy.

                            INFORMATION ABOUT NUTMEG

Business.

     Nutmeg is a federal savings and loan association headquartered in Danbury, Connecticut. Deposits at Nutmeg are FDIC insured. Nutmeg is engaged principally in the business of collecting deposits, making residential and commercial mortgage loans, making small business loans, and servicing mortgages for itself and others. Nutmeg currently serves customers from four banking offices located in Danbury (2), Ridgefield and Bethel, Connecticut.

     At December 31, 1999, Nutmeg had total assets of $116.8 million, total deposits of $93.9 million, and shareholders' equity of $10.4 million, or 8.92% of total assets. At December 31, 1999, Nutmeg had loans receivable, net of $94.2 million, which included $58.9 million in residential real estate loans, $16.8 million in commercial real estate loans, $14.7million in commercial loans and $2.7million in home equity credit lines and consumer loans. At December 31, 1999, nonperforming loans were $683,000. At that date, Nutmeg's allowance for loan losses was $504,000, or 74% of nonperforming loans.

Supervision and Regulation.

     Nutmeg, as a federal savings and loan association, is primarily regulated by the Office of Thrift Supervision.

Management's Discussion and Analysis of
Financial Condition and Results of Operations
---------------------------------------------

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS
            COMPARISON OF THE YEARS ENDED DECEMBER 31, 1999 AND 1998

GENERAL

     In 1999, Nutmeg had net income of $1,300,000 or $.67 basic earnings per share compared to net income of $1,123,000 or $.58 basic earnings per share in 1998, an increase of $ 177,000 or 15.76%. The increase in net income was primarily caused by an increase in net interest income of $372,000 and the formation of a Passive Investment Corporation ("PIC") which permits financial institutions to shelter certain mortgage income from Connecticut corporation business tax. Shareholders' equity increased $738,000 or 7.62%. Total assets increased by $5,490,000 or 4.93%. The increase in total assets resulted primarily from a $3,462,000 or 56.03% increase in loan servicing rights and a $3,819,000 increase in securities available-for-sale. In addition, gross loans increased from $94,829,000 at December 31, 1998 to $95,343,000 at December 31, 1999. Non-performing assets decreased by $185,000 or 17.67% from $1,047,000 at December 31, 1998 to $862,000 at December 31, 1999.

FINANCIAL CONDITION

     Shareholders' equity increased from $9,681,000 at December 31, 1998 to $10,419,000 at December 31, 1999. The increase in shareholders' equity was due to net income of $1,300,000 for the year ending December 31, 1999, and issuance of common stock due to the exercise of stock options of $74,000, partially offset by declared Series B preferred stock dividends of $343,000, declared common stock dividends of $275,000 and a decrease in accumulated other comprehensive income of $18,000.

     Nutmeg's gross loans increased by $514,000 or .54% from $94,829,000 at December 31, 1998 to $95,343,000 at December 31, 1999. For the year ended December 31, 1999 loan originations totaled $48,246,000 as compared to $52,510,000 for the year ended December 31, 1998, a decrease of $4,264,000 or 8.12%. Fixed rate mortgages are normally sold by Nutmeg in the secondary market while adjustable rate mortgages are held-to-maturity. Nutmeg's loans held-for-sale portfolio increased by $1,298,000 or 158.29% from $820,000 in 1998 to $2,118,000 in 1999 due to reduced sales of Small Business Administration ("SBA") loan guarantees to the secondary market during 1999.

     Nutmeg's allowance for loan losses decreased by $27,000 from $531,000 at December 31, 1998 to $504,000 at December 31, 1999. This decrease is primarily the result of improved quality of Nutmeg's loan portfolio in 1999. Nutmeg will continue to monitor the adequacy of its allowance for loan losses based on the results of internal reviews and local economic conditions. At December 31, 1999 non-performing loans (consisting of impaired and 90 days past due accruing loans) were .72% of gross loans.

     During 1999, foreclosed real estate increased from $35,000 at December 31, 1998 to $179,000 at December 31, 1999. This was a result of Nutmeg's foreclosure of two residential properties in 1999. All foreclosed real estate is available-for-sale and is recorded at the lower of carrying value of the loan or fair value less estimated selling costs.

     Federal Home Loan Bank of Boston (FHLB) advances increased by $492,000 from $6,508,000 at December 31, 1998 to $7,000,000 at December 31, 1999. Deposits
increased by $3,173,000 or 3.50%  from $90,728,000 in 1998 to $93,901,000 in
1999. Nutmeg's philosophy is to allow its asset size to be determined by loan demand and to fund loans with local deposits and tax and insurance escrows from Nutmeg's mortgage servicing portfolio.

     At December 31, 1999 securities are intended to be available-for-sale and are so classified. These securities are recorded at market value totaling $3,819,000 at December 31, 1999.

     During 1999, Nutmeg purchased at a total cost of $4,918,000 the servicing rights for loans with outstanding principal balances totaling approximately $466,900,000. For further information, please refer to Note 4 of the Audited Financial Statements of Nutmeg attached as Appendix B. During the years ended December 31, 1999 and 1998 Nutmeg originated servicing rights totaling $310,000 and $436,000, respectively.

EFFECTS OF INFLATION

     Nutmeg's financial statements have been prepared in terms of historical dollars, without considering changes in the relative purchase power of money over time due to inflation. Unlike most industrial companies, virtually all of the assets and liabilities of a financial institution are monetary in nature. As a result, interest rates have a more significant impact on a financial institution's performance than the effect of general levels of inflation. Interest rates do not generally move in the same direction or in the same magnitude as prices of goods and services. Nevertheless, inflation can directly affect the value of loan collateral, in particular real estate. Sharp decreases in real estate prices may result in significant loan losses or losses on real estate acquired. Inflation, or disinflation, could significantly affect Nutmeg's earnings in future periods.

                          COMPARATIVE ANALYSIS
                          Year Ended December 31, 1999
                                      and
                          Year Ended December 31, 1998

     The following table sets forth the dollar amount and percentage increase in the components of Nutmeg's Statements of Income during the periods indicated and is followed by management's discussion of the various changes.

                             Comparison Year Ended
                    December 31, 1999 and December 31, 1998

                                     (Decrease) Increase   Percent Change
                                     --------------------  ---------------
Interest income                                $(149,000)           (1.91)%
Interest expense                                (521,000)          (16.02)
Net interest income                              372,000             8.18
Provision for loan losses                       (125,000)         (125.00)
Noninterest income                              (294,000)          (15.29)
Noninterest expenses                             320,000             7.32
Income before income tax expense                (117,000)           (5.85)
Income tax expense                              (294,000)          (33.49)


INTEREST INCOME

     Interest income decreased $149,000 or 1.91% for the year ended December 31, 1999 as compared to December 31, 1998.

     Interest on loans in 1999 was $7,336,000 and $7,676,000 in 1998, a decrease of $ 340,000. This decrease was due to a decrease in the average yield on Nutmeg's loans portfolio outstanding from 7.95% in 1998 to 7.93% in 1999. Non-performing loans have decreased from $1,012,000 at December 31, 1998 to $683,000 at December 31, 1999 but continue to negatively impact interest income.
Interest on loans is earned from a portfolio that consists of loans to individuals and businesses in the form of mortgages, commercial loans and various types of consumer loans. A schedule of loans by type can be found in
Note 3 of the Audited Financial Statements attached as Appendix B.

     In 1999, loan origination fees net of direct costs were amortized to interest income in the amount of $ 340,000 as compared to amortization of $472,000 in 1998. The average yield on Nutmeg's loan portfolio was 7.93% in 1999 as compared with 7.95% in 1998. The average yield on Nutmeg's loan portfolio decreased primarily due to prepayments of higher rate fixed rate mortgages due to an overall reduction in interest rates.

     Interest and dividends on securities increased from $124,000 at December 31, 1998 to $ 315,000 at December 31, 1999, an increase of $ 191,000 or 154.03%.
This increase was due to a higher average balance of the securities portfolio in 1999.

INTEREST EXPENSE

     Interest expense decreased by $521,000 or 16.02% for the year ended December 31, 1999 as compared to the year ended December 31, 1998.

     Interest expense on deposits decreased from $2,834,000 at December 31, 1998 to $ 2,528,000 at December 31, 1999, a decrease of $306,000 or 10.80%. Average deposits increased from $89,070,000 in 1998 to $93,124,000 in 1999 while the average rate paid for these funds decreased from 3.20% to 2.72%.

     Interest expense on borrowings from the FHLB decreased from $405,000 in 1998 to $ 197,000 in 1999. Interest expense on FHLB borrowings decreased because the average borrowings of Nutmeg decreased from $6,845,000 in 1998 to $3,785,000 in 1999, while the average rate paid on borrowings decreased from 5.92% in 1998 to 5.35% in 1999.

NET INTEREST INCOME

     Net interest income represents the difference between interest earned on loans and securities and interest paid on deposits and borrowings. The level of net interest income is a function of volume, rate and mix of both interest earning assets and interest bearing liabilities. Nutmeg finances its earning assets with a combination of interest bearing deposits, borrowings and interest free funds such as demand deposits and common stock.

     Net interest income increased 8.18% to $4,920,000 in 1999 from $4,548,000 in 1998. This increase was due primarily to the increase of average loans outstanding in 1999 by $1,944,000 which earn higher yields than the vehicles from which they were funded and due to a decrease in Nutmeg's cost of funds resulting from an increase in the average balance of transaction accounts in 1999.

     In 1999, the spread on interest bearing funds, which represents the yield on average earning assets less the yield on average interest bearing liabilities was 4.88% compared to 4.49% in 1998.

PROVISIONS FOR LOAN LOSSES AND ASSET QUALITY

     Of fundamental importance to a lending institution is the analysis of credit risk. In addition to the review of the portfolio by lending officers, Nutmeg has established a committee of the Board of Directors (Loan Audit Committee) and in addition has contracted with an independent company to review:
1) all loans where the borrower's outstanding indebtedness to Nutmeg exceeds $250,000; 2) all unsecured loans exceeding $50,000; 3). Small Business Administration guaranteed loans and 4) special mention and classified loans. The independent contractor's review consisted of 139 loans totaling $29,414,000. Nutmeg's Classified Asset Committee consisting of Senior Management, the Loan Audit Committee and the Property Review Committee meets at least quarterly to review overall asset quality, classify loans based upon performance and review loan loss reserve adequacy. In addition, Nutmeg's Board of Directors meets each month to review past-due, non-performing and classified loans and loans where significant concentration exists. A concentration is defined as loans to one borrower where the total loans to that borrower exceeds 15% of capital. In addition, Nutmeg has implemented a policy relating to internal classification of assets in order to monitor and assess the quality of the loan portfolio.

     Nutmeg's problem assets are classified as substandard, doubtful or loss. "Substandard" loans are characterized by the possibility that Nutmeg could sustain some loss if certain identifiable factors are not corrected. Loans classified as "Doubtful" have weaknesses making collection, liquidation in full, on the basis of currently known facts, conditions and values questionable and improbable. Loans classified as "Loss" are considered uncollectible and of such little value that their identification as bankable assets is not warranted and such amounts are charged-off. As of December 31, 1999, loans aggregating $670,000 were classified by Nutmeg as substandard and $13,000 were classified as doubtful as compared to $972,000 of loans classified as substandard and none as doubtful at December 31, 1998. These loans represented .58% of total assets in 1999 and .87% in 1998.

     Nutmeg views as non-performing loans those loans on which it is probable that Nutmeg will be unable to collect all amounts due according to the contractual terms of the loan (impaired loans) and loans past due 90 days or more on which it was still accruing interest. Nutmeg's policy is to discontinue the accrual of interest on a loan when management believes, after considering economic and business conditions, periods of delinquency and collection efforts, that the borrower's financial condition is such that the collection of interest is doubtful or when a loan is specifically determined to be impaired. Interest income is generally not recognized on specific impaired loans unless the likelihood of future loss is remote. Interest payments received on such loans are applied as a reduction of the loan principal balance.

     At December 31, 1999 and 1998, Nutmeg had loans amounting to approximately $683,000 and $401,000, respectively that were specifically classified as impaired. The average balance of these loans amounted to approximately $736,000, $253,000 and $806,000 for the years ended December 31, 1999, 1998 and 1997, respectively. The allowance for loan losses relating to these loans amounted to approximately $13,000 and $12,000 at December 31, 1999 and 1998, respectively.

     The reserve for loan losses represents an allowance to provide for loan losses inherent in the loan portfolio. Loans or portions thereof deemed uncollectible are charged against these reserves while recoveries of amounts previously charged off are added to these reserves. The provision for loan losses is the amount charged against earnings to bring the reserve to the appropriate level. Nutmeg determines its reserve for loan losses based upon an evaluation of total loan portfolio quality through a process which considers the general experience of the portfolio as well as the reserve requirements with respect to weaknesses in individual loans. Reserves are established which, in management's opinion, are adequate to absorb credit losses based upon current information available. While Nutmeg believes its loan loss reserve as of December 31, 1999, totaling $504,000 is adequate at this time, an economic downturn or erosion of real estate values in 2000 could result in future deterioration in asset quality which may require additional loan loss reserves. Management and the Board of Directors of Nutmeg will continue to evaluate the adequacy of the reserve in 2000 by monitoring the status of the regional economy, particularly the real estate market, and its impact on the financial condition of borrowers.

NONINTEREST INCOME

     Noninterest income decreased $294,000 or 15.29% in 1999 to $1,629,000 from $1,923,000 in 1998. This decrease can be attributed to lower gains on sale of mortgage loans and lower loan fees. Gains on the sale of loans decreased by $210,000 due to lower sales of fixed rate mortgages to the Federal National Mortgage Association and the sale of SBA guarantees in the secondary market. Loan fees including service fees charged on loans serviced for others decreased by $72,000 or 9.05% from 1998 to 1999. This primarily resulted from loan servicing rights being amortized at a faster rate due to higher repayment of the principal balances of the loans than was anticipated. During 1999 and 1998, Nutmeg acquired the servicing rights for loans with outstanding principal balances totaling approximately $466,900,000 and $239,000,000, respectively. In addition, during 1999 and 1998, Nutmeg originated the servicing rights for loans with outstanding principal balances totaling approximately $20,323,000 and $31,500,000, respectively.

NONINTEREST EXPENSES

     Noninterest expenses increased by $320,000 or 7.32% to $4,690,000 for the year ended December 31, 1999, compared to $4,370,000 for the year ended December 31, 1998. Salaries and employee benefits for the year ended December 31, 1999, were $2,378,000, compared to $2,222,000 for the year ended December 31, 1998, an increase of $156,000 or 7.02%. The increase in salaries and employee benefits resulted from increases in salaries to remain competitive with the market and small increases in staff to support Nutmeg's growth. Occupancy and equipment expense for the year ended December 31, 1999 was $597,000 compared to $582,000 for the year ended December 31, 1998, an increase of $15,000 or 2.58%. The increase in occupancy and equipment resulted from an increase in depreciation expense on new data processing equipment purchased in 1998 and 1999. This new equipment was purchased primarily to replace equipment that was not year 2000 compliant. As compared to 1998, foreclosed real estate expense decreased by $20,000 to $33,000 in 1999. Other operating expenses increased in 1999 by $168,000 to $1,626,000 as compared to $1,458,000 in 1998. For further information, please refer to Note 13 of the audited financial statements attached as Appendix B. Federal Deposit Insurance Corporation ("FDIC") deposit insurance expense for the year ended December 31, 1999 was $56,000 compared to $55,000 for the year ended December 31, 1998, an increase of $1,000 or 1.82%. This increase was the result of slightly higher deposit balances in 1999.

     Nutmeg's deposits are insured by the FDIC's Savings Association Insurance Fund ("SAIF"). SAIF institutions are assessed for deposit insurance purposes in a manner substantially similar to those insured by the FDIC's Bank Insurance Fund ("BIF"), whereby rates are assessed within a range set by the FDIC from time to time based upon certain safety and soundness criteria. SAIF assessment rates currently range from 0 to 27 basis points. Nutmeg's assessment rate at December 31, 1999 was zero -0- basis points.

     In addition, effective January 1, 1998, the Financing Corporation ("FICO") assessment to service interest on FICO bond obligations (previously an obligation assessed against SAIF institutions only) was set for the first semiannual period at 1.30 basis points annually for BIF deposits and 6.48 basis points for SAIF deposits. By law BIF/FICO assessments must be one-fifth of SAIF/FICO assessments until the insurance funds are merged or January 1, 2000, whichever is earlier.

INCOME TAXES

     As compared to 1998, income tax expense decreased by $294,000 to $584,000 for the year ended December 31, 1999. Income tax expense for 1999 consists of provisions for Federal and State income taxes of $583,000 and $1,000, respectively, as compared to Federal and State taxes of $663,000 and $215,000, respectively, for the year ended December 31, 1998. During 1999, Nutmeg established a wholly owned subsidiary ("PIC"). The PIC was established to own and service mortgage loans in its portfolio. Under Connecticut State law certain mortgage income from the PIC and its dividend to Nutmeg are sheltered from Connecticut corporation business tax.

ASSET/LIABILITY MANAGEMENT AND INTEREST RATE SENSITIVITY

     Nutmeg's Board of Directors establishes policies and objectives with regard to asset/liability management and oversees the implementation of such policies. Senior management meets weekly to review and establish rates on Nutmeg's loan/deposit products, and meets monthly to establish policies and strategies to monitor Nutmeg's flow of funds and coordinate the sources, uses and pricing of those funds.

     As rates on deposits have become deregulated and subject to competitive pressures, thrift institutions have become increasingly concerned about the extent to which they are able to match the maturities of interest-earning assets with interest-earning liabilities. Interest rate risks arise when assets mature or when their rates of interest change in time frames that are different from those of interest-bearing liabilities. Interest rate risk may be analyzed by examining the extent to which Nutmeg's "net portfolio value" (NPV) changes with changes in interest rates. NPV is defined as the sum of the present value of assets, the present value of liabilities and the present value of off-balance-sheet positions, assuming various changes in interest rates. NPV can further be defined as the present value of shareholders' equity assuming various changes in interest rates. At December 31, 1999, Nutmeg showed the following NPV at various interest rates:

** Interest Rate Sensitivity of Net Portfolio Value (NPV) **

                              Net Portfolio Value
                             (Amounts in Thousands)

Change in rates    $ Amount  $ Change  % Change
---------------    --------  --------  --------
       + 300 bp      16,272       127        +1
       + 200 bp      16,841       696        +4
       + 100 bp      16,883       738        +5
           0 bp      16,145
       - 100 bp      14,355    -1,791      - 11%
       - 200 bp      12,792    -3,354      - 21%
       - 300 bp      12,087    -4,058      - 25%

bp means basis point; one basis point equals 1/100th of one percent.

     The NPV table above indicates that Nutmeg has interest rate risk within a range Nutmeg believes to be reasonable. Nutmeg has greater interest rate risk when interest rates decrease. If interest rates increase by 100 or 200 basis points, Nutmeg's NPV increases. The NPV modeled at each change in rates exceeds Nutmeg's core capital ratio. See note 18 of the Audited Financial Statements attached as Appendix B. If the portfolio volume or maturing/repricing mix or assumptions used to calculate NPV change, this may increase interest rate risk significantly. Management is unable to predict the effect of changes in the portfolio or in the assumptions used on NPV.

LIQUIDITY MANAGEMENT

     Nutmeg manages its liquidity position to ensure sufficient cash flow to fund loans, depositor withdrawals and other operating cash outflows. Principal sources of funds are deposits, loan amortization and prepayments, maturities of securities, borrowings from the FHLB and funds provided by operations. For additional information, please refer to the Statements of

Cash Flows included in the audited financial statements attached as Appendix B.

     Liquidity management is both a daily and a long term function of business management. Excess liquidity is generally invested in short term investments such as overnight deposits at the FHLB and U.S. Treasury Bills. If Nutmeg requires funds beyond its ability to generate them internally, borrowing capability exists at the FHLB, which provides an additional source of borrowing capacity of approximately $30,798,000 at December 31, 1999. At December 31, 1999 and 1998 borrowings from the FHLB were $7,000,000 and $6,508,000 respectively.

     Applicable regulations currently require Nutmeg to maintain an average daily balance of liquid assets (primarily cash and eligible investments) of not less than 4% of the average daily balance of its liquidity base during the previous month (generally net withdrawable accounts and borrowings due within the year). As of December 31, 1999 and 1998, Nutmeg's average liquidity ratio was 8.70% and 10.70%, respectively.

     COMMITTED RESOURCES

     At December 31, 1999, Nutmeg's committed resources included undisbursed loans of approximately $440,000, unused lines of credit to loan customers of approximately $2,584,000, commitments to fund loans of $1,795,000 and standby letters of credit of $25,000. In most instances agreements with borrowers allow Nutmeg to unilaterally terminate unused commercial and personal lines of credit at any time. Nutmeg intends to fund the commitments in the normal course of business from deposit growth, principal and interest collections from existing loans, securities and, if necessary, additional borrowings from the FHLB. For further detail see Note 20 to the Audited Financial Statements attached as Appendix B.

     CAPITAL AND CAPITAL REQUIREMENTS

     Nutmeg is subject to capital rules promulgated by the Office of Thrift Supervision (OTS) and the Federal Deposit Insurance Corporation (FDIC). The OTS has imposed a three part capital test under these rules: 1). Tangible capital of not less than 1.5% of total assets; 2). Core capital of not less than the capital requirements applicable to national banks (which at December 31, 1999 was at least 3% of total assets) and, 3). Risk-based capital of 8.0% of risk-adjusted assets at December 31, 1999. The risk-based ratio is arrived at by assigning different risk "weightings" to assets based on their risk profile. Nutmeg currently exceeds OTS regulatory capital requirements. These capital requirements and the actual levels maintained by Nutmeg are summarized in Note 18 to the audited financial statements attached as Appendix B. At December 31, 1999, Nutmeg had a core capital ratio of 8.82%, and a Tangible capital ratio of 8.82% and a Risk-based capital ratio of 13.58% all of which exceeded OTS requirements.

     The enactment in recent years of such major banking legislation as the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (FIRREA) and the Federal Deposit Insurance Corporation Improvement Act of 1991 (the "Improvement Act") have added significantly to the regulatory and enforcement powers of the FDIC which, together with the OTS, regulate Nutmeg. The Improvement Act, through its prompt corrective action provisions, further increases the supervisory powers of the FDIC and the other federal regulatory agencies with regard to undercapitalized institutions, by establishing a statutory framework that requires every insured depository institution to comply with a system of supervisory actions based on the capital classification of the institution. Final regulations promulgated by each of the federal banking agencies implement the prompt corrective action provisions of the Improvement Act by defining the capital measures for each of the capital categories and by establishing specific capital levels for each capital category. The following table identifies generally the capital measures and thresholds defined under the FDIC and OTS rules:

                          Total Risk-Based Ratio          Tier 1 Risk-Based Ratio         Tier 1 Leverage Ratio
                          ----------------------          -----------------------          ---------------------
Well Capitalized          10% or above &                  6% or above &                    5% or above
Adequately Capitalized    8% or above &                   4% or above &                    4% or above
Undercapitalized          Under 8% or                     Under 4% or                      Under 4%
Significantly
Undercapitalized          Under 6%                        Under 3% or                      Under 3%
Critically                                                                                 A ratio of tangible equity to
Undercapitalized                                                                           total assets equal to or under 2%

     As of December 31, 1999 Nutmeg's total risk-based capital ratio was 13.58%. As of December 31, 1999 Nutmeg's Tier 1 risk-based ratio was 12.95%. Under the prompt corrective action rules, as of December 31, 1999 Nutmeg is in the "well capitalized" category.

     REGULATORY AND COMPETITIVE MATTERS

     Nutmeg is involved in a heavily regulated business. Legislation and accompanying regulation have increased the powers of Nutmeg's regulators in recent years, and imposed numerous additional operational standards on its activities. Federal and Connecticut state law currently allow acquisitions, mergers and establishments of de novo institutions, by out of state institutions in Connecticut subject to certain limited restrictions. On November 12,1999 the Gramm-Leach-Bliley Act was signed into law by President Clinton. GLB eliminates many of the historic barriers to affiliations among banking and thrift institutions, securities firms and insurance companies. GLB provides flexibility to those institutions by use of a new entity, the "financial holding company". GLB adopts a system of functional regulation of activities to include various state and federal supervisory agencies depending upon the activity being conducted. The trend of banking industry toward consolidation and the offering of diversified products and services is expected to be enhanced by the adoption of GLB. The adoption of GLB is expected to increase competition for all financial institutions, including Nutmeg, although the actual effects thereof cannot be determined at this time.

     The Community Reinvestment Act of 1977 ("CRA") was enacted to encourage every financial institution to help meet the credit needs of its entire community, including low and moderate-income neighborhoods, consistent with the institution's safe and sound operation. Under CRA, state and federal regulators are required, when examining financial institutions and when considering application for approval of certain merger, acquisition or other transactions, to take into account the institution's record in helping to meet the credit needs of its entire community, including low to moderate income neighborhoods. In reviewing an institution's CRA record for this purpose, state and federal regulators will consider reports of regulatory examination, comments received from interested members of the public or community groups, and the description of the institution's CRA activities in its publicly available CRA statement, supplemented, as necessary, by the institution. Banking regulators generally have the power to disapprove proposed merger or acquisition transactions involving banking organizations that are deemed by the FRB to have unsatisfactory examination records of CRA compliance. Following its most recent CRA examination during 1999, Nutmeg received the highest classification, an "Outstanding" rating regarding its compliance with CRA.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS
      COMPARISON OF THE THREE MONTH PERIODS ENDED March 31, 2000 AND 1999

     GENERAL

     Nutmeg's net income increased 6.62% in the first quarter of 2000 to $322,000 compared to $302,000 in the first quarter of 1999. Results in the first quarter of 2000 increased primarily due to a 10.20% increase in net interest income compared to the first quarter of 1999. Net income before income taxes increased to $481,000 in the first quarter of 2000 compared to $458,000 in the first quarter of 1999. The basic earnings per share for the first quarter of 2000 is $.17 compared to $.15 in the first quarter of 1999. Total assets increased by $5,062,000 or by 4.33% to $121,889,000 at March 31, 2000 from
$116,827,000 at December 31, 1999. Total liabilities increased by $4,886,000 or 4.59%. Deposits increased during the first quarter of 2000 by $11,621,000 to $105,522,000 at March 31, 2000 from $93,901,000 at December 31, 1999.
Shareholders' equity increased $176,000 or 1.69% to $10,595,000 during the period January 1, 2000 through March 31, 2000. In 1999, Nutmeg formed the PIC, a new wholly-owned subsidiary to take advantage of new State of Connecticut tax laws affecting banks and other financial institutions.

     FINANCIAL CONDITION

     Nutmeg's financial condition improved during the first quarter of 2000. Net income increased by 6.62% from $302,000 for the first quarter of 1999 to $322,000 for the first quarter of 2000, while basic earnings per share increased from $.15 in 1999 to $.17 in 2000. Shareholders' equity increased from $10,419,000 at December 31, 1999 to $10,595,000 at March 31, 2000. The increase in shareholders' equity was due to net income of $322,000 for the quarter ending March 31, 2000 and the exercise of common stock options of $10,000 offset by declared common stock dividends of $73,000 and declared Series B preferred stock dividends of $85,000.

     Nutmeg's gross loans increased by $3,901,000 or 4.09% from $95,343,000 at December 31, 1999 to $99,244,000 at March 31, 2000. The increase in loans since December 31, 1999 is the result of lower prepayments during 2000 as compared to 1999. Loan rates were significantly lower in 1999 causing borrowers to refinance existing debt. New loan originations totaling $7,575,000 during the first quarter of 2000 as compared to $12,974,000 during the quarter ending March 31, 1999.

     Nutmeg's allowance for loan losses decreased by $16,000 from $504,000 at December 31, 1999 to $488,000 at March 31, 2000. Nutmeg charged off loans totaling $13,000 and had a loan recovery totaling $47,000 in the first quarter of 2000. In addition, Nutmeg reduced its loan loss reserve by $50,000 during the first quarter of 2000, while no provision was made for the first quarter of 1999. Nutmeg will continue to monitor the adequacy of its allowance for loan losses based on the results of internal reviews, levels of impaired loans and local economic conditions. At March 31, 2000 impaired loans (consisting of nonaccrual and 90 days past due accruing loans) were $460,000, or .55% of gross loans.

     Federal Home Loan Bank of Boston (FHLB) advances at March 31, 2000 were $3,000,000 compared to $7,000,000 at December 31, 1999, a decrease of $4,000,000. Deposits increased by $11,621,000 or 12.38% from $93,901,000 at
December 31, 1999 to $105,522,000 at March 31, 2000. During the first quarter of 2000 Nutmeg had a net inflow of deposits and FHLB advances totaling $7,621,000 or 7.56%. The large increase in deposits was the result of increases in transaction account and certificate of deposit balances.

     EFFECTS OF INFLATION

     Inflation affects the growth of total assets by increasing the level of loan demand and creating the need to increase equity capital at sometimes higher than normal rates in order to maintain an appropriate ratio of equity to assets. Interest in particular can be significantly affected by inflation, but neither the timing nor the magnitude of changes in interest rates coincide with changes in the consumer price index, which is one of the indicators used to measure the rate of inflation. Adjustments in interest rates may be delayed because of regulatory restraints by the Federal Reserve Board, competitive market conditions and terms of existing loan agreements. In addition to its effects on interest rates, inflation can directly affect Nutmeg by increasing its cost of funds and operating expenses.

     COMPARATIVE ANALYSIS

     The following table sets forth the dollar amount and percentage increase (decrease) in the components of Nutmeg's Statements of Income during the periods indicated and is followed by management's discussion of the various changes.

                          Comparison of Quarters Ended
                       March 31, 2000 and March 31, 1999

                              (Decrease) Increase   Percent Change
                              -------------------   --------------
Interest income                          $148,000             7.74%
Interest expense                           29,000             3.89
Net interest income                       119,000            10.20
Provision for loan losses                 (50,000)         (100.00)
Noninterest income                        (52,000)          (13.61)
Noninterest expenses                       94,000             8.61
Income before income taxes                 23,000             5.02
Income taxes                                3,000             1.92

     INTEREST INCOME

     Interest income increased by $148,000 for the quarter ended March 31, 2000 as compared to March 31, 1999.

     Interest on loans in the first quarter of 2000 was $1,961,000 as compared to $1,841,000 in the first quarter of 1999, an increase of $120,000. This increase was due primarily to higher average loan balances in 2000 resulting from the large increase in commercial loans. Impaired loans have decreased from $683,000 at December 31, 1999 to $460,000 at March 31, 2000. Interest on loans is earned from a portfolio that consists of loans to individuals and businesses in the form of mortgages, commercial loans and various types of consumer loans.

     The average yield on Nutmeg's loan portfolio was 7.91% in the first quarter of 2000 as compared with 7.87% in same period of 1999. The average yield on Nutmeg's loan portfolio increased primarily due to increases in rates on adjustable rate loans.

     Interest and dividends on securities increased from $71,000 at March 31, 1999 to $99,000 at March 31, 2000, an increase of $28,000 or 39.44%. This increase was due to higher average balance in interest bearing deposits for the first quarter of 2000 as compared to the first quarter of 1999.

INTEREST EXPENSE

     Interest expense increased by $29,000 or 3.89% for the quarter ended March 31, 2000 as compared to the quarter ended March 31, 1999. Average deposits increased in 2000 while the average rate paid for these funds decreased from 3.02% for the quarter ended March 31, 1999 to 2.86% for the quarter ended March 31, 2000. This decrease in the cost of deposits reflects higher average balances of transaction and savings accounts.

     Interest expense on borrowings from the Federal Home Loan Bank of Boston decreased from $78,000 in the first quarter of 1999 to $65,000 in the first quarter of 2000. This decrease was the result of the average rate paid on borrowings decreased from 5.33% in 1999 to 5.16% in 2000 while the average balances of FHLB advances also decreased.

NET INTEREST INCOME

     Net interest income represents the difference between interest earned on loans and securities and interest paid on deposits and borrowings. The level of net interest income is a function of volume, rate and mix of both interest earning assets and interest bearing liabilities. Nutmeg finances its earning assets with a combination of interest bearing deposits, borrowings and interest free funds such as demand deposits and common stock.

     Net interest income increased by 10.20% to $1,286,000 in the first quarter of 2000 from $1,167,000 in the first quarter of 1999. The increase in net interest income was due to the increase in Nutmeg's loan portfolio, primarily commercial loans and commercial mortgages which typically yield more than residential mortgages or investment securities.

     For the first quarter of 2000, the interest spread, which represents the yield on average earning assets less the yield on average interest bearing liabilities was 4.92% compared to 4.51% in the first quarter of 1999.

PROVISIONS FOR LOAN LOSSES AND ASSET QUALITY

     Of fundamental importance to a lending institution is the analysis of credit risk. In addition to the review of the portfolio by lending officers, Nutmeg has established a committee of the Board of Directors (Loan Audit Committee) and in addition has contracted an independent company, to periodically review: 1) all loans where the borrower's outstanding indebtedness to Nutmeg exceeds $250,000; 2) all unsecured loans exceeding $50,000; and 3) special mention and classified loans. Nutmeg's Classified Asset Committee consisting of Senior Management, the Loan Audit Committee and the Property Review Committee meet at least quarterly to review overall asset quality, classify loans based upon performance and review loan loss reserve adequacy. In addition, Nutmeg's Board of Directors meets each month to review past-due, non-performing and classified loans and loans where significant concentration exists. A concentration is defined as loans to one borrower where the total loans to that borrower exceed 15% of capital plus general loan loss reserves. In addition, Nutmeg has implemented a policy relating to internal classification of assets in order to monitor and assess the quality of the loan portfolio.

     Nutmeg's problem assets may be classified as either substandard, doubtful or loss. "Substandard" loans are characterized by the possibility that Nutmeg could sustain some loss if certain identifiable factors are not corrected. Loans classified as "doubtful" have weaknesses making collection, or liquidation in full, on the basis of currently known facts, conditions and values questionable and improbable. Loans classified as "loss" are considered uncollectible and of such little value that their identification as bankable assets is not warranted and such amounts are charged-off. As of March 31, 2000, loans aggregating $670,000 were classified by Nutmeg as substandard and none were classified doubtful as compared to $670,000 of classified loans at December 31, 1999. These loans represented .55% of total assets as of March 31, 2000 and .58% as of December 31, 1999. Non-performing assets include nonaccrual loans and foreclosed property, loans past due 90 days or more and still accruing and restructured loans. In the first quarter of 2000, there were $13,000 in net loan charge-offs and write-downs of foreclosed properties as compared to $2,000 during the first quarter ended March 31, 1999.

     Impaired loans are defined under generally accepted accounting principles to include loans where accrued interest receivable is doubtful of collection and future interest income should no longer be accrued and the income receivable should be reversed through a charge to income. Generally no interest income is recognized for loans on which a default in the payment of interest has existed for a period of greater than 90 days unless there are factors known to management which reflect favorably on the ability of the customer to fulfill the obligation. The recognition of interest income on nonaccrual loans is resumed when its collectibility is no longer in doubt. Impaired loans as of March 31, 2000 as compared to December 31, 1999 decreased $615,000 from $1,075,000 to $460,000.

     During 2000, foreclosed real estate decreased from $179,000 at December 31, 1999 to none at March 31, 2000. This was the result of the sale of three foreclosed properties, a single family residential homes.

     The reserve for loan losses represents an allowance to provide for loan losses inherent in the loan portfolio. Loans or portions thereof, deemed uncollectible are charged against these reserves while recoveries of amounts previously charged-off are added to these reserves. The provision for loan losses is the amount charged against earnings to bring the reserve to the appropriate level. Nutmeg determines its reserve for loan losses based upon an evaluation of total loan portfolio quality through a process which considers the general experience of the portfolio as well as the reserve requirements with respect to weaknesses in individual loans. Reserves are established which in management's opinion, are adequate to absorb credit losses based upon current information available. Allowances for impaired loans are generally determined based on collateral values or the present value of estimated cash flows. While Nutmeg believes its loan loss reserve as of March 31, 2000, totaling $488,000, is adequate at this time, an economic downturn and further erosion of real estate values in 2000 may result in future deterioration in asset quality which may require additional loan loss reserves.

NONINTEREST INCOME

     Noninterest income decreased $52,000 or 13.61% in the first quarter of 2000 to $330,000 from $382,000 in the first quarter of 1999. This decrease can be attributed to decreased gains from the sale of fixed rate mortgages into the secondary market.

NONINTEREST EXPENSES

     Noninterest expenses increased by $94,000 or 8.61% to $1,185,000 as of March 31, 2000, compared to $1,091,000 as of March 31, 1999. Salaries and employee benefits for the quarter ended March 31, 2000, were $641,000, compared to $574,000 for the quarter ended March 31, 1999, an increase of $67,000 or 11.67%. This increase was the result of the addition to staff for Nutmeg's Stony Hill, Bethel office which opened in early May 2000. Occupancy and equipment expense increased $7,000 from $145,000 for the quarter ended March 31, 1999 to $152,000 for the quarter ended March 31, 2000, an increase of 4.82%. Other operating expenses increased by $25,000 or 6.87% to $389,000 for the quarter ended March 31, 2000 as compared to $364,000 for the quarter ended March 31, 1999. This increase resulted primarily from increases in data processing and postage expense due to the increased number of serviced loans.

     Foreclosed real estate expense decreased by $4,000. Management and the Board of Directors has reduced its inventory of real estate owned to zero.

INCOME TAXES

     As compared to the quarter ended March 31, 1999, income tax expense for the quarter ended March 31, 2000 increased by $3,000 to $159,000.

LIQUIDITY MANAGEMENT

     Nutmeg manages its liquidity position to ensure sufficient cash flow to fund loans, deposit withdrawals and other operating cash outflows. Principal sources of funds are deposits, loan amortization and prepayments, maturities of investment securities, borrowings from the Federal Home Loan Bank of Boston and funds provided by operations. For additional information, please refer to the Statements of Cash Flows included in the unaudited financial statements attached as Appendix C.

     Liquidity management is both a daily and long term function of business management. Excess liquidity is generally invested in short term investments such as overnight deposits at the Federal Home Loan Bank of Boston and U.S. Treasury Bills. If Nutmeg requires funds beyond its ability to generate them internally, borrowing capability exists at the Federal Home Loan Bank of Boston, which provides an additional source of borrowing capacity of approximately $36,316,000. At March 31, 2000 and December 31, 1999 borrowings from the FHLB were $3,000,000 and $7,000,000, respectively.

     Applicable regulations currently require Nutmeg to maintain a ratio of cash and eligible investments to net withdrawable savings deposits and borrowings due within the year of not less than 5%. As of March 31, 2000 and December 31, 1999, Nutmeg's liquidity ratio was 11.10% and 8.70%, respectively.

COMMITTED RESOURCES

     At March 31, 2000, Nutmeg's committed resources included undisbursed loans of approximately $290,000, unused lines of credit to loan customers of approximately $2,278,000, commitments to fund loans of $2,455,000 and standby letters of credit of $25,000. In most instances agreements with borrowers allow Nutmeg to unilaterally terminate unused commercial and personal lines of credit at any time. Nutmeg intends to fund the commitments in the normal course of business from deposit growth, principal and interest collections from existing loans, investments and, if necessary, additional borrowing from the Federal Home Loan Bank of Boston. For further detail see footnote to the financial statements titled "Commitments and Contingent Liabilities" included in the unaudited financial statements attached as Appendix C.

     CAPITAL AND CAPITAL REQUIREMENTS

     Nutmeg is subject to capital rules promulgated by the Office of Thrift Supervision (OTS) and the Federal Deposit Insurance Corporation (FDIC). The OTS has imposed a three part capital test under these rules: 1). Tangible capital of not less than 1.5% of total assets; 2). Core capital ratio no less stringent than the capital requirements applicable to national banks which at March 31, 2000 was at least 3% of total assets; 3). Risk-based capital of 8.0% of risk-adjusted assets at March 31, 2000. The risk-based ratio is arrived at by assigning different risk "weightings" to assets based on their risk profile. Nutmeg currently exceeds OTS regulatory capital requirements. At March 31, 2000, Nutmeg had a Core capital ratio of 8.50%, a Tangible capital ratio of 8.50% and a Risk-based Capital ratio of 13.62%.

     The FDIC also has regulations requiring a minimum leverage capital ratio (shareholder's equity divided by average total assets for the most recent quarter) from 4.00 to 5.00 percent or more, based upon the risk profile of Nutmeg. Nutmeg's core capital to total assets ratio is 8.50% which exceeds the minimum FDIC requirements as of March 31, 2000.

     The following table identifies generally the capital measures and thresholds defined under the FDIC and OTS rules:

                          Total Risk - Based Ratio        Tier 1 Risk-Based Ratio         Tier 1 Leverage Ratio
                          ------------------------        -----------------------         ---------------------
Well Capitalized          10% or above &                  6% or above &                   5% or above
Adequately Capitalized    8% or above &                   4% or above &                   4% or above
Undercapitalized          Under 8% or                     Under 4% or                     Under 4%
Significantly
Undercapitalized          Under 6% or                     Under 3% or                     Under 3%
Critically                                                                                A ratio of tangible equity to total
Undercapitalized                                                                          assets equal to or under 2%

     To fall within the "well capitalized" or "adequately capitalized" category, the financial institution must meet the requirements of all three capital measurements. "Undercapitalized" and "significantly undercapitalized" institutions will be categorized as such if they fall within any one of the capital measurements. Under the prompt corrective action rules, as of March 31, 2000 Nutmeg is in the "well capitalized" category.

Security Ownership of Certain Beneficial Owners.

     The following table shows, as of the most recent practicable date (August ___, 2000) those persons known to Nutmeg (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) to be beneficial owners of more than 5% of the common stock. Except as indicated in the notes following the table below, the principal shareholders have sole voting and investment power with respect to the shares listed as being beneficially owned by them.

     In preparing the following table, Nutmeg has relied on information furnished to it by the beneficial owner or filed with the OTS and mailed to Nutmeg. The percentages shown are calculated on the basis of the number of outstanding shares of Nutmeg's common stock on January 31, 2000, which was 1,428,644 shares, and the number of shares of common stock for which the individual may exercise an option within sixty days and/or convert Series B preferred stock.

Name and Address                    Amount and Nature of     Percent
of Beneficial Owner                 Beneficial Ownership     of Class
---------------------------------------------------------------------

Jackie Chan                              104,949(1)            7.19%
34 Ward Drive South
Danbury, Connecticut 06810

John N. Deep                             107,292(2)            7.30%
60 Clapboard Ridge Road
Danbury, Connecticut 06811

Constantine S. Macricostas               124,662(3)            8.15%
100 Ocean Trail Way, Unit #1203
Jupiter, FL 33477

Richard Portelance                       125,904(4)            8.63%
14 Mountain Drive
New Milford, Connecticut 06776

Anthony M. Rizzo, Sr.                    117,773(5)            7.97%
38 Clapboard Ridge Road
Danbury, Connecticut 06811

Henry A. Bessel, Jr.                      96,732(6)            6.68%
One Smoke Ridge
Sherman, Connecticut 06784

David F. Lucas                            26,152(7)            1.80%
79 Nicole Drive
Naugatuck, Connecticut  06770

(1) Includes 9,600 shares of Series B preferred stock, which are convertible into 16,800 shares of Common Stock, purchased in Mr. Chan's wife's name, and 3,800 shares of Series B preferred stock which are convertible into 6,650 shares of common stock; 55,027 shares with shared voting and investment power, and 14,689 shares exercisable by option within sixty days.

(2) Includes 16,000 shares of Series B preferred stock, which are convertible into 28,000 shares of Common Stock; 27,507 shares owned by Mr. Deep's wife; 10,725 shares with shared investment power and 12,970 shares exercisable by option within sixty days.

(3) Includes 56,000 shares of Series B preferred stock, which are convertible into 98,000 shares of Common Stock and 956 shares owned by Mr. Macricostas' wife, and 2,851 shares exercisable by option within sixty days.

(4) Includes 8,020 shares of Series B preferred stock, which are convertible into 14,035 shares of Common Stock; 871 shares exercisable by option within sixty days; 2,854 shares with shared voting and investment power; 27,988 shares of Common Stock and 4,328 shares of Series B preferred stock, which are convertible into 7,574 shares of Common Stock, owned by Mr. Portelance's wife; and 1,173 shares owned by Mr. Portelance's son.

(5) Includes 27,720 shares of Series B preferred stock, which are convertible into 48,510 shares of Common Stock; 68,827 shares owned jointly with Mr. Rizzo's wife, and 436 shares exercisable by option within sixty days.

(6) Includes 10,552 shares of Series B preferred stock which are convertible into 18,466 shares of Common Stock, with 18,190 exercisable by option within sixty days.

(7) Includes 2,993 shares of Series B preferred stock which are convertible into 5,238 shares of Common Stock with 23,170exercisable by option within 60 days.

Security Ownership of Management.

     The following table sets forth information, as of January 31, 2000, regarding the number of shares and percentages of the Common Stock beneficially owned, either directly or indirectly, by the directors and nominees and by all of the directors and executive officers of Nutmeg as a group. Except as indicated in the notes following the table below, the directors and nominees have sole voting and investment power with respect to the shares listed as being beneficially owned by them. The percentages shown are calculated on the basis of the number of outstanding shares of Nutmeg's common stock on January 31, 2000 and on the number of shares of common stock for which the individual or group may exercise an option within sixty days and/or convert Series B preferred stock.

    Name of                              Amount and Nature        Percent
Beneficial Owner                      of Beneficial Ownership    of Class
----------------                      -------------------------  --------

Henry A. Bessel                                96,732(1)             6.68%
Jackie Chan                                   104,949(2)             7.19%
Manuel A. Correia                              45,704(3)             3.16%
John N. Deep                                  107,292(4)             7.30%
Alan Dinho                                     11,596(5)              .81%
Paul N. Jaber                                  65,270(6)             4.46%
Constantine S. Macricostas                    124,662(7)             8.15%
Frank P. Molinaro                              37,866(8)             2.61%
Orlando Monteiro                               35,194(9)             2.44%
John J. Otto                                   39,789(10)            2.76%
Richard Portelance                            125,904(11)            8.63%
Anthony M. Rizzo, Sr.                         117,773(12)            7.97%
John A. Val                                    53,400(13)            3.65%

Directors and Executive Officers            1,030,687(14)           54.13%
as a Group (15 persons)

(1) Includes 10,552 shares of Series B preferred stock which are convertible into 18,466 shares of Common Stock, with 18,190 shares exercisable by option within sixty days.

(2) Includes 9,600 shares of Series B preferred stock, which are convertible into 16,800 shares of Common Stock, purchased in Mr. Chan's wife's name, and 3,800 shares of Series B preferred stock which are convertible into 6,650 shares of common stock; 55,027 shares with shared voting and investment power, and 14,689 shares exercisable by option within sixty days.

(3) Includes 13,202 shares owned by Mr. Correia's wife, 1,400 shares of Series B preferred stock which are convertible into 2,450 shares of common stock 700 of which are owned by Mr. Correia's wife, and 14,253 shares exercisable by option within sixty days.

(4) Includes 16,000 shares of Series B preferred stock, which are convertible into 28,000 shares of Common Stock; 27,507 shares owned by Mr. Deep's wife; 10,725 shares with shared investment power and 12,970 share exercisable by option within sixty days.

(5) Includes 10,725 shares with shared voting and investment power; and 871 shares exercisable by option within sixty days.

(6) Includes 12,000 shares of Series B preferred stock, which are convertible into 21,000 shares of Common Stock and 2,201 shares of Series B preferred stock, which are convertible into 3,852 shares of Common Stock; and 9,727 shares of which Mr. Jaber has the right to acquire beneficial ownership pursuant to the power to revoke a trust, discretionary account or similar arrangement (included in this total are 1,000 shares of Series B preferred stock which are convertible into 1,750 shares of common stock) and 6,812 shares exercisable by option within sixty days.

(7) Includes 56,000 shares of Series B preferred stock, which are convertible into 98,000 share of Common Stock and 956 shares owned by Mr. Macricostas' wife, and 2,851 shares exercisable by option within sixty days.

(8) Includes 4,814 shares of Series B preferred stock, which are convertible into 8,425 shares of Common Stock; 2,342 shares with shared voting and investment power; 14,076 shares exercisable by option within sixty days; 5 shares of

     Common Stock and 1,376 shares of Series B preferred stock, which are convertible into 2,408 shares of Common Stock owned by Mr. Molinaro's wife.

(9) Includes 4,375 shares with shared voting and investment power, 425 shares owned by Mr. Monteiro's wife, and 14,253 shares exercisable by option within sixty days.

(10) Includes 28,201 shares with shared voting and investment power and 1,370 shares of Series B preferred stock, which are convertible into 2,398 shares of Common Stock, and 9,190 shares exercisable by option within sixty days.

(11) Includes 8,020 shares of Series B preferred stock, which are convertible into 14,035 share of Common Stock; 871 shares exercisable by option within sixty days; 2,854 shares with shared voting and investment power; 27,988 shares of Common Stock and 4,328 shares of Series B preferred stock, which are convertible into 7,574 shares of Common Stock, owned by Mr. Portelance's wife; and 1,173 shares owned by Mr. Portelance's son.

(12) Includes 27,720 shares of Series B preferred stock, which are convertible into 48,510 shares of Common Stock; 68,827 shares owned jointly with Mr. Rizzo's wife, and 436 shares exercisable by option within sixty days.

(13) Includes 12,500 shares of Series B preferred stock, which are convertible into 21,875 shares of Common Stock; 18,324 shares with shared voting and investment power; and 12,768 shares exercisable by option within sixty days

(14) Includes 183,014 shares of Series B preferred stock, which are convertible into 320,275 shares of Common Stock; and 155,144 shares exercisable by option within sixty days.

                           INFORMATION ABOUT NEWMIL

Incorporation by References.

     This Proxy Statement/Prospectus is accompanied by NewMil's latest Form 10-K filing for the fiscal year ended June 30, 1999. The Form 10-K includes NewMil's financial statements audited by PricewaterhouseCoopers LLP. In addition, the SEC allows NewMil to incorporate by reference information into this Proxy Statement/Prospectus, which means that NewMil can disclose important information to you by referring you to another document filed separately with the SEC. The information that NewMil incorporates by reference is considered a part of this Proxy Statement/Prospectus, except for any information superseded by information presented in this Proxy Statement/Prospectus. This Proxy Statement/Prospectus incorporates important business and financial information about NewMil and its subsidiaries that is not included in or delivered with this document, as follows:

Filings and Period of Report or Date Filed.

     .    Quarterly Report on Form 10-Q for the quarter ended March 31, 2000
     .    Quarterly Report on Form 10-Q for the quarter ended December 31, 1999
     .    Quarterly Report on Form 10-Q for the quarter ended September 30, 1999
     .    Current Report on Form 8-K filed December 10, 1999
     .    Current Report on Form 8-K filed on June 9, 2000

     A copy of the latest 10-Q will be provided to you promptly without charge if you call or write to B. Ian McMahon, NewMil Bancorp, Inc., 19 Main Street, New Milford, CT 06776, Telephone (860)355-7630. Since the filing of NewMil's latest Form 10-Q, there have been no material changes in NewMil's affairs other than the transaction contemplated by this Proxy Statement/Prospectus.

     NewMil incorporates by reference additional documents that it may file with the SEC between the date of this document and the date of the NewMil special meeting. These documents include periodic reports, such as annual reports on form 10-K, quarterly reports on form 10-Q and current reports on form 8-K, as well as proxy statements.

Security Ownership of Certain Beneficial Owners.

     Information concerning security ownership of beneficial owners is contained in NewMil's most recent 10-K filing and is incorporated herein by reference.

Security Ownership of Management.

     Information concerning security ownership of management is contained in NewMil's most recent 10-K filing and is incorporated herein by reference.

                          MARKET PRICES AND DIVIDENDS

NewMil's Common Stock.

     The table below sets forth the range of high and low sale prices of NewMil's common stock as reported on the Nasdaq National Market, as well as cash dividends paid during the periods indicated:

                                    Market Price                   Cash
                              -----------------------              ----
                              High               Low          Dividends Paid
                              ----               ----         --------------
Quarter Ended:
September 30, 1998            $13.500            $10.000           $0.08
December 31, 1998             $14.000            $11.000           $0.09
March 31, 1999                $13.000            $11.000           $0.09
June 30, 1999                 $11.750            $ 9.500           $0.09

September 30, 1999            $11.750            $10.125           $0.10
December 31, 1999             $13.375            $11.000           $0.10
March 31, 2000                $13.313            $10.125           $0.10
June 30, 2000                 $10.625            $ 9.875           $0.10

Period Ended:
August __, 2000               $                  $

     On May 30, 2000, the last trading day before the public announcement of the merger, the closing price of NewMil's common stock on the Nasdaq was $9.875. On August _____________, 2000, the most recent practicable date before the printing of this document, the closing price of NewMil's common stock on the Nasdaq was $_______.

Nutmeg's Common Stock.

     The table below sets forth the range of high and low bid and asked prices of Nutmeg's common stock as reported on the Nasdaq Small Cap Market, as well as cash dividends paid during the periods indicated, restated to reflect all stock dividends:

                                   Bid and Asked Price             Cash
                                   -------------------             ----
                                 High               Low       Dividends Paid
                                 ----               ---       --------------
Quarter Ended:

March 31, 1998                   $8.02             $8.74          $0.038
June 30, 1998                    $7.88             $8.60          $0.038
September 30, 1998               $8.98             $9.69          $0.038
December 31, 1998                $8.69             $9.40          $0.048

March 31, 1999                   $8.50             $9.25          $0.048
June 30, 1999                    $8.00             $8.75          $0.048
September 30, 1999               $8.00             $8.45          $0.048
December 31, 1999                $7.75             $8.00          $0.050

March 31, 2000                   $8.28             $6.69          $0.050
June 30, 2000                    $8.09             $7.75          $0.050
Period Ended:
August ___, 2000                 $                 $              $

     On May 30, 2000, the last trading day before the public announcement of the merger, the high and low bid and asked prices of Nutmeg's common stock reported on the Nasdaq Small Cap Market was $8.000 and $8.171875. On _____________, 2000, the most recent practicable date before the printing of this document, the high and low bid and asked prices of Nutmeg's common stock on the Nasdaq Small Cap Market was $______ and $______.

       DESCRIPTION OF CAPITAL STOCK AND COMPARISON OF SHAREHOLDER RIGHTS

     Set forth below is a description of NewMil's capital stock, as well as a summary of the material differences between the rights of holders of Nutmeg's common and Series B preferred stock and their prospective rights as holders of NewMil's common stock. If the merger agreement is approved and the merger takes place, some of the holders of Nutmeg's common and Series B preferred stock will become holders of NewMil's common stock. As a result, NewMil's certificate of incorporation, as amended, and bylaws, as amended, and the applicable provisions of the General Corporation Law of the State of Delaware, referred to in this section as the "Delaware corporation law", will govern the rights of current holders of Nutmeg's common and Series B preferred stock who receive NewMil common stock in exchange for their shares of Nutmeg common or Series B preferred stock. The rights of those shareholders are governed at the present time by the federal stock charter, as amended, and the bylaws, as amended, of Nutmeg and the applicable provisions of Federal law.

     The following comparison is based on the current terms of the governing documents of NewMil and Nutmeg and on the provisions of the Delaware corporation law and Federal law. The discussion is intended to highlight important similarities and differences between the rights of holders of NewMil's common stock and Nutmeg's common and Series B preferred stock.

NewMil's Common Stock.

     NewMil is authorized to issue 20,000,000 shares of common stock, par value $.50 per share. As of March 31, 2000, 3,608,225 shares of NewMil's common stock were outstanding and NewMil had outstanding stock options granted to directors, officers and other employees for another 439,350 shares of NewMil's common stock. Each share of NewMil's common stock has the same relative rights and is identical in all respects to each other share of NewMil's common stock. NewMil's common stock is non-withdrawable capital, is not of an insurable type and is not insured by the FDIC or any other governmental entity.

     Holders of NewMil's common stock are entitled to one vote per share on each matter properly submitted to shareholders for their vote, including the election of directors. NewMil's common stock is not subject to additional calls or assessments by NewMil, and all shares of NewMil's common stock currently outstanding are fully paid and nonassessable. For a discussion of the voting rights of NewMil's common stock, its lack of preemptive rights, the classification of NewMil's Board of Directors and provisions of NewMil's certificate of incorporation and bylaws that may prevent a change in control of NewMil or that would operate only in an extraordinary corporate transaction involving NewMil or its subsidiaries, see "--Certificate of Incorporation, Federal Stock Charter and Bylaw Provisions."

     Holders of NewMil's common stock are entitled to receive dividends declared by the Board of Directors of NewMil out of any assets legally available for distribution.

     In the unlikely event of any liquidation, dissolution or winding up of NewMil, the holders of NewMil's common stock would be entitled to receive all remaining assets of NewMil available for distribution, in cash or in kind, after payment or provision for payment of all debts and liabilities of NewMil.

NewMil's Shareholder Rights Agreement.

     Pursuant to the rights agreement, the Board of Directors of NewMil declared a dividend distribution of one right for each five outstanding shares of common stock (a "Right"). Such Rights are evidenced by the stock certificate and the summary of the rights agreement, for those shares outstanding as of the Record Date, and by the stock certificate alone, for shares issued after the Record Date. NewMil adopted a rights agreement on July 14, 1994 (the "Record Date") to protect shareholders in the event of an inadequate takeover offer or to deter coercive or unfair takeover tactics. In general, each Right entitles a holder to purchase from NewMil one share of NewMil common stock at a price of twenty dollars ($20.00) subject to adjustment.

     Upon the close of business on the earliest of:

     . the tenth day after a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 10% or more of the outstanding shares of NewMil common stock,

     . the tenth day (or such later day as may be determined by action of the NewMil board prior to such time as any person becomes an Acquiring Person) after the date of the commencement of a tender offer or exchange offer by any person (other than NewMil) to acquire beneficial ownership of 10% of NewMil's common stock (when added to any shares as to which such person is the owner prior to the commencement), or

     . the tenth day (or such later day as may be determined by action of the NewMil board prior to such time as any person becomes an Acquiring Person) after the filing by any person of a registration statement under the Securities Act of 1933, as amended, with respect to a contemplated exchange offer to acquire beneficial ownership of 10% or more of the issued and outstanding common stock (when added to any shares as to which such person is the beneficial owner immediately prior to such filing) (the earliest date being called the "Distribution Date"), the Shareholder can exercise the Right and purchase one share of NewMil common stock for each Right exercised.

     As soon as practicable after the Distribution Date, NewMil will mail separate certificates evidencing the Rights to holders of record of NewMil common stock as of the close of business on the Distribution Date and such certificate alone will evidence the Rights. The rights are not exercisable until the Distribution Date and will expire on July 18, 2004 unless earlier redeemed by NewMil.

     In the event that NewMil is acquired in a merger or other business combination, each holder of a Right will have the right to receive, upon the exercise of the Right, the number of shares of common stock of the surviving company which at the time of such transaction would have a market value of four times the exercise price of the Right. If NewMil is the surviving company in a merger with any person, the rights agreement provides that each holder of a Right (other than the Acquiring Person) would have the right to receive, upon the exercise of the Right, that number of shares of NewMil having a market value of four times the exercise price of the Right.

      A copy of the NewMil rights agreement has been filed with the SEC. See "Where You Can Find More Information" for information on where you can obtain a copy. A copy of the NewMil rights agreement also is available free of charge from NewMil. This summary description of the NewMil rights does not purport to be complete and is qualified in its entirety by reference to the rights agreement.

Nutmeg's Common Stock.

     The federal stock charter of Nutmeg authorizes 6,000,000 shares of Nutmeg's common stock, par value $.003 per share, of which 1,435,324 shares were outstanding as of May 30, 2000 and 2,000,000 shares of Nutmeg Series B preferred stock, par value $.005 per share, of which 487,001 shares were outstanding as of May 30, 2000. As of May 30, 2000 there are (i) 103,127 shares of Nutmeg common stock subject to unexercised options under the director stock option plans, (ii) 183,425 shares of Nutmeg common stock subject to unexercised options under the Employer stock option plan, and (iii) 457,280 shares of Nutmeg common stock reserved for issuance upon exercise of the option to be issued to NewMil pursuant to the Option Agreement.

     Each share of Nutmeg common stock also has the same relative rights and is identical in all respects to each other share of Nutmeg common stock. As with NewMil's common stock, Nutmeg common stock is non-withdrawable capital, is not of an insurable type and is not insured by the FDIC or any other governmental entity.

     Holders of Nutmeg common stock also are entitled to one vote per share on each matter properly submitted to shareholders for their vote, including the election of directors. Holders of Nutmeg common stock have distribution and liquidation rights similar to those of holders of NewMil's common stock. Nutmeg common stock is also not subject to additional calls or assessments by Nutmeg, and all shares of Nutmeg common stock currently outstanding are fully paid and nonassessable. For a discussion of the voting rights of Nutmeg common stock, its lack of preemptive rights and provisions in Nutmeg's federal stock charter which may prevent a change in control of Nutmeg, see "-- Certificate of Incorporation, Federal Stock Charter and Bylaw Provisions."

Nutmeg's Series B preferred stock.

     Nutmeg's federal stock charter authorizes 2,000,000 shares of Series B preferred stock, par value $.005 per share, of which 487,001 shares are outstanding as of May 30, 2000.

     By a vote of the Nutmeg board on April 24, 1997, 490,000 shares of Series B preferred stock were established and designated. The relative rights and preferences of the Series B preferred stock are as follows:

     (a) Dividends are payable quarterly at a fixed rate equal to 8.00%. The shares of the Series B preferred stock have a preference with respect to dividends senior to the holders of the common stock. Dividends that are not paid when due will not cumulate and be paid in the future. In the event dividends are not paid on the Series B preferred stock in any dividend period, holders of shares of the Series B preferred stock are entitled to receive a number of shares of common stock in an amount which represents the value of the unpaid dividend.

     (b) The shares of the Series B preferred stock are not entitled generally to vote on shareholder matters, except as otherwise provided in the federal state charter or as required by law. However, a majority vote of the Series B preferred stock, voting as a class, is required to approve (i) a merger, consolidation, sale, lease or conveyance of the property or business of Nutmeg in exchange for securities of another corporation if the Series B preferred stock is exchanged for securities of the other corporation, or (ii) the issuance of a series of Series B preferred stock having dividend or liquidation preferences senior to the Series B preferred stock.

     (c) Nutmeg has the option to redeem all or a part of the Series B preferred stock at any time or from time to time after the fifth anniversary date of the original date of issuance (upon not less than thirty (30) or more than sixty (60) days' notice) at a redemption price of $8.75 per share. Accrued and unpaid dividends for the immediately preceding dividend period will be added to the redemption price.

     (d) The Series B preferred stock is entitled, before any distribution or payment to the holders of the common stock or other security ranking junior to the Series B preferred stock, to a preference of $8.75 per share in the event of a voluntary or involuntary liquidation or dissolution of Nutmeg. Notwithstanding the foregoing, however, until the occurrence of a voluntary or involuntary liquidation, such liquidation preference shall not be considered a matured liability or indebtedness of Nutmeg; shall not represent a present or vested interest in Nutmeg's assets and shall not be taken into account in determining surplus or net income available for dividends.

     (e) Shares of Series B preferred stock will be convertible at a price of $8.75 per share into shares of common stock. Accordingly, each share of Series B preferred stock may be converted into one (1) share of common stock plus cash in lieu of fractional shares. The conversion price shall be subject to adjustment as set forth in sub-paragraph
          (f), below. If any of the Series B preferred stock is called for redemption by Nutmeg, the conversion rights pertaining thereto terminate at the close of business on the business day next preceding the redemption date so long as there is no default in the payment of the then applicable redemption price. In the event of a change in control of Nutmeg, the conversion of the Series B preferred stock to common stock will be mandatory.

     (f) If at any time the number of shares of Nutmeg common stock is increased by a stock dividend payable in shares of common stock, or by a stock split or similar event affecting the common stock, or if the number of shares of common stock is decreased by a combination or reverse split or similar event affecting the common stock, then the conversion price of the Series B preferred stock in effect immediately prior to such event with respect to the Series B preferred stock then outstanding will, concurrently with the effective date of such event, be appropriately increased or decreased, as the case may be, so that the number of shares of common stock issuable on conversion of each share of Series B preferred stock then outstanding shall be increased or decreased, as the case may be, in proportion to such increase or decrease in outstanding shares of common stock.

     (g) The Series B preferred stock has a stated value (the price to be paid by all subscribers) of $8.75 per share. Such stated value does not represent a determination by Nutmeg's Board of Directors for purposes of the capital accounts of Nutmeg.

Comparison of Charter Provisions.

     The following discussion is a general summary of provisions of NewMil's certificate of incorporation and bylaws, and a comparison of those provisions to similar types of provisions in the federal stock charter and bylaws of Nutmeg. The discussion is necessarily general and, for provisions contained in NewMil's certificate of incorporation and bylaws or in

Nutmeg's federal stock charter and bylaws, reference should be made to the documents themselves. Some of the provisions included in NewMil's certificate of incorporation and bylaws may serve to discourage a change in control of NewMil even if desired by a majority of shareholders. These provisions are designed to encourage potential acquirers to negotiate directly with the Board of Directors of NewMil and to discourage other takeover attempts.

     Directors.

     Some of the provisions of NewMil's certificate of incorporation and bylaws will impede changes in majority control of NewMil's Board of Directors. The certificate of incorporation provides that the Board of Directors will be divided into three classes, with directors in each class elected for three-year staggered terms. The certificate of incorporation further provides that the Board of Directors is to be made up of no less than 6 and no more than 15 members. The bylaws also provide that:

     . except with respect to directors serving at the time the bylaws became effective, no person shall be eligible for election as director and no director shall be eligible for re-election after having reached his/her 70/th/ birthday, and
     . in the event that any director is unable to attain an attendance record of 75% in any fiscal year, such director's office shall be immediately vacated.

     Like NewMil, Nutmeg also has three classes of directors, with directors in each class elected for three-year staggered terms. Unlike NewMil, Nutmeg's certificate of incorporation provides that:

     . at the time of election, each director must own in his individual capacity one hundred shares of Nutmeg common or Series B preferred stock;
     . any director who reaches the age of 72 during his term shall be deemed to have automatically resigned and be designated with the status of Director Emeritus; and
     . the position of any director who fails to attend six consecutive meetings of the board shall become vacant if the majority of the Board of Directors determines that such absence was without good cause.

     NewMil's certificate of incorporation and bylaws provide that a vacancy occurring in the Board of Directors, including a vacancy created by any increase in the number of directors, is to be filled for the remainder of the unexpired term by a majority vote of the directors then in office. Similarly, Nutmeg's bylaws provide that any vacancy on the Board of Directors may be filled by a majority of the directors then in office, although less than a quorum. A director of Nutmeg elected to fill a vacancy, including a vacancy created by an increase in the number of directors, is filled by election by the Board of Directors for a term continuing only until the next election of the directors by the shareholders.

     NewMil's certificate of incorporation provides that a director may be removed only for cause and then only by the affirmative vote of at least two-thirds of the total votes eligible to be voted at a duly constituted meeting of shareholders called for that purpose. If there is an interested shareholder (any person who is the beneficial owner of 10% or more of the voting power of the outstanding voting stock or an affiliate of NewMil who in the 2 years prior to the date of the vote was the beneficial owner of 10% or more of the outstanding voting stock) such two-thirds vote must include the affirmative vote of not less than two-thirds of the voting power of the issued and outstanding shares entitled to vote by the shareholders other than the interested shareholders.

     Nutmeg's directors may be removed at any time only for cause by the affirmative vote of a majority of the shares then entitled to vote at an election of directors.

     NewMil's bylaws impose restrictions on the nomination by shareholders of candidates for election to the Board of Directors and the proposal by shareholders of business to be acted upon at an annual meeting of shareholders. The bylaws of Nutmeg contain similar provisions.

     Call of Special Meetings.

     NewMil's certificate of incorporation provides that a special meeting of shareholders may be called at any time but only by the President or by the Board of Directors unless otherwise required by law. Shareholders are not authorized to call a special meeting. Nutmeg's bylaws provide that the chairman, president, or the Board of Directors can call such a special meeting and shall do so at the request of the holders of 10% of the outstanding stock of Nutmeg entitled to vote.

     Shareholder Action without a Meeting.

     NewMil's certificate of incorporation provides that shareholder action must be effected at a duly called annual or special meeting and may not be effected by written consent. Nutmeg's bylaws provide that shareholders may act by written consent without a meeting with the unanimous consent of all of the shareholders entitled to vote.

     Limitation on Liability of Directors and Indemnification.

     NewMil's certificate of incorporation provides that no director shall be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director other than liability:

     . for any breach of the director's duty of loyalty to the corporation or its shareholders;
     . for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
     . for any payment of a dividend or approval of a stock repurchase that is illegal under Section 174 of the Delaware corporation law; or
     . for any transaction from which a director derived an improper personal benefit.

     Nutmeg's organizational documents do not so limit the liability of its directors. Nutmeg's directors are indemnified as provided by applicable law.

     NewMil's bylaws also provide generally for the indemnification of the officers, directors, and employees of NewMil (and for other persons as provided for in Delaware corporation law) to the full extent required or permitted of corporations subject to Delaware corporation law.

     Cumulative Voting.

     Neither NewMil nor Nutmeg shareholders may cumulate voting rights in the election of directors.

     Preemptive Rights.

     Both NewMil's certificate of incorporation and Nutmeg's federal stock charter provide that shareholders do not have any preemptive rights regarding the entity's securities.

     Notice of Meetings.

     NewMil's bylaws require that notice be given not less than 10 nor more than 60 days prior to each annual or special meeting of shareholders. Nutmeg's bylaws require that notice of an annual or special meeting be given not less than 10 nor more than 50 days prior to a meeting.

     Quorum.

     Both NewMil's and Nutmeg's bylaws provide that the holders of a majority of the issued and outstanding shares of stock of the company entitled to vote at a meeting constitutes a quorum.

     General Vote.

     NewMil's bylaws provide that any matter brought before a meeting of shareholders will be decided by the affirmative vote of a majority of the votes cast on the matter except as otherwise required by law or NewMil's certificate of incorporation or bylaws. Nutmeg's bylaws adopt Robert's Rules of Order which similarly require the affirmative vote of a majority of the votes cast on the matter, unless otherwise prescribed by the board or the bylaws.

     Record Date.

     NewMil's bylaws provide that the record date for determination of shareholders entitled to notice of or to vote at a meeting and for other specified purposes may not be less than 10 nor more than 60 days before the date of the meeting or other action. Nutmeg's bylaws provide that the Board of Directors may set a record date which shall not be a date earlier than the date on which such action is taken by the Board of Directors, nor more than 60 nor less than 10 days before the particular event requiring such determination is to occur.

     Procedures for Certain Business Combinations.

     NewMil's certificate of incorporation requires that business combinations between NewMil or any majority-owned subsidiary of NewMil and a 10% or more shareholder or its affiliates or associates, referred to collectively in this section as the interested shareholder, be approved first by the Board of Directors and then by the affirmative vote of (i) the holders of at least two-thirds of the voting powers of the then outstanding shares of voting stock of NewMil and (ii) the holders of at least two-thirds of the voting powers of the then outstanding shares of voting stock, exclusive of any shares held by or on behalf of interested shareholders. The types of business combinations with an interested shareholder covered by this provision include: any merger or consolidation with any interested shareholder or other corporation which is (or after such merger or consolidation, would be) an affiliate or associate of an interested shareholder that was an interested shareholder prior to the transaction; any sale, lease, exchange, mortgage, pledge or other disposition to or with an interested shareholder of any of the assets of NewMil or subsidiary measured at the time of the approval of the transaction an aggregate book value of 10% or more of the total market value of the outstanding shares of NewMil or of its net worth as of the end of its most recent fiscal quarter; an issuance or transfer of equity securities having an aggregate market value in excess of 5% of the aggregate market value of NewMil's outstanding shares; the issuance or transfer by NewMil or any subsidiary of any securities of NewMil or any subsidiary having an aggregate market value of five percent or more of the total market value of the outstanding shares of NewMil to any interested shareholder or any affiliate or associate of any interested shareholder; the adoption of any plan or proposal of liquidation or dissolution proposed by or on behalf of an interested shareholder; and any reclassification of securities, recapitalization of NewMil or any merger or consolidation of NewMil with any of its subsidiaries or any other transaction which has the effect of increasing the proportionate ownership interest of the interested shareholder. Nutmeg's federal stock charter and bylaws do not contain a similar provision.

     Anti-Greenmail.

     NewMil's certificate of incorporation requires approval by a majority of the outstanding shares of voting stock before NewMil may directly or indirectly purchase or otherwise acquire any voting stock beneficially owned by a holder of 3% or more of NewMil's voting stock, if the holder has owned the shares for less than two years. Any shares beneficially held by the person are required to be excluded in calculating majority shareholder approval. This provision would not apply to any purchase or other acquisition of securities made as part of a tender or exchange offer by NewMil to purchase securities of the same class made on the same terms to all holders of such securities and complying with the applicable requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder.

     Nutmeg's federal stock charter does not contain a similar provision.

     Amendment to Certificate of Incorporation, Federal Stock Charter and
Bylaws.

     Certain provisions of NewMil's certificate of incorporation described above may not be repealed or amended unless such amendment is approved by the affirmative vote of the holders of two-thirds of the voting power of the issued and outstanding shares entitled to vote on that issue, provided that, if there is an interested shareholder, the two-thirds vote must include two-thirds of the voting power of the issued and outstanding shares entitled to vote on that issue other than the interested shareholder. Certain provisions of NewMil's bylaws may be amended by a majority vote of the Board of Directors or by the affirmative vote of the holders of a majority of the voting power of shares entitled to vote on that issue, provided that certain provisions described above may be amended only upon the affirmative vote of the holders of two-thirds of the voting power of the issued and outstanding shares entitled to vote on that issue. If there is an interested shareholder, the two-thirds vote must include two-thirds of the voting power of the issued and outstanding shares entitled to vote on that issue other than the interested shareholder.

     Nutmeg's federal stock charter may not be amended unless such amendment is first proposed by the Nutmeg board, preliminarily approved by the board and approved by the affirmative vote of a majority of the total votes eligible to be cast at the shareholder meeting. Nutmeg's bylaws may be amended by affirmative vote of a majority of the full Board of Directors or by the affirmative vote of a majority of the votes cast by the Nutmeg shareholders at a shareholder meeting.

     Applicable Law.

     The following discussion is a general summary of particular federal and state statutory and regulatory provisions that may be deemed to have an anti-takeover effect.

     Delaware Takeover Statute.

     Section 203 of the Delaware corporation law applies to Delaware corporations such as NewMil with a class of voting stock listed on a national securities exchange, authorized for quotation on the Nasdaq Stock Market, or held of record by

2,000 or more persons. It restricts transactions which may be entered into by the corporation and some of its shareholders. Section 203 provides, in essence, that a shareholder acquiring more than 15% of the outstanding voting stock of a corporation subject to the statute and that person's affiliates and associates, referred to in this section as an interested shareholder, but less than 85% of its shares may not engage in specified business combinations with the corporation for a period of three years after the date on which the shareholder became an interested shareholder unless before that date the corporation's board of directors approved either the business combination or the transaction in which the shareholder became an interested shareholder or at or after that time the business combination is approved by the corporation's board of directors and authorized at an annual or special meeting of shareholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock of the corporation not owned by the interested shareholder. Section 203 defines the term business combination to include a wide variety of transactions with or caused by an interested shareholder in which the interested shareholder receives or could receive a benefit on other than a pro rata basis with other shareholders, including mergers, consolidations, specified types of asset sales, specified issuances of additional shares to the interested shareholder, transactions with the corporation which increase the proportionate interest of the interested shareholder or transactions in which the interested shareholder receives specified other benefits.

     Connecticut Regulatory Restrictions on Acquisitions of Stock.

     Connecticut banking statutes prohibit any person from directly or indirectly offering to acquire or acquiring voting stock of a Connecticut-chartered savings bank, like New Milford Savings Bank, or a holding company of that kind of company, like NewMil, or a federal savings and loan association having its principal office in Connecticut, like Nutmeg, that would result in the person becoming, directly or indirectly, the beneficial owner of more than 10% of any class of voting stock of that entity unless the person had previously filed an acquisition statement with the Connecticut Commissioner of Banking and the offer or acquisition has not been disapproved by the Connecticut Commissioner.

     Federal Law.

     Federal law provides that, subject to some exemptions, no person acting directly or indirectly or through or in concert with one or more other persons may acquire control of an insured institution or holding company of an insured institution, without giving at least 60 days prior written notice providing specified information to the appropriate federal banking agency. In the case of NewMil and New Milford Savings Bank, the appropriate federal banking agency is the Board of Governors of the Federal Reserve System and the FDIC, respectively, and in the case of Nutmeg, the appropriate federal banking agency is the Office of Thrift Supervision. Control is defined for this purpose as the power, directly or indirectly, to direct the management or policies of an insured institution or to vote 25% or more of any class of voting securities of an insured institution. Control is presumed to exist where the acquiring party has voting control of at least 10% of any class of the institution's voting securities and other conditions are present. The Office of Thrift Supervision, the FDIC or the Board of Governors of the Federal Reserve System may prohibit the acquisition of control if the agency finds, among other things, that:

     . the acquisition would result in a monopoly or substantially lessen competition;
     . the financial condition of the acquiring person might jeopardize the financial stability of the institution; or
     . the competence, experience or integrity of any acquiring person or any of the proposed management personnel indicates that it would not be in the interest of the depositors or the public to permit the acquisition of control by that person.

                      WHERE YOU CAN FIND MORE INFORMATION

     Nutmeg and NewMil have included with this joint Proxy Statement/Prospectus certain historical financial information as Appendices B, C and D. The following paragraphs describe where you can find additional information about the two companies.

     NewMil files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information that NewMil files with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements and other information about issuers that file electronically with the SEC. The address of the SEC's Internet site is http://www.sec.gov. NewMil can be found on the Internet at
        ------------------
http://www.newmil.com.  NewMil's common stock is traded on the Nasdaq Stock
---------------------
Market's National Market Tier under the trading symbol "NMSB".

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

     Nutmeg is also subject to the information requirements of the 1934 Securities Exchange Act, and in accordance therewith files reports, proxy statements, and other information with the Office of Thrift Supervision (the "OTS"). The reports, proxy statements and other information filed by Nutmeg with the OTS can be inspected and copied at public reference facilities maintained by the OTS at its Public Files in the Registration and Disclosure Section at Room F-643, 1776 F Street, N.W., Washington, D.C. 20006. Copies of such material may be ordered from such Section by telephone request at prescribed rates by calling (202) 898-8920. Nutmeg can be found on the Internet at http://www.nutmegfederal.com. Nutmeg's common stock is traded on the Nasdaq under the trading symbol "NTMG".

     NewMil has filed with the SEC a registration statement on Form S-4 under the 1933 Securities Act relating to NewMil's common stock to be issued to Nutmeg's shareholders in the merger. As permitted by the rules and regulations of the SEC, this Proxy Statement/Prospectus does not contain all the information set forth in the registration statement. You can obtain that additional information from the SEC's principal office in Washington, D.C. or the SEC's Internet site as described above. Statements contained in this Proxy Statement/Prospectus or in any document incorporated by reference into this Proxy Statement/Prospectus about the contents of any contract or other document are not necessarily complete and, in each instance where the contract or document is filed as an exhibit to the registration statement, reference is made to the copy of that contract or document filed as an exhibit to the registration statement, with each statement of that kind in this Proxy Statement/Prospectus being qualified in all respects by reference to the document.

             CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

     We have made forward-looking statements in this document, and in documents that we incorporate by reference. These kinds of statements are subject to risks and uncertainties. Forward-looking statements include the information concerning possible or assumed future results of our operations. When we use words like believes, expects, anticipates or similar expressions, we are making forward-looking statements.

     You should note that many factors, some of which are discussed elsewhere in this document and in the documents that we incorporate by reference, could affect our future financial results and could cause those results to differ materially from those expressed in our forward-looking statements. These factors include the following:

     .    the effect of economic conditions;
     . inability to realize expected cost savings in connection with business combinations and other acquisitions;
     . higher than expected costs related to integration of combined or merged businesses;
     .    deposit attrition;
     .    adverse changes in interest rates;
     . change in any applicable law, rule, regulation or practice with respect to tax or accounting issues or otherwise; and
     .    adverse changes or conditions in capital or financial markets.

     The forward-looking statements are made as of the date of this document, and we assume no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

     No person is authorized to give any information or to make any representation not contained in this document, and, if given or made, that information or representation should not be relied upon as having been authorized. This document does not constitute an offer to sell, or a solicitation of an offer to purchase, any of NewMil's common stock offered by this document, or the solicitation of a proxy, in any jurisdiction in which it is unlawful to make that kind of offer or solicitation. Neither the delivery of this document nor any distribution of NewMil's common stock offered pursuant to this Proxy Statement/Prospectus shall, under any circumstances, create an implication that there has been no change in the affairs of Nutmeg or NewMil or the information in this document or the documents or reports incorporated by reference into this document since the date of this document.

                             SHAREHOLDER PROPOSALS

     If the merger were not to be completed and Nutmeg were to hold an annual meeting of shareholders in 2001, any proposal which a Nutmeg shareholder wishes to have included in the Nutmeg proxy statement and form of proxy for that meeting must be received by Nutmeg at its principal executive offices at 301 Main Street, Danbury, Connecticut 06810, prior to December 1, 2000. Nothing in this paragraph shall be deemed to require Nutmeg to include in its proxy statement and form of proxy for such meeting any shareholder proposal which does not meet the requirements of the OTS in effect at the time. If the merger agreement is approved and the merger takes place, Nutmeg will not have an annual meeting of shareholders in 2001. If the merger does not take place, Nutmeg anticipates that its 2001 annual meeting will be held in April, 2001.

                                 OTHER MATTERS

     We do not expect that any matters other than those described in this document will be brought before the special meeting. If any other matters are presented, however, it is the intention of the persons named in the Nutmeg or NewMil proxy card, to vote proxies in accordance with the determination of a majority of Nutmeg's or NewMil's Board of Directors, including, without limitation, a motion to adjourn or postpone the special meeting to another time and/or place for the purpose of soliciting additional proxies in order to approve the merger agreement or otherwise.

                                    EXPERTS

     The consolidated financial statements of NewMil as of June 30, 1999 and 1998 and for each of the three years in the period then ended, have been included in this document and in the registration statement in reliance on the report of PricewaterhouseCoopers LLP, independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing.

     The consolidated financial statements of Nutmeg, included with this document at December 31, 1999 and 1998 and for each of the years in the three-year period ended December 31, 1999, have been audited by Seward and Monde, independent auditors, as stated in their report, and have been so included in reliance upon the report of that firm given upon their authority as experts in accounting and auditing.

                        INDEPENDENT PUBLIC ACCOUNTANTS

     A representative of PricewaterhouseCoopers LLP will be present at the NewMil special meeting and a representative of Seward and Monde will be present at the Nutmeg meeting. The representative will have the opportunity to make a statement if he/she desires to do so and is expected to be available to respond to appropriate questions.

                                 LEGAL MATTERS

     The validity of NewMil's common stock to be issued in the merger and certain tax matters in connection with the merger are expected to be passed upon by Tyler Cooper & Alcorn, LLP, Hartford, Connecticut. Day, Berry & Howard LLP is expected to pass on certain legal matters for Nutmeg in connection with the merger.

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

APPENDIX A


                               [MB&D LETTERHEAD]


The Board of Directors
Nutmeg Federal Savings & Loan Association
301 Main Street
Danbury, CT 06810

The Board of Directors:

     You have requested our opinion as to the fairness, from a financial point of view, to both the Common and Preferred stockholders of Nutmeg Federal Savings & Loan Association ("Nutmeg") of the consideration offered by NewMil Bancorp, Inc. ("NewMil") in connection with the proposed acquisition of Nutmeg by NewMil pursuant to an Agreement and Plan of Merger (the "Merger Agreement") dated May 30, 2000 by and between Nutmeg and NewMil. Pursuant to the Merger Agreement, Nutmeg will merge with and into NewMil, with NewMil being the surviving corporation.

     As is more specifically set forth in the Merger Agreement, upon consummation of the merger, each outstanding share of Nutmeg common stock, except for shares held by NewMil and its subsidiaries or by Nutmeg and its subsidiaries (in both cases, other than shares held in a fiduciary capacity or as a result of debts previously contracted), will be converted into and exchangeable for $8.25 plus any net gain (after expenses and taxes payable) on Nutmeg's sale of certain mortgage servicing rights. The consideration is payable in either cash or in shares of NewMil Common Stock, with the amount of NewMil Common Stock to be exchanged for each Nutmeg share to be determined during a 15 day pricing period ending prior to closing of the transaction. The proposed consideration to be paid to Nutmeg Preferred shareholders in exchange for their shares equals $14.4375 per Preferred share plus any net gain (after expenses and taxes payable) on Nutmeg's sale of the mortgage servicing rights. The consideration to be paid to the Nutmeg Preferred shareholders is also payable in either cash or shares of NewMil Common Stock as described above. The consideration to be received by Nutmeg Common and Preferred shareholders is subject to the limitation that no more than 50% of the total consideration to be paid to all shareholders and option holders in the transaction will be paid in cash. In addition, no more than 60% of the total consideration to be paid to all shareholders and option holders in the transaction will be paid in NewMil Common Stock. The Merger Agreement may be terminated under certain conditions prior to the effective time of the merger by the Board of Directors of either party based on defined criteria.

     McConnell, Budd & Downes, Inc., as part of its investment banking business, is regularly engaged in the valuation of bank holding companies and banks, thrift holding companies and thrifts and their securities in connection with mergers and acquisitions, negotiated underwritings, private placements, competitive bidding processes, market making as a Nasdaq market maker, secondary distributions of listed securities and valuations for corporate, estate and other purposes. Our experience and familiarity with Nutmeg includes having worked as a financial advisor to Nutmeg throughout the process and negotiations leading up to the proposed merger with NewMil. In the course of our role as financial advisor to Nutmeg in connection with the merger, we have received fees for our services and will receive additional fees contingent on the occurrence of certain defined events. While the payment of all or a significant portion of fees related to financial advisory services provided in connection with arm's-length mergers and other business combination transactions upon consummation of such transactions, as is the case with this transaction, might be viewed as giving such financial advisors a financial interest in the successful completion of such transactions, such compensation arrangements are standard and customary for transactions of the size and type of this transaction.

     In arriving at our opinion, we have reviewed the Merger Agreement and the joint proxy statement/prospectus in substantially the form in which this letter appears as an exhibit. We have also reviewed publicly available business, financial and shareholder information relating to Nutmeg and its subsidiaries and certain publicly available financial and shareholder information relating to NewMil.

     In connection with the foregoing, we have (i) reviewed Nutmeg's Annual Reports to Stockholders, Annual Reports on Form 10-KSB and related financial information for the four calendar years ended December 31, 1999 and Nutmeg's Quarterly Report on Form 10-Q and related unaudited financial information for the quarter ended March 31, 2000; (ii) reviewed NewMil's Annual Reports to Stockholders, Annual Reports on Form 10-K and related financial information for the four calendar years ended December 31, 1999 and NewMil's Quarterly Report on Form 10-Q and related unaudited financial information for the quarter ended March 31, 2000; (iii) reviewed certain internal financial information and financial forecasts, relating to the business, earnings, cash flows, assets and prospects of the respective companies furnished to McConnell, Budd & Downes, Inc. by Nutmeg and NewMil, respectively; (iv) held discussions with members of the senior management and board of Nutmeg concerning the past and current results of operations of Nutmeg, its current financial condition and management's opinion of its future prospects; (v) held discussions with members of Nutmeg's senior management regarding the current earnings contribution of the mortgage servicing business, the risks, capital requirements and growth potential of that business and the range of potential sale values for Nutmeg's mortgage servicing portfolio; (vi) held discussions with members of senior management of NewMil concerning the past and current results of operations of NewMil, its current financial condition and management's opinion of its future prospects; (vii) reviewed the historical record of reported prices, trading volume and dividend payments for Nutmeg Common and Preferred and NewMil Common Stock; (viii) considered the current state of and future prospects for the economy of Connecticut generally and the relevant market areas served by Nutmeg and NewMil in particular; (ix) reviewed specific merger analysis models employed by McConnell, Budd & Downes, Inc. to evaluate potential business combinations of financial institutions; (x) reviewed the reported financial terms of selected recent business combinations of financial institutions; and (xi) performed such other studies and analyses as McConnell, Budd & Downes, Inc. considered appropriate under the circumstances associated with this particular transaction.

     In the course of our review and analysis we considered, among other things, such topics as the anticipated future earnings and dividend per share results for Nutmeg on a stand-alone basis, the capital adequacy of each of the parties, measures of asset quality and apparent adequacy of the reserve for loan losses for each of the parties. We also considered the composition of deposits and the composition of the loan portfolio of each of Nutmeg and NewMil. We considered the current earnings contribution and the range of potential sale values of Nutmeg's mortgage servicing business, the risks and capital requirements inherent to that business and the future viability and growth potential of the mortgage servicing business for Nutmeg. We considered the operating environment for both companies, both in terms of the overall environment for savings institutions and as regards the operating and competitive environment for community institutions in the markets in which Nutmeg and NewMil operate. In addition, we considered the historical trading range, trading pattern and relative market liquidity of the common shares of each of the parties. In the conduct of our review and analysis we have relied upon and assumed, without independent verification, the accuracy and completeness of the financial information provided to us by Nutmeg and NewMil and or otherwise publicly obtainable. In reaching our opinion we have not assumed any responsibility for the independent verification of such information or any independent valuation or appraisal of any of the assets or the liabilities of either Nutmeg or NewMil, nor have we obtained from any other source, any current appraisals of the assets or liabilities of either Nutmeg or NewMil. We have also relied on the management of Nutmeg and NewMil as to various financial and operating forecasts and of the assumptions on which they are based, which were included in our analyses.

     In the course of rendering this opinion, which is being rendered prior to the receipt of certain required regulatory approvals necessary before consummation of the merger, we assume that no conditions will be imposed by any regulatory agency in connection with its approval of the merger that will have a material adverse effect on the results of operations, the financial condition or the prospects of NewMil following consummation of the merger.

     Based upon and subject to the foregoing, it is our opinion, that as of the date of this letter, the consideration is fair to the Common and Preferred stockholders of Nutmeg from a financial point of view.

                                                  Very truly yours,

                                                  McConnell, Budd & Downes, Inc.

                                                                      Appendix B


                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------



Board of Directors

Nutmeg Federal Savings and
 Loan Association

Danbury, Connecticut

We have audited the accompanying consolidated statements of condition of Nutmeg Federal Savings and Loan Association and its subsidiary as of December 31, 1999 and 1998, and the related consolidated statements of income, changes in shareholders' equity and cash flows for each of the three years in the period ended December 31, 1999. These consolidated financial statements are the responsibility of the Association's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Nutmeg Federal Savings and Loan Association and its subsidiary as of December 31, 1999 and 1998, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1999, in conformity with generally accepted accounting principles.


/s/ Seward and Monde
North Haven, Connecticut
January 31, 2000

                   NUTMEG FEDERAL SAVINGS AND LOAN ASSOCIATION
                      CONSOLIDATED STATEMENTS of CONDITION
                                 (In Thousands)

                                    -------

                                                                                              December 31,
                                                                                --------------------------------------
                                                                                      1999                 1998
                                                                                ----------------     -----------------
                                    ASSETS
Cash and due from banks                                                         $         1,975      $          1,029
Interest bearing deposits                                                                 1,453                 6,997
Securities available-for-sale, at market                                                  3,819                     0
Federal Home Loan Bank stock                                                                762                   762
Loans, net                                                                               94,186                93,362
Loans held for sale                                                                       2,118                   820
Office premises and equipment                                                               472                   579
Accrued interest receivable                                                                 825                   776
Deferred income taxes                                                                       316                    50
Foreclosed real estate, net                                                                 179                    35
Loan servicing rights                                                                     9,641                 6,179
Income taxes receivable                                                                      10                    25
Other assets                                                                              1,071                   723
                                                                                ----------------     -----------------

                                                                                $       116,827      $        111,337
                                                                                ================     =================

                      LIABILITIES and SHAREHOLDERS' EQUITY

Liabilities:
    Deposits                                                                    $        93,901      $         90,728
    Advances from borrowers for taxes and insurance                                         420                   568
    Federal Home Loan Bank advances                                                       7,000                 6,508
    Other liabilities                                                                     5,087                 3,852
                                                                                ----------------     -----------------

                                                                                        106,408               101,656
                                                                                ----------------     -----------------

Commitments and contingencies (Notes 14 and 20)

Shareholders' Equity:
    Series B, 8.00% non-cumulative convertible preferred stock, par value $.005, authorized 2,000,000 shares;
      issued and outstanding 489,772 shares (liquidation preference
      of $8.75 per share, aggregating $4,285,505)                                             2                     2
    Common stock, par value $.003, authorized 6,000,000
      shares; issued and outstanding 1,428,644
      shares in 1999 and 1,402,583 shares in 1998                                             4                     4
    Additional paid-in capital                                                            8,117                 8,043
    Retained earnings                                                                     2,314                 1,632
    Accumulated other comprehensive income                                                  (18)                    0
                                                                                ----------------     -----------------

                Total shareholders' equity                                               10,419                 9,681
                                                                                ----------------     -----------------

                                                                                $       116,827      $        111,337
                                                                                ================     =================


                 See notes to consolidated financial statements.

                   NUTMEG FEDERAL SAVINGS AND LOAN ASSOCIATION
                        CONSOLIDATED STATEMENTS OF INCOME
                    (In Thousands, Except Per Share Amounts)
                                    --------


                                                                                  Year Ended December 31,
                                                                ----------------------------------------------------------
                                                                      1999                 1998                 1997
                                                                ----------------     ----------------     ----------------
 Interest income:
     Interest on loans:
         First mortgage loans                                   $         6,108      $         6,732      $         6,390
         Commercial and other loans                                       1,228                  944                  732
     Interest and dividends on securities:
         Interest                                                           265                   75                  152
         Dividends                                                           50                   49                   49
                                                                ----------------     ----------------     ----------------

              Total interest income                                       7,651                7,800                7,323
                                                                ----------------     ----------------     ----------------
 Interest expense:
     Interest on deposits                                                 2,528                2,834                2,780
     Interest on borrowed funds                                             197                  405                  506
     Other                                                                    6                   13                   22
                                                                ----------------     ----------------     ----------------

               Total interest expense                                     2,731                3,252                3,308
                                                                ----------------     ----------------     ----------------

                Net interest income                                       4,920                4,548                4,015
                                                                ----------------     ----------------     ----------------
 Provision for loan losses                                                  (25)                 100                  154
                                                                ----------------     ----------------     ----------------

                Net interest income after
                   provision for loan losses                              4,945                4,448                3,861
                                                                ----------------     ----------------     ----------------
 Noninterest income:
     Service fees charged on deposits                                       382                  350                  361
     Securities gains, net                                                   12                   56                    0
     Gain on sale of loans                                                  481                  691                  414
     Loan fees                                                              724                  796                  876
     Other operating income                                                  30                   30                   26
                                                                ----------------     ----------------     ----------------
                                                                          1,629                1,923                1,677
                                                                ----------------     ----------------     ----------------
 Noninterest expenses:
     Salaries and employee benefits                                       2,378                2,222                2,084
     Occupancy and equipment                                                597                  582                  511
     Foreclosed real estate expense                                          33                   53                   86
     SAIF deposit insurance premium                                          56                   55                   49
     Other operating expenses                                             1,626                1,458                1,340
                                                                ----------------     ----------------     ----------------
                                                                          4,690                4,370                4,070
                                                                ----------------     ----------------     ----------------

                 Income before income tax expense                         1,884                2,001                1,468
 Income tax expense                                                         584                  878                  623
                                                                ----------------     ----------------     ----------------

                 Net income                                     $         1,300      $         1,123      $           845
                                                                ================     ================     ================

                 Earnings per share of common stock:
                       Basic                                    $          0.67      $          0.58      $          0.51
                                                                ================     ================     ================

                       Diluted                                  $          0.55      $          0.48      $          0.42
                                                                ================     ================     ================


                 See notes to consolidated financial statements.

                   NUTMEG FEDERAL SAVINGS AND LOAN ASSOCIATION
                  STATEMENTS of CHANGES in SHAREHOLDERS' EQUITY
                                 (In Thousands)
                                    --------


                                                                                                        Accumulated
                                                                             Additional                     Other
                                                  Preferred     Common       Paid - in      Retained    Comprehensive
                                                    Stock        Stock        Capital       Earnings       Income            Total
                                                -----------  ----------   ------------   ------------  ------------     ------------
Balance at December 31, 1996                    $        -   $       4    $     5,044    $       584   $         -      $     5,632
Comprehensive income
  Net income                                             -           -              -            845             -              845
  Other comprehensive income, net of tax:
      Change in net unrealized gains on
        securities available-for-sale, net of
        deferred income taxes of $16                     -           -              -              -            24               24
          Total comprehensive income                     -           -              -              -             -              869
                                                                                                                        ------------
Issuance of preferred stock, net                         2           -          2,683              -             -            2,685
Stock options exercised                                  -           -             58              -             -               58
Cash dividends declared - common stock                   -           -              -            (160)           -             (160)
Cash dividends declared - preferred stock                -           -              -            (193)           -             (193)
                                                -----------  ----------   ------------   ------------  ------------     ------------
Balance at December 31, 1997                             2           4          7,785          1,076            24            8,891
Comprehensive income
  Net income                                             -           -              -          1,123             -            1,123
  Other comprehensive income, net of tax:
      Change in net unrealized gains on
        securities available-for-sale, net of
        deferred income taxes of $6                      -           -              -              -             9                9
      Less:  reclassification adjustment for
        gains included in net income, net of
        deferred income tax benefit of $22               -           -              -              -            (33)            (33)
                                                                                                                        ------------
          Total comprehensive income                     -           -              -              -             -            1,099
                                                                                                                        ------------
Stock options exercised                                  -           -            258              -             -              258
Cash dividends declared  - common stock                  -           -              -            (223)           -             (223)
Cash in lieu of fractional shares
  - common stock                                         -           -              -              (1)           -               (1)
Cash dividends declared  - preferred stock               -           -              -            (343)           -             (343)
                                                -----------  ----------   ------------   ------------  ------------     ------------
Balance at December 31, 1998                             2           4          8,043          1,632             -            9,681
Comprehensive income
  Net income                                             -           -              -          1,300             -            1,300
  Other comprehensive income, net of tax:
      Change in net unrealized losses on
        securities available-for-sale, net of
        deferred income tax benefit of $10               -           -              -              -            (18)            (18)
                                                                                                                        ------------
          Total comprehensive income                     -           -              -              -             -            1,282
                                                                                                                        ------------
Stock options exercised                                  -           -             74              -             -               74
Cash dividends declared  - common stock                  -           -              -            (275)           -             (275)
Cash dividends declared  - preferred stock               -           -              -            (343)           -             (343)
                                                -----------  ----------   ------------   ------------  ------------     ------------
Balance at December 31, 1999                    $        2   $       4    $     8,117    $     2,314    $      (18)     $    10,419
                                                ===========  ==========   ============   ============  ============     ============

                See notes to consolidated financial statements.

                   NUTMEG FEDERAL SAVINGS AND LOAN ASSOCIATION
                      CONSOLIDATED STATEMENTS of CASH FLOWS
                                 (In Thousands)
                                    --------


                                                                             Year Ended December 31,
                                                                 ----------------------------------------------
                                                                     1999              1998            1997
                                                                 ------------      ------------    ------------
Operating Activities:
      Net income                                                 $     1,300       $     1,123     $       845
      Adjustments to reconcile net income
         to net cash provided by
         operating activities:
              Provision for loan losses                                  (25)              100             154
              Provision for losses on foreclosed
                real estate                                                0                 9              17
              Provision for depreciation and
                amortization                                             187               197             149
              Amortization of premiums and
                (accretion) of discounts on
                securities, net                                           (1)                0              (2)
              Amortization of net deferred
                loan fees                                               (340)             (472)           (202)
              Amortization of loan servicing rights                    1,766               952             590
              Gain on sale of loans                                     (481)             (691)           (414)
              Securities gains, net                                      (12)              (56)              0
              Loss (gain) on sale of foreclosed
                real estate, net                                         (17)                9               9
              Net change in loans held for sale                       (1,298)            1,422          (1,696)
              Decrease (increase) in accrued
                interest receivable                                      (49)               81            (238)
              Decrease (increase) in deferred
                income taxes                                            (256)               14             (13)
              Decrease (increase) in other assets                       (348)              142            (306)
              Decrease in income taxes receivable                         15                14             119
              Increase in other liabilities                            1,087             1,097           1,816
                                                                 ------------      ------------    ------------

                     Net cash provided by
                        operating activities                           1,528             3,941             828
                                                                 ------------      ------------    ------------

Investing activities:
    Proceeds from sale of securities
      available-for-sale                                                 887             2,350               0
    Purchase of securities available-for-sale                         (4,721)                0               0
    Purchase of securities held-to-maturity                                0                 0            (698)
    Maturities of securities held-to-maturity                              0                 0             500
    Net decrease (increase) in loans                                    (152)              397          (8,644)
    Proceeds from sale of foreclosed
      real estate                                                         47               702             355
    Purchase of equipment                                                (80)             (143)           (342)
    Purchase and origination of loan servicing
      rights                                                          (5,228)           (3,529)         (1,568)
                                                                 ------------      ------------    ------------

                   Net cash used by
                     investing activities                             (9,247)             (223)        (10,397)
                                                                 ------------      ------------    ------------

                  NUTMEG FEDERAL SAVINGS AND LOAN ASSOCIATION
                     CONSOLIDATED STATEMENTS of CASH FLOWS
                                (In Thousands)
                                ...Continued...

                                   --------


                                                                            Year Ended December 31,
                                                            -------------------------------------------------------
                                                                  1999               1998                1997
                                                            ----------------   ----------------    ----------------
Financing activities:
     Increase in deposits                                             3,173              4,607               8,560
     Proceeds from exercise of stock options                             74                258                  58
     Issuance of preferred stock, net                                     0                  0               2,685
     Proceeds of FHLB advances                                       59,510             96,352             189,901
     Repayment of FHLB advances                                     (59,018)           (97,238)           (191,105)
     Cash dividends - preferred stock                                  (343)              (343)               (193)
     Cash dividends - common stock                                     (275)              (223)               (160)
     Cash in lieu of fractional shares -
       common stock                                                       0                 (1)                  0
                                                            ----------------   ----------------    ----------------

                     Net cash provided by
                       financing activities                           3,121              3,412               9,746
                                                            ----------------   ----------------    ----------------

                     Increase (decrease) in cash
                       and cash equivalents                          (4,598)             7,130                 177

Cash and cash equivalents - January 1                                 8,026                896                 719
                                                            ----------------   ----------------    ----------------

Cash and cash equivalents - December 31                     $         3,428    $         8,026     $           896
                                                            ================   ================    ================

Supplemental Disclosures:
     Cash paid during the year for:
           Interest expense                                 $         2,714    $         3,245     $         3,322
           Income taxes                                                 140                425                   7

      Noncash investing activity:
           Addition to foreclosed real estate                           174                 94                  722




                 See notes to consolidated financial statements.

                      FEDERAL SAVINGS and LOAN ASSOCIATION
                   NOTES to CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 1999 and 1998
                                   ----------





1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
----------------------------------------------

         Nature of Operations
         --------------------

         The Association provides a variety of financial services to individuals and corporate customers through its headquarters in Danbury, Connecticut and two branch offices. The Association's primary deposit products are savings and demand deposit accounts and certificates of deposit. Its primary lending products are residential, commercial, and commercial real estate loans.

         Consolidation
         -------------

         The consolidated financial statements include the accounts of Nutmeg Federal Savings and Loan Association and its wholly-owned subsidiary, Nutmeg Passive Investment Company (herein collectively referred to as the "Association"). All significant intercompany items and transactions have been eliminated in consolidation.

         Use of Estimates
         ----------------

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for loan losses and the valuation of real estate acquired in connection with foreclosures or in satisfaction of loans. In connection with the determination of the allowances for loan losses and foreclosed real estate, management obtains independent appraisals for significant properties.

         The Association's loans receivable consist primarily of residential and commercial real estate loans located within its primary market area in western Connecticut. Although the Association has a diversified loan portfolio, its debtors' ability to honor their contracts is substantially dependent upon the general economic conditions of the region. Accordingly, the ultimate collectibility of a substantial portion of the Association's loan portfolio is susceptible to changes in market conditions.

         While management uses available information to recognize losses on loans and foreclosed real estate, future additions to the allowances may be necessary based on changes in local economic conditions. In addition, regulatory agencies, as an integral part of their examination process, periodically review the Association's allowances for loan losses and foreclosed real estate. Such agencies may require the Association to recognize additions to the allowances based on their judgments about information available to them at the time of their examination.

         Securities
         ----------

         Securities that may be sold as part of the Association's asset/liability or liquidity management or in response to or in anticipation of changes in interest rates and resulting prepayment risk, or for other similar factors, are classified as available-for-sale and carried at fair market value. Unrealized holding gains and losses on such securities are reported net of related taxes, as a component of accumulated other comprehensive income. Securities that the Association has the ability and positive intent to hold to maturity are classified as held-to-maturity and carried at amortized cost.

         The amortization of premiums and accretion of discounts is recorded over the life of the security using a method which approximates the interest method. Realized gains and losses on the sales of all securities are reported in income and computed using the specific identification cost basis.

         Federal Home Loan Bank Stock
         ----------------------------

         The investment in Federal Home Loan Bank of Boston stock is stated at cost.

         Loans and Allowance for Loan Losses
         -----------------------------------

         Loans originated and retained are done so with the general intent to hold such loans to maturity and are carried at the amount of the unpaid principal, reduced by unamortized nonrefundable fees and an allowance for loan losses.

         Loans originated and intended for sale in the secondary market are carried at the lower of cost or estimated market value in the aggregate. Net unrealized losses are recognized through a valuation allowance by charges to income. Realized gains and losses on sales of loans are reported in earnings when proceeds are received.

         Loan origination fees received and certain direct loan origination costs are deferred and the net amount is amortized as an adjustment to the related loan's yield using a method which approximates the interest method over the life of the related loan.

         The Association evaluates the collectibility of both contractual interest and contractual principal of all loans when assessing the need for a loss accrual. When a loan is impaired, the Association measures impairment based on the present value of the expected future cash flows discounted at the loan's effective interest rate, or the fair value of the collateral, less estimated selling costs, if the loan is collateral-dependent and foreclosure is probable. The Association recognizes an impairment by creating a valuation allowance. A loan is impaired when, based on current information, it is probable that the Association will be unable to collect all amounts due according to the contractual terms of the loan.

         The allowance for loan losses is increased through a provision for loan losses charged to expense. Loans are charged against the allowance for loan losses when management believes that the collection of principal is unlikely. The allowance is an amount that management believes will be adequate to absorb possible losses on existing loans that may become uncollectible, based on evaluations of the collectibility of loans, overall portfolio quality, the review of specific problem loans and current economic conditions that may affect the borrowers' ability to pay.

         Interest income on mortgage and other loans is credited to operations as earned based upon the principal amount outstanding. Accrual of interest is discontinued on a loan when management believes, after considering economic and business conditions, period of delinquency and collection efforts, that the borrowers' financial condition is such that collection of interest is doubtful or when a loan is specifically determined to be impaired. Any unpaid interest previously accrued on those loans is reversed from income. Interest income generally is not recognized on specific impaired loans unless the likelihood of future loss is remote. Interest payments received on such loans are applied as a reduction of the loan principal balance. Interest income on other nonaccrual loans is recognized only to the extent of interest payments received.

         Office Premises and Equipment
         -----------------------------

         Leasehold improvements and furniture, fixtures and equipment are carried at cost less accumulated depreciation and amortization. Furniture, fixtures and equipment are depreciated using the straight-line method over the estimated useful lives of the assets. The cost of leasehold improvements is amortized using the straight-line method over the terms of the related leases, or if shorter, the estimated useful lives.

         Foreclosed Real Estate
         ----------------------

         Real estate acquired through foreclosure is recorded at the lower of the carrying value of the loan or fair value less estimated selling costs. Costs relating to the subsequent development or improvement of the property are capitalized and holding costs are charged to expense. If subsequent economic conditions warrant further decreases in the net fair value of the foreclosed real estate, management adjusts the values through a provision for losses charged to expense.

         Loan Servicing Rights
         ---------------------

         Effective January 1, 1997 the Association adopted the provisions of Statement of Financial Accounting Standards No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities" ("SFAS 125"). SFAS 125 provides accounting and reporting standards for transfers and servicing of financial assets and extinguishing of liabilities. The adoption of this standard did not have a material effect on the Association's financial condition or its results of operations.

         The cost of loan servicing rights is amortized in proportion to, and over the period of, estimated net servicing revenues using a method which approximates the interest method. Impairment of loan servicing rights is assessed based on the fair value of those rights. For purposes of measuring impairment, the rights are stratified based on loan types, interest and prepayment rates and other risk characteristics of the underlying loans.

         The Association evaluates the carrying value of the servicing portfolio by estimating the future net servicing income of the portfolio based on management's best estimate of remaining loan lives.

         Income Taxes
         ------------

         Deferred income taxes and tax benefits are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

         Cash and Cash Equivalents
         -------------------------

         For purposes of the Statements of Cash Flows, cash and cash equivalents include cash on hand, deposits at other financial institutions and interest bearing deposits.

         Earnings Per Share
         ------------------

         In February 1997, the FASB issued Statement of Financial Accounting Standards No. 128, "Earnings per Share" ("SFAS 128"). SFAS 128 provides accounting and reporting standards for the calculation of earnings per share intended to simplify the computation by replacing presentation of primary earnings per share with the presentation of basic earnings per share. It also requires dual presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures. This statement was effective for periods ending after December 15, 1997 and has been applied for all periods presented.

         Comprehensive Income
         --------------------

         In June 1997, the FASB issued Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS 130"). Comprehensive income includes net income and any changes in equity that are not recorded in the consolidated statements of income. The purpose of reporting comprehensive income is to report a measure of all changes in equity of an enterprise that result from recognized transactions and other economic events of the period.

2 - SECURITIES
--------------

Securities classified available-for-sale (carried at market value) at December 31 are as follows:

                                                                      1999
                                     -------------------------------------------------------------------------
                                                             Gross              Gross
                                       Amortized          Unrealized          Unrealized           Market
                                          Cost               Gains              Losses              Value
                                     ---------------     --------------     ---------------     --------------
(In Thousands)

U.S. Treasury obligations             $       3,847       $          -      ($          28)      $      3,819
                                     ===============     ==============     ===============     ==============

The amortized cost and market value of securities at December 31, by contractual maturity, are shown below. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without prepayment penalties.

                                                      1999
                                         ---------------------------------
                                           Amortized           Market
                                             Cost               Value
                                         --------------     --------------
(In Thousands)

Due after one year
  through five years                      $      3,847       $      3,819
                                         ==============     ==============



Gross realized gains on sales of available-for-sale securities were $12,000 and $57,000, in 1999 and 1998 respectively. There were no gross realized losses on sales of available-for-sale securities in 1999. Gross realized losses on sales of available-for-sale securities were $1,000 in 1998. There were no sales of securities held-to-maturity for the years ended December 31, 1999, 1998 and 1997.

During 1997, the Association transferred securities classified as held-to-maturity to the available-for-sale classification due to increased demand for loans. At transfer, the amortized cost and the related net unrealized gain of these securities totaled $2,294,000 and $41,000, respectively.

3 - LOANS
---------

Loans receivable at December 31 are summarized as follows:

                                                         1999            1998
                                                      -----------  -----------
(In Thousands)

First mortgage loans:
    Principal balances:
        Secured by one-to-four family residences       $  58,917    $  65,241
        Secured by other properties                       16,863       18,073
        Construction loans                                 2,161        2,300
                                                      -----------  -----------

                                                          77,941       85,614
              Less - undisbursed portion of
                construction loans                    (      440)  (      655)
                                                      -----------  -----------

                       Total first mortgage loans         77,501       84,959
                                                      -----------  -----------

Other loans:
     Principal balances:
        Home equity                                        1,084        1,274
        Commercial                                        14,704        6,516
        Consumer and other                                 1,614        1,425
                                                      -----------  -----------

                      Total other loans                   17,402        9,215
                                                      -----------  -----------
Less:
     Allowance for loan losses                        (      504)  (      531)
     Net deferred loan origination fees               (      213)  (      281)
                                                      -----------  -----------

                     Loans, net                        $  94,186    $  93,362
                                                      ===========  ===========



Total loans are summarized between fixed and variable rates at December 31 as follows:

                                                           1999         1998
                                                       ------------   ----------
(In Thousands)

Fixed                                                   $   16,677     $ 15,020
Variable                                                    78,666       79,809
                                                       ------------   ----------

                                                        $   95,343     $ 94,829
                                                       ============   ==========

At December 31, 1999 and 1998, the Association had loans amounting to approximately $683,000 and $401,000, respectively that were specifically classified as impaired. The average balance of these loans amounted to approximately $736,000, $253,000 and $806,000 for the years ended December 31, 1999, 1998 and 1997, respectively. The allowance for loan losses relating to these loans amounted to approximately $13,000 and $12,000 at December 31, 1999 and 1998, respectively. The following is a summary of cash receipts on these loans and how they were applied:


                                          1999          1998           1997
                                      -----------    -----------    -----------
(In Thousands)

Cash receipts applied
  to reduce principal balance          $     205      $      23      $       3
Cash receipts recognized
  as interest income                          22             29              5
                                      -----------    -----------    -----------

          Total cash receipts          $     227      $      52      $       8
                                      ===========    ===========    ===========



The Association has no commitments to loan additional funds to the borrowers of impaired loans.

Changes in the allowance for loan losses during the years ended December 31 were as follows:

                                         1999            1998            1997
                                     -----------     -----------     -----------
(In Thousands)

Balance, beginning of year            $     531       $     466       $     473
Provisions charged to
   operations                        (       25)            100             154
Loan recoveries                               1              52              21
Loans charged off                    (        3)     (       87)     (      182)
                                     -----------     -----------     -----------

Balance, end of year                  $     504       $     531       $     466
                                     ===========     ===========     ===========

4 - LOAN SERVICING
------------------

The principal balances of loans serviced for the benefit of others at December 31 are as follows:

                                          1999           1998           1997
                                      ------------   ------------   -----------
(In Thousands)

Balances serviced                      $  917,405     $  550,238    $  368,345
Portions owned by others               (  917,372)    (  550,190)   (  368,282)
                                      ------------   ------------  ------------

The Association's interest -
  included in loans                    $       33     $       48    $       63
                                      ============   ============  ============


Custodial escrow balances maintained in connection with the foregoing loan servicing were approximately $7,384,000 and $4,219,000 at December 31, 1999 and 1998, respectively.

The Association may originate and sell certain residential mortgages for the purpose of providing liquidity. For some loans, the Association may retain an interest in their repayment; however, in most cases, the Association retains the servicing rights. Risk of loss to the Association for loans sold is limited to any interest in the loan which the Association may retain.

During 1999 and 1998, the Association purchased at a total cost of $4,918,000 and $3,093,000, respectively the servicing rights for loans with outstanding principal balances totaling approximately $466,900,000 and $239,000,000, respectively.

The amortization of the cost of loan servicing rights for the years ended December 31 was as follows:

                                             1999          1998          1997
                                         -----------   -----------   -----------
(In Thousands)

Balance, beginning of year               $    6,179    $    3,602    $    2,624
Purchased during the year                     4,918         3,093         1,383
Originated during the year                      310           436           185
Amortization                             (    1,766)   (      952)   (      590)
                                         -----------   -----------   -----------

Balance, end of year                     $    9,641    $    6,179    $    3,602
                                         ===========   ===========   ===========

5 - ACCRUED INTEREST RECEIVABLE
-------------------------------

Accrued interest receivable at December 31 is summarized as follows:

                                                         1999            1998
                                                    ------------    ------------
(In Thousands)

Securities                                           $       64      $       28
Loans                                                       761             748
                                                    ------------    ------------

                                                     $      825      $      776
                                                    ============    ============


6 - OFFICE PREMISES AND EQUIPMENT
---------------------------------

Office premises and equipment at December 31 are summarized as follows:

                                                          1999           1998
                                                      -----------    -----------
(In Thousands)

Leasehold improvements                                 $     506      $     583
Furniture, fixtures and equipment                          1,040          1,108
                                                      -----------    -----------

                                                           1,546          1,691
Less, Accumulated depreciation and amortization        (   1,074)     (   1,112)
                                                      -----------    -----------

                                                       $     472      $     579
                                                      ===========    ===========


Depreciation expense amounted to $158,000, $168,000 and $124,000 in 1999, 1998 and 1997, respectively.

7 - FORECLOSED REAL ESTATE
--------------------------

Foreclosed real estate at December 31 is summarized as follows:

                                                          1999           1998
                                                      -----------    -----------
(In Thousands)

Residential land and buildings                         $     214      $      70
Less, Allowance for losses                             (      35)     (      35)
                                                      -----------    -----------

                  Net value                            $     179      $      35
                                                      ===========    ===========

The following summarizes the activity in the allowance for estimated losses for the years ended December 31:


                                             1999          1998          1997
                                         -----------   -----------   -----------
(In Thousands)

Balance, beginning of year                $      35     $      41     $     343
Sale of foreclosed real estate                    -     (      15)    (     319)
Provisions for estimated losses
 charged to operations                            -             9            17
                                         -----------   -----------   -----------

Balance, end of year                      $      35     $      35     $      41
                                         ===========   ===========   ===========


The components of foreclosed real estate expense for the years ended December 31 are summarized as follows:

                                             1999          1998          1997
                                        ------------   -----------   -----------
(In Thousands)

Expenses of holding foreclosed
  real estate                            $       50     $      35     $      60
Loss (gain) on sale of foreclosed
 real estate, net                        (       17)            9             9
Provision for estimated  losses                   -             9            17
                                        ------------   -----------   -----------

         Net expense                     $       33     $      53     $      86
                                        ============   ===========   ===========

8 - DEPOSITS
------------

Deposits at December 31 consisted of the following:

                                                 1 9 9 9                       1 9 9 8
                                    -----------------------------    ---------------------------
                                       Rates*           Amount          Rates*        Amount
                                    ------------    -------------    ------------   ------------
(In Thousands)

Demand                                              $     21,202                    $    13,110
NOW and Super NOW                      0.54%               7,134        0.54%            11,267
Passbook                               2.57               25,228        2.61             23,712
Money market                           1.18                1,640        1.19              1,632
                                                    -------------                   ------------

                                                          55,204                         49,721
                                                    -------------                   ------------
Certificates of Deposit:
     Through 4%                                           11,208                          2,641
     4.01 - 5.00                                          10,283                         13,700
     5.01 - 6.00                                          12,329                         19,232
     6.01 - 7.00                                           4,877                          5,434
                                                    -------------                   ------------

                                       4.75%              38,697        5.03%            41,007
                                                    -------------                   ------------

                                                    $      93,901                   $     90,728
                                                    =============                   ============

                  * Weighted average stated rates at year-end.

The maturity distribution of certificates of deposit issued with a minimum denomination of $100,000 at December 31, 1999 was (in thousands):


        Under six months                                         $     1,975
        Over six months to twelve months                               2,006
        Over twelve months                                               559
                                                                -------------

                    Total                                        $     4,540
                                                                =============

At December 31, 1999, scheduled maturities of certificates of deposit were as follows:

                                                                 Weighted
                                                                 Average
                                                   % of          Interest
                                      Amount       Total           Rate
                                   ------------  ----------    -------------
  (In Thousands)

  Within three months                $ 11,767       30.4 %         4.17 %
  Over three months to six
    months                              8,237       21.3           4.42
  Over six months to one year          13,500       34.9           5.15
  Over one year to two years            1,366        3.5           5.28
  Over two years to three years         1,718        4.4           6.00
  Over three years                      2,109        5.5           5.45

                                     $ 38,697      100.0 %         4.75 %
                                    ===========  ===========    ===========


Interest expense on deposits for the years ended December 31 is summarized as follows:

                                              1999          1998          1997
                                         -----------   -----------   -----------
  (In Thousands)

  NOW and Super NOW                       $      55     $      53     $      46
  Passbook                                      652           582           519
  Money market                                   16            20            28
  Certificates of deposit                     1,805         2,179         2,187
                                         -----------   -----------   -----------

                                          $   2,528     $   2,834     $   2,780
                                         ===========   ===========   ===========

9 - FEDERAL HOME LOAN BANK ADVANCES
-----------------------------------

Advances from Federal Home Loan Bank (FHLB) consisted of the following at December 31:

   Interest Rate                       Maturity          1999            1998
   -------------                       ---------      ----------      ----------
                                                            (In Thousands)

   5.01 - 5.43 %                         1999          $      -        $  2,500
   4.80 - 6.17                           2000             6,000           1,500
   4.49                                  2001             1,000           2,008
   5.2                                   2002                 -             500
                                                      ----------      ----------
                                                       $  7,000        $  6,508
                                                      ==========      ==========


The FHLB advances included fixed rate loans totaling $3,000,000 and $6,508,000 at December 31, 1999 and 1998, respectively and variable rate loans totaling $4,000,000 at December 31, 1999. The FHLB advances are secured by a blanket lien on first mortgage residential loans.

The Association has a cash management line of credit with the FHLB aggregating $2,750,000, of which no amounts were outstanding at December 31, 1999 and 1998.

10 - INCOME TAXES
-----------------

The components of the provision for income taxes are as follows:

                                        1999           1998            1997
                                    -----------     ----------     -----------
    (In Thousands)

    Current:
           Federal                   $     849       $    651       $     473
           State                             1            215             161
    Deferred:
          Federal                    (     177)             2      (        8)
          State                              -              -      (        3)
    Change in income
      tax laws                               -             10               -
    Change in valuation
     allowance                       (      89)             -               -
                                    -----------     ----------     -----------

          Totals                     $     584       $    878       $     623
                                    ===========     ==========     ===========

Connecticut legislation was passed during 1998, effective January 1, 1999, that permits banks to shelter certain mortgage income from the Connecticut corporation business tax through the use of a new special purpose entity called a passive investment company ("PIC"). In general, the PIC can earn mortgage interest income, and pay dividends to its parent company, free from the Connecticut Corporation business tax. The Association formed a PIC called the Nutmeg Passive Investment Company. Effective January 1, 1999 the Association transferred mortgages into the PIC and income of the PIC and its dividends to the Association became exempt from the Connecticut Corporation business tax.

A reconciliation of the income tax provision to that computed using the statutory tax rate for the years ended December 31 is as follows:

                                      1999            1998            1997
                                  -----------     ----------     -----------
     (In Thousands)

     Federal income tax
      statutory rates              $     641       $    680       $     499
     Connecticut
      corporation tax, net                 1            142             106
     Bad debt allowance            (       9)            22       (       2)
     Change in income
       tax laws                            -             10               -
     Change in valuation
      allowance                    (      89)             -               -
     Other, net                           40             24              20
                                  -----------     ----------     -----------

                                   $     584       $    878       $     623
                                  ===========     ==========     ===========

The components of the Association's net deferred tax asset at December 31 is as follows:

                                         1999             1998
                                      -----------     ------------
    (In Thousands)

    Deferred tax assets:
         Bad debt allowance            $     171       $      180
         Net deferred loan
          origination fees                     1                2
         Deferred compensation               133               77
         Purchased mortgage
          servicing                          323              152
         Net unrealized losses
          on available-for-sale
          securities                          10                -
         Office premises
          and equipment                        9                3
                                      -----------     ------------

                   Total deferred
                    tax assets               647              414
                                      -----------     ------------

    Deferred tax liabilities:
         Originated loan
          servicing                    (     240)      (      184)
                                      -----------     ------------

                   Total deferred
                    tax liabilities    (     240)      (      184)
                                      -----------     ------------

    Net deferred tax asset                   407              230
    Valuation reserve                  (      91)      (      180)
                                      -----------     ------------

    Net deferred tax asset             $     316       $       50
                                      ===========     ============

The change in the total valuation allowance for the years ended December 31 is as follows:

                                            1999         1998           1997
                                       -----------   -----------   ------------
      (In Thousands)

      Balance, beginning of year            $ 180         $ 187          $ 191

      Decrease in allowance              (     89)     (      7)     (       4)
                                       -----------   -----------   ------------

      Balance, end of year                   $ 91         $ 180          $ 187
                                       ===========   ===========   ============


11 - RETIREMENT PLANS
---------------------

The Association maintains a retirement plan covering substantially all employees under Section 401(k) of the Internal Revenue Code. This plan allows employees to defer a portion of their income on a pre-tax basis. The Association's contribution is determined as a percent of the employee contribution and was $97,000, $90,000 and $89,000 for 1999, 1998 and 1997, respectively.

The Association has established deferred compensation arrangements for the directors whereby participating directors defer earned fees to future years with benefits commencing at retirement or pre-retirement at death or disability. The liabilities under these arrangements are being accrued from the commencement of the plans over the participants' remaining periods of service. These plans do not hold any assets. As of December 31, 1999 and 1998, the deferred compensation liability related to the plans was $392,000 and $226,000, respectively.

12 - DISCLOSURE ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS
---------------------------------------------------------

Statement of Financial Accounting Standards No. 107 "Disclosures About Fair Value of Financial Instruments" ("SFAS 107"), requires the Association to disclose fair value information for certain of its financial instruments including securities, loans, loan servicing rights, deposits, borrowings and other such instruments. The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value.

Cash and due from banks, Interest bearing deposits, Federal Home Loan Bank stock, Accrued interest receivable:

The carrying amount is a reasonable estimate of fair value.

         Securities
         ----------

         Securities classified as available-for-sale are carried at fair value. Fair values for securities classified as available-for-sale and held-to-maturity are based on quoted market prices.

         Loans
         -----

         Fair values are estimated for portfolios of loans with similar financial characteristics. Loans are segregated by type, such as mortgage, construction, commercial, consumer, and home equity lines of credit and by performing and nonperforming categories. The mortgage portfolio is further segmented into fixed and adjustable rate interest terms.

         The fair value of performing loans is calculated by discounting future cash flows, adjusted for prepayment estimates, using estimated market discount rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities. Fair value for nonperforming loans is calculated by discounting estimated cash flows using a rate commensurate with the risk associated with the estimated cash flows.

         Loans held for sale
         -------------------

         Cost approximates market for loans held for sale, therefore the carrying amount is a reasonable estimate of fair value.

         Loan servicing rights
         ---------------------

         Fair values are estimated using discounted cash flows based on a current market interest rate.

         Deposits
         --------

         The fair value of deposits with no stated maturity, such as non-interest bearing demand deposits, savings, money market and NOW accounts, and club accounts is equal to the amount payable on demand. The fair value of certificates of deposit is based on the discounted value of contractual cash flows using rates currently offered for deposits of similar remaining maturities.

         Federal Home Loan Bank advances
         -------------------------------

         Rates currently available to the Association for debt with similar terms and remaining maturities are used to estimate fair value of existing debt.

         Off-balance sheet items
         -----------------------

         The estimated fair value of the Association's off-balance sheet items is considered to approximate the contract amount.

Financial instruments are summarized as follows:

                                    December 31, 1999        December 31, 1998
                                 ---------------------   -----------------------
                                 Carrying       Fair      Carrying       Fair
                                  Amount        Value      Amount       Value
                                 ---------   ---------   ---------    ----------
(In Thousands)

Financial assets:
    Cash and due from
     banks                        $ 1,975      $ 1,975     $ 1,029      $ 1,029
    Interest bearing deposits       1,453        1,453       6,997        6,997
    Securities available-
     for-sale                       3,819        3,819           -            -
    Federal Home Loan
     Bank stock                       762          762         762          762
    Loans, net of allowance
     for loan losses               94,186       95,027      93,362       94,005
    Loans held for sale             2,118        2,118         820          820
    Accrued interest
     receivable                       825          825         776          776
    Loan servicing rights           9,641       12,047       6,179        6,469
Financial liabilities:
    Deposits                       93,901       95,013      90,728       91,064
    Federal Home Loan Bank
     advances                       7,000        7,024       6,508        6,559

13 - OTHER NONINTEREST EXPENSE
------------------------------

Other noninterest expense amounts are summarized as follows for the years ended December 31:

                                             1999          1998          1997
                                        -----------   -----------   -----------
      (In Thousands)

      Data processing                      $   347       $   271       $   322
      Advertising                              118           118           120
      Professional fees                        140           126           143
      Office supplies                          100           115            90
      Insurance                                 37            41            36
      Directors' fees                          190           179           151
      Other loan expenses                      179           127            70
      Other                                    515           481           408
                                        -----------   -----------   -----------

                                           $ 1,626       $ 1,458       $ 1,340
                                        ===========   ===========   ===========


14 - LEASE COMMITMENTS
----------------------

The Association occupies office space under several lease agreements, the longest of which expires in February, 2004. The Association is responsible for maintenance, utilities and insurance and for pro rata portions of the lessor's costs for property taxes and insurance. Certain leases are also subject to periodic cost of living index adjustments.

Net rental expense under the above operating leases was $185,000, $179,000 and $178,000 for 1999, 1998 and 1997, respectively. Future minimum payments under noncancelable operating leases having initial or remaining terms in excess of one year are as follows:


      2000                                 $  186,000
      2001                                    175,000
      2002                                     56,000
      2003                                     19,000
      2004                                      3,000
                                           -----------

                                           $  439,000
                                           ===========

15 - EARNINGS PER SHARE
-----------------------

The following data show the amounts used in computing earnings per share and the effect on income and the weighted average number of shares of dilutive potential common stock.

                                          1999           1998           1997
                                      ------------   ------------   ------------
      (In Thousands, except
       number of shares)

      Net income                            1,300          1,123            845
      Less: preferred dividends        $     (343)    $     (343)    $     (193)
                                      ------------   ------------   ------------
      Income available to common
       stockholders used in basic
       EPS                                    957            780            652
      Convertible preferred stock             343            343            193
                                      ------------   ------------   ------------
      Income available to common
       stockholders after assumed
       conversions of dilutive
       securities                      $    1,300     $    1,123     $      845
                                      ============   ============   ============

      Weighted average number of
       common shares used in
       basic EPS                        1,418,340      1,351,248      1,285,163
      Effect of dilutive securities:
       Stock options                       97,908        139,122        150,477
       Convertible preferred
        stock                             857,100        857,100        596,123
                                      ------------   ------------   ------------
      Weighted number of common
       shares and dilutive potential
       common stock used in
       diluted EPS                      2,373,348      2,347,470      2,031,763
                                      ============   ============   ============


16 - STOCK OPTION PLANS
-----------------------

On April 28, 1994 the Association's stockholders ratified the Association's 1994 stock incentive plan (the "1994 Plan") to provide for the grant of options and stock appreciation rights ("SARS") to officers and employees. The 1994 Plan reserves 79,186 common shares for such options. The 1994 Plan provides that options are to be granted at an exercise price which is not less than the fair market value of the Association's stock on the date of the grant and carry a ten-year expiration period. SARS granted under the 1994 Plan permit holders of such rights to receive a payment of the difference between the fair market value of the Association's stock at the date of exercise and at the date of grant.

In addition to the 1994 Plan, the Association has a stock option plan (the "Reserve Plan") for officers and employees that reserves 65,478 common shares for such options. The options under the Reserve Plan are generally exercisable cumulatively at 20% per year, are priced at fair market value at date of grant, and carry a ten-year expiration period.

On April 30, 1998 the Association's stockholders ratified an additional stock option plan for officers and employees (the "1998 Plan"). The 1998 Plan reserves 78,750 common shares for such options. The options are priced at the greater of par value or fair market value of a common share at date of grant. The options may be exercisable in full at any time during their term or in cumulative or non-cumulative installments and generally carry a ten-year expiration period.

On April 28, 1994 the Association's stockholders also ratified the Association's stock option plan for non-employee directors (the "Director Plan"). The Director Plan reserves 138,579 common shares for such options. The options are generally exercisable cumulatively at 20% per year, are priced at fair market value at date of grant, and carry a ten-year expiration period. The Director Plan allows directors to receive deferred compensation options under the plan in lieu of cash compensation.

In addition to the Director Plan, the Association has an incentive stock option plan (the "Incentive Plan") for non-employee directors. This plan reserves 169,308 shares for such options. Each director at December 31, 1986 received options for 3,276 shares. From 1987 until 1997, each director received options for 435 shares for each year of service, granted on the date of each annual meeting at which directors are elected, at an exercise price equal to the fair market value of the Association's stock on such date. All such options carry a ten-year expiration period.

The Association has adopted the disclosure-only provisions of SFAS 123. Accordingly, no compensation cost has been recognized for the stock option plans. Had compensation cost for the Association's stock option plans been determined based on the fair value at the grant date for awards in 1999, 1998 and 1997 consistent with the provisions of SFAS 123, the Association's net income and earnings per share would have been reduced to the pro forma amounts indicated below:

                                            1999            1998            1997
                                          ---------      ----------      -------
   (In Thousands, except
     per share amounts)

   Net income - as reported                $  1,300       $  1,123       $   845
   Net income - pro forma                  $  1,272       $  1,093       $   823
   Basic earnings per share
     - as reported                         $    .67       $    .58       $   .51
   Basic earnings per share
     - pro forma                           $    .66       $    .55       $   .49
   Diluted earnings per share
     - as reported                         $    .55       $    .48       $   .42
   Diluted earnings per share
     - pro forma                           $    .54       $    .47       $   .41

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used for grants in 1999, 1998 and 1997: dividend yield of 5.00% in 1999, 5.00% in 1998 and 4.09% in 1997; expected volatility of 23.75% in 1999,
24.65% in 1998 and 23.76% in 1997; risk-free interest rate of 6.33% in 1999 and 5.25% in 1998 and 6.00% in 1997; and expected lives of 5 years.

Stock option activity is summarized as follows:

                                       1999                             1998                             1997
                             ----------------------------     ---------------------------       ---------------------------
                                               Weighted                        Weighted                          Weighted
                                               Average                         Average                           Average
                                               Exercise                        Exercise                          Exercise
                                Shares           Price           Shares          Price            Shares           Price
                             ------------     -----------     -----------     -----------       -----------     -----------
Outstanding,
  beginning                      244,322          $ 3.67         311,582          $ 2.79           312,754          $ 2.66
Granted                           40,302            8.78          38,052            8.06            22,889            4.29
Exercised                        (26,242)           2.84        (103,641)           2.50           (22,255)           2.49
Cancelled                              -               -          (1,671)           5.72            (1,806)           3.15
                             ------------     -----------     -----------     -----------       -----------     -----------

Outstanding,
  ending                         258,382          $ 4.58         244,322          $ 3.67           311,582          $ 2.79
                             ============     ===========     ===========     ===========       ===========     ===========
Exercisable,
  ending                         188,868          $ 3.73         183,258          $ 3.14           234,085          $ 2.64
                             ============     ===========     ===========     ===========       ===========     ===========
Weighted average
  fair value of
  options, granted
  during the year                 $ 5.26                          $ 6.95                            $ 8.07
                             ============                     ===========                       ===========


The range of exercise prices for options outstanding at December 31, 1999, 1998 and 1997 was $1.64 - $8.38, $1.64 - $8.38 and $1.51 - $4.29, respectively with a weighted average contractual life of 6 years for 1999, 1998 and 1997.

17 - CAPITAL
------------

At the annual meeting of stockholders on April 24, 1997, the Association's Charter was amended to increase the number of authorized preferred shares from 300,000 to 2,000,000 to conduct an offering to raise additional capital. In June 1997, the Association successfully completed the offering. Shares sold totaled 328,572 and the Association received net proceeds of $2,685,000. Furthermore, concurrent with the offering, Series A preferred shareholders exchanged all outstanding shares of Series A preferred stock for 161,200 shares of Series B preferred stock.

On November 10, 1997, the Board of Directors approved a 4-for-3 common stock split to stockholders of record on December 1, 1997. On November 17, 1998, the Board of Directors approved a 5-for-4 common stock split to shareholders of record on December 1, 1998. On November 4, 1999, the Board of Directors declared a 5% stock dividend of the Association's common stock payable to stockholders of record on December 8, 1999. All references in the financial statements to number of shares and per share amounts have been restated to reflect the stock splits and dividend.

Under Connecticut law, the Association is prohibited from declaring a cash dividend on its common stock except from its net earnings for the current year and retained net profits for the preceding two years.

18 - REGULATORY MATTERS
-----------------------

The Association is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary actions by regulators, that if undertaken, could have a direct material effect on the Association's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Association must meet specific capital guidelines that involve quantitative measures of the Association's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Association's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Association to maintain minimum amounts and ratios of total risk-based capital and Tier I capital to risk-weighted assets (as defined in the regulations), and Tier I capital and tangible capital to total assets. Management believes, as of December 31, 1999, that the Association meets all capital adequacy requirements to which it is subject.

As of December 31, 1999, the most recent notification from the Office of Thrift Supervision categorized the Association as well capitalized under the regulatory framework for prompt corrective action. To remain categorized as well capitalized, the Association will have to maintain minimum total risk-based, Tier I risk-based, Tier I leverage and tangible capital ratios as disclosed in the table below. There are no conditions or events since the most recent notification that management believes have changed the Association's prompt corrective action category.

The Association's actual capital amounts and ratios are also presented in the table.

                                                                           December 31, 1999
                                  --------------------------------------------------------------------------------------------------
                                                                                                           To Be Well Capitalized
                                                                           Minimum For Capital             Under Prompt Corrective
                                             Actual                         Adequacy Purposes                 Action Provisions
                                   --------------------------         --------------------------         --------------------------
                                     Ratio            Amount             Ratio            Amount           Ratio            Amount
                                   --------------------------         --------------------------         --------------------------
(Dollars In Thousands)

Stockholders' equity,
  and ratio to total
  assets                            8.92%          $  10,419
Intangible assets                                 (      120)
Tangible capital, and                            ------------
  ratio to adjusted total
  assets                            8.82%          $  10,299             1.5%           $ 1,751
                                                 ============                       ============
Tier I capital, and
  ratio to adjusted total
  assets                            8.82%          $  10,299             4.0%           $ 4,668             5.0%          $ 5,835
                                                 ============                       ============                      ============
Tier I capital, and
  ratio to risk-weighted
  assets                           12.95%          $  10,299             4.0%           $ 3,182             6.0%          $ 4,773
                                                                                    ============                      ============
Allowance for loan
  losses                                                 504
Total risk-based                                 ------------
  capital, and ratio to
  risk-weighted assets             13.58%          $  10,803             8.0%           $ 6,365            10.0%          $ 7,956
                                                 ============                       ============                      ============

Total assets                                       $ 116,827
                                                 ============

Adjusted total assets                              $ 116,707
                                                 ============

Risk-weighted assets                               $  79,558
                                                 ============

                                                                           December 31, 1998
                                  --------------------------------------------------------------------------------------------------
                                                                                                           To Be Well Capitalized
                                                                          Minimum For Capital               For Prompt Corrective
                                              Actual                       Adequacy Purposes                  Action Provisions
                                   --------------------------         --------------------------         --------------------------
                                     Ratio            Amount             Ratio            Amount           Ratio            Amount
                                   --------------------------         --------------------------         --------------------------
(Dollars In Thousands)

Stockholders' equity,
  and ratio to total
  assets                            8.72%         $    9,681
Intangible assets                                (       301)
                                                 ------------
Tangible capital, and
  ratio to adjusted total
  assets                            8.45%         $    9,380             1.5%         $   1,666
                                                 ============                       ============
Tier I capital, and
  ratio to adjusted total
  assets                            8.45%         $    9,380             4.0%         $   4,441             5.0%        $   5,552
                                                 ============                       ============                      ============
Tier I capital, and
  ratio to risk-weighted
  assets                           13.04%         $    9,380             4.0%         $   2,878             6.0%        $   4,317
                                                 ============                       ============                      ============
Allowance for loan
  losses                                                 531
Total risk-based                                 ------------
  capital, and ratio to
  risk-weighted assets             13.78%         $    9,911             8.0%         $   5,755            10.0%        $   7,194
                                                 ============                       ============                      ============
Total assets                                      $  111,337
                                                 ============
Adjusted total assets                             $  111,036
                                                 ============
Risk-weighted assets                              $   71,943
                                                 ============

19 - RELATED PARTY TRANSACTIONS
-------------------------------

The Association has granted loans to certain of its officers and Directors and to their associates. The aggregate dollar amount of these loans were $1,835,000 and $1,539,000 at December 31, 1999 and 1998, respectively. All loans were made in the ordinary course of business.

Loan activity for the periods ended December 31 was as follows:

                                               1999          1998          1997
                                          -----------   -----------   ----------
      (In Thousands)

      Balance, beginning of year           $   1,539     $     866     $    860
      Additional borrowings                      545         1,196          162
      Payments and deletions              (      249)   (      523)   (     156)
                                          -----------   -----------   ----------

      Balance, end of year                 $   1,835     $   1,539     $    866
                                          ===========   ===========   ==========


At December 31, 1999, mortgage loans totaling $137,000 were made prior to May 1989 and did not require the payment of points and, in some cases, were made at an annual interest rate of one percent below the market rate. In addition, loans totaling $1,698,000 were granted on substantially the same terms and required substantially similar collateral as loans with others.

For the years ended December 31, 1999, 1998 and 1997, payments aggregating approximately $136,000, $86,000 and $145,000, respectively, were made for professional services to firms in which certain Directors had more than a 10% interest.

20 - FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK
------------------------------------------------------

The Association is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. Those instruments involve to varying degrees, elements of credit and interest rate risk in excess of the amounts recognized in the balance sheet.

The following table summarizes these financial instruments at December 31:

                                                             1999          1998
                                                           --------      -------
        (In Thousands)

        Commitments to extend credit:
              Outstanding construction mortgages           $   440       $   655
              Unused lines of credit                         2,584         1,985
              Commitments to fund loans                      1,795         3,805
        Standby letters of credit                               25            19

The Association uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments.

Commitments to extend credit are agreements to lend to a customer and generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since commitments may expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Association evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Association upon extension of credit, is based on management's credit evaluation of the counterparty.

Standby letters of credit are written conditional commitments issued by the Association to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loans to customers.

APPENDIX C

                  NUTMEG FEDERAL SAVINGS and LOAN ASSOCIATION
                      CONSOLIDATED STATEMENTS of CONDITION
                                 (In Thousands)
                                   (unaudited)
                                   -----------

                                                                   March 31         December 31
                                                                  ----------        -----------
                                                                     2000              1999
                                                                     ----              ----
                                     ASSETS
Cash and due from banks                                           $   1,594         $   1,975
Interest bearing deposits                                             2,801             1,453
Securities available-for-sale                                         5,499             3,819
Federal Home Loan Bank stock                                            762               762
Loans, net                                                           98,241            94,186
Loans held for resale, at which cost
   approximates market value                                          1,765             2,118
Office premises and equipment                                           499               472
Accrued interest receivable                                             892               825
Deferred income taxes                                                   324               316
Foreclosed real estate, net                                             -0-               179
Loan servicing rights                                                 9,099             9,641
Income taxes receivable                                                 -0-                10
Other assets                                                            413             1,071
                                                                  ---------         ---------
                                                                  $ 121,889         $ 116,827
                                                                  =========         =========
                      LIABILITIES and SHAREHOLDERS' EQUITY
Liabilities:
   Deposits                                                       $ 105,522         $  93,901
   Advances from borrowers for taxes and
     insurance                                                          593               420
   Federal Home Loan Bank advances                                    3,000             7,000
   Other liabilities                                                  2,179             5,087
                                                                  ---------         ---------
                                                                    111,294           106,408
                                                                  ---------         ---------
Commitments and contingencies (See Note 12)

Shareholders' Equity:
Series B, 8.00% non-cumulative convertible
   preferred stock, par value $.005, authorized
   2,000,000 shares; issued and outstanding 487,617
   shares in 2000 and 489,772 shares in 1999                              2                 2
   (liquidation preference of $8.75 per share,
   aggregating $4,266,649)
Common stock, par value $.003, authorized
   6,000,000 shares; issued and outstanding
   1,433,406, shares in 2000 and 1,428,644 shares
   in 1999                                                                5                 4
Additional paid-in capital                                            8,126             8,117
Retained earnings                                                     2,478             2,314
Accumulated other comprehensive income                                  (16)              (18)
                                                                  ---------         ---------
        Total shareholders' equity                                   10,595            10,419
                                                                  ---------         ---------
                                                                  $ 121,889         $ 116,827
                                                                  =========         =========

                  See notes to unaudited financial statements.

                  NUTMEG FEDERAL SAVINGS and LOAN ASSOCIATION
                        CONSOLIDATED STATEMENTS OF INCOME
                    (In Thousands, Except Per Share Amounts)
                                  (unaudited)
                                  -----------

                                         Three Months Ended   Three Months Ended
                                           March 31, 2000        March 31, 1999
                                         ------------------   ------------------
Interest income:
   Interest on loans:
     First mortgage loans                      $ 1,511             $ 1,589
     Commercial and other loans                    450                 252
   Interest and dividends on
     securities:
       Interest                                     86                  59
Dividends                                           13                  12
                                               -------             -------
Total interest income                            2,060               1,912
                                               -------             -------
Interest expense:
   Interest on deposits                            708                 665
   Interest on borrowed funds                       65                  78
   Other                                             1                   2
                                               -------             -------
         Total interest expense                    774                 745
                                               -------             -------

         Net interest income                     1,286               1,167
                                               -------             -------
Provision for loan losses                          (50)
                                               -------             -------

         Net interest income after
           provision for loan losses             1,336               1,167
                                               -------             -------
Noninterest income:
   Service fees charged on deposits                102                  95
   Gain on sale of loans                            67                 140
   Loan fees                                       157                 142
   Other operating income                            4                   5
                                               -------             -------
                                                   330                 382
                                               -------             -------
Noninterest expenses:
   Salaries and employee benefits                  641                 574
   Occupancy and equipment                         152                 145
   Foreclosed real estate expense                  (10)                 (6)
   SAIF deposit insurance premium                   13                  14
   Other operating expenses                        389                 364
                                               -------             -------

                                                 1,185               1,091
                                               -------             -------
         Income before income
           tax expense                             481                 458
Income tax expense                                 159                 156
                                               -------             -------

Net income                                     $   322             $   302
                                               =======             =======

                                ...Continued...

                  NUTMEG FEDERAL SAVINGS and LOAN ASSOCIATION
                        CONSOLIDATED STATEMENTS OF INCOME
                    (In Thousands, Except Per Share Amounts)
                                 ...Continued...
                                   (unaudited)
                                   -----------

                                           Three Months     Three Months
                                               Ended            Ended
                                             March 31,        March 31,
                                               2000             1999
                                              ------           ------
Basic earnings per share
  of common stock                            $   .17          $   .15
                                             =======          =======
Fully diluted earnings per share
  of common stock                            $   .14          $   .12
                                             =======          =======


                  See notes to unaudited financial statements.

                   NUTMEG FEDERAL SAVINGS and LOAN ASSOCIATION
           CONSOLIDATED STATEMENTS of CHANGES in SHAREHOLDERS' EQUITY
                                 (In Thousands)
                                   (unaudited)
                                   -----------

                                                                                            Accumulated
                                                                                Additional     Other
                                                   Preferred       Common        Paid-in       Comp.        Retained
                                                     Stock         Stock         Capital       Income       Earnings    Total
                                                    -------       -------       ---------     --------     ----------  -------
Balance at December 31, 1998                        $     2       $     4       $ 8,043        $ -0-       $ 1,632      $ 9,681

Net Income for the three months ended
   March 31, 1999                                                                                              302          302

Stock options exercised                                                               3                                       3

Cash Dividends Declared-Common Stock                                                                           (66)         (66)
   Cash Dividends Declared-Preferred Stock                                                                     (86)         (86)

                                                    -------       -------       -------      -------       -------      -------
Balance at March 31, 1999                           $     2       $     4       $ 8,046      $     0       $ 1,782      $ 9,834
                                                    =======       =======       =======      =======       =======      =======
Balance at December 31, 1999                        $     2       $     4       $ 8,117         ($18)      $ 2,314      $10,419

Net Income for the three months ended
   March 31, 2000                                                                                              322          322

Change in net unrealized losses on securities
   available-for-sale                                                                              2                          2
                                                                                                                        -------
   Total Comprehensive Income                                                                                               324
                                                                                                                        -------
Stock options exercised                                                 1             9                                      10

Cash Dividends Declared-Common Stock                                                                           (73)         (73)

Cash Dividends Declared-Preferred Stock                                                                        (85)         (85)
                                                    -------       -------       -------      -------       -------      -------


Balance at March 31, 2000                           $     2       $     5       $ 8,126      ($   16)      $ 2,478      $10,595
                                                    =======       =======       =======       ======       =======      =======

                  See notes to unaudited financial statements.

                  NUTMEG FEDERAL SAVINGS and LOAN ASSOCIATION
                      CONSOLIDATED STATEMENTS of CASH FLOWS
                                 (In Thousands)
                                   (unaudited)
                                   -----------

                                                          Three Months Ended March 31,
                                                          ----------------------------
                                                              2000           1999
                                                              ----           ----
Operating activities:
   Net income                                                $   322        $   302
   Adjustments to reconcile net income
     to net cash provided (used)
     by operating activities:
     Provision for loan losses                                   (50)
     Provision for depreciation and
       amortization                                               49             47
     Accretion of discounts on securities, net                    (5)
     Amortization of net deferred
       loan fees                                                 (30)          (132)
     Amortization of cost of loan
         servicing rights acquired                               663            400
     Gain on sale of loans                                       (67)          (140)
     Gain on sale of foreclosed real
         estate, net                                             (16)
     Net change in loans held for resale                         353           (247)
     Increase in accrued
         interest receivable                                     (67)            (1)
     Increase in deferred income taxes                           (10)
     (Increase) decrease in other
       assets                                                    658           (254)
     Decrease in income taxes receivable                          10
     Increase (decrease) in other
       liabilities                                            (2,735)        (1,385)
                                                             -------        -------
         Net cash provided (used) by
           operating activities                                 (925)        (1,410)
                                                             -------        -------
Investing activities:
   Purchase of securities-Available-for-sale                  (1,671)
     Net (increase) decrease in loans                         (3,908)         3,677
     Proceeds from the sale of foreclosed real estate            195
     Purchase of equipment                                       (76)           (17)
     Purchase and origination of loan servicing rights          (121)          (153)
                                                             -------        -------
       Net cash provided
         by investing activities                              (5,581)         3,507
                                                             -------        -------

                                ...Continued...

                  NUTMEG FEDERAL SAVINGS and LOAN ASSOCIATION
                      CONSOLIDATED STATEMENTS of CASH FLOWS
                                 (In Thousands)
                                 ...Continued...
                                   (unaudited)

                                                           Three Months Ended March 31,
                                                         --------------------------------
                                                               2000             1999
                                                          ------------      -------------
Financing activities:
   Increase in deposits                                       11,621           3,313
   Proceeds of FHLB advances                                  52,208           5,065
   Repayment of FHLB advances                                (56,208)         (4,710)
   Proceeds from the exercise of common stock options             10               3
   Cash dividends - Preferred stock                          (    85)         (   86)
   Cash dividends - Common stock                             (    73)         (   66)
                                                            --------        --------
     Net cash provided by
       financing activities                                    7,473           3,519
                                                            --------        --------
     Increase in cash and cash equivalents                       967           5,616

Cash and cash equivalents - January 1                          3,428           8,026
                                                            --------        --------
Cash and cash equivalents - March 31                        $  4,395        $ 13,642
                                                            ========        ========
Supplemental Disclosures:
   Cash paid during the period for:
      Interest expense                                      $    779        $    763
      Income taxes                                          $    855             178

   Noncash investing activity:
      Addition to foreclosed real estate                    $    -0-        $     85

                  See notes to unaudited financial statements.

                  NUTMEG FEDERAL SAVINGS and LOAN ASSOCIATION
                          NOTES to FINANCIAL STATEMENTS
                                 March 31, 2000
                                    --------


1. BASIS OF PRESENTATION:
------------------------


The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principals for interim financial information and with the instructions to form 10-Q. Accordingly, they do not include all information and footnotes required by generally accepted accounting principals for complete financial statements. However in the opinion of management, all adjustments (consisting of recurring accruals) considered necessary for fair presentation have been included. Operating results for the three month period ended March 31, 2000 are not necessarily indicative of the results that may be expected for the year ended December 31, 2000. For further information, refer to the financial statements and footnotes thereto in Nutmeg Federal Savings and Loan's annual report on Form 10-K for the year ended December 31, 1999.

The consolidated financial statements include the amounts of Nutmeg Federal Savings & Loan Association and its wholly-owned subsidiary Nutmeg Passive Investment Company. There are significant intercompany items that have been eliminated in the consolidation.


2. RECLASSIFICATIONS
--------------------


Certain 1999 amounts have been reclassified to conform to the 2000 presentation.


3. LOANS
--------

    Loans receivable are summarized as follows:
                                                  March 31,        December 31,
                                                    2000              1999
                                                  ---------        ------------
                                                        (In Thousands)
First mortgage loans:
   Principal balances:
   Secured by one-to-four family
     residences                                   $ 60,709           $ 58,917
Secured by other properties                         18,173             16,863
Construction loans                                   1,975              2,161
                                                  --------           --------
                                                    80,857             77,941
     Less - undisbursed portion of
       construction loans                         (    290)          (    440)
                                                  --------           --------

           Total first mortgage loans               80,567             77,501
                                                  --------           --------
Other loans:
   Principal balances:
     Home equity                                       887              1,084
     Commercial                                     15,977             14,704
     Consumer and other                              1,523              1,614
                                                  --------           --------

           Total other loans                        18,387             17,402
                                                  --------           --------
Less:
     Allowance for loan losses                    (    488)          (    504)
     Net deferred loan - origination fees         (    225)          (    213)
                                                  --------           --------

           Loans, net                             $ 98,241           $ 94,186
                                                  ========           ========

At March 31, 2000 and 1999 the Association had loans amounting to approximately $460,000 and $1,075,000 respectively, that were classified as impaired. The allowance for loan losses related to these loans amounted to approximately $5,900 and $20,400 at March 31, 2000 and 1999, respectively. The following is a summary of cash receipts on these loans and how they were applied in 1999 and 2000:

                                                       March 31,      March 31,
                                                         2000           1999
                                                         ----           ----
                                                           (In Thousands)

Cash receipts applied to reduce principal balance       $ -0-          $   8
Cash receipts recognized as interest income               -0-          $   5
                                                        -----          -----
Total cash receipts                                     $ -0-          $  13
                                                        =====          =====

If interest on these loans had been recognized at its contractual interest rates, interest income on these loans would have been approximately $12,000 in 2000 and $21,600 in 1999.

The Association has no commitments to loan additional funds to the borrowers of impaired or nonaccrual loans.

     Changes in the allowance for loan losses during the three month periods indicated were as follows:

                                                       March 31,      March 31,
                                                         2000           1999
                                                         ----           ----
                                                           (In Thousands)

   Balance at beginning of year                         $ 504          $ 531
   Provision charged to operations                        (50)
   Loan recoveries                                         47
   Loans charged off                                      (13)            (2)
                                                        -----          -----
                                                        $ 488          $ 529
                                                        =====          =====

The Association grants residential and commercial loans to customers primarily in Danbury, Connecticut and surrounding towns in northern Fairfield County. Although the Association has a diversified loan portfolio, its debtors' ability to honor their contracts is substantially dependent upon the general economic conditions of the region.

4. LOAN SERVICING:
------------------

        The Association may originate and sell certain residential mortgages for the purpose of providing liquidity. For some loans, the Association may retain an interest in their repayment; however, in all cases, the Association retains the servicing rights. Risk of loss to the Association for loans sold is limited to any interest in the loan which the Association may retain. The principal balances of loans serviced for the benefit of others are as follows:

                                                     March 31,     December 31,
                                                     ---------     ------------
                                                       2000           1999
                                                       ----           ----
                                                          (In Thousands)

   Balances serviced                                $ 941,580      $ 917,405
   Portions owned by others                          (941,552)      (917,372)
                                                    ---------      ---------
   The Association's interest -
   included in loans                                $      28      $      33
                                                    =========      =========

     The amortization of the cost of loan servicing rights acquired for the three months ended is as follows:


                                     March 31,            March 31,
                                       2000                 1999
                                       ----                 ----
                                             (In Thousands)

Balance at beginning                 $ 9,641              $ 6,179
Originated during period                 121                  153
Amortization                           ( 663)               ( 400)
                                     -------              -------

                                     $ 9,099              $ 5,932
                                     =======              =======


5. FORECLOSED REAL ESTATE:
-------------------------

     Foreclosed real estate is summarized as follows:

                                     March 31,           December 31,
                                       2000                 1999
                                       ----                 ----
                                             (In Thousands)

Residential land and buildings       $     0              $   214
Less, Allowance for losses                                   ( 35)
                                     -------              -------

         Net value                   $     0              $   179
                                     =======              =======

     The following summarizes the activity in the allowance for estimated losses:

                                     March 31,            March 31,
                                       2000                 1999
                                       ----                 ----
                                             (In Thousands)

Balance at beginning of year         $    35              $    35
Sale of foreclosed real estate          ( 35)
                                     -------               ------

Balance at end of quarter            $     0              $    35
                                     =======              =======

     The components of foreclosed real estate expense are summarized as follows:

                                     March 31,            March 31,
                                       2000                 1999
                                       ----                 ----
                                             (In Thousands)

Expenses of holding foreclosed
  real estate                        $     6                 ($ 6)
Gain on sale of foreclosed
  properties, net                       ( 16)
Provision for estimated losses
                                     -------              -------

         Net expense                    ($10)                ($ 6)
                                     =======              =======

7. DEPOSITS:
------------

     Deposits consisted of the following:

                                    March 31,           December 31,
                                      2000                 1999
                                      ----                 ----
                                            (In Thousands)

Demand                              $ 21,509             $ 21,202
NOW and Super NOW                     11,439                7,134
Passbook                              26,828               25,228
Money market                           1,283                1,640
Certificates of deposit               44,463               38,697
                                    --------             --------
         Total deposits             $105,522             $ 93,901
                                    ========             ========
8. FEDERAL HOME LOAN BANK ADVANCES:
-----------------------------------

     Advances from Federal Home Loan Bank (FHLB) consisted of the following:

                                     March 31,          December 31,
Interest Rate      Maturity            2000                 1999
-------------      --------           ------               ------
                                             (In Thousands)

4.80 - 6.17%         2000              2,000              $ 6,000
       4.49          2001              1,000                1,000
                                     -------              -------
                                     $ 3,000              $ 7,000
                                     =======              =======
     The FHLB advances were all fixed rate loans at March 31, 2000 and December 31, 1999.

     All stock in the FHLB of Boston and first mortgage loans on residential property with unpaid principal amounts equal to 200% of the above FHLB advances are pledged as collateral to secure the FHLB advances.

     The Association has a cash management line of credit with Federal Home Loan Bank aggregating $2,750,000, of which no amounts were outstanding at March 31, 2000 and at December 31, 1999.


9. INCOME TAXES
---------------


     Deferred tax liabilities and assets are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The components of the net deferred tax asset at March 31, 2000 and December 31, 1999 were as follows:

                                             March 31, 2000    December 31, 1999
                                             --------------    -----------------
                                                       (In Thousands)
Deferred tax assets:                             Federal            Federal
                                                 -------            -------
   Bad debt allowance                             $ 165              $ 171
   Net deferred loan fees                             1                  1
   Deferred compensation                            133                133
   Purchased mortgage servicing                     323                323
     Net unrealized losses on securities
     available for sale                              10                 10
   Other                                             23                  9
                                                    ---                ---
         Total deferred tax asset                   655                647
                                                    ---                ---
Deferred tax liabilities:
   Originated mortgage servicing                  ( 240)             ( 240)
   Net unrealized gains on securities
   available for sale
                                                   ----               ----
Total deferred tax liabilities                    ( 240)             ( 240)
                                                   ----               ----
Net deferred tax asset                              415                407
Valuation reserve                                 (  91)             (  91)
                                                   ----               ----
Net deferred tax asset                            $ 324              $ 316
                                                  =====              =====

A reconciliation of the income tax provision to that computed using the statutory tax rate for the three month ended March 31 is as follows:

                                   2000               1999
                                   ----               ----
                                        (In Thousands)
Federal income tax at
  statutory rates                 $ 164              $ 156
Bad debt allowance                  (17)
Other, net                           12
                                  -----              -----
                                  $ 159              $ 156
                                  =====              =====
10. EARNINGS PER SHARE:
-----------------------

        The following data show the amounts used in computing earnings per share and the effect on income and the weighted average number of shares of dilutive potential common stock.

                                                         March 31,     March 31,
                                                           2000          1999
-------------------------------------------------------------------------------
(In Thousands Except Number of Shares)
Net income                                             $      322    $      302
Less: preferred dividends                                     (85)          (86)
-------------------------------------------------------------------------------
Income available to common shareholders
  used in basic EPS                                           237           216
Convertible preferred stock                                    85            86
-------------------------------------------------------------------------------
Income available to common shareholders
  after assumed conversions of dilutive securities     $      322    $      302
-------------------------------------------------------------------------------
Weighted average number of common shares
used in basic EPS                                       1,430,326     1,404,420
Effect of dilutive securities:
  Stock options                                            86,840       118,426
  Convertible preferred stock                             854,960       857,098
-------------------------------------------------------------------------------
Weighted average number of common shares and dilutive
  potential common stock used in dilutive EPS           2,372,126     2,379,944
-------------------------------------------------------------------------------

11. REGULATORY MATTERS:
-----------------------

        The Financial Institutions Reform, Recovery and Enforcement Act (FIRREA) of 1989 was signed into law on August 9, 1989 and, as a result, the OTS adopted new capital regulations effective December 7, 1989.

        Current OTS regulations require the Association to have minimum regulatory tangible capital equal to 1.5 percent of total assets, a minimum 3.0 percent leverage capital ratio and an 8.0 percent risk-based capital ratio.

        In addition, capital regulations of the FDIC are also relevant to the Association. The FDIC has adopted risk-based capital rules which are similar but not identical to those of the OTS. The FDIC also has regulations requiring a minimum leverage core capital ratio (shareholder's equity divided by average total assets for the most recent quarter) from 4.00 to 5.00 percent, based upon the risk profile of the Association.


        The regulatory capital positions reported by the Association at March 31, 2000 were as follows:

                                                 Regulatory Capital
                                          ---------------------------------
                                        Core         Tangible      Risk-Based
                                        ----         --------      ----------
                                         (In Thousands)
Stockholders' equity per
  financial statements                $ 10,595       $ 10,595       $ 10,595
Adjustment loan servicing rights          (118)          (118)          (118)
  Capital adjustments:
General loss reserve                                                     488
                                      --------       --------       --------
Regulatory capital                      10,477         10,477         10,965
                                      --------       --------       --------
Minimum required capital                 3,657          1,828          6,424
                                      --------       --------       --------
Excess                                $  6,820       $  8,649       $  4,541
                                      ========       ========       ========

                                                Regulatory Capital
                                    ---------------------------------------
                                         Core     Tangible     Risk-Based
                                         ----     --------     ----------
Core capital as a percentage
  of adjusted tangible assets            8.50%
Percentage required                      3.00
Tangible capital as a
  percentage of tangible assets                     8.50%
Percentage required                                 1.50
Risk-based capital as a
  percentage of risk weighted
  assets                                                          13.62%
Percentage required                                                8.00

12. COMMITMENTS AND CONTINGENT LIABILITIES:
-------------------------------------------

        In the normal course of business, there are various commitments and contingent liabilities outstanding that are not presented in the accompanying financial statements.


        The following table summarizes these financial instruments at March 31, 2000 and December 31, 1999:

                                                March 31,         December 31,
                                                  2000               1999
                                                  ----               ----
                                                      (In Thousands)

Commitments to extend credit:
  Outstanding construction mortgages             $  290             $  440
  Unused lines of credit                          2,278              2,584
  Commitments to fund loans                       2,455              1,795
Standby letters of credit                            25                 25

The Association does not anticipate any material losses as a result of commitments and contingent liabilities.

APPENDIX D

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 10-K

[X] ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
    ACT OF 1934 [FEE REQUIRED]

                    For the fiscal year ended June 30, 1999

[_] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
    EXCHANGE ACT OF 1934 [NO FEE REQUIRED]

                         Commission file number 0-16455

                              NEWMIL BANCORP, INC.
             (Exact name of registrant as specified in its charter)

                 Delaware                           06-1186389
           (State or other jurisdiction             (I.R.S. Employer
        of incorporation or organization)           Identification No.)

         19 Main Street, New Milford, CT                 06776
     (Address of principal executive offices)          (Zip code)
                                (860) 355-7600

             (Registrant's telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act: None
Securities registered pursuant to Section 12(g) of the Act:

                    Common Stock, par value $.50 per share
                               (Title of class)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes X No
                                        -

Indicated by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendments to this Form 10-K [_]

The aggregate market value of the voting stock held by non-affiliates of the registrant, based on the average bid and asked prices of such stock, as of August 27, 1999, is $30,110,045. The number of shares of Common Stock outstanding as of August 27, 1999, is 3,630,114.

                      DOCUMENTS INCORPORATED BY REFERENCE
                      -----------------------------------

Portions of the registrant's definitive Proxy Statement dated September 27, 1999 for the 1999 Annual Meeting of Shareholders are incorporated by reference into
Part III (Items 10, 11, 12 and 13).

                               TABLE OF CONTENTS

                                                                       Page


                                     PART I

Item 1.    BUSINESS...................................................   3

Item 2.    PROPERTIES.................................................   7

Item 3.    LEGAL PROCEEDINGS..........................................   8

Item 4.    SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS........   8

                                    PART II

Item 5.    MARKET FOR THE REGISTRANT'S COMMON EQUITY AND RELATED
           STOCKHOLDER MATTERS........................................   9

Item 6.    SELECTED FINANCIAL DATA....................................  10

Item 7.    MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
           AND RESULTS OF OPERATIONS AND QUANTITATIVE AND QUALITATIVE
           DISCLOSURES ABOUT MARKET RISK..............................  12

Item 8.    FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA................  33

Item 9.    CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
           AND FINANCIAL DISCLOSURE...................................  59

                                    PART III

Item 10.   DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT.........     60

Item 11.   EXECUTIVE COMPENSATION.....................................     60

Item 12.   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
           MANAGEMENT.................................................     60

Item 13.   CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.............     13

                                    PART IV


Item 14.   EXHIBITS, FINANCIAL STATEMENT SCHEDULES AND REPORTS ON
           FORM 8-K...................................................     61

                                    PART I


Item 1.    BUSINESS

General
-------

NewMil Bancorp, Inc., ("NewMil"), a Delaware corporation formed in 1987, is the registered bank holding company for New Milford Savings Bank ("the Bank"), a wholly-owned subsidiary. NewMil's activity is currently limited to the holding of the Bank's outstanding capital stock and the Bank is NewMil's only subsidiary and its primary investment. NewMil's net income is presently derived from the business of the Bank. Future establishment or acquisition of subsidiaries by NewMil is possible. Nevertheless, it is expected that the Bank will account for most of NewMil's net income in the foreseeable future.

The Bank, which was organized in 1858, is a Connecticut chartered and Federal Deposit Insurance Corporation ("FDIC") insured savings bank headquartered in New Milford, Connecticut. The Bank's principal business consists of attracting deposits from the public and using such deposits, with other funds, to make various types of loans and investments. The Bank offers both consumer and commercial deposit accounts, including checking accounts, interest bearing "NOW" accounts, money market accounts, certificates of deposit, savings accounts and Individual Retirement Accounts. The Bank offers 24-Hour banking through automated teller machines in ten branches.

The Bank offers a broad range of mortgage and consumer loans to the residents of its service area including residential mortgages, home equity credit lines and loans, installment loans and collateral loans. The Bank sells some of the residential mortgages that it originates on a servicing released basis. The Bank offers a broad range of mortgage and commercial loans to the companies and small businesses of its service area including lines of credit, term loans, Small Business Administration ("SBA") loans, commercial real estate mortgages, and construction and development mortgages. In addition, the Bank offers services including money orders, travelers' checks and safe deposit boxes. Although empowered, the Bank is not currently offering trust services.

NewMil's results of operations are significantly affected by general economic and competitive conditions, the real estate market, changes in interest rates, government policies and actions of regulatory authorities. Should the general economic climate stall, or reverse, NewMil's operations could be negatively impacted by adverse economic conditions.

Market Area and Competition
---------------------------

The Bank conducts its business through fourteen offices located in Litchfield, Fairfield and New Haven Counties. The Bank's service area, which has a population of approximately 300,000, enjoys a balance of manufacturing, trade, and service employment and is home to a number of Fortune 500 companies. Although the Bank's primary market area is Litchfield and northern Fairfield counties, the Bank has depositors and borrowers that live outside of these areas.

The Bank faces strong competition in attracting and retaining deposits and in making mortgage and other loans. Its most direct competition for deposits has historically come from other savings banks, commercial banks and savings and loan associations located in its market area. Although the Bank expects this continuing competition to have an effect upon the cost of funds, it does not anticipate any substantial adverse effect on maintaining the current deposit base. The Bank is competitive within its market area in the various deposit products it offers to depositors. Due to this fact, management feels they have the ability to maintain the deposit base. The Bank does not rely upon any individual, group or entity for a significant portion of its deposits.

The Bank's competition for real estate loans comes primarily from mortgage banking companies, savings banks, savings and loan associations, commercial banks, insurance companies, and other institutional lenders. The Bank competes for loan originations primarily through the interest rates and loan fees it charges and the efficiency and quality of services it offers borrowers, real estate brokers and builders. Factors which affect competition include, among others, the general availability of funds and credit, general and local economic conditions, current interest rate levels and volatility in the mortgage markets.

Congress passed legislation in 1994 providing for a phase-in of full interstate branching. Connecticut law has since 1990 provided for full interstate banking and, more recently, has adopted legislation allowing interstate branching, subject to certain limitations. A number of out of state institutions, almost all larger and with greater financial resources then the Bank, have begun operations in Connecticut in recent years. This has increased competitiveness in NewMil's market areas. NewMil may consider expansion within or outside of Connecticut provided appropriate opportunities and conditions exist.

Distribution of Assets, Liabilities and Stockholders' Equity; Interest Rates and
--------------------------------------------------------------------------------
Interest Differential
---------------------

For tables and discussion of the average balances, interest rates and interest differential of NewMil for the years 1999, 1998 and 1997, see "Management's Discussion and Analysis of Financial Condition and Results of Operations - Results of Operations" on pages 13 through 15. For tables and discussion of an analysis of the effect on net interest income of volume and rate changes on NewMil for 1999 over 1998 and 1998 over 1997, see "Management's Discussion and Analysis of Financial condition and Results of Operations - Results of Operations" on pages 15 and 16. In this analysis, the change due to volume was calculated as the change in average balance multiplied by the prior year's weighted average rate, the change in rate was calculated as the change in average rate multiplied by the prior year's average balance, and the change in rate/volume was calculated as the change in average rate multiplied by the change in average balance. Principal amounts of non-accruing loans have been included in the average loan balances used to determine the rate earned on loans. Interest income on non-accruing loans is included in income only to the extent that cash payments have been received.

Securities
----------

For information concerning NewMil's securities portfolio activities see "Management's Discussion and Analysis of Financial Condition and Results of Operations" under the captions "Results of Operations" on pages 13 through 20, "Financial Condition" on pages 22 through 27 and "Note 2 -Securities" on pages 42 through 44.

Lending Activities
------------------

The Bank offers a broad range of mortgage and consumer loans to the residents of its service area including residential mortgages, home equity credit lines and loans, installment loans and collateral loans. The Bank also offers a broad range of mortgage and commercial loans to the companies and small businesses of its service area including lines of credit, term loans, SBA loans, commercial real estate mortgages, and construction and development mortgages.

One-to-Four Family Residential Mortgage Loans: The Bank offers a variety of fixed and adjustable rate loans, including adjustable rate loans that have fixed rates for an initial period ranging from 1 to 10 years and adjust annually thereafter. The Bank offers amortization periods of up to 30 years. The Bank's adjustable rate loans generally have a limit on the maximum rate change per interest rate adjustment of 2.0% to 3.0%, and have limits on the total interest rate adjustments during the life of a loan ranging from 4.0% to 6.0%, depending on the initial rate and type of loan. The Bank's adjustable rate loans include loans whose interest rate adjustments are based on U.S. Treasury constant maturity indices and other indices.

The Bank's initial rates on adjustable rate mortgage loans are offered at levels which are intended to be competitive within the Bank's service area and which are frequently at a discount from fully indexed contractual rates. The Bank charges origination fees ranging from no fee to several percent, depending on the initial rate and type of loan.

Adjustable rate mortgage loans allow the Bank to maintain a degree of rate sensitivity, though the extent of this sensitivity is limited by the repricing intervals and caps contained in each loan type.

The Bank's residential mortgage loans are underwritten based on the borrower's income in accordance with secondary market or investor standards. In evaluating a potential residential mortgage borrower, the Bank considers a number of factors, including the creditworthiness of the borrower, the capacity of the borrower to repay the loan, an appraisal of the property to be mortgaged and a review of the loan to value ratio.

Much of the residential mortgage loans that the Bank originates are originated for sale to generate fee income. All such loans are sold on a servicing released basis. The Bank has not sold loans on a servicing retained basis since 1994.

Collateral and Installment Loans: The Bank makes collateral and installment loans, including home equity lines of credit, home equity loans, automobile and other personal loans. While the Bank offers fixed rates on its consumer loans and home equity loans, its home equity lines of credit are generally offered at or a spread over the Prime Rate. Home equity loans and lines of credit have risks similar to those associated with residential mortgages discussed above.

Commercial Mortgage and Multi-Family Mortgage Loans: The Bank also makes loans collateralized by mortgages on commercial and multi-family residential properties. Commercial and multi-family loans are offered on an adjustable rate basis, generally with a daily repricing frequency and with the interest adjustment tied to the Prime Rate. Loans may also be structured with fixed rate terms ranging from 1 to 5 years.

Loans collateralized by commercial properties, including multi-family residential properties, can involve greater credit risks than one- to four-family residential mortgage loans. The commercial real estate business is cyclical and subject to downturns, over-building, fluctuations in market value and local economic conditions. Typically, such loans are substantially larger than one- to four-family residential mortgage loans. Because repayment is often dependent on the cash flow of a successfully operated or managed property, repayment of such loans may be more susceptible to adverse conditions in the real estate market or the economy generally than is the case with residential mortgages.

Construction Loans: The Bank also makes construction loans to individuals and professional builders for the purpose of constructing 1-to-4 family residential properties, either as a primary residence or for investment or resale.

Commercial and Industrial Loans: The Bank offers unsecured commercial business loans, generally adjustable-rate loans with the adjustment of interest based on the Prime Rate plus a spread. The Bank believes it has been conservative in its underwriting standards for this market with the goal of obtaining quality loans for the portfolio. The Bank also offers SBA and other Government guaranteed loans. The Bank's loan products are targeted for, and tailored to the needs of, the local business and professional community in the Bank's market area.

For further discussion of the composition and quality of the loan portfolio see "Management's Discussion and Analysis of Financial Condition and Results of Operations" under the caption and "Financial Condition - Loans" on pages 24 and 25.

For information on the reduction in interest income associated with non-accrual loans for the year ended June 30, 1999 see "Note 4 - Non-Performing Assets" on page 45. For discussion of the Bank's policy for placing loans on non-accrual status refer to "Note 1 - Summary of Significant Accounting Policies - Loans" on pages 40 and 41. For information concerning loan portfolio composition and concentrations see "Management's Discussion and Analysis of Financial Condition and Results of Operations" under the caption "Financial Condition" on pages 22 through 27.

Summary of Loan Loss Experience
-------------------------------

For a discussion of the factors considered by management in determining the provision for loan losses, see "Management's Discussion and Analysis of Financial Condition and Results of Operations" under the caption "Results of Operations - Provision and Allowance for Loan Losses" on pages 16 through 18.

Deposits
--------

For a table on the average balances and rates on deposits, see "Management's Discussion and Analysis of Financial Condition and Results of Operations - Results of Operations" on pages 13 through 15.

Certificate of deposits with balances of $100,000 and greater amounted to $14,654,000 and $16,477,000 at June 30, 1999 and 1998, respectively. The Bank generally attracts deposits from its market area and uses those deposits to fund lending and investment activities. The Bank has no brokered deposits.

Return on Equity and Assets
---------------------------

For selected statistical information required by this item see "Selected Financial Data" on pages 10 and 11.

Short-term Borrowings
---------------------

For the information required by this item see "Note 6 - Short Term Borrowed Funds" on page 46.

Supervision and Regulation
--------------------------

Federal Bank Holding Company Regulation: NewMil is registered under, and is subject to, the Bank Holding Company Act of 1956, as amended. This Act limits the types of companies which NewMil may acquire or organize and the activities in which it or they may engage. In general, NewMil and the Bank are prohibited from engaging in or acquiring direct or indirect control of any corporation engaged in non-banking activities unless such activities are so closely related to banking as to be a proper incident thereto. In addition, NewMil must obtain the prior approval of the Board of Governors of the Federal Reserve System to acquire control of any bank; to acquire, with certain exceptions, more than 5 percent of the outstanding voting stock of any other corporation; or, to merge or consolidate with another bank holding company. As a result of such laws and regulation, NewMil is restricted as to the types of business activities it may conduct and the Bank is subject to limitations on, among others, the types of loans and the amount of loans it may make to any one borrower.

Federal Reserve System: NewMil is required by the Board of Governors of the Federal Reserve System to maintain cash reserves against its deposits. After exhausting all other sources of funds, NewMil may request to borrow from the Federal Reserve. Bank holding companies registered with the FRB are, among other things, restricted from making direct investments in real estate. Both NewMil and the Bank are subject to extensive supervision and regulation, which focus on, among other things, the protection of depositors' funds.

The Federal Reserve System also regulates the national supply of bank credit in order to influence general economic conditions. These policies have a significant influence on overall growth and distribution of loans, investments and deposits, and affect the interest rates charged on loans or paid for deposits.

Fluctuations in interest rates, which may result from government fiscal policies and the monetary policies of the Federal Reserve System, have a strong impact on the income derived from loans and securities, and interest paid on deposits. While NewMil and its subsidiary strive to anticipate changes and adjust their strategies for such changes, the level of earnings can be materially affected by economic circumstances beyond their control.

NewMil and the Bank are subject to minimum capital requirements established, respectively, by the FRB and the FDIC. For information on these capital requirements and NewMil and the Bank's capital ratios see "Management's Discussion and Analysis of Financial Condition and Results of Operations - Capital Resources" on page 30 and Note 9 to the Financial Statements - Shareholders Equity under Capital Requirements.

Connecticut Banking Law and FDIC Regulation: The Bank is a state chartered savings bank organized under the Banking Law of the State of Connecticut. Deposits are insured by the FDIC and FDIC insurance premiums are assessed on the Bank's deposit base on a semi-annual basis at variable rates dependent upon the Bank's capital rating and other safety and soundness considerations. The Bank is subject to regulation, examination and supervision by the Connecticut Banking Department and the FDIC. Both the Connecticut Banking Department and the FDIC issue regulations and require the filing of reports describing the activities and financial condition of the banks under their jurisdiction. Each agency conducts periodic examinations to test safety, soundness and compliance with various regulatory requirements and generally supervises the operations of such banks.

Employees
---------

The Bank had 130 full-time and 20 part-time employees at June 30, 1999. Management considers the Bank's relationship with its employees to be good. The Bank's employees are not represented by any collective bargaining groups.

Subsidiaries
------------

The Bank is NewMil's only subsidiary and accounts for 100% of NewMil's income for the current fiscal year. At June 30, 1999, the Bank had three wholly-owned subsidiaries,

NMSB Mortgage Company, Asset Recovery Management Company and New Mil Asset Company. NMSB Mortgage Company is a passive investment company ("PIC") that holds loans collateralized by real estate originated or purchased by the Bank. Income of the PIC and its dividends to NewMil are exempt from the Connecticut Corporate Business Tax. Asset Recovery Management Company and New Mil Asset Company were both formed to hold and develop certain foreclosed real estate.

Item 2.   PROPERTIES

The Bank conducts its business at its main office, located at 19 Main Street, New Milford, Connecticut, and through 14 branches located in Litchfield, Fairfield and New Haven Counties. In May 1999 the Bank closed its Winsted branch location and sold the branch deposits to American Bank, Waterbury, Connecticut. The Bank owns its main office and seven of its branches. The remaining six locations are leased by the Bank. The following table sets forth certain information regarding the Bank's branch offices, as of June 30, 1999.

                                                                    Lease
                                                        Owned       expir-
                                              Date      or          ation
Branch office       Location                  opened    leased      date
-------------       --------                  ------    ------      ----
                                                        (a)
Kent                50 North Main St.,
                    Kent, CT                   1960     Owned       ---
New Fairfield       Routes 37 & 39,
                    New Fairfield, CT          1969     Leased      1999
Brookfield          Route 7,
                    Brookfield, CT             1964     Leased      2000
Sherman             Routes 37 & 39,
                    Sherman, CT                1976     Leased      2000
Bridgewater (b)     Routes 57 & 133,
                    Bridgewater, CT            1981     Owned       ---
New Milford (c)     19 Main Street,
                    New Milford, CT            1902     Owned       ---
Boardman Terrace    53 Main Street,
                    New Milford, CT            1977     Owned       ---
New Preston (d)     Routes 202 & 45,
                    New Preston, CT            1979     Owned       ---
Morris              Route 109 & 63,
                    Morris, CT                 1981     Owned       ---
Sharon              Route 41,
                    Sharon, CT                 1971     Leased      2002
Canaan              Main St. & Granite Avenue,
                    Canaan, CT                 1982     Owned       ---
Lanesville          291 Danbury Road,
                    New Milford, CT            1989     Owned       ---
Southbury           Grand Union Supermarket
                    775 Main Street South,
                    Southbury, CT              1997     Leased      2003
Norwalk             187 Main Street
                    Norwalk, CT                1997     Leased      2004

(a) Information concerning the Bank's lease payments can be found at Note 13 on page 53.
(b) The Bank owns an additional building on this site which is leased at an annual rent of $5,000.
(c)  Main Office.

(d) The Bank owns an additional building on this site which is leased at an annual rent of $14,800.

Item 3.   LEGAL PROCEEDINGS

There are no legal proceedings pending against NewMil or the Bank or any of their properties, other than ordinary routine litigation incidental to the Company's business.


Item 4.   SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

During the fourth quarter of 1999, no matter was submitted to a vote of the shareholders of NewMil.

                                    PART II


Item 5.   MARKET FOR THE REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER
          MATTERS

For the information required by this item see "Quarterly Financial Data (unaudited)" on pages 57 and 58. For a discussion of NewMil's dividend policy and restrictions on dividends see "Management Discussion and Analysis of Financial Condition and Results of Operations" under the caption "Dividend Restrictions" on page 30.

Item 6.   SELECTED FINANCIAL DATA

The following table sets forth NewMil's consolidated financial and other data at the dates and for the periods indicated. This data has been derived from NewMil's audited consolidated financial statements.

SELECTED CONSOLIDATED FINANCIAL DATA
(in thousands, except ratios and per share amounts)

                                      At or for the years ended June 30,
                               1999       1998       1997       1996      1995
                             ---------  ---------  ---------  --------  ---------

Statement of Income
Interest and
  dividend income            $ 24,456   $ 24,655   $ 22,851   $ 21,837  $ 20,283
Interest expense               11,807     12,196     10,916     10,438     9,602
Net interest income            12,649     12,459     11,935     11,399    10,681
Provision for loan
  losses                          100        250        400        400       400
Non-interest income:
  Securities (losses)
    gains, net                      -       (271)        (9)        27       226
  Gain on sale of
    non-performing loan             -        778          -          -         -
  Gains on sales of OREO        1,342        359        567        388       409
  Gains on sales of
    loans, net                    547        480        181         10        28
  Service fees and other        1,545      1,518      1,347      1,218     1,167
Non-interest expense           10,438      9,920      9,133      8,853     9,761
Income before
  income taxes                  5,545      5,153      4,488      3,789     2,350
Income tax expense
  (benefit)                     2,264      2,164      1,886      1,547    (3,874)
Income before effect of
  accounting change and
  extraordinary item            3,281      2,989      2,602      1,547     6,224
Cumulative effect of
  change in accounting
  principal, net of taxes        (162)         -          -          -         -
Extraordinary item,
  net of taxes                    (87)         -          -          -         -
Net income                      3,032      2,989      2,602      2,242     6,224

Financial Condition
Total assets                 $352,117   $367,569   $323,061   $309,363  $308,671
Loans, net                    210,036    162,849    166,141    150,558   150,442
Allowance for loan
  losses                        4,989      5,004      5,452      4,866     5,372
Securities                    118,202    162,267    119,368    125,583   127,194
Deposits                      300,123    293,877    275,392    259,267   252,420
Borrowings                     15,000     37,500     13,000     14,776    20,499
Shareholders' equity           33,135     33,409     31,719     31,892    32,721
Non-performing assets           1,569      1,684      3,585      6,480     8,885

Per Share Data
Income before effect of
  accounting change and
  extraordinary item
    Diluted                  $   0.82   $   0.74   $   0.63   $   0.50  $   1.37
    Basic                        0.87       0.78       0.65       0.51      1.39
Net income
    Diluted                      0.76       0.74       0.63       0.50      1.37

    Basic                        0.80       0.78       0.65       0.51      1.39
Cash dividends                   0.35       0.30       0.23       0.17      0.06
Book value                       9.04       8.71       8.27       7.84      7.29

                                  At or for the years ended June 30,
                                1999    1998    1997    1996     1995
                               ------  ------  ------  ------  --------
Statistical Data
Net interest margin             3.64%   3.78%   3.98%   4.01%     3.70%
Efficiency ratio               64.90   64.74   63.67   66.90     77.28
Effective tax rate             40.83   42.00   42.02   40.83   (164.85)

Return on average assets        0.84    0.88    0.84    0.75      2.08
Return on average
  shareholders' equity          8.84    9.04    8.02    6.71     23.75

Dividend payout ratio          43.80%  38.57%  35.28%  33.18%     4.32%
Allowance for loan
  losses to total loans         2.32    2.98    3.18    3.13      3.45
Non-performing assets
  to total assets               0.45    0.46    1.11    2.09      2.88
Tier 1 leverage capital         9.53    9.28   10.25   10.39     10.58
Total risk-based capital       19.40   21.26   19.85   20.98     21.36
Average shareholders'
  equity to average
  assets                        9.49    9.69   10.44   11.22      8.74

Weighted average equivalent
  shares outstanding,
  diluted                      3,985   4,066   4,143   4,487     4,554
Shares outstanding
  at June 30 (excluding
  Treasury stock)              3,664   3,834   3,834   4,070     4,491

Item 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS


BUSINESS

NewMil Bancorp, Inc. ("NewMil"), a Delaware corporation, is a bank holding company for New Milford Savings Bank ("Bank"), a Connecticut-chartered and Federal Deposit Insurance Corporation ("FDIC") insured savings bank headquartered in New Milford, Connecticut. NewMil's principal business consists of the business of the Bank. The Bank is engaged in customary banking activities, including general deposit taking and lending activities, and conducts its business from fourteen offices in Litchfield, Fairfield and New Haven Counties. NewMil and the Bank were formed in 1987 and 1858, respectively.


OVERVIEW

NewMil earned net income of $3,032,000, or $.76 per share, for the year ended June 30, 1999, compared with net income of $2,989,000, or $0.74 per share, for fiscal year 1998. Net income for the 1999 fiscal year included the effect of both a change in accounting principals, resulting from the adoption of SFAS 133, and an extraordinary item, resulting from the prepayment of Federal Home Loan Bank advances. Income before the effect of the accounting change and extraordinary item was $3,281,000, or $.82 per share, for the year ended June 30, 1999, compared with net income of $2,989,000, or $0.74 per share, for fiscal year 1998.

Excluding the effect of the accounting change and extraordinary item NewMil's income grew 9.8% in 1999, reflecting improved core earnings, driven by higher net interest income and non-interest income, and a lower loan loss provision, partly offset by increased operating expenses. Similarly, earnings per share before the effect of the accounting change and extraordinary item increased 10.8%, reflecting both the growth in net income and share repurchase activity.

Effective October 1, 1998 NewMil adopted the provisions of SFAS 133 (Accounting for Derivative Instruments and Hedging Activities). NewMil took advantage of the provisions of SFAS 133 by reclassifying securities totaling $21 million from held-to-maturity to available-for-sale, and then sold those securities. NewMil realized a loss, net of tax, of $162,000 on the transfer and sale of these securities. This loss has been reported separately in net income as the cumulative effect of adopting SFAS 133. The securities were previously carried below cost as held-to-maturity, and an unrealized loss, net of taxes, of $654,000 against these securities had been included in shareholders' equity prior to their sale.

NewMil used the proceeds from the sale of the securities to prepay $22.5 million of Federal Home Loan Bank fixed rate advances. NewMil incurred a prepayment fee, net of taxes, of $87,000 that has been reported in net income as an extraordinary item for this early extinguishment of debt.

During 1999 NewMil formed a Passive Investment Company ("PIC") and changed its tax year to a calendar year basis to take advantage of recent changes in Connecticut tax statutes. The Connecticut statute, effective January 1, 1999, allows NewMil to transfer loans collateralized by real estate into the PIC. Income of the PIC and its dividends to NewMil became exempt from the Connecticut Corporation Business Tax. Effective January 1, 1999, NewMil's combined Federal and State effective tax rate is 34%, compared with an effective rate of 40.27% (prior to the deferred tax asset write-off, discussed below), for the first two quarters of the fiscal year. The formation of the PIC required NewMil to establish a valuation allowance against its existing deferred State tax assets that are no longer expected to be realized in future years. Accordingly, NewMil's income tax provision for the year ended June 30, 1999 includes a charge of $266,000.

Over the past five years NewMil has achieved a steady improvement in core earnings. This is attributed to a continuing strategy which includes refining both the mix and the quality of NewMil's earning assets, increasing non-interest income, controlling operating expenses, and reducing non-performing assets.

The following discussion and analysis of NewMil's consolidated results of operations should be read in conjunction with the Consolidated Financial Statements and footnotes.


RESULTS OF OPERATIONS

Comparison Between 1999 and 1998

Analysis of Net Interest and Dividend Income
--------------------------------------------

Net interest income increased $190,000, or 1.5%, to $12,649,000 in 1999. This resulted from growth of $18.0 million, or 5.4%, in average earning assets, driven by an increase in average loans of $21.8 million, or 12.8%. The net interest margin declined 14 basis points, to 3.64% from 3.78%. This decrease was due mostly to the effects of lower market interest rates during 1999 as compared with 1998, and to changes in balance sheet mix. The following table sets forth the components of NewMil's net interest income and yields on average interest-earning assets and interest-bearing funds for each of the past three years.

Year ended June 30, 1999            Average   Income/    Average
(dollars in thousands)              balance   expense  yield/rate
                                    --------  -------  -----------
Loans (a)                           $192,052  $15,426        8.03%
Mortgage backed securities            90,273    5,374        5.95
Other securities (b)                  65,630    3,656        5.57
                                    --------  -------
 Total earning assets                347,955   24,456        7.03
                                              -------
Other assets                          13,473
                                    --------
 Total assets                       $361,428
                                    ========

NOW accounts                        $ 33,065      387        1.17
Money market accounts                 68,365    2,018        2.95
Savings & other                       48,383    1,234        2.55
Certificates of deposit              133,421    6,713        5.03
                                    --------  -------
 Total interest-bearing deposits     283,234   10,352        3.66
Borrowings                            24,432    1,455        5.96
                                    --------  -------
 Total interest-bearing funds        307,666   11,807        3.84
                                              -------
Demand deposits                       17,185
Other liabilities                      2,278
Shareholders' equity                  34,299
                                    --------
 Total liabilities and
 shareholders' equity               $361,428
                                    ========

Net interest income                           $12,649
                                              =======
Spread on interest-bearing funds                             3.19
Net interest margin (c)                                      3.64

Year ended June 30, 1998            Average   Income/    Average
(dollars in thousands)              balance   expense  yield/rate
                                    --------  -------  ----------
Loans (a)                           $170,287  $15,005        8.81%
Mortgage backed securities            42,014    2,532        6.03
Other securities (b)                 117,690    7,118        6.05
                                    --------  -------
 Total earning assets                329,991   24,655        7.47
                                              -------
Other assets                          11,024
                                    --------
 Total assets                       $341,015
                                    ========

NOW accounts                        $ 29,008      389        1.34
Money market accounts                 62,687    1,921        3.06
Savings & other                       40,933    1,116        2.73
Certificates of deposit              138,202    7,477        5.41
                                    --------  -------
 Total interest-bearing deposits     270,830   10,903        4.03
Borrowings                            22,208    1,293        5.82
                                    --------  -------
 Total interest-bearing funds        293,038   12,196        4.16
                                              -------
Demand deposits                       12,884
Other liabilities                      2,037
Shareholders' equity                  33,056
                                    --------
 Total liabilities and
 shareholders' equity               $341,015
                                    ========

Net interest income                           $12,459
                                              =======
Spread on interest-bearing funds                             3.31
Net interest margin (c)                                      3.78

Year ended June 30, 1997            Average   Income/    Average
(dollars in thousands)              balance   expense  yield/rate
                                    --------  -------  -----------
Loans (a)                           $163,715  $14,601        8.92%
Mortgage backed securities            16,856    1,065        6.32
Other securities (b)                 118,948    7,185        6.04
                                    --------  -------
 Total earning assets                299,519   22,851        7.63
                                              -------
Other assets                          11,409
                                    --------
 Total assets                       $310,928
                                    ========

NOW accounts                        $ 24,414      363        1.49
Money market accounts                 61,258    1,857        3.03
Savings & other                       38,458    1,026        2.67
Certificates of deposit              129,010    6,953        5.39
                                    --------  -------
 Total interest-bearing deposits     253,140   10,199        4.03
Borrowings                            13,059      717        5.49
                                    --------  -------
 Total interest-bearing funds        266,199   10,916        4.10
                                              -------
Demand deposits                       10,826
Other liabilities                      1,452
Shareholders' equity                  32,451
                                    --------
 Total liabilities and
 shareholders' equity               $310,928
                                    ========

Net interest income                           $11,935
                                              =======
Spread on interest-bearing funds                             3.53
Net interest margin (c)                                      3.98

(a) Includes non-accrual loans.
(b) Includes interest-bearing deposits in other banks and federal funds sold.
(c) Net interest income divided by average interest-earning assets.

The following table sets forth the changes in interest due to volume and rate for the three years ended June 30, 1999, 1998 and 1997.

Years ended June 30,                         1999 versus 1998
(dollars in thousands)                   Change in interest due to
                                    Volume     Rate    Vol/rate     Net
                                   --------  --------  --------   --------
Interest-earning assets:
 Loans                             $ 1,918   $(1,327)     $(170)  $   421
 Mortgage backed securities          2,908       (31)       (35)    2,842
 Other securities                   (3,149)     (562)       249    (3,462)
                                   -------   -------      -----   -------
  Total                              1,677    (1,920)        44      (199)
                                   -------   -------      -----   -------
Interest-bearing liabilities:
 Deposits                              499    (1,004)       (46)     (551)
 Borrowings                            129        30          3       162
                                   -------   -------      -----   -------
  Total                                628      (974)       (43)     (389)
                                   -------   -------      -----   -------
Net change to interest income      $ 1,049   $  (946)     $  87   $   190
                                   =======   =======      =====   =======

Years ended June 30,                         1998 versus 1997
(dollars in thousands)                   Change in interest due to
                                    Volume     Rate    Vol/rate     Net
                                   --------  --------  --------   -------
Interest-earning assets:
 Loans                             $   586   $  (175)     $  (7)  $   404
 Mortgage backed securities          1,590       (49)       (74)    1,467
 Other securities                      (76)        9          -       (67)
                                   -------   -------      -----   -------
  Total                              2,100      (215)       (81)    1,804
                                   -------   -------      -----   -------

Interest-bearing liabilities:
 Deposits                              713        (8)        (1)      704
 Borrowings                            502        43         31       576
                                   -------   -------      -----   -------
  Total                              1,215        35         30     1,280
                                   -------   -------      -----   -------
Net change to interest income      $   885   $  (250)     $(111)  $   524
                                   =======   =======      =====   =======

Net interest and dividend income represents the difference between interest and dividends earned on loans and securities and interest paid on deposits and borrowings. The level of net interest income is a function of volume, rates and mix of both earning assets and interest-bearing liabilities. Net interest income can be adversely affected by changes in interest rate levels as determined by NewMil's "gap" position, measured by the differences between the volume of assets and liabilities that are subject to repricing within different future time periods.

Interest Income
---------------

Total interest and dividend income decreased $199,000, or 0.8%, to $24.5 million in 1999. Loan income increased $421,000, or 2.8%, as a result of higher loan volume offset by lower average yield. Average loans increased $21.8 million, or 12.8%, to $192.1 million in 1999 as compared with 1998. The decrease in average loan yield, down 78 basis points, was mostly due to lower yields on loans originated during 1999 coupled with the downward repricing of adjustable rate loans and changes in portfolio mix. Most of the growth has been in residential mortgage loans that have lower yields relative to commercial loans. Investment income decreased $620,000, or 6.4%, in 1999 as a result of lower average volume coupled with a slightly lower average yield. Average securities decreased $3.8 million, or 2.4%. The decrease in average investment yield, down 25 basis points, was due to lower reinvestment yields during 1999 and changes in portfolio mix.

Interest Expense
----------------

Interest expense decreased $389,000, or 3.2%, to $11.8 million in 1999 primarily as a result of changes in the deposit mix offset in part by higher average borrowings. Deposit expense decreased $551,000, or 5.1%, as a result of a decline in deposit rates and a favorable change in deposit mix, partially offset by interest-bearing deposit growth of $12.4 million, or 4.6%. The average cost of interest-bearing deposits declined by 37 basis points to 3.66%. Deposit growth occurred in all deposit categories, except higher cost certificates of deposit. NOW accounts increased $4.1 million, or 14.0%, money market accounts increased $5.7 million, or 9.1% and savings accounts increased $7.5 million, or 18.2%, while certificates of deposits decreased $4.8 million, or 3.5%. Borrowings expense increased $162,000, primarily as a result of an increase in borrowings in late 1998 to fund securities purchases.

Provision and Allowance for Loan Losses
---------------------------------------

The following table sets forth changes in the allowance for loan losses and other selected statistics for each of the past five years:


Years ended June 30,           1999     1998      1997     1996     1995
                              -------  -------  --------  -------  -------
(dollars in thousands)
Balance, beginning of
 year                         $5,004   $5,452   $4,866    $5,372   $5,246
Provision for loan losses        100      250      400       400      400
Charge-offs:
 Real estate mortgages           165      633       90       884      294
 Commercial and industrial         -        -       23        30        -

 Consumer loans                   11       73       11         5        1
                              ------   ------   ------    ------   ------
  Total charge-offs              176      706      124       919      295
                              ------   ------   ------    ------   ------
Recoveries:
 Real estate mortgages            52        4      308        10       20
 Commercial and industrial         -        -        -         -        -
 Consumer loans                    9        4        2         3        1
                              ------   ------   ------    ------   ------
  Total recoveries                61        8      310        13       21
                              ------   ------   ------    ------   ------
Net (recoveries)
 charge-offs                     115      698     (186)      906      274
                              ------   ------   ------    ------   ------
Balance, end of year          $4,989   $5,004   $5,452    $4,866   $5,372
                              ======   ======   ======    ======   ======
Ratio of allowance for
 loan losses:
 to non-performing loans       403.6%   360.3%   175.3%    114.3%    74.5%
 to total gross loans            2.3      3.0      3.2       3.1      3.4

Loan loss provision
 to average loans                0.1      0.1      0.2       0.3      0.3
Ratio of net charge-offs
 (recoveries) to average
 loans outstanding              0.06%    0.41%   (0.11%)    0.59%    0.19%

The following table sets forth the allocation of the allowance for loan losses among the broad categories of the loan portfolio and the percentage of loans in each category to total loans at June 30, for each of the past five years. Although the allowance has been allocated among loan categories for purposes of the table, it is important to recognize that the allowance is applicable to the entire portfolio. Furthermore, charge-offs in the future may not necessarily occur in these amounts or proportions.

June 30,                              1999                1998
                                      ----                ----
(dollars in thousands)        Allowance  Loans(a)   Allowance  Loans(a)
                              ---------  ---------  ---------  ---------
Real Estate Mortgages
 1-4 family residential          $  959   59.75%       $  978   50.79%
 5-more family residential          461    2.86           694    3.27
 Commercial                       1,937   17.43         2,026   20.77
 Land                               258    1.12           440    2.13
 Home equity credit lines           195    9.04           212   12.63
                                 ------                ------
  Total mortgage loans            3,810   90.20         4,350   89.59
Commercial and industrial           239    8.48           188    8.55
Installment                          18    0.39            24    0.69
Collateral                            0    0.93             0    1.17
Unallocated                         922       -           442       -
                                 ------                ------
 Total allowance                 $4,989  100.00        $5,004  100.00
                                 ======                ======

June 30,                              1997                 1996
                                      ----                 ----
(dollars in thousands)        Allowance   Loans(a)  Allowance   Loans(a)
                              ---------   --------  ---------   --------
Real Estate Mortgages
 1-4 family residential          $1,131   52.94%       $1,258   57.31%
 5-more family residential          906    2.80           290    2.10
 Commercial                       1,669   18.55         1,942   19.55
 Land                               683    4.85           512    6.09
 Home equity credit lines           205   11.81           147    9.30
                                 ------                ------
  Total mortgage loans            4,594   90.95         4,149   94.35
Commercial and industrial           184    7.24           139    3.94
Installment                          34    0.66            12    0.32
Collateral                            0    1.15             0    1.39

Unallocated                         640       -           566       -
                                 ------                ------
 Total allowance                 $5,452  100.00        $4,866  100.00
                                 ======                ======


June 30,                              1995
                                      ----
(dollars in thousands)        Allowance   Loans(a)
                              ---------   --------
Real Estate Mortgages
 1-4 family residential          $1,466   64.26%
 5-more family residential          725    2.06
 Commercial                       1,865   18.91
 Land                               781    6.20
 Home equity credit lines            83    5.06
                                 ------
  Total mortgage loans            4,920   96.49
Commercial and industrial            71    2.08
Installment                           6    0.18
Other                                 0    1.25
Unallocated                         375       -
                                 ------
 Total allowance                 $5,372  100.00
                                 ======

(a) Percent of loans in each category to total loans.

NewMil provided $100,000 for loan losses in 1999, down from $250,000 in 1998 and $400,000 in 1997. The reduction in NewMil's provision over the past three years is due principally to an ongoing improvement in loan quality as evidenced by the steady reduction in non-performing loans over the past five years, offset in part by loan portfolio growth. During 1999 non-performing loans decreased $153,000, or 11.1%, to $1.2 million at June 30, 1999 and, as a result, the reserve coverage to non-performing loans increased to 403.6%. Past due performing loans (accruing loans 30-89 days past due) also decreased in 1999 and at June 30, 1999 represented 1.3% of gross loans. The decrease in the ratio of the allowance for loan losses to total gross loans during 1999, to 2.3% at June 30, 1999 compared to 3.0% at June 30, 1998, is due to loan portfolio growth of $47.2 million, or 28.1% during 1999. Loan growth has been primarily concentrated in residential mortgage loans that have a relatively low risk profile. NewMil remains adequately reserved both against total loans and non-performing loans. For a discussion on loan quality see "Asset Quality and Portfolio Risk".

The Bank determines its allowance and provisions for loan losses based upon a detailed evaluation of the loan portfolio through a process which considers numerous factors, including estimated credit losses based upon internal and external portfolio reviews, delinquency levels and trends, estimates of the current value of underlying collateral, concentrations, portfolio volume and mix, changes in lending policy, historical loan loss experience, current economic conditions and examinations performed by regulatory authorities. Determining the level of the allowance at any given period is difficult, particularly during deteriorating or uncertain economic periods. Management must make estimates using assumptions and information which is often subjective and changing rapidly. The review of the loan portfolio is a continuing event in the light of a changing economy and the dynamics of the banking and regulatory environment. In management's judgement the allowance for loan losses at June 30, 1999, is adequate. Should the economic climate deteriorate, borrowers could experience difficulty and the level of non-performing loans, charge-offs and delinquencies could rise and require increased provisions. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Bank's allowance for loan losses. Such agencies could require the Bank to recognize additions to the allowance based on their judgements of information available to them at the time of their examination. The Bank was examined by the FDIC, in August 1998 and no additions to the allowance were requested as a result of this examination.

Non-Interest Income
-------------------

Non-interest income increased $570,000 or 19.9%, to $3,434,000 in 1999. This increase is attributable to gains on sales of OREO in 1999 and security losses in 1998, offset by a gain on the sale of a non-performing loan in 1998. The principal categories of non-interest income are as follows:

Years ended June 30,                          1999    1998       Change
                                             ------  ------      -------
 (in thousands)
 Service charges on
  deposit accounts                           $1,154  $1,122   $  32      2.9%
 Gains on sales of
  loans, net                                    547     480      67     14.0
 Securities (losses)
  gains, net                                      -    (271)    271    100.0
 Gains on sales of OREO                       1,342     359     983    273.8
 Gain on sale of
  non-performing loan                             -     778    (778)  (100.0)
 Loan servicing                                  81     101     (20)   (19.8)
 Other                                          310     295      15      5.1
                                             ------  ------   -----   ------
  Total non-interest income                  $3,434  $2,864   $ 570     19.9%
                                             ======  ======   =====   ======

The increase in service charges on deposit accounts in 1999 reflects increased transaction volume, resulting from growth in demand deposit and NOW accounts and increased debit card transactions volume. The increase in gains from sales of residential mortgage loans resulted from loan sales of $28.0 million in 1999 compared with $25.8 million in 1998. Secondary market loan sales are generally pre-arranged on a loan by loan basis prior to origination and loans are sold service-released.

The net securities losses in 1998 were realized on securities sales of $44.2 million and included a loss of $103,000 from the sale of a collateralized mortgage obligation ("CMO") that was classified as held-to-maturity. In October 1997 NewMil engaged a financial securities consultant to analyze this CMO.
Based on this review NewMil determined that it was highly probable that NewMil would likely receive substantially less than the contractual interest on this CMO and that the CMO could experience a significant decline in market value. NewMil concluded that these and other changes in circumstances surrounding this CMO were isolated, non-recurring, and highly unusual, and could not have been reasonably anticipated. The significant increase in OREO gains in 1999 resulted from the sale of two OREO properties and the sale of the Bank's interest in a partnership formed several years ago to develop an OREO property into a residential subdivision. In 1998 NewMil realized a gain of $778,000 from the sale of its largest remaining non-performing loan. The gain resulted from the sale of the loan to a buyer whose intended use of the property added significant value which was not anticipated. The decrease in loan servicing fees in 1999 resulted from run-off in the mortgage servicing portfolio, which at June 30, 1999 totaled $20.2 million, down from $24.8 million at June 30, 1998. The Bank has sold its mortgage loans on a servicing released basis since 1994.

Operating Expenses
------------------

Operating expenses increased $518,000, or 5.2%, in 1999. The principal categories of operating expenses are as follows:

Years ended June 30,                              1999    1998      Change
                                                  ----    ----      ------
 (in thousands)
 Salaries                                       $ 4,766  $4,216  $ 550    13.1%
 Employee benefits                                1,252   1,183     69     5.8
 Occupancy                                          995   1,018    (23)   (2.3)
 Equipment                                          779     922   (143)  (15.5)
 Professional, collection
  and OREO expense                                  284     315    (31)   (9.8)
 Insurance                                           88      92     (4)   (4.4)
 Postage and telecommunications                     421     424     (3)   (0.7)
 Marketing                                          216     235    (19)   (8.1)
 Service bureau                                     261     221     40    18.1
 Other operating                                  1,376   1,294     82     6.3
                                                -------  ------  -----   -----
  Total operating expenses                      $10,438  $9,920  $ 518     5.2%
                                                =======  ======  =====   =====

The increase in salaries in 1999 was due primarily to annual salary increases, overtime related to the conversion of the Bank's core data processing systems to a new in-house system, higher loan origination and sales commissions, and higher incentive compensation awards. Employee benefits expense increased as a result of taxes and other benefits related to the increase in salaries, and due to increased medical claims from the Bank's partially self insured plan. These increases were partially offset by net income related to the Bank's curtailed pension plan. The decrease in occupancy and equipment expense is primarily due to reduced building maintenance expense in 1999 and the write-off, in 1998, of obsolete computer equipment and related prepaid maintenance in preparation for the conversion of the Bank's core data processing systems to a new client server system. All other operating expenses, including marketing, shareholder relations, office expense and other, increased $100,000 or 4.6% in 1999. This increase is attributed principally to increased lending activity, various marketing promotions and other changes in operating activities.

Income Taxes
------------

Net income for 1999 included an income tax provision of $2,264,000, for an effective tax rate of 40.8%, as compared with an income tax provision of $2,164,000, for an effective tax rate of 42.0%, for 1998.

On May 19, 1998 Connecticut legislation was passed which made sweeping changes to the corporation business tax treatment of banks and financial service companies. The new law permits banks to shelter certain mortgage income from the Connecticut corporation business tax through the use of a new special purpose entity called a "passive investment company" (PIC). In general, the PIC can earn mortgage interest income, and pay dividends to its parent company, free from the Connecticut corporation business tax. The legislation was effective for income years commencing on or after January 1, 1999.

NewMil formed a PIC and changed its tax year to a calendar year basis to take advantage of the Connecticut statute. Effective January 1, 1999 NewMil transferred mortgages into the PIC and income of the PIC and its dividends to NewMil became exempt from the Connecticut Corporation Business Tax. Effective January 1, 1999, NewMil's combined Federal and State effective tax rate became 34%, compared with an effective rate, during the first two quarters of the fiscal year, of 40.27% (prior to the deferred tax asset write-off, discussed below). The formation of the PIC has required NewMil to establish a valuation allowance against its existing deferred State tax assets that are no longer expected to be realized in future years. The provision for the year ended June 30, 1999 included a one-time charge of $266,000 related to the formation of the PIC, as discussed above.

For further information on income taxes see Note 7 of Notes to Consolidated Financial Statements.

Effect of Change in Accounting Principle and Extraordinary Item
---------------------------------------------------------------

Effective October 1, 1998 NewMil adopted the provisions of SFAS 133, reclassified securities totaling $21 million from held-to-maturity to available-for-sale, and then sold those securities. NewMil realized a loss, net of tax, of $162,000 on the transfer and sale of these securities. This loss has been reported separately in net income as the cumulative effect of adopting SFAS 133.

NewMil used the proceeds from the sale of the securities to prepay $22.5 million of Federal Home Loan Bank fixed rate advances. NewMil incurred a prepayment fee, net of taxes, of $87,000 that has been reported in net income as an extraordinary item.

Comparison between 1998 and 1997

Overview
--------

NewMil earned net income of $2,989,000 or $0.74 per share, for the year ended June 30, 1998, compared with net income of $2,602,000, or $0.63 per share, for fiscal year 1997. Net income grew 14.9% in 1998, reflecting significantly improved core earnings, driven by higher net interest income and non-interest income, and a lower provision for loan losses, offset in part by increased operating expenses. Earnings per share increased 17.5%, reflecting both the growth in net income and share repurchase activity.

Analysis of Net Interest Income
-------------------------------

Net interest income increased $524,000, or 4.4%, to $12,459,000 in 1998. This resulted from growth of $30.5 million, or 10.2%, in average earning assets, driven by an increase in average investments of $23.9 million, or 17.6% coupled with an increase in average loans of $6.6 million, or 4.0%. The net interest margin decreased by 20 basis points, to 3.78% from 3.98%.

Interest Income
---------------

Total interest and dividend income increased $1,804,000, or 7.9%, to $24.7 million in 1998. Loan income increased $404,000, or 2.8%, as a result of higher volume offset by slightly lower average yield. Average loans grew $6.6 million, or 4.0%, to $170.3 million in 1998 as compared with 1997. The decrease in the average loan yield, down 11 basis points, resulted primarily from lower yields on new loans originated during 1998. Investment income increased $1,400,000, or 17.0%, in 1998 as a result of higher average volume, offset in part by a slightly lower average yield. Average securities increased $23.9 million, or 17.6%, while average federal funds balances remained fairly constant. The decrease in average yield, down 3 basis points, resulted from in changes in portfolio mix and lower reinvestment yields.

Interest Expense
----------------

Interest expense increased $1,208,000, or 11.7%, to $12.2 million in 1998 primarily as a result of deposit growth and higher average borrowings. Deposit expense increased $704,000, or 6.9%, as a result of an increase of $17.7 million, or 7.0%, in average interest-bearing deposits. The average cost of interest-bearing deposits remained unchanged at 4.03%. Deposit growth was realized in all deposit categories with the greatest concentration in certificates of deposit, which increased $9.2 million, and NOW accounts which increased $4.6 million. Interest expense on borrowings increased $576,000 primarily as a result of additional borrowings in 1998, including term advances at higher rates, to fund securities purchases.

Non-Interest Income
-------------------

Non-interest income increased $778,000, or 37.3%, to $2,864,000 in 1998. The principal categories of non-interest income are as follows:

                                                         1998              1997              Change
                                                         ----              ----              ------
Years ended June 30, (in thousands)
   Service charges on
     deposit accounts                                  $1,122            $  975          $147        15.1%
   Gains on sales of
     loans, net                                           480               181           299       165.2
   Loan servicing                                         101               111           (10)       (9.0)
   Securities (losses)
     gains, net                                          (271)               (9)         (262)    2,911.1
   Gains on sales of
     OREO Properties, net                                 359               567          (208)      (36.7)
   Gains on sale of
     non-performing loans                                 778                 -           778       100.0
   Other                                                  295               261            34        13.0
                                                       ------            ------          ----      ------
     Total non-interest income                         $2,864            $2,086          $778        37.3%
                                                       ======            ======          ====      ======

The increase in service charges on deposit accounts in 1998 reflected increased transaction volume, resulting from growth in demand deposit and NOW accounts, fees from the Generation Gold Family Club introduced in 1998, and increased debit card transactions volume. The increase in gains from sales of residential mortgage loans resulted from loan sales of $25.8 million in 1998 compared with $9.6 million in 1997. The decrease in loan servicing fees in 1998 resulted from a decrease in the mortgage servicing portfolio, which at June 30, 1998 totaled $24.8 million, down from $28.8 million at June 30, 1997. Net securities losses in 1998 and 1997 were realized on security sales of $44.2 million and $23.3 million, respectively. In 1998 NewMil realized a gain of $778,000 from the sale of its largest remaining non-performing loan. The gain resulted from the sale of the loan to a buyer whose intended use of the property added significant value which was not anticipated. Gains on sales of OREO decreased as a result of less OREO and fewer sales. In 1998 and 1997 OREO proceeds from OREO sales were $1.3 million and $3.3 million, respectively.

Operating Expenses
------------------

Operating expenses increased $787,000, or 8.6%, in 1998. In 1998 NewMil opened branch offices in Southbury and Norwalk, Connecticut, in July and October 1997, respectively. These offices added approximately $422,000 to operating expenses, principally compensation, occupancy and equipment expense. Other increases in 1998 included the write-off of obsolete equipment and prepaid maintenance in preparation for the conversion of the Bank's core data processing system to a new in-house system. These increases were offset in part by a significant reduction in professional and legal expense. The principal categories of operating expenses are as follows:

                                                     1998              1997                Change
                                                     ----              ----                ------
Years ended June 30, (in thousands)
   Salaries                                         $4,216            $3,909         $ 307         7.9%
   Employee benefits                                 1,183             1,076           107         9.9
   Occupancy                                         1,018               840           178        21.2
   Equipment                                           922               683           239        35.0
   Professional, collection
     and OREO expense                                  315               699          (384)      (54.9)
   Insurance                                            92                78            14        18.0
   Postage and telecommunications                      424               348            76        21.8

   Years ended June 30,                               1998              1997              Change
                                                      ----              ----              ------
   Marketing                                           235               209            26        12.4
   Service bureau                                      221               198            23        11.6
   Other operating                                   1,294             1,093           201        18.4
                                                    ------            ------         -----       -----
     Total operating expenses                       $9,920            $9,133         $ 787         8.6%
                                                    ======            ======         =====       =====

The increase in salaries in 1998 was due primarily to the two new branches and annual salary increases. Employee benefits expense increased as a result of additional health, taxes and other benefits related to the increased staffing levels and increased medical claims from the Bank's partially self insured plan. These increases were partly offset by net income related to the Bank's pension plan. The increase in occupancy expense was primarily related to the two new branches. Equipment expense for 1998 included $213,000 to write-off obsolete computer equipment and prepaid maintenance related to the Bank's legacy computer system. The Bank converted its core data processing system to a new client server system in November 1998. Professional, collection and OREO expense, which includes expenditures related to audit, accounting, legal, appraisal, property tax, insurance, other workout related expenses together with the negative provision for OREO losses, decreased $384,000 as a result, primarily, of a recovery of legal expenses related to a securities arbitration claim that was settled in 1998. The increase in insurance expense resulted from both increased FDIC insurance premiums related to deposit growth and increase in premiums relating to the new branches. All other operating expenses, including marketing, shareholder relations, office expense and other, increased $326,000 or 17.6% in 1998 due principally to increased lending activity, new branch locations, marketing promotions and other changes in operating activities.

Income Taxes
------------

Net income for 1998 included an income tax provision of $2,164,000, for an effective tax rate of 42.0%, as compared with an income tax provision of $1,886,000, with a similar effective tax rate of 42.0%, for 1997.

FINANCIAL CONDITION

During 1999 total assets declined $15.5 million, or 4.2%, to $352.1 million at June 30, 1999. This was due to a sale of securities and repayment of borrowings with the proceeds. Net loans increased by $47.2 million, or 29.0%, to $210.0 million at June 30, 1999, while securities decreased $44.1 million, or 27.2%, and federal funds sold decreased $22.0 million, or 87.4%. On the liability side, deposits grew $6.2 million, or 2.1%, while borrowings decreased $22.5 million, to $15.0 million at June 30, 1999. Non-performing assets decreased $115,000, or 6.8%, to $1.6 million, and represent only 0.45% of assets at June 30, 1999. Book value per share increased 3.8% to $9.04 at June 30, 1999, after cash dividends of $0.35, representing a 43.8% payout ratio. At June 30, 1999 tier 1 leverage and total risk-based capital ratios were 9.53% and 19.40%, respectively, and NewMil was "well capitalized" as defined by the Federal Reserve Board.

Securities
----------

During 1999 securities declined $44.1 million, or 27.2%, to $118.2 million at June 30, 1999, while federal funds sold decreased $22.0 million, to $3.6 million. These reductions were used to fund loan growth and repay borrowings during 1999. The principal categories of securities are as follows (including both available-for-sale and held-to-maturity):

June 30, (in thousands)               1999                        1998                       1997
                                      ----                        ----                       ----
U.S. Treasury notes               $    -       0.0%           $ 18,330   11.3%           $ 24,297   20.3%
U.S. Government

                                                     1999                        1998                       1997
                                                     ----                        ----                       ----
June 30, (in thousands)
   Agency notes                                         -     0.0                 993     0.6              8,463       7.1
Municipal Bonds                                    10,558     8.9                   -     0.0                  -       0.0
Mortgage backed securities                         92,996    78.7              94,602    58.3             15,130      12.7
Collateralized mortgage
   obligations                                     11,883    10.1              45,817    28.2             69,931      58.6
Equity securities                                   2,765     2.3               2,525     1.6              1,547       1.3
                                                 --------                    --------                    -------
   Total securities                              $118,202   100.0            $162,267   100.0           $119,368     100.0
                                                 ========                    ========                   ========

The change in portfolio mix in 1999 resulted from portfolio run-off and the sale of certain collateralized mortgage obligations ("CMOs"), offset by new purchases of mortgage backed securities ("MBS") and municipal bonds.

NewMil took advantage of the one-time opportunity to reclassify securities from held- to-maturity to available-for-sale permitted with the adoption of SFAS 133 to restructure its securities portfolio. On adopting SFAS 133 effective October 1, 1998, NewMil reclassified certain securities totaling $21 million from held-to-maturity to available-for-sale, and then sold those securities. These securities consisted of floating rate CMOs that repriced off the Eleventh District Cost of Funds index. At September 30, 1998 these securities had been carried in the held-to-maturity category at $1,091,000 below cost, with a related unrealized loss, net of taxes, in shareholders equity. The unrealized loss was generated as a result of having transferred them from available-for-sale to held-to-maturity at which time they were transferred at their current market value, which was significantly below their amortized cost. The unrealized loss, at the date of transfer, was frozen and amortized as the related investments paid down. NewMil sold the securities during the quarter ended December 31, 1998 and realized a loss of only $274,000. This loss has been reported separately in net income, net of taxes, as the cumulative effect of adopting SFAS 133.

NewMil's securities portfolio consists of MBSs', CMOs', bank qualified municipal bonds and Federal Home Loan Bank stock. At June 30, 1999, 90.0% of the portfolio consisted of fixed rate securities, principally MBS and to a lesser extent, CMOs and municipal bonds. At June 30, 1999 total fixed rate securities had a projected weighted average duration and life of 3.8 years and 4.9 years, respectively, based on median projected prepayment speeds at current interest rates. At June 30, 1999 7.7% of the portfolio consisted of floating rate CMOs and MBSs, which generally reprice monthly based on pre- determined spreads to underlying index, subject to life-time caps and floors. The floating rate securities had a projected weighted average duration and life of 0.1 years and
3.1 years, respectively, based on median projected prepayment speeds at current interest rates. Floating rate MBSs are tied to the Eleventh District Cost of Funds index, while the floating rate CMOs are tied to several Treasury indices. The remaining 2.3% of the portfolio at June 30, 1999, was represented primarily by Federal Home Loan Bank stock.

At June 30, 1999, securities totaling $74.1 million, or 62.7%, were classified as available-for-sale and securities totaling $44.1 million, or 37.3%, were classified as held-to-maturity.

The composition, maturity distribution and weighted average yields of securities available-for-sale are as follows:

(dollars in thousands)                                                    Carrying           Market
 Value                                                                      Value             Yield
 -----                                                                      -----             -----
June 30, 1999(a)
Mortgage backed securities                                                  $70,106           $70,106      6.40
Collateralized mortgage obligations                                           1,264             1,264      4.96
Equity securities                                                             2,765             2,765      5.48
                                                                            -------           -------
    Total Securities Available-for-sale                                     $74,135           $74,135      7.19
                                                                            =======           =======

(dollars in thousands)                                 Carrying           Market
 Value                                                   Value            Yield
 -----                                                 ---------          ------
June 30, 1998(a)
U.S. Treasury and Government
    U.S Treasury Obligation
        Within 1 year                                   $ 18,330          $ 18,330      6.32%
    Agency Obligations
        After 5 but within 10 years                          993               993      6.17
Mortgage backed securities                                87,796            87,796      6.55
Collateralized mortgage obligations                        2,447             2,447      4.45
Equity securities                                          2,525             2,525      6.00
                                                        --------          --------
    Total Securities Available-for-sale                 $112,091          $112,091      6.45
                                                        ========          ========

(dollars in thousands)                                 Carrying           Market
 Value                                                   Value             Yield
 -----                                                 --------           ------
June 30, 1997(a)
U.S. Treasury and Government
    U.S Treasury Obligation
        Within 1 year                                    $ 6,013           $ 6,013      6.06%
        After 1 but within 5 years                        18,285            18,285      6.13
    Agency Obligations
        After 1 but within 5 years                         7,499             7,499      6.26

        After 5 but within 10 years                          964               964      6.17

Mortgage backed securities                                 6,514             6,514      6.75
Collateralized mortgage obligations                        8,727             8,727      5.89
Equity securities                                          1,547             1,547      6.21
                                                         -------           -------
    Total Securities Available-for-sale                  $49,549           $49,549      6.31
                                                         =======           =======

The composition, maturity distribution and weighted average yields of securities held- to-maturity are as follows:

(dollars in thousands)                                    Carrying           Market
 Value                                                      Value             Yield
 -----                                                    --------           ------
June 30, 1999
Municipal Bonds
    After 10 years                                          $10,558           $ 9,692      6.14%
Mortgage backed securities                                   22,890            22,927      6.67
Collateralized mortgage obligations                          10,619            10,292      5.88
                                                            -------           -------
    Total Securities Held-to-maturity                       $44,067           $42,911      6.14
                                                            =======           =======
June 30, 1998
Mortgage backed securities                                  $ 6,806           $ 6,905      6.59%
Collateralized mortgage obligations                          43,370            43,006      6.08
                                                            -------           -------
    Total Securities Held-to-maturity                       $50,176           $49,911      6.14
                                                            =======           =======

June 30, 1997
Mortgage backed securities                                  $ 8,615           $ 8,606      6.49%
Collateralized mortgage obligations                          61,204            59,722      5.97
                                                            -------           -------
    Total Securities Held-to-maturity                       $69,819           $68,328      6.03
                                                            =======           =======

Loans
-----

During 1999 net loans grew $47.2 million, or 29.0%, to $210.0 million at June 30, 1999. Loan originations and advances for portfolio, including $38.6 million of residential mortgage loans purchased, totaled $92.4 million for 1999, up 58.5% from $58.3 million in 1998. Loan repayments totaled $83.4 million for 1999, up from $61.6 million in 1998. The increase in loan repayments was due primarily to refinancings of residential mortgage loans caused by the low interest rate environment, and, to a lesser extent, related home equity lines of credit refinancing. Residential mortgage loans originated for sale increased by $2.2 million to $28.0 millon, compared with $25.8 million in 1999. Loans originated for sale are sold on a servicing released basis.

The principal categories of the loan portfolio are as follows:

June 30, (in thousands)                                      1999                       1998
                                                             ----                       ----
Real estate mortgages
    One-four family residential                       $128,371    59.8%               $ 85,274    50.8%
    Five or more family residential                      6,152     2.9                   5,500     3.3
    Commercial                                          37,456    17.4                  34,878    20.8
    Land and land development                            2,410     1.1                   3,571     2.1
Commercial and industrial                               18,211     8.5                  14,357     8.6
Home equity lines of credit                             19,429     9.0                  21,208    12.6
Installment and other                                    2,850     1.3                   3,118     1.8
                                                      --------                        --------
    Total loans, gross                                $214,879   100.0                $167,906   100.0
                                                      ========                        ========

The Commercial Lending department specializes in lending to small and mid-size companies and professional practices and provides short-term and long-term financing, construction loans, commercial mortgages and property improvement loans. The department also works extensively with several government-assisted lending programs. The Residential Mortgage Department, in addition to traditional portfolio lending, originates loans for sale to the secondary market on a service-released basis, which enables the Bank to offer a very comprehensive residential mortgage product line. The department also offers home equity loans and lines of credit and consumer installment loans.

The following table sets forth information on the composition of NewMil's loan portfolio by loan type for each of the past five years:

June 30, (in thousands)                        1999             1998               1997             1996             1995
                                               ----             ----               ----             ----             ----
Real Estate Mortgages:
   Residential
     1-4 family                             $128,371         $ 85,274           $ 90,885         $ 89,159         $ 98,766
     5-more family                             6,152            5,500              4,812            3,262            3,171
   Commercial                                 37,456           34,878             31,850           30,408           29,068
   Land                                        2,410            3,571              8,334            9,472           12,067
   Home equity credit                         19,429           21,208             20,274           14,474            7,785
                                            --------         --------           --------         --------         --------
     Total mortgage loans                    193,818          150,431            156,155          146,775          150,857
Commercial and industrial                     18,211           14,357             12,424            6,130            3,201
Installment                                      950            1,161              1,140              502              284
Collateral and other                           1,900            1,957              1,982            2,156            1,903
                                            --------         --------           --------         --------         --------
   Total loans, gross                        214,879          167,906            171,701          155,563          156,245
Deferred loan orig-
   ination fees and
   purchase premium, net                         146              (53)              (108)            (139)            (431)
Allowance for loan

   losses                                     (4,989)          (5,004)            (5,452)          (4,866)          (5,372)
                                             -------          -------           --------         --------          -------
     Total loans, net                       $210,036         $162,849           $166,141         $150,558         $150,442
                                            ========         ========           ========         ========          =======

The following tables reflect NewMil's loan portfolio maturity distribution as of June 30, 1999 (non-accrual loans have been presented in the after 5 years category):

June 30, 1999                                                           Within            After
(in thousands)                                           Within          1-5               5
                                                         1 year         years             years            Total
                                                         ------         -----             -----            -----
Real Estate Mortgages:
 Residential
    1-4 family                                          $17,023         $42,094           $69,254         $128,371
    5-more family                                           980           2,372             2,800            6,152
 Commercial                                               9,503          18,229             9,724           37,456
 Land                                                     1,369             843               198            2,410
Home equity credit lines                                  7,420          10,743             1,266           19,429
Commercial and industrial                                 5,484           8,254             4,473           18,211
Installment                                                 420             470                60              950
Collateral and other                                      1,900             -                 -              1,900
                                                        -------          ------          --------         --------
 Total loans, gross                                     $44,099         $83,005           $87,775         $214,879
                                                        =======         =======           =======         ========

The following table shows as of June 30, 1999 the amount of loans due after one year that have fixed interest rates and variable or adjustable interest rates:

June 30, (in thousands)                      Fixed                  Adjustable
                                            interest                 interest
                                             rates                    rates
                                             -----                    -----
Real Estate Mortgages:
  1-4 family residential                    $26,188                 $ 85,160
  5-more family residential                     221                    4,951
  Commercial                                    455                   27,498
  Land                                          -                      1,041
Home equity credit lines                        -                     12,009
Commercial and industrial                     2,954                    9,773
Installment                                     469                       61

Collateral and other                                                 -                        -
                                                                 -------                 --------
     Total loans, gross                                          $30,287                 $140,493
                                                                 =======                 ========

Non-performing assets
---------------------

The following table sets forth non-performing assets for each of the last five years:

June 30, (in thousands)                                     1999          1998           1997          1996           1995
                                                            ----          ----           ----          ----           ----
Non-accruing loans                                         $1,051        $  761         $2,054        $3,809         $7,175
Accruing loans past due
   90 days or more                                            185           628            783           166             34
Accruing restructured
   loans                                                        -             -            274           281              -
                                                           ------        ------         ------        ------         ------
    Total non-performing loans                              1,236         1,389          3,111         4,256          7,209
OREO, net                                                     333           295            474         2,224          1,676
                                                           ------        ------         ------        ------         ------
    Total non-performing assets                            $1,569        $1,684         $3,585        $6,480         $8,885
                                                           ======        ======         ======        ======         ======

During 1999 non-performing assets decreased $115,000, or 6.8%, to $1.6 million at June 30, 1999, and represented only 0.45% of total assets. The low level of non-performing assets reflects NewMil's rigorous ongoing credit management process and favorable economic climate. The following table summarizes changes in non-performing assets during the past two years.

Years ended June 30, (in thousands)                                               1999             1998
                                                                                  ----             ----
Balance, beginning of year                                                      $ 1,684           $ 3,585
Loans placed on non-accrual status                                                  920             1,360
Non-accrual loan payments                                                          (150)             (366)
Loans returned to accrual status                                                     (3)             (408)
Proceeds from non-accrual loan sales                                                  -            (1,835)
Gain on non-accrual loan sale                                                         -               778
Non-accrual loan charge-offs                                                       (156)             (620)
Change in accruing loans past
  due 90 or more days, net                                                         (442)             (155)
Change in accruing loans
  restructured, net                                                                   -              (274)
Payments to improve OREO                                                            107               498
Decrease in OREO valuation reserve                                                   82                55
Gross proceeds from OREO sales                                                   (1,815)           (1,293)
Gains on OREO sales, net                                                          1,342               359
                                                                                -------           -------
  Balance, end of year                                                          $ 1,569           $ 1,684
                                                                                =======           =======
Percent of total assets                                                            0.45%             0.46%

The following table details the composition of non-performing assets as of the periods presented.

Non-Performing Assets                                      Accruing                             Other             Total
(dollars in                              Non-             loans past            Restruc-        real              non-
thousands)                              accrual            due 90 or             tured         estate          performing
                                         loans             more days             loans          owned            assets
                                         -----             ---------             -----          -----            ------
June 30, 1999
  Real estate:
  Residential                           $  196              $ 185                 $  -           $ 333           $  714
  Commercial                               452                  -                    -               -              452
 Land and land
  development                              403                  -                    -               -              403
  Installment and
  Other                                      -                  -                    -               -                -
Valuation reserve                            -                  -                    -               -                -
                                        ------              -----                 ----           -----           ------
  Totals                                $1,051              $ 185                 $  -           $ 333           $1,569
                                        ======              =====                 ====           =====           ======
June 30, 1998

Real estate:
  Residential                    $  189               $593                 $ -            $ 106           $  888
  Commercial                        157                 35                   -               36              228
  Land and land
  development                       414                 -                    -              235              649
  Installment and
  Other                               1                 -                    -               -                 1
Valuation reserve                   -                   -                    -              (82)             (82)
                                 ------               ----                 ----            -----           ------
  Totals                         $  761               $628                 $ -            $ 295           $1,684
                                 ======               ====                 ====           =====           ======

Had non-accrual loans as of June 30, 1999 and 1998, been current in accordance with their original terms, gross interest income of $98,000 and $77,000 would have been recorded in net income for 1999 and 1998, respectively. The amount of interest on these loans that was included in income was $59,000 and $58,000 in 1999 and 1998, respectively. Accruing loans past due 90 days or more at June 30, 1999 consist of four residential mortgage loans, all of which are in the process of collection and where the collection of accrued interest is probable. NewMil pursues the resolution of all non- performing assets through restructurings, credit enhancements or collections. When collection procedures do not bring a loan into performing or restructured status, NewMil generally initiates action to foreclose the property or to acquire it by deed in lieu of foreclosure. NewMil actively markets all OREO and in 1999 sold $1.8 million of OREO from which net gains of $1.3 million were realized.

In addition to non-performing assets, at June 30, 1999 NewMil had $8,238,000 of performing classified loans that are considered potential problem loans. Although not impaired, performing classified loans, in the opinion of management, exhibit a higher than normal degree of risk and warrant monitoring due to various considerations, including (i) the degree of documentation supporting the borrower's current financial position, (ii) potential weaknesses in the borrowers' ability to service the loan, (iii) possible collateral value deficiency, and (iv) other risk factors such as geographic location, industry focus and negatively trending financial results. These deficiencies create some uncertainty, but not serious doubt, as to the borrowers' ability to comply with the loan repayment terms in the future. Management believes that reserves for these loans are adequate.

Deposits and borrowings
-----------------------

Deposits grew $6.2 million, or 2.1%, during 1999 to $300.1 million. Savings, Money Market and NOW accounts grew $14.7 million, or 10.5% and demand deposits grew $4.1 million, or 28.3%, while certificates of deposit decreased $12.6 million, or 9.1%. In May 1999 the Bank closed its Winsted Office and sold the $4.9 million branch deposits. The Bank received a $175,000 deposit premium which offset the branch closing expenses. NewMil has 14 branch offices located in Fairfield, Litchfield and New Haven Counties.

The following table shows the scheduled maturities of certificates of deposit with balances in excess of $100,000:

June 30, 1999 (in thousands)                   Less        Within         Within         Over
                                              than 3        3 - 6          6- 12         one
                                              months       months         months         year          Total
                                              ------       ------         ------        ------         -----
Certificates of deposit
    over $100,000                             $4,663       $2,853         $4,599        $2,539         $14,654
                                              ======       ======         ======        ======         =======

During 1999 NewMil sold certain securities and used the proceeds to reduce borrowings by $22.5 million to $15.0 million. Borrowings at June 30, 1999 consisted of Federal Home Loan Bank advances with terms ranging from twenty to forty-four months and fixed rates ranging from 5.91% to 6.02%. The borrowings are being used to match fund certain securities. Borrowings at June 30, 1998 had terms of twelve to sixty months and rates between 5.68% and 6.02%.

LIQUIDITY

NewMil manages its liquidity position to ensure that there is sufficient funding availability at all times to meet both anticipated and unanticipated deposit withdrawals, new loan originations, securities purchases and other operating cash outflows. The primary sources of liquidity are principal payments and maturities of securities and loans, short term borrowings through repurchase agreements and Federal Home Loan Bank advances, net deposit growth and funds provided by operations. Liquidity can also be provided through sales of loans and available-for-sale securities.

Operating activities in 1999 provided net cash flows of $5.6 million, up from $3.6 million in 1998. During 1999 investing activities used net cash of $3.4 million, principally for loan advances and purchases and net security purchases. Financing activities used net cash of $19.7 million, principally to repay borrowings, pay shareholder dividends and purchase treasury stock, offset by increased net deposits. Funds provided by operating activities coupled with $17.6 million decreased cash and cash equivalents, due primarily a decrease in federal funds sold, were utilized to fund investing and financing activities.

Operating activities in 1998 provided net cash flows of $3.6 million, up from $3.3 million in 1997. During 1998 investing activities used net cash of $39.2 million, principally for net security purchases. Financing activities provided net cash of $41.4 million, principally from increased deposits and borrowings, offset in part by dividends paid to shareholders and treasury stock purchases. Funds provided by operating and financing activities were utilized to fund investing activities and to increase cash and cash equivalents by $5.8 million.

At June 30, 1999, NewMil's liquidity ratio, as represented by cash, short-term available-for-sale securities, marketable assets, the ability to borrow against held- to-maturity securities and loans through unused FHLB and other short term borrowing capacity, of approximately $176.2 million, to net deposits and short term unsecured liabilities, was 62.0%, well in excess of NewMil's minimum guideline of 15%.

At June 30, 1999, NewMil had outstanding commitments to fund new loan originations of $6.1 million, construction mortgage commitments of $2.7 million and unused lines of credit of $23.9 million. These commitments will be met in the normal course of business. NewMil believes that its liquidity sources will continue to provide funding sufficient to support operating activities, loan originations and commitments, and deposit withdrawals.

ASSET/LIABILITY MANAGEMENT AND MARKET RISK

NewMil manages interest rate risk through an Asset Liability Committee comprised of senior management. The committee monitors exposure to interest rate risk on a quarterly basis using both a traditional gap analysis and simulation analysis. Traditional gap analysis identifies short and long term interest rate positions or exposure. Simulation analysis measures the amount of short term earnings at risk under both rising and falling rate scenarios.

NewMil manages interest rate risk with the objective of maintaining a high and stable net interest margin under changing interest rate environments. Interest rate risk is measured using gap analysis, to identify short- medium- and long-term interest rate risk positions, and simulation analysis, to measure the amount of short-term earnings at risk under rising and falling interest rate scenarios. NewMil seeks to manage interest rate risk within limits approved by the Board of Directors.

The following table sets forth NewMil's interest rate sensitivity position, or gap position, at June 30, 1999, measured in terms of the volume of interest rate sensitive assets and liabilities that are subject to repricing in future time periods. For the purposes of this analysis, money market and savings deposits have been presented in the within 6 month category and NOW account deposits have been presented in the after 5 year category, although the interest rate elasticity of money market, savings and NOW deposits cannot be tied to any one time category. Non-accrual loans and overdrafts have been presented in the non-interest-bearing category. Significant variations may exist in the degree of interest rate sensitivity between individual asset and liability types within the repricing periods presented due to differences in their repricing elasticity relative to changes in the general level of interest rates.

June 30, 1999                                           Within         Within                        Non-
(in thousands)                        Within 6           7-12            1-5           After       interest-
                                       months           months          years         5 years       bearing         Total
                                       ------           ------          -----         -------       -------         -----
ASSETS
Securities                            $ 26,261         $11,539         $49,616        $32,262      $ (1,476)       $118,202
Federal funds sold                       3,167               -               -              -             -           3,167
Due from banks                              99               -               -              -         9,620           9,719
Loans                                   77,556          28,618          65,058         38,113         5,680         215,025
Other assets                                 -               -               -              -         6,004           6,004
                                      --------         -------         -------        -------       -------        --------
  Total assets                         107,083          40,157         114,674         70,375        19,828        $352,117
                                      --------         -------         -------        -------       -------        ========
SOURCE OF FUNDS
Deposits
  Demand (non
  interest-bearing)                          -               -               -              -        18,622          18,622
  NOW accounts                               -               -               -         34,660             -          34,660
  Money market                          71,252               -               -              -             -          71,252
  Savings and other                     49,443               -               -              -             -          49,443
  Certificates of
  deposit                               63,862          38,403          23,844             37             -         126,146
Federal Home Loan
  Bank advances                              -               -          15,000              -             -          15,000
Other liabilities                            -               -               -              -         3,859           3,859
Stockholders'
  equity                                     -               -               -              -        33,135          33,135
                                      --------         -------         -------        -------       -------        --------
  Total sources
  of funds                             184,557          38,403          38,844         34,697        55,616        $352,117
                                      --------         -------         -------         ------       -------        ========
Cumulative
  interest-rate
  sensitivity
  gap                                 $(77,474)       $(75,720)       $    110        $35,788       $     -
                                      ========        ========        ========        =======       =======
Percent of
  total assets                           (22.0)%         (21.5)%           0.0%          10.2%            -  %

At June 30, 1999, its one year cumulative gap was -$75.7 million, or 21.5% of assets. A liability sensitive gap implies that NewMil's net interest margin could be adversely affected by a sudden increase in interest rates.

NewMil simulates earnings at risk over a twelve month horizon by ramping interest rates +/-100 and +/-200 basis points from the current rate environment. During the year ended June 30, 1999 interest rates did not move +/-100 basis points from their current rates. NewMil's asset/liability management responds to changes in interest rates and market conditions. The simulation analysis incorporates numerous assumptions about balance sheet changes, including growth and product mix, product pricing and the behavior of interest rates. NewMil's policy is to ensure that the change in net income over the twelve month horizon within the +/-200 basis point band will not decrease by 20% or more. The following table indicates that the estimated percentage change in net income over the next twelve month forecast, for June 30, 1999 and 1998, horizon is within NewMil's tolerance limit.

       Change                             % Change in
       in Rate                             Net Income
                             1999                  1998
       +100 bp               2.0%                  9.0%
       -100 bp              -6.0%                 -9.0%

       +200 bp               2.9%                    -
       -200 bp              -9.5%                    -

Due to the numerous assumptions in the simulation analysis, actual results will differ from estimated results. Factors other than changes in interest rates could also impact net income. A significant factor in determining NewMil's ability to maintain its net interest margin in a changing interest rate environment is its ability to manage its core deposit rates. Essentially all of NewMil's deposit base is composed of local retail deposit accounts which tend to be somewhat less sensitive to moderate interest fluctuations than other funding sources and, therefore, provide a reasonably stable and cost-effective source of funds. The entry of new competitors into NewMil's market area may pressure NewMil to change its loan and deposit pricing which may negatively affect NewMil's net interest margin. NewMil structures its loan and securities portfolios to provide for portfolio repricing consistent with its interest rate risk objectives.

CAPITAL RESOURCES

During 1999 shareholders' equity decreased $274,000, or 0.8%, to $33.1 million, while book value per share increased 3.8% to $9.04 at June 30, 1999. The decrease in shareholders' equity resulted from treasury stock purchases of $2,110,000 and dividend payments of $1,328,000, offset by earnings of $3,032,000, a $73,000 decrease in the adjustment to shareholders equity for net unrealized holding losses on securities and $59,000 from the exercise of stock options.

In July 1996 NewMil announced its intention to repurchase up to 10% of its outstanding common stock in the open market and unsolicited negotiated transactions, including block purchases. In April and July 1999 NewMil announced its intention to buy additional shares of 100,000 and 50,000, respectively, under the same conditions. The purpose of the repurchase plan is to offset the future dilution from shares issued upon the exercise of stock options under NewMil's stock option plans, and for general corporate purposes. During 1999 NewMil repurchased 184,500 shares, or 4.5%, of its outstanding shares of common stock. As of June 30, 1999 NewMil had repurchased 406,989 shares of its outstanding common stock, under the July 1996 plan, and 71,811 shares of its outstanding common stock, under the April 1999 plan. This represents 94.4% of the total planned repurchases with total consideration of $5,012,000 being paid.

NewMil and the Bank are subject to minimum capital requirements established, respectively, by the Federal Reserve Board (the "FRB") and the FDIC. At June 30, 1999 NewMil's leverage capital ratio was 9.53% and its tier I and total risk-based capital ratios were 18.13% and 19.40%, respectively. At June 30, 1999 the Bank's leverage capital ratio was 9.40% and its tier I and total risk-based capital ratios were 18.46% and 19.73%, respectively. NewMil and the Bank are categorized as "well capitalized". A well capitalized institution, which is the highest capital category for an institution as defined by the Prompt Corrective Action regulations issued by the FDIC and the FRB, is one which maintains a total risk-based ratio of 10% or above, a tier I risk-based ratio of 6% or above and a leverage ratio of 5% or above, and is not subject to any written order, written agreement, capital directive, or prompt corrective action directive to meet and maintain a specific capital level.

Dividend Restrictions
---------------------

NewMil's ability to pay dividends to its shareholders is dependent on the Bank's ability to pay dividends to NewMil. There are certain restrictions on the payment of dividends by the Bank to NewMil. Under Connecticut law a bank is prohibited from declaring a cash dividend on its common stock except from its net profit for the current year and retained net profits for the preceding two years. Consequently, the maximum amount of dividends payable by the Bank to NewMil at June 30, 1999 is $1,064,000. In some instances, further restrictions on dividends may be imposed on

NewMil by the FRB.

In October 1994 NewMil resumed dividend payments with the payment of a $0.02 quarterly cash dividend, following a four year lapse. In October 1995, 1996, 1997 and 1998 NewMil increased its quarterly cash dividend to $0.05, $0.06, $0.08 and $0.09, respectively. In July 1999 NewMil increased its quarterly dividend to $0.10. For 1999 total dividends of $0.35 per share were paid.

NewMil believes that the payment of cash dividends to its shareholders is appropriate, provided that such payment considers NewMil's capital needs, asset quality, and overall financial condition and does not adversely affect the financial stability of NewMil or the Bank. The continued payment of cash dividends by NewMil will be dependent on NewMil's future core earnings, financial condition and capital needs, regulatory restrictions, and other factors deemed relevant by the Board of Directors of NewMil.

IMPACT OF RECENT ACCOUNTING PRONOUNCEMENTS

There were no new accounting pronouncements which are expected to impact NewMil at this time.

YEAR 2000

Year 2000 Action Plan

In early 1997 NewMil developed its Year 2000 Action Plan (Plan) to ensure that its operating systems, and those of its outside vendors and suppliers, will function correctly in the year 2000 and beyond. During 1999 NewMil became compliant with its Year 2000 Plan. The Plan is managed by the Year 2000 Committee, comprised of representatives from each operational area of the Bank. The Plan has five phases: (1) awareness; (2) assessment; (3) renovation; (4) validation; and, (5) implementation.

The awareness phase included development of the Plan, conducting awareness meetings and communicating with all NewMil employees, attending Year 2000 seminars and attending a user group meeting for the Bank's legacy system vendor. The awareness phase was completed during 1997.

The assessment phase included the development of an inventory of all date sensitive systems, including in-house systems and those of the Bank's outside vendors and suppliers, a risk assessment of each element, and specific methodology to correct non- compliant systems. As of June 30, 1999 the assessment phase was completed for all items.

High criticality ratings were assigned to several systems, including the Bank's legacy computer systems, that had the potential to substantially impact the Bank's operation should they prove to be non-compliant.

The renovation phase addresses the bringing of systems into compliance, systems replacements and retirements. As of June 30, 1999 the renovation phase was completed for all items.

The validation phase addresses systems testing by the Bank and its outside vendors and suppliers alike. The Bank converted its in-house computer system in November 1998 from a legacy computer system to a client server relational database system. The Bank's new client server system has been certified Year 2000 compliant by the supplying vendor and the Bank verified compliance in early 1999. Several third party interfaces were scheduled for testing in early 1999 as well. All systems testing has been completed as of June 30, 1999.

The implementation phase addresses the roll out of Year 2000 compliant systems during 1998 and 1999. As of June 30, 1999 the implementation phase was completed for all items.

In addition, contingency plans have been developed for all systems with high criticality ratings. Testing of these contingency plans is proceeding according to plan and is expected to be completed by September 1999.

NewMil has completed an evaluation of its loan portfolio to identify credit risk arising from the potential failure of a borrower's operating or other systems as a consequence of the Year 2000. NewMil conducted mailings of a Year 2000 Questionnaire to all of its commercial borrowers and completed Year 2000 Risk to Bank assessment ratings for all commercial borrowers in early 1999.

Federal banking agencies are conducting supervisory reviews of all financial institutions Year 2000 readiness. In February 1998 the FDIC completed an assessment of the Bank's Year 2000 planning efforts. In September 1998 the FDIC conducted a supervisory review of the Bank's Year 2000 conversion effort. In March 1999 the FDIC and State of Connecticut completed their Year 2000 Readiness Phase II Assessment of the Bank.

Costs

The cost of Year 2000 compliance is expected to be minimal because the Bank converted its in-house data processing system to a new system which has been certified to be Year 2000 compliant. This cost has been capitalized and is being depreciated over the fixed assets useful lives. Based on current information, management believes that specific costs related to NewMil's Year 2000 systems issues will not have a material impact on the operations, cash flows or financial condition of NewMil.

Risks

Due to the general uncertainty inherent in the Year 2000 problem, resulting in part from the uncertainty of the Year 2000 readiness of third-party vendors and borrowers, NewMil is unable to determine at this time whether the consequences of Year 2000 failures, if any, will have a material impact on NewMil's results of operations, liquidity or financial condition. However, based on NewMil's high level of readiness and the readiness reported by all significant third party vendors, NewMil does not expect any significant disruption of service. The Year 2000 Action Plan is expected to significantly reduce NewMil's level of uncertainty about the Year 2000 problem and, in particular, about the Year 2000 readiness of its material vendors, suppliers and commercial borrowers. NewMil believes that, with the implementation of the new client server system and the completion of the Plan as scheduled, the possibility of significant interruptions of normal operations will be minimized.

IMPACT OF INFLATION AND CHANGING PRICES

NewMil's financial statements have been prepared in terms of historical dollars, without considering changes in the relative purchasing power of money over time due to inflation. Unlike most industrial companies, virtually all of the assets and liabilities of a financial institution are monetary in nature. As a result, interest rates have a more significant impact on a financial institution's performance than the effect of general levels of inflation. Interest rates do not necessarily move in the same direction or in the same magnitude as the prices of goods and services. Notwithstanding this, inflation can directly affect the value of loan collateral, in particular real estate. Sharp decreases in real estate prices have, in past years, resulted in significant loan losses and losses on real estate acquired. Inflation, or disinflation, could significantly affect NewMil's earnings in future periods.

Item 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA


REPORT OF INDEPENDENT ACCOUNTANTS


The Board of Directors and
 Shareholders of NewMil Bancorp, Inc.


In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of income, changes in shareholders' equity, and cash flows present fairly, in all material respects, the financial position of NewMil Bancorp, Inc. and its subsidiary at June 30, 1999 and 1998, and the results of their operations and their cash flows for each of the three years in the period ended June 30, 1999 in conformity with generally accepted accounting principles. These financial statements are the responsibility of NewMil's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

As discussed in Note 2 to the consolidated financial statements, NewMil changed its method of accounting for derivative financial instruments in 1999.

 /s/ PricewaterhouseCoopers LLP

Hartford, Connecticut
July 20, 1999

NewMil Bancorp, Inc. and Subsidiary
CONSOLIDATED BALANCE SHEETS
(dollars in thousands)

                                                           June 30,
                                                     1999           1998
                                                     ----           ----
ASSETS
Cash and due from banks                          $  9,719       $  5,342
Federal funds sold                                  3,167         25,134
                                                 --------       --------
 Total cash and cash equivalents                   12,886         30,476
Securities
 Available-for-sale at market                      74,135        112,091
 Held-to-maturity at amortized
  cost (fair value: $42,911 and $49,911)           44,067         50,176
Loans (net of allowance for loan losses:
  $4,989 and $5,004)                              210,036        162,849
Other real estate owned (net of valuation
  reserve: $0 and $82)                                333            295
Bank premises and equipment, net                    6,238          6,124
Accrued interest income                             2,190          2,259
Deferred tax asset, net                             1,788          2,503
Other assets                                          444            796
                                                 --------       --------

   Total Assets                                  $352,117       $367,569
                                                 ========       ========
LIABILITIES and SHAREHOLDERS' EQUITY

Deposits
 Demand (non-interest bearing)                   $ 18,622       $ 14,520
 NOW accounts                                      34,660         30,202
 Money market                                      71,252         65,257
 Savings and other                                 49,443         45,180
 Certificates of deposit                          126,146        138,718
                                                 --------       --------
   Total deposits                                 300,123        293,877
Federal Home Loan Bank advances                    15,000         37,500
Accrued interest and other liabilities              3,859          2,783
                                                 --------       --------

   Total Liabilities                              318,982        334,160
                                                 --------       --------

Commitments and contingencies                           -              -
                                                 --------       --------

Shareholders' Equity
 Common stock - $.50 per share par value
  Shares authorized: 20,000,000
  Shares issued: 5,990,138 and 5,990,138            2,995          2,995
 Paid-in capital                                   43,773         43,881
 Retained earnings                                 10,637          8,933
 Accumulated other comprehensive income, net       (1,132)        (1,205)
 Treasury stock, at cost: 2,325,924 and
  2,155,824 shares                                (23,138)       (21,195)
                                                 --------       --------

   Total Shareholders' Equity                      33,135         33,409
                                                 --------       --------

   Total Liabilities and Shareholders' Equity    $352,117       $367,569
                                                 ========       ========


   The accompanying notes are an integral part of the consolidated financial statements.

NewMil Bancorp, Inc. and Subsidiary
CONSOLIDATED STATEMENTS OF INCOME
(in thousands except per share amounts)

                                               Years ended June 30,
                                              1999      1998      1997
                                              ----      ----      ----
Interest and dividend income
  Interest and fees on loans               $15,426   $15,005   $14,601
  Interest and dividends on securities       8,235     8,886     7,531
  Interest on federal funds sold               795       764       719
                                           -------   -------   -------
    Total interest and dividend income      24,456    24,655    22,851
                                           -------   -------   -------

Interest expense
  Deposits                                  10,352    10,903    10,199
  Borrowed funds                             1,455     1,293       717
                                           -------   -------   -------
    Total interest expense                  11,807    12,196    10,916
                                           -------   -------   -------

Net interest and dividend income            12,649    12,459    11,935
Provision for loan losses                      100       250       400
                                           -------   -------   -------
Net interest and dividend income
  after provision for loan losses           12,549    12,209    11,535
                                           -------   -------   -------

Non-interest income
  Service charges on deposit accounts        1,154     1,122       975
  Gain on sale of OREO properties            1,342       359       567
  Gain on sale of non-performing loan            -       778         -
  Gains on sales of mortgage loans, net        547       480       181
  Loan servicing fees                           81       101       111
  Securities losses, net                         -      (271)       (9)
  Other                                        310       295       261
                                           -------   -------   -------
    Total non-interest income                3,434     2,864     2,086
                                           -------   -------   -------

Non-interest expense
  Salaries                                   4,766     4,216     3,909
  Employee benefits                          1,252     1,183     1,076
  Occupancy                                    995     1,018       840
  Equipment                                    779       922       683
  Professional, collections
    and OREO                                   284       315       699
  Marketing                                    216       235       209
  Insurance                                     88        92        78
  Other                                      2,058     1,939     1,639
                                           -------   -------   -------
    Total non-interest expense              10,438     9,920     9,133
                                           -------   -------   -------

Income before income taxes, cumulative
  effect of accounting change
  and extraordinary item                     5,545     5,153     4,488
Income tax provision                         2,264     2,164     1,886
                                           -------   -------   -------
Income before cumulative effect
  of accounting change
  and extraordinary item                     3,281     2,989     2,602
                                           -------   -------   -------
Cumulative effect of change in
  accounting principle, net of taxes          (162)        -         -
Extraordinary item, net of taxes               (87)        -         -
                                           -------   -------   -------

Net income                                 $ 3,032   $ 2,989   $ 2,602
                                           =======   =======   =======

   The accompanying notes are an integral part of the consolidated financial statements.


Diluted earnings per share                 $  0.76   $  0.74   $  0.63
                                           =======   =======   =======
Basic earnings per share                   $  0.80   $  0.78   $  0.65
                                           =======   =======   =======
Dividends per share                        $  0.35   $  0.30   $  0.23
                                           =======   =======   =======

   The accompanying notes are an integral part of the consolidated financial statements.

NewMil Bancorp, Inc. and Subsidiary
CONSOLIDATED STATEMENTS OF CHANGES
IN SHAREHOLDERS' EQUITY
(dollars in thousands)

                                                                              Accumulated
                                                                                 other
                                                                             comprehensive
                                                                                income      Total
                                                                    Trea-     Unrealized    share-
                              Common Stock    Paid-in   Retained     sury       gains      holders'
                              ------------
                            Shares    Amount  capital   earnings    stock      (losses)     equity
                            ------    ------  -------   --------   --------   ----------   --------
Balances at
 June 30, 1996             5,987,388  $2,994  $44,189    $ 5,413   $(18,938)  $   (1,766)   $31,892
Net income for year                -       -        -      2,602          -            -      2,602
Change in net
 unrealized gains
 (losses) on
 securities,
 net of taxes                      -       -        -          -          -          277        277
                                                                                            -------
Total comprehensive
 income                                                                                       2,879
                                                                                            -------

Cash dividends paid                -       -        -       (918)         -            -       (918)
Proceeds from
 exercise of
 stock options                   750       -        3          -          -            -          3
Acquisition of
 treasury stock                    -       -        -          -     (2,137)           -     (2,137)
                           ---------  ------  -------   --------   --------   ----------    -------
Balances at
 June 30, 1997             5,988,138   2,994   44,192      7,097    (21,075)      (1,489)    31,719
Net income for year                -       -        -      2,989          -            -      2,989
Change in net
 unrealized gains
 (losses) on
 securities,
 net of taxes                      -       -        -          -          -          284        284
                                                                                            -------
Total comprehensive
 income                                                                                       3,273
                                                                                            -------

Cash dividends paid                -       -        -     (1,153)         -            -     (1,153)
Proceeds from
 exercise of
 stock options:
  Issuance of
   new shares                  2,000       1       12          -          -            -         13
  Issuance of
   treasury stock                  -       -     (312)         -        584            -        272
Proceeds from
 issuance of
 treasury stock                    -       -      (11)         -         61            -         50
Acquisition of
 treasury stock                    -       -        -          -       (765)           -       (765)
                           ---------  ------  -------   --------   --------   ----------    -------
Balances at
 June 30, 1998             5,990,138  $2,995  $43,881    $ 8,933   $(21,195)  $   (1,205)   $33,409

   The accompanying notes are an integral part of the consolidated financial statements.

NewMil Bancorp, Inc. and Subsidiary
CONSOLIDATED STATEMENTS OF CHANGES
IN SHAREHOLDERS' EQUITY
(dollars in thousands)

                                                                        Accumulated
                                                                                other
                                                                             comprehensive
                                                                                income       Total
                                                                    Trea-     Unrealized     share-
                             Common Stock     Paid-in   Retained     sury       gains       holders'
                             ------------
                            Shares    Amount  capital   earnings    stock      (losses)      equity
                            ------    ------  -------   --------   --------    --------      ------
Balances at
 June 30, 1998             5,990,138  $2,995  $43,881    $ 8,933   $(21,195)    $(1,205)    $33,409
Net income for year                -       -        -      3,032          -           -       3,032
Change in net
 unrealized gains
 (losses) on
 securities,
 net of taxes                      -       -        -          -          -          73          73
                                                                                            -------
Total comprehensive
 income                                                                                       3,105
                                                                                            -------

Cash dividends paid                -       -        -     (1,328)         -           -      (1,328)
Proceeds from
 exercise of
 stock options:
   Issuance of
   treasury stock                  -       -     (108)         -        167           -          59
Acquisition
 of treasury stock                 -       -        -          -     (2,110)          -      (2,110)
                           ---------  ------  -------   --------   --------     -------     -------
Balances at
 June 30, 1999             5,990,138  $2,995  $43,773    $10,637   $(23,138)    $(1,132)    $33,135
                           =========  ======  =======   ========   ========     =======     =======

  The accompanying notes are an integral part of the consolidated financial statements.

NewMil Bancorp, Inc. and Subsidiary
CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)                                                   Years ended June 30,
                                                              1999       1998       1997
                                                              ----       ----       ----
Operating Activities
 Net income                                               $  3,032   $  2,989   $  2,602
 Adjustments to reconcile net income
  to net cash provided
  by operating activities:
   Provision for loan losses                                   100        250        400
   Provision for OREO recoveries                               (82)       (55)         -
   Provision for depreciation and
    amortization                                               695        626        587
   Deferred income tax provision                               495        763        972
   Amortization and accretion of
    securities premiums and
    discounts, net                                             763        185         58
   Securities losses, net                                        -        271          9
   Cumulative effect of
    accounting change, net                                     162          -          -
   Extraordinary loss on debt
    extinguishment, net                                         87          -          -
   Loans originated for sale                               (27,597)   (25,331)    (9,420)
   Proceeds from loans originated
    for sale                                                28,144     25,812      9,601
   Realized gains on loan sales, net                          (547)    (1,258)      (181)
   Realized gains on OREO sales, net                        (1,342)      (359)      (567)
   Decrease (increase) in accrued
    interest income                                             69       (245)      (150)
   Increase (decrease) in accrued interest
    expense and other liabilities                            1,251       (166)      (405)
   Decrease (increase) in other
    assets, net                                                347        141       (226)
                                                          --------   --------   --------
    Net cash provided by
    operating activities                                     5,577      3,623      3,280
                                                          --------   --------   --------

Investing Activities
 Proceeds from sales of securities
  available-for-sale                                        20,933     35,877     22,903
 Proceeds from sale of security
  held-to-maturity                                               -      7,325          -
 Proceeds from maturities and principal
  repayments of securities                                  33,603     44,152      5,721
 Purchases of securities:
  held-to-maturity                                            (240)         -          -
  available-for-sale                                       (10,565)   (50,071)   (25,691)
 Proceeds from sales of mortgage backed
  securities available-for-sale                                  -      1,042        348
 Purchases of mortgage backed securities:
  held-to-maturity                                         (18,198)         -          -
  available-for-sale                                       (15,598)   (93,403)         -
 Principal collected on mortgage backed
  securities                                                33,497     12,196      3,327
 Loan (advances) repayments, net                            (9,053)     2,427    (15,216)
 Purchase of loans                                         (38,556)      (644)         -
 Proceeds from sale of non-performing loan                       -      1,835          -
 Proceeds from sales of OREO                                 1,815      1,294      2,001

   The accompanying notes are an integral part of the consolidated financial statements.

 Payments to improve OREO                                     (107)      (498)      (450)
 Purchases of Bank premises and equipment                     (979)      (709)      (410)
                                                          --------   --------   --------
    Net cash used by
    investing activities                                    (3,448)   (39,177)    (7,467)
                                                          --------   --------   --------

   The accompanying notes are an integral part of the consolidated financial statements.

CONSOLIDATED STATEMENTS OF CASH FLOWS, continued:-
(in thousands)

                                                             Years ended June 30,
                                                          1999       1998      1997
                                                         -----       ----      ----
Financing Activities
 Net increase in deposits                                6,247     18,485    16,053
 Net repayments of
  repurchase agreements                                      -          -    (9,776)
 FHLB (repayments) advances, net                       (22,587)    24,500     8,000
 Treasury stock purchased                               (2,110)      (765)   (2,137)
 Proceeds from Treasury Stock reissued                       -         50         -
 Cash dividends paid                                    (1,328)    (1,153)     (918)
 Proceeds from exercise of stock options                    59        285         3
                                                      --------    -------   -------
    Net cash (used) provided by
    financing activities                               (19,719)    41,402    11,225
                                                      --------    -------   -------
    (Decrease) increase in cash and
    cash equivalents                                   (17,590)     5,848     7,038
Cash and federal funds sold, beginning
 of year                                                30,476     24,628    17,590
                                                      --------    -------   -------
Cash and federal funds sold, end of year              $ 12,886    $30,476   $24,628
                                                      ========    =======   =======

Cash paid during year
 Interest to depositors                               $ 10,344    $10,904   $10,271
 Interest on borrowings                                  1,562      1,151       693
 Income taxes                                            2,285      1,115       965

Non-cash transfers
 From securities held-to-maturity to
  securities available-for-sale                         21,509          -         -
 From loans to OREO                                        335        202       545
 Financed portion of OREO sales                              -        378     1,311

   The accompanying notes are an integral part of the consolidated financial statements.

NewMil Bancorp, Inc. and Subsidiary
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NewMil Bancorp, Inc. ("NewMil") is the bank holding company for New Milford Savings Bank (the "Bank"), a State chartered savings bank. NewMil's activity is currently limited to the holding of the Bank's outstanding capital stock and the Bank is the Company's only subsidiary and its primary investment. The Bank is a Connecticut chartered and Federal Deposit Insurance Corporation (the "FDIC") insured savings bank headquartered in New Milford, Connecticut. The Bank's principal business consists of attracting deposits from the public and using such deposits, with other funds, to make various types of loans and investments. The Bank conducts its business through 14 offices located in Litchfield, Fairfield and New Haven Counties. The accompanying consolidated financial statements have been prepared in conformity with generally accepted accounting principles. The following is a summary of significant accounting policies:

Principles of Consolidation
The consolidated financial statements include those of NewMil and its subsidiary after elimination of all intercompany accounts and transactions. Certain reclassifications have been made to prior years' amounts to conform with the 1999 financial presentation.

Basis of Financial Statement Presentation
The financial statements have been prepared in accordance with generally accepted accounting principles. In preparing the financial statements, management is required to make extensive use of estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the statement of condition, and revenues and expenses for the period. Actual results could differ significantly from those estimates. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses and the valuation of OREO in connection with foreclosures or in satisfaction of loans. In connection with the determination of the allowance for loan losses and valuation of OREO, management obtains independent appraisals for significant properties.

NewMil's loans are generally collateralized by real estate located principally in Connecticut. In addition, substantially all OREO is located in Connecticut. Accordingly, the collectability of a substantial portion of the Company's loan portfolio and OREO through foreclosure is particularly susceptible to changes in market conditions.

While management uses available information to recognize losses on loans and OREO, future additions to the allowance or write-downs of OREO may be necessary based on changes in economic conditions, particularly in Connecticut. In addition, various regulatory agencies, as an integral part of their examination process, periodically review NewMil's allowance for loan losses and valuation of OREO. Such agencies may require NewMil to recognize additions to the allowance or write-downs based on their judgements of information available to them at the time of their examination.

Securities
Securities that may be sold as part of NewMil's asset/liability or liquidity management or in response to or in anticipation of changes in interest rates and resulting prepayment risk, or for other similar factors, are classified as available-for-sale and carried at their fair market value. Unrealized holding gains and losses on such securities are reported net of related taxes, if applicable, as a separate component of shareholders' equity. Securities that NewMil has the ability and positive intent to hold to maturity are classified as held-to-maturity and carried at amortized cost.

Realized gains and losses on the sales of all securities are reported in earnings and computed using the specific identification cost basis. Securities that NewMil has transferred from available-for-sale to held-to-maturity are carried at the fair value at the time of transfer, adjusted for subsequent amortization or accretion and net of applicable taxes.

Loans
Loans are reported at their principal outstanding balance net of charge-offs, deferred loan origination fees and costs, and unamortized premiums or discounts on purchased loans. Loan origination and commitment fees and certain direct origination costs are deferred and recognized over the life of the related loan as an adjustment of yield, or taken into income when the related loan is sold.

Mortgage loans held-for-sale are valued at the lower of cost or market as determined by outstanding commitments from investors or current investor yield requirements calculated on the aggregate loan basis. Changes in the carrying value are reported in earnings as gains and losses on mortgage loans. Realized gains and losses on sales of mortgage loans are reported in earnings when the proceeds are received from investors.

The accrual of interest on loans is generally discontinued when principal or interest is past due by 90 days or more, or earlier when, in the opinion of management, full collection of principal or interest is unlikely unless such loans are well collateralized and in the process of collection. When a loan is placed on non-accrual status, interest previously accrued but not collected is charged against current income. Income on such loans is then recognized only to the extent that cash is received and future collection of principal is probable.

Loans are restored to accrual status when principal and interest payments are brought current and future payments are reasonably assured, following a sustained period of repayment performance by the borrower in accordance with the loan's contractual terms.

Troubled debt restructurings ("TDR") are renegotiated loans for which concessions, such as the reduction of interest rates, deferral of interest or principal payments, or partial forgiveness of principal and interest, have been granted due to a deterioration in a borrower's financial condition. Interest to be paid on a deferred or contingent basis is reported in earnings only as collected.

Allowance for Loan Losses
NewMil periodically reviews the allowance for loan losses in order to maintain the allowance at a level sufficient to absorb probable credit losses. NewMil's review is based upon a detailed evaluation of the loan portfolio through a process which considers numerous factors, including estimated credit losses based upon internal and external portfolio reviews, delinquency levels and trends, estimates of the current value of underlying collateral, concentrations, portfolio volume and mix, changes in lending policy, historical loan loss experience, current economic conditions and examinations performed by regulatory authorities. The allowance for loan losses is increased through charges to earnings in the form of a provision for loan losses. When a loan or portion of a loan is determined to be uncollectible, the portion deemed uncollectible is charged against the allowance and subsequent recoveries, if any, are credited to the allowance. While NewMil uses available information to recognize losses on loans, future additions to the allowance may be necessary based on changes in regional economic conditions and related factors.

NewMil measures impaired loans based on the present value of the expected future cash flows discounted at the loan's effective interest rate, or the fair value of the collateral, less estimated selling costs, if the loan is collateral dependent and foreclosure is probable. NewMil recognizes impairment by creating a valuation allowance. A loan is impaired when, based on current information, it is probable that NewMil will be unable to collect all amounts due according to the contractual terms of the loan.

Smaller-balance homogeneous loans consisting of residential mortgages and consumer loans are evaluated for collectability by NewMil based on historical loss experience rather than on an individual loan-by-loan basis. Impaired loans are primarily commercial mortgages, collateralized by real estate.

Other Real Estate Owned
Real estate acquired through foreclosure, forgiveness of debt and in lieu of debt, are stated at the lower of cost (principally loan amount) or fair value minus estimated selling expenses. When a loan is reclassified as real estate acquired any excess of the loan balance over its fair value less estimated selling costs is charged against the allowance for loan losses. Costs relating to the subsequent development or improvement of a property are capitalized, to the extent realizable. Holding costs and any subsequent provisions to reduce the carrying value of a property to fair value minus estimated selling expenses are charged to earnings and classified as real estate acquired expense. Fair value is determined by current appraisal for collateral dependent loans.

Income Taxes
Deferred income taxes are provided for differences arising in the timing of income and expenses for financial reporting and for income tax purposes using the asset/liability method of accounting for income taxes. Deferred income taxes and tax benefits are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. NewMil provides deferred taxes for the estimated future tax effects attributable to temporary differences and carryforwards when realization is assured beyond a reasonable doubt.

Bank Premises and Equipment
Bank premises, furniture and equipment are carried at cost, less accumulated depreciation and amortization computed on the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized on the straight-line basis over the shorter of the estimated useful lives of the improvements or the term of the related leases.

Statement of Cash Flows
For the purpose of the Consolidated Statements of Cash Flows, cash and cash equivalents include cash and due from banks, interest-bearing deposits at other financial institutions and overnight federal funds sold.

Computation of Earnings per Share
Effective December 31, 1997, NewMil adopted the provisions of Statement of Financial Accounting Standards No. 128, "Earnings per Share" (SFAS 128). SFAS 128 establishes standards for computing and presenting earnings per share ("EPS"). It replaces the presentation of primary EPS with a presentation of basic EPS. It also requires dual presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures. This statement was effective for financial statements issued for periods ending after December 15, 1997 and has been applied for all periods presented.

Basic earnings per share is computed using the weighted-average common shares outstanding during the year. The computation of diluted earnings per share is similar to the computation of basic earnings per share except the denominator is increased to include the number of additional common shares that would have been outstanding if dilutive potential common shares had been issued. The shares used in the computations for the three years ended June 30, were as follows:

(in thousands)                          1999      1998      1997
                                        ----      ----      ----
Basic                                  3,793     3,845     3,978
Effect of dilutive stock options         192       221       165
                                       -----     -----     -----
Diluted                                3,985     4,066     4,143
                                       =====     =====     =====

Segments of an Enterprise and Related Information
In June 1997, the FASB issued Statement of Financial Accounting Standards No. 131 "Disclosures about Segments of an Enterprise and Related Information" (SFAS
131). SFAS 131 requires public companies to report financial and descriptive information about operating segments in annual financial statements and requires selected information about operating segments to be reported in interim financial reports issued to shareholders. Operating segment financial information is required to be reported on the basis that it is used internally for evaluating segment performance and allocation of resources. SFAS 131 is effective for financial statements for periods beginning after December 15, 1997 and requires presentation of comparative information for prior periods presented. NewMil does not have any operating segments, as defined by SFAS 131, and therefore, has not disclosed the additional information.

NOTE 2 - SECURITIES

Securities classified as available-for-sale (carried at fair value) were as follows:

                                Estimated    Gross un-    Gross un-   Amort-
(dollars in thousands)            fair       realized     realized     ized
                                  value        gains       losses      cost
                                  -----        -----       ------      ----
June 30, 1999
Mortgage backed securities        $70,106      $   -       $1,438    $71,544
Collateralized mortgage
 obligations                        1,264          -          121      1,385
                                  -------      -----       ------    -------
  Total debt securities            71,370          -        1,559     72,929
Equity securities                   2,765          -            -      2,765
                                  -------      -----       ------    -------
 Total securities
  available-for-sale              $74,135      $   -       $1,559    $75,694
                                  =======      =====       ======    =======

                                    Estimated   Gross un-  Gross un-   Amort-
(dollars in thousands)                fair      realized   realized     ized
                                      value       gains     losses      cost
                                      -----       -----     ------      ----
June 30, 1998
U.S. Treasury and Government
 Agency obligations:
  Within 1 year                      $ 18,330      $ 98     $    -    $ 18,232
  After 5 and within 10 years             993         -          7       1,000
Mortgage backed securities             87,796        46        390      88,140
Collateralized mortgage
 obligations                            2,447         -        163       2,610
                                     --------      ----     ------    --------
  Total debt securities               109,566       144        560     109,982
Equity securities                       2,525         -          -       2,525
                                     --------      ----     ------    --------
 Total securities
  available-for-sale                 $112,091      $144     $  560    $112,507
                                     ========      ====     ======    ========

Securities classified as held-to-maturity (carried at amortized cost) were as follows:

(dollars in thousands)                          Gross un-  Gross un- Estimated
                                    Amortized   realized   realized     fair
                                     cost(a)      gains     losses     value
                                     -------      -----     ------     -----
June 30, 1999
Municipal bonds
 After 10 years                      $ 10,558      $  -     $  866    $  9,692
Mortgage backed securities             22,890        37          -      22,927
Collateralized mortgage
 obligations                           10,619        51        378      10,292
                                     --------      ----     ------    --------
 Total securities
  held-to-maturity                   $ 44,067      $ 88     $1,244    $ 42,911
                                     ========      ====     ======    ========

June 30, 1998
Mortgage backed securities           $  6,806      $ 99     $    -    $  6,905
Collateralized mortgage
 obligations                           43,370       438        802      43,006
                                     --------      ----     ------    --------
 Total securities
  held-to-maturity                   $ 50,176      $537     $  802    $ 49,911
                                     ========      ====     ======    ========

(a) Securities transferred from available-for-sale are carried at estimated fair value as of the transfer date and adjusted for subsequent amortization.

Cash proceeds and realized gains and losses from sales of securities were as follows:

(dollars in thousands)                           Cash      Realized    Realized
                                               proceeds     gains       losses
                                               --------     -----       ------
Year ended June 30, 1999
Collateralized mortgage obligations             $20,933       $ -         $274
                                                =======       ===         ====
Year ended June 30, 1998
US Government Agency securities
 Available-for-sale                             $30,009       $10         $  -
Mortgage backed securities
 Available-for-sale                               1,042        64            -
Collateralized mortgage obligations
 Available-for-sale                               5,868         -          242
 Held-to-maturity                                 7,325         -          103
                                                -------       ---         ----
Total                                           $44,244       $74         $345
                                                =======       ===         ====
Year ended June 30, 1997
US Treasury securities
 Available-for-sale                             $10,222       $ 2         $  1
Mortgage backed securities

 Available-for-sale                                 348        17            -
Collateralized mortgage obligations
 Available-for-sale                              12,681         3           30
                                                -------       ---         ----
Total                                           $23,251       $22         $ 31
                                                =======       ===         ====

In June 1998, the FASB issued Statement of Financial Accounting Standards No. 133 (SFAS 133), "Accounting for Derivative Instruments and Hedging Activities". SFAS 133 was modified by SFAS 137 to make the standard effective for all fiscal years beginning after June 15, 2000 (July 1, 2000 for NewMil). SFAS 133 requires that all derivative instruments be recorded on the balance sheet at their fair value. Changes in the fair value of derivative instruments are recorded each period in current earnings or other comprehensive income, depending on whether a derivative is designated as part of a hedge transaction and, if it is, the type of hedge transaction. NewMil does not presently have any derivative or hedging instruments. NewMil has not had any derivative or hedging instruments in the past three years.

In 1999 NewMil adopted the provisions of SFAS 133 and under this provision reclassified securities totaling $21 million from held-to-maturity to available-for-sale, and then sold those securities. NewMil realized a loss, net of taxes, of $162,000 on the transfer and sale of these securities. This loss has been reported separately in net income as the cumulative effect of adopting SFAS 133. In past years these securities had experienced significant market price volatility. NewMil sold these securities to reduce it's exposure to market risk.

At September 30, 1998 these securities were carried in the held-to-maturity category at $1,091,000 below cost, with a related unrealized loss, net of taxes, in shareholders equity. The unrealized loss was generated as a result of having transferred them from available-for-sale to held-to-maturity at which time they were transferred at their then current market value, which was significantly below their amortized cost. The unrealized loss, at the date of transfer, was frozen and amortized as the related investments paid down.

During 1998 NewMil sold a collateralized mortgage obligation ("CMO") with an amortized cost of $7,428,000 which was classified as held-to-maturity and realized a loss of $103,000. NewMil had engaged a financial securities consultant to analyze this CMO. Based on this review NewMil determined that it was highly probable that NewMil would likely receive substantially less than the contractual interest on this CMO and that the CMO could experience a significant decline in market value. NewMil concluded that these and other changes in circumstances surrounding this CMO were isolated, non-recurring, and highly unusual, and could not have been reasonably anticipated.

At June 30, 1999 securities with a carrying value and market value aggregating approximately $786,000 and $746,000, respectively, were pledged as collateral against public funds.

NOTE 3 - LOANS

The composition of the loan portfolio was as follows:

    June 30, (in thousands)                               1999       1998
                                                          ----       ----
    Real estate mortgages
       One-four family residential                    $128,371   $ 85,274
       Five or more family residential                   6,152      5,500
       Commercial                                       37,456     34,878
       Land loans                                        2,410      3,571
    Commercial and industrial                           18,211     14,357
    Home equity lines of credit                         19,429     21,208
    Installment and other                                2,850      3,118
                                                      --------   --------
       Total loans, gross                              214,879    167,906
    Deferred loan origination fees and
       purchase premium, net                               146        (53)
    Allowance for loan losses                           (4,989)    (5,004)
                                                      --------   --------
       Total loans, net                               $210,036   $162,849
                                                      ========   ========

    Impaired loans at June 30 (in thousands)
       With no valuation allowance                    $    453   $    464
       With valuation allowance                            300          -
                                                      --------   --------
       Total impaired loans                                753        464
                                                      --------   --------
       Valuation allowance                                 173          -
       Commitments to lend additional
        amounts to impaired borrowers                        -          -
       Average impaired loans                              627      1,034
       Amount of impaired loans based on:
        Discounted cash flows                                -          -
        Collateral values                                  753        464

NewMil's loans consist primarily of residential and commercial real estate loans located principally in western Connecticut, NewMil's service area. NewMil offers a broad range of loan and credit facilities to borrowers in its service area, including residential mortgage loans, commercial real estate loans, construction loans, working capital loans, and a variety of consumer loans, including home equity lines of credit, and installment and collateral loans.
All residential and commercial mortgage loans are collateralized by first or second mortgages on real estate. The ability and willingness of borrowers to satisfy their loan obligations is dependent in large part upon the status of the regional economy and regional real estate market. Accordingly, the ultimate collectability of a substantial portion of the NewMil's loan portfolio and the recovery of a substantial portion of OREO is susceptible to changes in market conditions.

Changes in the allowance for loan losses were as follows:

    Year ended June 30, (in thousands)           1999      1998     1997
                                                 ----      ----     ----
    Balance at beginning of year                $ 5,004   $5,452   $4,866
    Provision for losses                            100      250      400
    Charge-offs                                    (176)    (706)    (124)
    Recoveries                                       61        8      310
                                                -------   ------   ------
    Balance at end of year                      $ 4,989   $5,004   $5,452
                                                =======   ======   ======

NOTE 4 - NON-PERFORMING ASSETS

The components of non-performing assets were as follows:

    June 30, (in thousands)                                 1999        1998
                                                            ----        ----
    Non-accrual loans                                     $1,051      $  761
    Accruing loans past due
       90 days or more                                       185         628
    Accruing troubled debt
       restructured loans                                      -           -
                                                          ------      ------
       Total non-performing loans                          1,236       1,389
                                                          ------      ------
    Real estate acquired in
       settlement of loans                                   333         377
    Valuation reserve                                          -         (82)
                                                          ------      ------
       Total other real estate owned, net                    333         295
                                                          ------      ------
       Total non-performing assets                        $1,569      $1,684
                                                          ======      ======

The reductions in interest income associated with non-accrual loans were as follows:

     Year ended June 30, (in thousands)         1999        1998        1997
                                                ----        ----        ----
     Income in accordance with
      original terms                            $ 98        $ 77        $228
     Income recognized                            59          58          44
                                                ----        ----        ----
     Reduction in interest income               $ 39        $ 19        $184
                                                ====        ====        ====

NOTE 5 - BANK PREMISES AND EQUIPMENT

The components of NewMil's premises and equipment were as follows:

     June 30, (in thousands)                                1999        1998
                                                            ----        ----
     Land                                                $ 1,140     $ 1,140
     Buildings and improvements                            6,156       6,155
     Equipment                                             3,112       2,216
     Leasehold improvements                                  459         674
                                                         -------     -------
      Total cost                                          10,867      10,185
     Accumulated depreciation
      and amortization                                    (4,629)     (4,061)
                                                         -------     -------
      Bank premises and equipment, net                   $ 6,238     $ 6,124
                                                         =======     =======

NOTE 6 - BORROWINGS

NewMil's borrowings consist of advances from the Federal Home Loan Bank of Boston and repurchase agreements with major brokerage firms that are primary dealers in government securities. Advances from the Federal Home Loan Bank of Boston at June 30, were as follows:

     (in thousands)                               1999       1998       1997
                                                  ----       ----       ----
     5.58% due July 2, 1997                    $     -    $     -    $ 2,000
     5.57% due July 9, 1997                          -          -      2,000
     5.57% due July 18, 1997                         -          -      2,000
     5.57% due July 23, 1997                         -          -      2,000
     5.68% due March 3, 1999                         -     12,500          -
     5.80% due March 3, 2000                         -     10,000          -
     5.91% due March 5, 2001                     7,500      7,500          -
     6.02% due March 4, 2002                     5,000      5,000          -
     6.00% due March 3, 2003                     2,500      2,500          -
                                               -------    -------    -------
       Total                                   $15,000    $37,500    $ 8,000
                                               =======    =======    =======

The following is an analysis of repurchase agreements:

     (dollars in thousands)                       1999       1998       1997
                                                  ----       ----       ----
     Repurchase agreements
     Borrowings at June 30
       maturing 30 days or less                 $    -     $    -    $ 5,000
     Average borrowings during year                  -        493      6,713
     Maximum month-end borrowings                    -      5,000     14,776
     Accrued interest expense at June 30             -          -         21
     Weighted average rate at June 30                -%         -%      5.64%
     Weighted average rate during year               -       5.71       5.47
     Amount at risk by broker:
       Salomon Brothers                         $    -     $    -    $ 2,629
     Collateral at June 30
       Carrying amount                               -          -      7,606
       Market value                                  -          -      7,585
       Accrued interest income                       -          -         44

NewMil has a pre-approved line of credit of up to 2% of total assets with the Federal Home Loan Bank of Boston ("FHLBB") under the FHLBB's IDEAL Way Line of Credit Program. These advances are one-day variable rate loans with automatic rollover. Under an agreement with the FHLBB NewMil is required to maintain qualified collateral, as defined in the FHLBB's Statement of Credit Policy, free and clear of liens, pledges and encumbrances, as collateral for the advances and the pre-approved line of credit. NewMil maintains qualified collateral in excess of the amount required to support the outstanding advances and the pre-approved line of credit at June 30, 1999.

During 1999 NewMil used the proceeds from the sale of securities to prepay $22.5 million of Federal Home Loan Bank fixed rate advances. NewMil incurred a gross prepayment fee of $147,000. The effect on the net income of this prepayment fee was $87,000, net of taxes, and has been reported in net income as an extraordinary item for this early extinguishment of debt.

NOTE 7 - INCOME TAXES

NewMil provides deferred taxes for the estimated future tax effects attributable to temporary differences and carryforwards when realization is more likely than not. The components of the income tax provision were as follows:

     (in thousands)
     Year ended June 30,                           1999      1998      1997
                                                   ----      ----      ----
     Current provision (benefit)
       Federal                                   $1,498    $  888    $  896
       State                                        270       513       (26)
                                                 ------    ------    ------
        Total                                     1,768     1,401       870
                                                 ------    ------    ------
     Deferred provision
       Federal                                       93       690       641
       State                                        403        73       375
                                                 ------    ------    ------
        Total                                       496       763     1,016
                                                 ------    ------    ------
     Income tax provision                        $2,264    $2,164    $1,886
                                                 ======    ======    ======

The following is a reconciliation of the expected federal statutory tax to the income tax provision:

     Year ended June 30,                           1999      1998      1997
                                                   ----      ----      ----
     Income tax at statutory
      federal tax rate                             34.0%     34.0%     34.0%
     Connecticut Corporation tax,
      net of federal tax benefit                    8.4       7.5       5.1
     Other                                         (1.6)      0.5       2.9
                                                  -----     -----     -----
      Effective income tax rates                   40.8      42.0      42.0
                                                  =====     =====     =====

The components of NewMil's net deferred tax asset were as follows:

 (in thousands)
 June 30, 1999                                         Federal     State
                                                       -------     -----
 Deferred tax assets
   Unrealized losses on securities
     available-for-sale and transferred
     to held-to-maturity                                $  584    $  146
   Capital loss carryforwards                              143        35
   Bad debt expense, book                                1,552       424
   Accrued pension expense                                  22         6
   Deferred income                                          66        18
   Other                                                   261        44
                                                        ------    ------
   Total deferred tax assets                             2,628       673
                                                        ------    ------
 Deferred tax liabilities
   Bad debt expense, tax                                   564       154
   Deferred income                                         133        34
                                                        ------    ------
   Total deferred tax liabilities                          697       188
                                                        ------    ------
 Net deferred tax asset                                  1,931       485
 Valuation reserve                                        (143)     (485)
                                                        ------    ------
   Net deferred tax asset                               $1,788    $    -
                                                        ======    ======

 June 30, 1998                                         Federal     State
                                                       -------     -----
 Deferred tax assets
   Unrealized losses on securities
     available-for-sale and transferred
     to held-to-maturity                                $  612    $  191
   Capital loss carryforwards                              143        35
   Bad debt expense, book                                1,540       475
   Losses on real estate acquired                           45        14
   Accrued pension expense                                 151        47
   Deferred income                                          50        15
   Other                                                   162        50
                                                        ------    ------
   Total deferred tax assets                             2,703       827
                                                        ------    ------
 Deferred tax liabilities
   Bad debt expense, tax                                   638       197
   Deferred income                                          13         1
                                                        ------    ------

  Total deferred tax liabilities                           651       198
                                                        ------     -----
 Net deferred tax asset                                  2,052       629
 Valuation reserve                                        (143)      (35)
                                                        ------     -----
   Net deferred tax asset                               $1,909     $ 594
                                                        ======     =====

The allocation of deferred tax expense involving items charged to current year income and items charged directly to shareholders' equity for the years ended June 30, are as follows:

 (in thousands)                                        Federal     State
                                                       -------     -----
 June 30, 1999
 Deferred tax expense allocated to:
  Shareholders' equity                                   $  28      $191
  Income                                                    93       403
                                                         -----     -----
 Total deferred tax expense                              $ 121     $ 594
                                                         =====     =====
 June 30, 1998
 Deferred tax expense allocated to:
  Shareholders' equity                                   $ 122     $  68
  Income                                                   690        73
                                                         -----      ----
 Total deferred tax expense                              $ 812     $ 141
                                                         =====     =====

NewMil will only recognize a deferred tax asset when, based upon available evidence, realization is more likely than not. At June 30, 1999, NewMil recorded a valuation reserve of $143,000 and $485,000 against federal and state deferred tax assets, respectively, representing capital loss carryforwards which NewMil does not expect to utilize.

On May 19, 1998 Connecticut legislation was passed which made sweeping changes to the corporation business tax treatment of banks and financial service companies. The new law permits banks to shelter certain mortgage income from the Connecticut corporation business tax through the use of a new special purpose entity called a "passive investment company" (PIC). In general, the PIC can earn mortgage interest income, and pay dividends to its parent company, free from the Connecticut corporation business tax. The legislation was effective for income years commencing on or after January 1, 1999.

NewMil formed a PIC, NMSB Mortgage Company, and changed its tax year to a calendar year basis to take advantage of the Connecticut statute. Effective January 1, 1999 NewMil transferred mortgages into the PIC and income of the PIC and its dividends to NewMil became exempt from the Connecticut Corporation Business Tax. Effective January 1, 1999, NewMil's combined Federal and State effective tax rate became 34%, compared with an effective rate, during the first two quarters of the fiscal year, of 40.27% (prior to the deferred tax asset write-off, discussed below). The formation of the PIC required NewMil to establish a valuation allowance against its existing deferred State tax assets that are no longer expected to be realized in future years. Accordingly, NewMil's income tax provision for the year ended June 30, 1999 includes a charge of $266,000.

NOTE 8 - RETIREMENT PLANS

In February 1998, the FASB issued Statement of Financial Accounting Standards No. 132 (SFAS 132), "Employers' Disclosure about Pensions and Other Postretirement Benefits". SFAS 132 standardizes the disclosure requirements for pension and other postretirement benefits by requiring additional information to facilitate financial analysis and eliminate certain disclosures that are considered no longer useful. SFAS 132 supersedes the disclosure requirements of SFAS Nos. 87, 88 and 106. This Statement is effective for fiscal years beginning after December 15, 1997. Restatement of disclosures for earlier periods provided for comparative purposes is required unless the information is not readily available. NewMil adopted SFAS 132 as of July 1, 1998.

NewMil has a non-contributory defined benefit pension plan (the "Pension Plan") covering all eligible employees. Since September 1, 1993 benefit accruals have been suspended under the Pension Plan for all employees. The accrued benefits are primarily based on compensation and length of service. Pension Plan assets consist principally of cash, money market funds, bonds and equity securities. The funded status of the Pension Plan at March 31 was as follows:

 March 31, (in thousands)                       1999        1998
                                                ----        ----
 Change in benefit obligation:
  Benefit obligation at
   beginning of year                         $ 5,875     $ 5,337
  Service cost                                     -           -
  Interest cost                                  359         314
  Plan participants' contributions                 -           -
  Actuarial gain                                 221         430
  Benefits paid                                 (215)       (206)
                                             -------     -------
  Benefit obligation at
   end of year                                 6,240       5,875
                                             -------     -------

 Change in plan assets:
  Fair value of plan assets at
   beginning of year                           7,821       6,145
  Actual return on plan assets                 1,017       1,882
  Employer contribution                            -           -
  Plan participant's contribution                  -           -
  Benefits paid                                 (215)       (206)
                                             -------     -------
  Fair value of plan assets at
   end of year                                 8,623       7,821
                                             -------     -------

  Funded status                                2,383       1,946
  Unrecognized prior service cost                  -           -
  Unrecognized net actuarial (gain) loss      (2,405)     (2,147)
  Unrecognized transition (asset)
   obligation                                      -           -
                                             -------     -------
  Accrued benefit cost                       $   (22)    $  (201)
                                             =======     =======

     Year ended June 30, (in thousands)         1999        1998       1997
                                                ----        ----       ----
    Weighted-average assumptions:
      Discount rate                              6.0%        6.0%       6.0%
      Expected return on plan assets             6.0%        6.0%       6.0%


     Components of net periodic cost:
      Interest cost                          $   359     $   314     $  295
      Expected return on plan assets            (462)       (362)      (332)
      Recognized net (gain) loss                 (75)        (32)       (27)
      Net amortization and deferral                -           -          -
                                             -------     -------     ------
         Net pension income                  $  (178)    $   (80)    $  (64)
                                             =======     =======     ======

No contributions were made to the Pension Plan in 1999, 1998 or 1997. NewMil has a supplemental pension plan which provides retirement benefits to a key employee who is not included in the Pension Plan.

NewMil has a 401(k) Savings Retirement Plan covering all eligible employees. Participants may contribute up to 15% of their compensation, subject to a maximum of $10,000 per year in 1999. NewMil contributes amounts equal to 50% of annual employee contributions up to 6% of participants' compensation. Employees are fully vested in

NewMil's contributions after five years of service. NewMil contributed $79,196, $74,875 and $61,972 to the Plan in 1999, 1998 and 1997, respectively. This plan allows for NewMil to make non-contributory profit sharing contributions. No profit sharing contributions were made in 1999, 1998 or 1997.

NewMil provides post-retirement health benefits for current retirees and eligible employees. Post-retirement life insurance benefits are provided for employees that were eligible for retirement as of October 1, 1993 and current retirees. The cost of post-retirement health care benefits is shared by NewMil and the retiree, and benefits are based on deductible and coinsurance provisions. The post-retirement life insurance benefits are non-contributory, and benefits are based on a percentage of the base pay at retirement. Effective October 1, 1993 NewMil suspended certain post-retirement benefits and introduced a co-pay provision for new employees hired on or after October 1, 1993. NewMil does not advance-fund its post-retirement health care and life insurance benefit plan. Post-retirement expense for 1999, 1998 and 1997 was $60,000, $50,000 and $60,000, respectively.

NOTE 9 - SHAREHOLDERS' EQUITY

Capital Requirements
--------------------

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional and discretionary actions by the regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of Tier 1 capital (as defined) to average assets (as defined) and total and Tier 1 capital (as defined) to risk-weighted assets (as defined). Management believes, as of June 30, 1999, that the Bank meets all capital adequacy requirements to which it is subject.

The Bank was classified, as of its most recent notification, as "well capitalized". At June 30, 1999, the Bank's actual regulatory capital position as compared to both the capital position as defined "For Capital Adequacy Purposes" and "To Be Well Capitalized Under Prompt Corrective Action Provisions" is as follows:

                                                            For Capital
 (dollars in thousands)            Actual                Adequacy Purposes
                             Amount      Ratio         Amount          Ratio
                             ------      -----         ------          -----
As of June 30, 1999
 Tier one leverage           $34,268      9.53%   *   $14,381      *    4.00%
 Tier one risk-based          34,268     18.13    *     7,319      *    4.00
 Total risk-based             36,662     19.40    *    14,639      *    8.00
As of June 30, 1998
 Tier one leverage            34,463      9.24    *    14,917      *    4.00
 Tier one risk-based          34,463     20.48    *     6,731      *    4.00
 Total risk-based             36,602     21.75    *    13,463      *    8.00

                                                      To Be Well Capitalized
                                                      Under Prompt Corrective
                                                         Action Provisions
                                                       Amount          Ratio
                                                       ------          -----
As of June 30, 1999
 Tier one leverage                                  * $17,977      *    5.00%
 Tier one risk-based                                *  10,979      *    6.00
 Total risk-based                                   *  18,298      *   10.00
As of June 30, 1998
 Tier one leverage                                  *  18,648      *    5.00
 Tier one risk-based                                *  10,097      *    6.00
 Total risk-based                                   *  16,829      *   10.00

* more than and equal to

Restrictions on Subsidiary's Dividends and Payments
---------------------------------------------------
NewMil's ability to pay dividends is dependent on the Bank's ability to pay dividends to NewMil. There are certain restrictions on the payment of dividends and other payments by the Bank to NewMil. Under Connecticut law the Bank is prohibited from declaring a cash dividend on its common stock except from its net profit for the current year and retained net profits for the preceding two years. Consequently, the maximum amount of dividends payable by the Bank to NewMil at June 30, 1999 is $1,064,000. In some instances, further restrictions on dividends may be imposed on NewMil by the FRB.

In July 1996 NewMil announced its intention to repurchase up to 10% of its outstanding common stock in the open market and unsolicited negotiated transactions, including block purchases. In April and July 1999 NewMil announced its intention to buy additional shares of 100,000 and 50,000, respectively, under the same conditions. The purpose of the repurchase plan is to offset the future dilution from shares issued upon the exercise of stock options under NewMil's stock option plans, and for general corporate purposes. During 1999 NewMil repurchased 184,500 shares, or 4.5%, of its outstanding shares of common stock. As of June 30, 1999 NewMil had repurchased 406,989 shares of its outstanding common stock, under the July 1996 plan, and 71,811 shares of its outstanding common stock, under the April 1999 plan. This represents 94.4% of the total planned repurchases with total consideration of $5,012,000 being paid.

NOTE 10 - COMPREHENSIVE INCOME

Effective July 1, 1998, NewMil adopted the provisions of Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" (SFAS 130). SFAS 130 establishes standards for reporting and display of comprehensive income and its components. Comprehensive income includes net income and any changes in equity from non-owner sources that are not recorded in the income statement (such as changes in net unrealized gains (losses) on securities). The purpose of reporting comprehensive income is to report a measure of all changes in equity of an enterprise that result from recognized transactions and other economic events of the period other than transactions with owners in their capacity as owners. NewMil's one source of other comprehensive income is the net unrealized gain (loss) on securities.

The components of comprehensive income are as follows:

                                                        Years ended
                                                          June 30,
(in thousands)                                     1999         1998        1997
                                                   ----         ----        ----
Comprehensive income
 Net income                                     $ 3,032       $2,989      $2,602
 Net unrealized gains on securities
  during period                                      73          284         277
                                                -------       ------      ------
Comprehensive income                            $ 3,105       $3,273      $2,879
                                                =======       ======      ======

The components of other comprehensive income, and related tax effects are as follows:

(in thousands)                                    Before      Tax         Net of
                                                   tax      (expense)       tax
                                                  amount     benefit      amount
                                                  ------     -------      ------
Year ended June 30, 1999
Net unrealized losses on securities
 available-for-sale arising
 during the period                               $(1,417)    $   524      $ (893)
Reclassification adjustment for
 realized loss included in net income                274        (112)        162
Accretion of unrealized loss on
 securities transferred from
 available-for-sale to held-to-maturity
 and subsequently sold (Note 2)                    1,030        (412)        618
Accretion of unrealized loss on
 securities transferred from
 available-for-sale to held-to-
 maturity                                            405        (150)        255
Impact of change in effective
 tax rate                                              -         (69)        (69)
                                                 -------      ------      ------
Net unrealized gains on
 securities during period                        $   292      $ (219)     $   73
                                                 =======      ======      ======
Year ended June 30, 1998
Net unrealized gains on securities
 available-for-sale arising
 during the period                               $   386      $ (154)     $  232
Reclassification adjustment for
 realized loss included in net income               (271)        108        (163)
Accretion of unrealized loss on
 securities transferred from
 available-for-sale to held-to-
 maturity                                            358        (143)        215
                                                 -------      ------      ------
Net unrealized gains on
 securities during period                        $   473      $ (189)     $  284
                                                 =======      ======      ======
Year ended June 30, 1997
Net unrealized gains on securities
 available-for-sale arising
 during the period                               $   329      $ (131)     $  198
Reclassification adjustment for
 realized loss included in net income                 (9)          3          (6)A
Accretion of unrealized loss on
 securities transferred from
 available-for-sale to held-to-
 maturity                                            142         (57)         85
                                                 -------      ------      ------
Net unrealized gains on
 securities during period                        $   462      $ (185)     $  277
                                                 =======      ======      ======

NOTE 11 - RELATED PARTY TRANSACTIONS

In the normal course of business the Bank has granted loans to executive officers, directors, principal shareholders and associates of the foregoing persons considered to be related parties. Changes in loans to executive officers, directors and their related associates are as follows (there are no loans to principal shareholders):

Year ended June 30, (in thousands)              1999      1998
                                                ----      ----
Balance, beginning of year                     $ 615     $ 583
Advances                                         160        70
Repayments                                      (219)      (76)
Change in related party status (Note 1)            -        38
                                               -----     -----
Balance, end of year                           $ 556     $ 615
                                               =====     =====

Note 1. Adjustment to exclude loans outstanding to persons who are no longer considered related parties, as well as to add loans previously outstanding to persons who became related parties during the year.

NOTE 12 - STOCK OPTIONS

NewMil's 1986 Stock Option and Incentive Plan ("1986 Plan") authorizes the granting of both incentive and non-incentive options and stock appreciation rights (SARs) to officers and other key employees by the Salary and Benefits Committee of the Board. The 1986 Plan provides for the granting of options to purchase shares of Common Stock for terms of up to 10 years at an exercise price not less than 85% of the fair market value of NewMil's stock on the date of the grant. The options are fully vested at the time of the grant. Changes in outstanding stock option and SARS were as follows:


                            Number of   Weighted average
                             options     exercise price
                             -------     --------------
June 30, 1996 (Note 1)        378,620         4.968
 Granted                            -
 Exercised                       (750)        3.833
 Lapsed (Note 1)               (8,334)       10.945
                              -------
June 30, 1997                 369,536         4.835
 Granted                            -
 Exercised                    (52,701)        5.362
 Lapsed                        (1,084)        6.726
                              -------
June 30, 1998                 315,751         4.953
 Granted                       25,000        12.438
 Exercised                    (14,400)        5.362
 Lapsed                             -
                              -------
June 30, 1999                 326,351         5.562
                              =======

Note 1. Includes 8,000 options with SARs.

All stock options outstanding as of June 30, 1999 were exercisable. As of June 30, 1999 options to purchase 76,548 shares of Common Stock were available to be granted under the 1986 Stock Option and Incentive Plan.

NewMil's 1992 Stock Option Plan for Outside Directors ("1992 Plan") provides for automatic grants of options to non-employee directors who were participants on the effective date of the plan and were reelected as non-employee directors. At the annual meeting in 1995 the plan was amended so that all non-employee directors would be granted 2,000 options at June 30th of each subsequent year. The 1992 Plan provides for the granting of options to purchase shares of Common Stock for terms of up to 10 years at an exercise price of not less than the fair market value (average of the bid and ask price) of NewMil's stock on the date of the grant. The options are fully vested at the time of the grant. Changes in outstanding stock options were as follows:

                      Number of    Weighted average
                       Options      exercise price
                       -------      --------------
  June 30, 1996          84,000          4.000
  Granted                12,000         11.188
  Lapsed                      -              -
                        -------
  June 30, 1997          96,000          4.898
  Granted                17,000         12.783
  Lapsed                      -              -
                        -------
  June 30, 1998         113,000          6.085
  Granted                14,000         11.031
  Lapsed                      -              -
                        -------
  June 30, 1999         127,000          5.414
                        =======

All stock options outstanding as of June 30, 1999 were exercisable. As of June 30, 1999 options to purchase 3,000 shares of Common Stock were available to be granted under the 1992 Stock Option Plan for Outside Directors.

The following table summarizes information about NewMil's Employee and Director Stock Option Plans, as of June 30, 1999:

                          Number of       Weighted
                           options         average        Weighted
   Range of              outstanding      remaining       average
   exercise                  and         contractual      exercise
    price                exercisable        life           price
    -----                -----------        ----           -----
  $ 3.00 - $ 5.99           244,550          4.0           $ 3.74
    6.00 -   8.99           140,801          6.1             6.57
    9.00 -  11.99            26,000          9.1            11.10
   12.00 -  12.84            42,000          9.0            12.58
                            -------         ----           ------
                            453,351         5.42           $ 5.86
                            =======         ====           ======

Effective July 1, 1996 NewMil adopted Statement of Financial Accounting Standards No. 123 "Accounting for Stock-Based Compensation" (SFAS 123). As permitted by SFAS 123 NewMil has chosen to apply APB Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25) and related interpretations in accounting for its Plans. Accordingly, no compensation expense has been recognized for options granted under its Plans. Had compensation cost for the NewMil's Plans been determined based on the fair value at the grant dates for awards under the Plans consistent with the method of SFAS 123, NewMil's net income and diluted earnings per share would have been reduced to the proforma amounts indicated below.

                                  Net income            Earnings per
Year ended June 30,             (in thousands)         share, diluted
                                --------------         --------------
1999
  As reported                       $3,032                  $0.76
  Pro forma                          2,918                   0.73

1998
  As reported                       $2,989                  $0.74
  Pro forma                          2,938                   0.72

1997
  As reported                       $2,602                  $0.63
  Pro forma                          2,567                   0.62

The fair value of each option grant was estimated on the date of grant using the Roll-Geske Model for pricing American call options with dividends, with the following weighted average assumptions used for grants:

                                1999        1998        1997
                                ----        ----        ----
Dividend yield                  2.35%       1.54%       1.61%
Expected volatility            28.59       30.00       30.00
Risk-free interest rate         5.89        5.37        6.49
Expected lives, years             10          10          10
Fair value of options
  granted during year         $ 4.43      $ 5.06      $ 4.90

NOTE 13 - COMMITMENTS AND CONTINGENT LIABILITIES

In the normal course of business there are various commitments and contingent liabilities outstanding pertaining to the purchase and sale of securities and the granting of loans and lines of credit which are not reflected in the accompanying financial statements. At June 30, 1999 NewMil had commitments under outstanding construction mortgages of $2,697,000, unused lines of credit of $23,879,000 and outstanding commitments to fund loans of $6,104,000. At June 30, 1998 NewMil had commitments under outstanding construction mortgages of $1,501,000, unused lines of credit of $19,268,000 and outstanding commitments to fund loans of $7,254,000. NewMil does not anticipate any material losses as a result of these transactions. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. NewMil's exposure to credit loss in the event of non-performance by the other party to the commitment is represented by the contractual amount of the instrument. The exposure to credit loss is limited by evaluating the customer's credit worthiness on a case-by-case basis and by obtaining collateral if deemed necessary. Collateral held generally includes residential and commercial properties. NewMil generally requires an initial loan to value ratio of no greater than 80% when real estate collateralizes a loan commitment.

NewMil and its subsidiaries are defendants in proceedings arising out of, and incidental to, activities conducted in the normal course of business. In the opinion of management, resolutions of these matters will not have a material effect on NewMil's financial condition, results of operations or cash flows.

NewMil leases facilities under operating leases which expire at various dates through 2004. The leases have varying renewal options, generally require a fixed annual rent, and provide that real estate taxes, insurance, and maintenance are to be paid by NewMil. Rent expense totaled $253,234, $232,240 and $167,041 for 1999, 1998 and 1997, respectively. Future minimum lease payments at June 30, 1999 are as follows:

                    2000                $  250,425
                    2001                   224,386
                    2002                   211,953
                    2003                   153,609
                    2004                   150,276
                    After 2004              96,238
                                        ----------
                                        $1,086,887
                                        ==========

NOTE 14 - ESTIMATED FAIR VALUES OF FINANCIAL INSTRUMENTS

Statement of Financial Accounting Standards No. 107 "Disclosures About Fair Value of Financial Instruments" (SFAS 107), requires NewMil to disclose fair value information for certain of its financial instruments, including loans, securities, deposits, borrowings and other such instruments. Quoted market prices are not available for a significant portion of NewMil's financial instruments and, as a result, the fair values presented may not be indicative of net realizable or liquidation values. Fair values are estimates derived using present value or other valuation techniques and are based on judgements regarding future expected loss experience, current economic conditions, risk characteristics, and other factors. In addition, fair value estimates are based on market conditions and information about the financial instrument at a specific point in time. Fair value estimates are based on existing on- and off-balance sheet financial instruments without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments. Such items include mortgage servicing, core deposit intangibles and other customer relationships, premises and equipment, foreclosed real estate and income taxes. In addition, the tax ramifications relating to the realization of the unrealized gains and losses may have a significant effect on fair value estimates and have not been considered in the estimates.

The following is a summary of the methodologies and assumptions used to estimate the fair value of NewMil's financial instruments pursuant to SFAS 107.

Cash, cash equivalents and other:  The fair value of cash and due from banks,
---------------------------------
deposits with banks, federal funds sold, accrued interest receivable, securities sold under repurchase agreements and accrued interest payable, is considered to approximate the book value due to their short-term nature and negligible credit losses.

Securities:  Fair value of securities available-for-sale and held-for-sale were
-----------
determined by secondary market and independent broker quotations.

Loans:  Fair values for residential mortgage and consumer installment loans were
------
estimated by discounting cash flows, adjusted for prepayments. The discount rates used for residential mortgages were secondary market yields for residential mortgage loans, net of servicing and adjusted for risk. The discount rates used for consumer installment loans were current rates offered by NewMil. Fair values for commercial loans were estimated by assessing credit risk and interest rate risk. Such loans were valued by discounting estimated future cash flows at a rate that incorporates both interest and credit risk.

Deposit liabilities:  The fair value for demand, savings and certain money
--------------------
market deposits is equal to the amount payable on demand at the balance sheet date which is equal to the carrying value. The fair value of certificates of deposit was estimated by discounting cash flows using rates currently offered by NewMil for deposits of similar remaining maturities.

Borrowings:  The fair value for borrowings was estimated by discounting cash
-----------
flows using rates currently offered by lenders for borrowings of similar remaining maturities.

The carrying values and estimated fair values of NewMil's financial instruments are as follows:

June 30,                                      1999                   1998
                                    --------------------  --------------------
(dollars in thousands)                         Estimated             Estimated
                                    Carrying     fair     Carrying     fair
                                      value      value      value      value
                                    ---------  ---------  ---------  ---------
Financial Assets
 Cash and due from banks            $  9,719    $  9,719  $  5,342    $  5,342
 Federal funds sold                    3,167       3,167    25,134      25,134
 Securities available for sale        74,135      74,135   112,091     112,091
 Securities held to maturity          44,067      42,911    50,176      49,911
 Loans                               214,879     212,488   167,906     169,692
 Allowance for loan losses            (4,989)          -    (5,004)          -
 Deferred loan origination
  fees and purchase premium, net         146           -       (53)          -
                                    --------    --------  --------    --------
 Loans, net                          210,036     212,488   162,849     169,692
 Accrued interest receivable           2,190       2,190     2,259       2,259

Financial Liabilities
 Deposits
  Demand (non-interest bearing)     $ 18,622    $ 18,622  $ 14,520    $ 14,520
  NOW accounts                        34,660      34,660    30,202      30,202
  Money market                        71,252      71,252    65,257      65,257
  Savings and other                   49,443      49,443    45,180      45,180
  Certificates of deposit            126,146     126,971   138,718     139,385
                                    --------    --------  --------    --------
   Total deposits                    300,123     300,948   293,877     294,544

 FHLB advances                        15,000      14,855    37,500      37,988
 Accrued interest payable                133         133       233         233

NOTE 15 - NEWMIL BANCORP, INC. (parent company only) FINANCIAL INFORMATION

The unconsolidated balance sheets of NewMil Bancorp, Inc. at June 30, and its statements of income and cash flows for each of the years ended June 30, are presented as follows:

Balance Sheets
June 30, (in thousands)                            1999      1998
                                                   ----      ----
Assets
  Due from bank                                 $   329   $    75
  Investment in New Milford
    Savings Bank                                 32,171    32,454
  Other assets                                      673       891
                                                -------   -------
    Total Assets                                $33,173   $33,420
                                                =======   =======
Liabilities and Shareholders'
  Equity
  Liabilities                                   $    38   $    11
  Shareholders' equity                           33,135    33,409
                                                -------   -------
    Total Liabilities and
     Shareholders' Equity                       $33,173   $33,420
                                                =======   =======

Statements of Income
Years ended June 30, (in thousands)                1999      1998        1997
                                                   ----      ----        ----
Fee income                                      $   100   $     -     $     -
Dividends from subsidiary                         3,682     1,155       2,919
Expenses                                            175       163         166
                                                -------   -------     -------
Income before taxes and
 undistributed net income of subsidiary           3,607       992       2,753
Income tax benefit                                    -         -           -
                                                -------   -------     -------
Income before equity in
 undistributed net income of subsidiary           3,607       992       2,753
Equity in undistributed (equity distributed
 in excess of) net income of subsidiary            (575)    1,997        (151)
                                                -------   -------     -------
Net income                                      $ 3,032   $ 2,989     $ 2,602
                                                =======   =======     =======

Statements of Cash Flows
Years ended June 30, (in thousands)                1999      1998        1997
                                                -------   -------     -------
Net income                                      $ 3,032   $ 2,989     $ 2,602
Adjustments to reconcile net
 income to net cash provided
 by operating activities:
  Equity in undistributed
    (equity distributed in
    excess of) net income
    of subsidiary                                   575    (1,997)        151
  Other                                              26       (26)         34
                                                -------   -------     -------
    Net cash provided by
    operating activities                          3,633       966       2,787
                                                -------   -------     -------

Financing Activities:
 Cash dividends paid                             (1,328)   (1,153)       (918)
 Proceeds from Treasury Stock issued                  -        50           -
 Treasury stock purchased                        (2,110)     (765)     (2,137)
 Proceeds from exercise of
  stock options                                      59       285           3
                                                -------   -------     -------
    Net cash used by

    financing activities                 (3,379)   (1,583)   (3,052)
                                        -------   -------   -------
(Decrease) increase in cash
 and cash equivalents                       254      (617)     (265)
Cash and cash equivalents,
 beginning of year                           75       692       957
                                        -------   -------   -------
Cash and cash equivalents,
 end of year                            $   329   $    75   $   692
                                        =======   =======   =======

NOTE 16 - QUARTERLY FINANCIAL DATA (Unaudited)

Quarterly financial data for 1999 and 1998 is as follows (in thousands except ratios and per share amounts):

                                                                               Year ended June 30, 1999
                                                                       June 30,    Mar 31,   Dec 31,    Sept 30,
                                                                      ---------  ---------  ---------  ---------
Statement of Income
Interest and dividend income                                          $  5,867   $  5,944   $  6,148   $  6,497
Interest expense                                                         2,664      2,716      3,112      3,315
Net interest income                                                      3,203      3,228      3,036      3,182
Provision for loan losses                                                   25         25         25         25
Non-interest income:
  Securities gains (losses), net                                             -          -          -          -
  Gains on sales of loans, net                                              96        161        152        138
  Service fees and other                                                   382        360        394        409
  Gain on sale of OREO                                                       -        478        754        110
  Gain on sale of non-performing loan                                        -          -          -          -
Non-interest expense                                                     2,241      2,856      2,869      2,472
Income before income taxes                                               1,415      1,346      1,442      1,342
Income tax provision                                                       388        466        870        540
Income before effect of accounting change and extraordinary item         1,027        880        572        802
Effect of change in accounting principal, net of taxes                       -          -       (162)         -
Extraordinary item, net of taxes                                             -          -        (87)         -
Net income                                                               1,027        880        323        802

Financial Condition
Total assets                                                          $352,117   $358,279   $357,764   $369,777
Loans, net                                                             210,036    206,165    189,862    169,668
Allowance for loan losses                                                4,989      5,100      5,068      5,005
Securities                                                             118,202    116,484    135,923    167,005
Deposits                                                               300,123    305,188    305,381    295,323
Borrowings                                                              15,000     15,000     15,000     37,500
Shareholders' equity                                                    33,135     34,542     34,856     34,574
Non-performing assets                                                    1,569      1,792      1,672      2,781

Per Share Data
Earnings, diluted                                                     $   0.27   $   0.22   $   0.21   $   0.20
Cash dividends                                                            0.09       0.09       0.08       0.08
Book value                                                                9.04       9.15       9.09       9.04
Market price: (a)
  High                                                                  11.750     13.000     14.000     13.500
  Low                                                                    9.500     11.000     11.000     10.000

Statistical Data
Net interest margin                                                       3.77%      3.80%      3.45%      3.54%
Efficiency ratio                                                         60.88      67.57      66.17      63.34
Return on average assets                                                  1.16       0.99       0.35       0.87
Return on average shareholders' equity                                   12.16      10.15       3.72       9.43
Weighted average equivalent shares outstanding, diluted                  3,874      3,998      4,030      4,031

Quarterly Financial Data (unaudited) continued:

                                                                       Year ended June 30, 1998
                                                               June 30,   Mar 31,    Dec 31,    Sept 30,
                                                              ---------  ---------  ---------  ---------
Statement of Income
Interest and dividend income                                  $  6,442   $  6,352   $  5,969   $  5,892
Interest expense                                                 3,311      3,194      2,865      2,826
Net interest income                                              3,131      3,158      3,104      3,066
Provision for loan losses                                           50         50         50        100
Non-interest income:
  Securities gains (losses), net                                     -         10       (258)       (23)
  Gains on sales of loans, net                                     244         89         82         65
  Service fees and other                                           406        361        380        371
  Gain on sale of non-performing loan                              778          -          -          -
Non-interest expense                                             3,072      2,275      2,042      2,172
Income before income taxes                                       1,437      1,293      1,216      1,207
Income tax provision                                               604        543        511        506
Net income                                                         833        750        705        701

Financial Condition
Total assets                                                  $367,569   $370,276   $355,526   $317,407
Loans, net                                                     162,849    169,206    165,684    164,561
Allowance for loan losses                                        5,004      4,998      5,546      5,544
Securities                                                     162,267    181,527    166,343    121,888
Deposits                                                       293,877    289,335    285,516    278,328
Borrowings                                                      37,500     44,500     34,000      4,000
Shareholders' equity                                            33,409     32,989     33,143     32,295
Non-performing assets                                            1,684      2,321      3,212      4,325

Per Share Data
Earnings, diluted                                             $   0.21   $   0.18   $   0.17   $   0.17
Cash dividends                                                    0.08       0.08       0.08       0.06
Book value                                                        8.71       8.59       8.54       8.42
Market price: (a)
  High                                                          14.625     14.000     14.500     14.250
  Low                                                           12.750     12.500     12.188     10.875

Statistical Data
Net interest margin                                               3.52%      3.67%      3.95%      3.97%
Efficiency ratio                                                 67.38      62.88      61.73      62.43
Return on average assets                                          0.91       0.85       0.87       0.88
Return on average shareholders' equity                            9.94       8.98       8.56       8.67
Weighted average equivalent shares outstanding, diluted          4,053      4,065      4,061      4,067

NewMil Bancorp, Inc.'s Common Stock, par value $.50 per share ("Common Stock") trades on the Nasdaq National Market tier of The Nasdaq Stock Market under the symbol: NMSB. As of August 27, 1999, there were 1,535 shareholders of record of the Company's Common Stock.

(a) The above market prices reflect interdealer prices, without retail markup, markdown or commissions, and may not necessarily represent actual transactions.

Item 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There were no disagreements on accounting and financial disclosures between NewMil and its independent accountants for which a Form 8-K was required to be filed during the two most recent fiscal years or for the period from June 30, 1999 to the date hereof.

                                   PART III


Item 10.  DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

The information required by this item appears on pages 5 through 7 of NewMil's Proxy Statement dated September 27, 1999 for the 1999 Annual Meeting of Shareholders, under the captions "Nominees for Election for a Three Year Term" and "Directors Continuing in Office". Such information is incorporated herein by reference and made a part hereof.

Item 11.  EXECUTIVE COMPENSATION

The information required by this item appears on pages 7 through 14 of NewMil's Proxy Statement dated September 27, 1999 for the 1999 Annual Meeting of Shareholders, under the captions: "Executive Compensation"; "Employee Benefit Plans"; "Report of the Board on Executive Compensation"; and "Performance Graph". Such information is incorporated herein by reference and made a part hereof.

Item 12.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The information required by this item appears on pages 5 through 7 of NewMil's Proxy Statement dated September 27, 1999 for the 1999 Annual Meeting of Shareholders, under the caption "Nominees for Election for a Three Year Term" and "Directors Continuing in Office". Such information is incorporated herein by reference and made a part hereof.

Item 13.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The information required by this item appears on page 14 of NewMil's Proxy Statement dated September 27, 1999 for the 1999 Annual Meeting of Shareholders, under the caption "Transactions with Management and Others". Such information is incorporated herein by reference and made a part hereof.

                                    PART IV

Item 14.  EXHIBITS, FINANCIAL STATEMENT SCHEDULES AND REPORTS ON FORM 8-K

(a) The following documents are filed as exhibits to this report and appear on the pages indicated.

     Financial Statements
     --------------------

     None.

(b)  Reports on Form 8-K
     -------------------

     None.

(c)  Exhibits
     --------

     The following documents are filed as Exhibit to this Form 10-K, as required by Item 601 of Regulation S-K.

     Exhibit No.         Description

     3.1 Certificate of Incorporation of NewMil (incorporated by reference to Exhibit 3.1 to NewMil's Registration Statement on Form S-4 (No. 33-10693) filed on December 9, 1986)

     3.1.1 Amendment to Certificate of Incorporation of NewMil increasing authorized shares of common stock from 6,000,000 to 20,000,000 (incorporated by reference to the Registrant's 1994 Proxy Statement dated September 23, 1994, page A-1).

     3.2 Bylaws of NewMil (incorporated by reference to Exhibit 3.2 to NewMil's Registration Statement on Form S-4 (No. 33-10693) filed on December 9, 1986)

     4.1 Instruments Defining Rights of Security Holders (Included in Exhibits 3.1 and 3.2)

     10.1 The New Milford Savings Bank 1986 Stock Option and Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company's Registration Statement on Form S-4 (No. 33-10693) filed on December 9, 1986)

     10.2 The New Milford Savings Bank 1986 Stock Option and Incentive Plan Incentive Stock Option Agreement and Non-Qualified Stock Option Agreement (incorporated by reference to the Registrant's 1988 Form 10-K).

     10.3 1992 Stock Option Plan For Outside Directors of NewMil Bancorp, Inc. (incorporated by reference to the Registrant's 1992 Proxy Statement dated September 22, 1992, pages 17 through 20).

     10.5 Rights Agreement between NewMil Bancorp, Inc. and American Stock Transfer and Trust Company as Rights Agent dated as of July 19, 1994 concerning NewMil Bancorp's shareholder rights plan of same date

                    (incorporated by reference to the Registrant's 1994 Form 10-K).

     10.6 The NewMil Bancorp, Inc. Amended and Restated 1986 Stock Option and Incentive Plan (incorporated by reference to the Registrant's 1995 Proxy Statement dated September 20, 1995, pages A-1 to A-11).

     10.7 Employment agreement between New Milford Savings Bank and its President and CEO, Francis J. Wiatr, as of March 31, 1994 (incorporated by reference to the Registrant's 1995 Form 10-K).

     10.8 Dividend reinvestment plan for NewMil Bancorp's shareholders (incorporated by reference to the Registrant's 1996 Form 10-K).

     10.9 Change in control agreements between New Milford Savings Bank and management (Messrs. Grant, McMahon and Shannon; Ms. Farrell)(incorporated by reference to the Registrant's 1996 Form 10-K).

     10.10 The Amended and Restated 1992 Stock Option Plan for Outside Directors of NewMil Bancorp, Inc. (incorporated by reference to the Registrant's 1995 Proxy Statement dated September 20, 1995, pages B-1 to B-4).

     10.12 The Amended 1986 Stock Option and Incentive Plan (extending term until 2005 and increasing shares to 525,000), approved by shareholders October 1997.

     10.13 First and Second Amendments to Employment Agreement of Francis J. Wiatr, as of August 1998.

     10.14          Amendment to Bylaws of NewMil.

     11.1           Statement regarding Computation of Net Income Per Common
                    Share.

     23.0           Consent of PricewaterhouseCoopers LLP.

     20.1 Proxy Statement dated September 27, 1999 for the Annual Meeting of Shareholders, of NewMil Bancorp, Inc.

     21.1           Subsidiaries of the Registrant.

(d)  Financial Statement Schedules
     -----------------------------

     No financial statement schedules are required to be filed as Exhibits pursuant to Item 14(d).

                                  SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


     NEWMIL BANCORP, INC.

     /s/ Francis J. Wiatr
     --------------------------
     Francis J. Wiatr
     Chairman of the Board, President
     and Chief Executive Officer
     September 16, 1999


Pursuant to the requirements of Section 13 of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities indicated, on the dates indicated below.


     /s/ Willis H. Barton, Jr.            /s/ Betty F. Pacocha
     --------------------------           --------------------
     Willis H. Barton, Jr.                Betty F Pacocha
     Director                             Director and Secretary
     September 16, 1999                   September 16, 1999


     /s/ Herbert E. Bullock               /s/ Suzanne L. Powers
     ----------------------               ---------------------
     Herbert E. Bullock                   Suzanne L. Powers
     Director                             Director
     September 16, 1999                   September 16, 1999


     /s/ Joseph Carlson II                /s/ Francis J. Wiatr
     ---------------------                --------------------
     Joseph Carlson II                    Francis J. Wiatr
     Director                             Chairman of the Board, President
     September 16, 1999                   and Chief Executive Officer
                                          September 16, 1999

     /s/ Laurie G. Gonthier               /s/ Mary C. Williams
     ----------------------               --------------------
     Laurie G. Gonthier                   Mary C. Williams
     Director                             Director
     September 16, 1999                   September 16, 1999


     /s/ Dr. John V. Haxo                 /s/ B. Ian McMahon
     --------------------                 ------------------
     Dr. John V. Haxo                     B. Ian McMahon
     Director                             Chief Financial Officer
     September 16, 1999                   and Chief Accounting Officer
                                          September 16, 1999

     /s/ Robert J. McCarthy
     ----------------------
     Robert J. McCarthy
     Director
     September 16, 1999

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Reference is made to the provisions of Articles Ninth and Tenth of NewMil's certificate of incorporation, and the provisions of Article XII of NewMil's bylaws, as amended.

     NewMil is a Delaware corporation subject to the applicable indemnification provisions of the General Corporation Law of the State of Delaware (the "Delaware Corporation Law"). Section 145 of the Delaware Corporation Law provides for the indemnification, under certain circumstances, of persons who are or were directors, officers, employees or agents of NewMil, or are or were serving at the request of NewMil in such a capacity with another business organization or entity, against expenses, judgments, fines and amounts paid in settlement in actions, suits or proceedings, whether civil, criminal, administrative, or investigative, brought or threatened against or involving such persons because of such person's service in any such capacity. In the case of actions brought by or in the right of NewMil, Section 145 provides for indemnification only of expenses, and only upon a determination by the Court of Chancery or the court in which such action or suit was brought that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses.

     NewMil's bylaws provide for indemnification of its directors, officers, employees and such other persons specified in Section 145 of the Delaware Corporation Law to the full extent permitted or required of corporations subject to the Delaware Corporation Law.

     Articles Ninth and Tenth of NewMil's certificate of incorporation provides that no director will be personally liable to NewMil or its shareholders for monetary damages for any breach of fiduciary duty as a director other than liability for any breach of such director's duty of loyalty to NewMil or its shareholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for any payment of a dividend or approval of a stock repurchase that is illegal under Section 174 of the Delaware Corporation Law, or for any transaction from which the director derived an improper personal benefit.

     The foregoing indemnity and insurance provisions have the effect of reducing directors' and officers' exposure to personal liability for actions taken in connection with their respective positions.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of NewMil pursuant to the foregoing provisions, or otherwise, NewMil has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by NewMil of expenses incurred or paid by a director, officer or controlling person of NewMil in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, NewMil will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.


Exhibits
--------

2.1 Agreement and Plan of Merger dated May 30, 2000 by and between NewMil Bancorp, Inc. ("NewMil") and Nutmeg Federal Savings & Loan Association ("Nutmeg").

2.2  Option Agreement dated May 30, 2000 by and between NewMil and Nutmeg.

2.3 Stockholders Agreement dated May 30, 2000 by and between NewMil and the stockholders of Nutmeg as identified therein.

3.1 Certificate of Incorporation of NewMil filed on December 9, 1986 (incorporated by reference to Exhibit 3.1 to NewMil's Registration Statement on Form S-4 (No. 33-10693)).

3.1.1 Amendment to Certificate of Incorporation of NewMil increasing authorized shares of common stock from 6,000,000 to 20,000,000 (incorporated by reference to NewMil's 1994 Proxy Statement dated September 23, 1994, page A-1)).

3.2 Bylaws of NewMil (incorporated by reference to Exhibit 3.2 to NewMil's Registration Statement on Form S-4 (No. 33-10693) filed on December 9, 1986.

3.3 Amendment to Bylaws of NewMil (incorporated by reference to Exhibit 10.14 of the Registrant's 1999 Form 10-K).

4.1    Instruments defining the rights of security holders (included in Exhibits
       3.1 and 3.2).

5. Opinion of Tyler Cooper & Alcorn, LLP as to the legality of the securities being registered hereunder, including the consent of that firm.

8. Opinion of Tyler Cooper & Alcorn, LLP as to certain tax matters, including the consent of that firm.

10.1 The New Milford Savings Bank 1986 Stock Option and Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company's Registration Statement on Form S-4 (No. 33-10693) filed on December 9, 1986).

10.2 The New Milford Savings Bank 1986 Stock Option and Incentive Plan Incentive Stock Option Agreement and Non-Qualified Stock Option Agreement (incorporated by reference to the Registrant's 1988 Form 10-K).

10.3 1992 Stock Option Plan for Outside Directors of NewMil Bancorp, Inc. (incorporated by reference to the Registrant's 1992 Proxy Statement dated September 22, 1992, pages 17 through 20).

10.5 Rights Agreement between NewMil Bancorp, Inc. and American Stock Transfer and Trust Company as Rights Agent dated as of July 19, 1994 concerning NewMil Bancorp's shareholder rights plan of same date (incorporated by reference to the Registrant's 1994 Form 10-K).

10.6 The NewMil Bancorp, Inc. Amended and Restated 1986 Stock Option and Incentive Plan (incorporated by reference to the Registrant's 1995 Proxy Statement dated September 20, 1995, pages A-1 to A-11).

10.7 Employment Agreement between New Milford Savings Bank and its President and CEO, Francis J. Wiatr, as of March 31, 1994 (incorporated by reference to the Registrant's 1995 Form 10-K).

10.8 Dividend reinvestment plan for NewMil Bancorp's shareholders (incorporated by reference to the Registrant's 1996 Form 10-K).

10.9 Change in control agreements between New Milford Savings Bank and management (Messrs. Grant, McMahon and Shannon; Ms. Farrell) (incorporated by reference to the Registrant's 1996 Form 10-K).

10.10 The Amended and Restated 1992 Stock Option Plan for Outside Directors of NewMil Bancorp, Inc. (incorporated by reference to the Registrant's 1995 Proxy Statement dated September 20, 1995, pages B-1 to B-4).

10.12 The Amended 1986 Stock Option and Incentive Plan (extending term until 2005 and increasing shares to 525,000), approved by shareholders October 1997 (incorporated by reference to Exhibit 10.12 of the Registrant's 1999 Form 10-K).

10.13 First and Second Amendments to Employment Agreement of Francis J. Wiatr, as of August 1998 (incorporated by reference to Exhibit 10.13 of the Registrant's 1999 Form 10-K).

21.1 Subsidiaries of the Registrant (incorporated by reference to NewMil's Form 10-K for the fiscal year ended June 30, 1999).

23.1   Consent of PricewaterhouseCoopers LLP.

23.2   Consent of McConnell, Budd & Downes, Inc.

23.3   Consent of Seward and Monde.

23.4   Consent of Tyler Cooper & Alcorn, LLP (included as part of Exhibit 5)

23.5   Consent of Tyler Cooper & Alcorn, LLP (included as part of Exhibit 8)

24     Power of Attorney (included on signature page)

99.1   Form of Nutmeg Proxy Card

99.2   Form of NewMil Proxy Card


                                       2